FILED PURSUANT TO RULE 424(B)(3)
FILE NO. 333-238180

DIGITAL MEDIA SOLUTIONS, INC.

SUPPLEMENT NO. 3

TO

PROXY STATEMENT/PROSPECTUS DATED JUNE 24, 2020

THE DATE OF THIS SUPPLEMENT IS JULY 20, 2020

This prospectus supplement (this “Supplement No. 3”) is part of the proxy statement/prospectus of Digital Media Solutions, Inc. (the “Company”), dated June 24, 2020, as supplemented by Supplement No. 1, dated July 2, 2020, and Supplement No. 2, dated July 16, 2020 (the “Prospectus”). This Supplement No. 3 supplements, modifies or supersedes certain information contained in the Prospectus. Any statement in the Prospectus that is modified or superseded is not deemed to constitute a part of the Prospectus, except as modified or superseded by this Supplement No. 3. Except to the extent that the information in this Supplement No. 3 modifies or supersedes the information contained in the Prospectus, this Supplement No. 3 should be read, and will be delivered, with the Prospectus. This Supplement No. 3 is not complete without, and may not be utilized except in connection with, the Prospectus.

The purpose of this Supplement No. 3 is to update and supplement the information in the Prospectus with the information contained in the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission (“SEC”) on July 20, 2020, which is attached hereto.

The Prospectus provides stockholders of the Company with detailed information about the Company. We encourage you to read the entire Prospectus, including the Annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors ” beginning on page 39 of the Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 15, 2020

Digital Media Solutions, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38393	98-1399727
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 140th Avenue N., Suite 101 Clearwater, Florida		33762
(Address of principal executive offices)		(Zip Code)

(877) 236-8632

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	DMS	New York Stock Exchange
Redeemable warrants to acquire Class A common stock	DMS WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously announced, Leo Holdings Corp., a Cayman Islands exempted company (“Leo”), entered into a Business Combination Agreement, dated April 23, 2020 (the “Business Combination Agreement”), by and among Leo, Digital Media Solutions Holdings, LLC (“DMS”), CEP V DMS US Blocker Company, a Delaware corporation (“Blocker Corp”), Prism Data, LLC, a Delaware limited liability company (“Prism”), CEP V-A DMS AIV Limited Partnership, a Delaware limited partnership (“Clairvest Direct Seller”), Clairvest Equity Partners V Limited Partnership, an Ontario, Canada limited partnership (“Blocker Seller 1”), CEP V Co-Investment Limited Partnership, a Manitoba, Canada limited partnership (“Blocker Seller 2” and, together with Blocker Seller 1, “Blocker Sellers” and, together with Prism and Clairvest Direct Seller, the “Sellers”), Clairvest GP Manageco Inc., an Ontario corporation as a Seller Representative, and, solely for the limited purposes set forth therein, Leo Investors Limited Partnership, a Cayman Islands exempted limited partnership (“Sponsor”). The Company (as defined below) is filing this Current Report on Form 8-K/A (this “Current Report”) to amend the Current Report on Form 8-K filed by the Company with the SEC on July 16, 2020 to describe the consummation of the transactions contemplated by the Business Combination Agreement.

Prior to entering into the Business Combination Agreement, Leo entered into subscription agreements (the “Subscription Agreements”), the form of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference, with certain qualified institutional buyers and accredited investors (the “PIPE Investors”), including Lion Capital (Guernsey) Bridgeco Limited (“Sponsor PIPE Entity”), pursuant to which the PIPE Investors collectively subscribed for 10,424,282 shares of New DMS Class A Common Stock (as defined below) for an aggregate purchase price of $100,000,000, with 7,624,282 of such shares being subscribed for by Sponsor PIPE Entity (the “PIPE Investment”). Pursuant to the Subscription Agreements, the PIPE Investors are entitled to certain customary registration rights.

On July 15, 2020, as contemplated by the Business Combination Agreement and described in the section of Leo’s final prospectus and definitive proxy statement, dated June 24, 2020 (the “Proxy Statement/Prospectus”), and filed with the Securities and Exchange Commission (the “SEC”) titled “BCA Proposal” beginning on page 94 of the Proxy Statement/Prospectus, the following transactions were consummated (the “Closing”):

•

pursuant to the Amended and Restated Sponsor Shares and Warrant Surrender Agreement, dated June 22, 2020, between Sponsor, Leo and certain directors and officers of Leo (the “Surrender Agreement”), which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference, Sponsor surrendered and forfeited to Leo 2,000,000 warrants to purchase Class A ordinary shares, par value $0.0001 per share, of Leo (“Class A ordinary shares”) and, together with certain other holders, 1,924,282 Class B ordinary shares, par value $0.0001 per share, of Leo (“Class B ordinary shares”);

•

Leo filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation (the “New DMS Certificate of Incorporation”), which is included as Exhibit 3.1 to this Current Report and is incorporated herein by reference, and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Leo was domesticated and continues as a Delaware corporation, changing its name to “Digital Media Solutions, Inc.” (“New DMS” or the “Company”) (the “Domestication”) (for further details, see the section titled “Domestication Proposal” beginning on page 134 of the Proxy Statement/Prospectus) and, in connection with the Domestication, the following transactions occurred:

•

the issued and outstanding Class A ordinary shares converted automatically by operation of law, on a one-for-one basis, into shares of Class A common stock, par value $0.0001 per share, of New DMS (“New DMS Class A Common Stock”);

•

the issued and outstanding Class B ordinary shares converted automatically by operation of law, on a one-for-one basis without giving effect to any rights of adjustment or other anti-dilution protections, into shares of New DMS Class A Common Stock;

•

the issued and outstanding redeemable warrants that were registered pursuant to the Registration Statement on Form S-1 (333-222599) of Leo became automatically redeemable warrants to acquire shares of New DMS Class A Common Stock;

•

each issued and outstanding unit of Leo that had not been previously separated into the underlying Class A ordinary share and underlying warrant upon the request of the holder thereof was cancelled and the holder thereof became entitled to one share of New DMS Class A Common Stock and one-half of one redeemable warrant to acquire one share of New DMS Class A Common Stock; and

•	the issued and outstanding warrants of Leo to purchase Class A ordinary shares that were issued in a private placement automatically became warrants to acquire shares of New DMS Class A Common Stock;

•	New DMS consummated the PIPE Investment;

•	New DMS paid $30,000,000 to DMS to be used as cash on the DMS balance sheet;

•

New DMS paid $10,000,000 to DMS, which DMS used to pay down outstanding indebtedness under the Credit Agreement, dated July 3, 2018, by and among DMS, Digital Media Solutions, LLC, each of its affiliates party thereto, various financial institutions part thereto and Monroe Capital Management Advisors, LLC, as Administrative Agent and Lead Arranger (the “Credit Facility”);

•

New DMS purchased all of the issued and outstanding common stock of Blocker Corp and a portion of the units of DMS held by Prism and Clairvest Direct Seller (which DMS Units were then immediately contributed to the capital of Blocker Corp), in exchange for the following aggregate consideration to the Sellers:

•	$57,255,217.33 in cash;

•	2,000,000 warrants to purchase New DMS Class A Common Stock (the “Seller Warrants”);

•

25,857,070 shares of Class B common stock, par value $0.0001 per share, of New DMS, which represent a voting, non-economic ownership interest in the Company, which, in accordance with the New DMS Certificate of Incorporation, will be retired on a one-for-one basis upon the redemption of any DMS Units (as defined below) held by Prism or Clairvest Direct Seller in accordance with the Amended Partnership Agreement (as defined below) (“New DMS Class B Common Stock”); and

•

17,937,954 shares of Class C common stock, par value $0.0001 per share, of New DMS, which represent a voting, economic ownership interest in the Company and are convertible into shares of New DMS Class A Common Stock in accordance with the New DMS Certificate of Incorporation on a one-to-one basis (the “New DMS Class C Common Stock” and, together with the New DMS Class A Common Stock and the New DMS Class C Common Stock, the “New DMS Common Stock”) (the immediately preceding four bullet points, collectively, the “Business Combination Consideration” and the consummation of such purchases by New DMS, the “Business Combination”).

In addition, in connection with the consummation of the Business Combination, new bylaws of the Company were approved (the “Bylaws”). A copy of the Bylaws is included as Exhibit 3.2 to this Current Report and is incorporated herein by reference.

In connection with the consummation of the Business Combination, 18,456,968 shares of New DMS Class A Common Stock were redeemed in accordance with Leo’s prior constituent documents.

Upon consummation of the Business Combination, New DMS was organized into an umbrella partnership-C corporation (or “Up-C”) structure, in which substantially all of the assets and business of New DMS are held by DMS and continue to operate through the subsidiaries of DMS, and New DMS’s sole material assets are equity interests of DMS indirectly held by it. At the Closing, DMS and its then-current equity holders amended and restated the limited liability company agreement of DMS (the “Amended Partnership Agreement”), which is filed as Exhibit 10.3 to this Current Report and is incorporated herein by reference, in its entirety to, among other things:

•

recapitalize DMS such that, as of immediately following the consummation of the Business Combination, Prism and Clairvest Direct Seller collectively own 25,857,070 of the outstanding membership interests in DMS (“DMS Units”) and Blocker Corp owns 32,293,793 of the outstanding DMS Units; and

2

•

provide Clairvest Direct Seller and Prism the right to redeem their DMS Units for cash or, at New DMS’s option, New DMS may acquire such DMS Units (which DMS Units are expected to be contributed to Blocker Corp) in exchange for cash or shares of New DMS Class A Common Stock, in each case subject to certain restrictions set forth therein.

On July 16, 2020, DMS completed its previously announced acquisition of SmarterChaos and She Is Media (the “SmarterChaos/She Is Media Acquisition”). In connection with the SmarterChaos/She Is Media Acquisition, among other things, DMS issued the SmarterChaos and She Is Media sellers a certain number of DMS Units and the SmarterChaos and She Is Media sellers became parties to the Amended Partnership Agreement. The Company did not issue any shares of New DMS Class B Common Stock to the SmarterChaos and She Is Media sellers.

On July 17, 2020, Blocker Sellers exercised their right to convert the shares of New DMS Class C Common Stock issued to them in the Business Combination into shares of New DMS Class A Common Stock, on a one-for-one basis, in accordance with the New DMS Certificate of Incorporation (the “Conversion”). The Conversion was effective as of immediately prior to the close of business on July 17, 2020.

As of the close of business on July 17, 2020, after giving effect to Conversion, there were (i) 32,293,793 shares of New DMS Class A Common Stock outstanding, (ii) 25,857,070 shares of New DMS Class B Common Stock outstanding, (iii) no shares of New DMS Class C Common Stock outstanding and (iv) 14,000,000 warrants to purchase New DMS Class A Common Stock outstanding.

3

The following diagram illustrates the ownership structure of New DMS, through the Up-C structure, after giving effect to the Conversion and the SmarterChaos/She Is Media Acquisition:

Prism/Clairvest Direct Seller
New DMS Class B Common Stock
• Not publicly traded
• No economic rights
• One vote per share
• Each share, paired with one DMS Unit, is required to be retired upon the redemption of any DMS Unit
Blocker Sellers, Sponsor, former Leo independent directors, PIPE Investors, public stockholders
New DMS Class A Common Stock
• Publicly traded
• One vote per share
DMS Units held by Prism and Clairvest Direct Seller
• Not publicly traded
• Each DMS Unit held by Prism and Clairvest Direct Seller is redeemable for cash, shares of New DMS Class A Common Stock or a combination of both
New DMS
Blocker Corp
SmarterChaos/She Is Media Sellers
DMS Units held by Blocker Corp
• Not redeemable for New DMS Class A Common Stock or cash
DMS
DMS Units held by SmarterChaos/She Is Media Sellers
• Not publicly traded
• Each DMS Unit held by a SmarterChaos/She Is Media Seller is redeemable for cash, shares of New DMS Class A Common Stock or a combination of both
Operating Subsidiaries

The above descriptions of the Business Combination Agreement and Business Combination do not purport to be complete and are qualified in their entirety by the full text of the Business Combination Agreement, which is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference, and the related agreements (as further described in Item 1.01 of this Current Report), which are filed as Exhibits to this Current Report and are incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement.

Director Nomination Agreement

At the Closing, New DMS entered into a Director Nomination Agreement (the “Director Nomination Agreement”) by and among New DMS, Sponsor, Sponsor PIPE Entity, Clairvest Group Inc. and Prism. The material terms of the Director Nomination Agreement are described in the section of the Proxy Statement/Prospectus titled “BCA Proposal—Related Agreements—Director Nomination Agreement” beginning on page 116, which is incorporated herein by reference.

The above description of the Director Nomination Agreement, including the description in the Proxy Statement/Prospectus referenced above, does not purport to be complete and is qualified in its entirety by the full text of the Director Nomination Agreement, which is included as Exhibit 10.4 to this Current Report and is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

At the Closing, New DMS entered into the Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”) with Prism, Clairvest Direct Seller, Blocker Seller 1, Blocker Seller 2, Sponsor, Sponsor PIPE Entity, Robert Bensoussan, Lori Bush and Mary Minnick, pursuant to which, New DMS will register for resale certain New DMS Class A Common Stock and other equity securities of New DMS that are held by the parties thereto from time to time. The material terms of the Amended and Restated Registration Rights Agreement are described in the section of the Proxy Statement/Prospectus titled “BCA Proposal—Related Agreements—Amended and Restated Registration Rights Agreement” beginning on page 117, which is incorporated herein by reference.

The above description of the Amended and Restated Registration Rights Agreement, including the description in the Proxy Statement/Prospectus referenced above, does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated Registration Rights Agreement, which is included as Exhibit 10.5 to this Current Report and is incorporated herein by reference.

4

Amended Partnership Agreement

At the Closing and in connection with the organization of New DMS in an Up-C structure, New DMS, DMS, Blocker Corp, Prism, Clairvest Direct Seller and the Prism members entered into the Amended Partnership Agreement. The material terms of the Amended Partnership Agreement are described in the section of the Proxy Statement/Prospectus titled “BCA Proposal—Related Agreements—Amended Partnership Agreement” beginning on page 118, which is incorporated herein by reference.

The above description of the Amended Partnership Agreement, including the description in the Proxy Statement/Prospectus referenced above, does not purport to be complete and is qualified in its entirety by the full text of the Amended Partnership Agreement, which is included as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

Tax Receivable Agreement

At the Closing, New DMS and Blocker Corp entered into a Tax Receivable Agreement (the “Tax Receivable Agreement”) with the Sellers. The material terms of the Tax Receivable Agreement are described in the section of the Proxy Statement/Prospectus titled “BCA Proposal—Related Agreements—Tax Receivable Agreement” beginning on page 118, which is incorporated herein by reference.

The above description of the Tax Receivable Agreement, including the description in the Proxy Statement/Prospectus referenced above, does not purport to be complete and is qualified in its entirety by the full text of the Tax Receivable Agreement, which is included as Exhibit 10.6 to this Current Report and is incorporated herein by reference.

Amended and Restated Warrant Agreement

At the Closing and in connection with the issuance of the Seller Warrants to the Sellers as part of the Business Combination Consideration at the Closing, New DMS and Continental Stock Transfer & Trust Company entered into the Amended and Restated Warrant Agreement (the “Amended and Restated Warrant Agreement”). The material terms of the Amended and Restated Warrant Agreement are described in the section of the Proxy Statement/Prospectus titled “BCA Proposal—Related Agreements—Amended and Restated Warrant Agreement” beginning on page 119, which is incorporated herein by reference.

The above description of the Amended and Restated Warrant Agreement, including the description in the Proxy Statement/Prospectus referenced above, does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated Warrant Agreement, which is included as Exhibit 4.3 to this Current Report and is incorporated herein by reference.

Lock-Up Agreement

At the Closing, Sellers executed and delivered to New DMS the Lock-Up Agreement (the “Lock-Up Agreement”). The material terms of the Lock-Up Agreement are described in the section of the Proxy Statement/Prospectus titled “BCA Proposal—Related Agreements—Lock-Up Agreement” beginning on page 119, which is incorporated herein by reference.

The above description of the Lock-Up Agreement, including the description in the Proxy Statement/Prospectus referenced above, does not purport to be complete and is qualified in its entirety by the full text of the Lock-Up Agreement, which is included as Exhibit 10.7 to this Current Report and is incorporated herein by reference.

Indemnification Agreements

At the Closing, the Company entered into indemnification agreements (collectively, the “Indemnification Agreements”) with the following individuals (each of which is a director and/or officer of New DMS as of the Closing): Joseph Marinucci, Fernando Borghese, Randall Koubek, Joey Liner, Jonathan Katz, Matthew Goodman, Jason Rudolph, Ryan Foster, Robbie Isenberg, James Miller, Lyndon Lea, Robert Darwent and Mary Minnick. Each indemnification agreement provides that, subject to limited exceptions, and among other things, the Company will indemnify the director or officer to the fullest extent permitted by Delaware law for claims arising in his or her capacity as a director or officer of the Company.

5

The above description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by the full text of the form of indemnification agreement, which is included as Exhibit 10.8 to this Current Report and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note,” Item 1.01 and Item 5.02 of this Current Report is incorporated into this Item 2.01 by reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains and incorporates by reference statements that are forward-looking and as such are not historical facts. The Company’s actual results may differ from its expectations, estimates and projections, and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. This includes, without limitation, statements regarding the financial position, capital structure, indebtedness, business strategy and plans and objectives of management for future operations, including as they relate to the anticipated effects of the Business Combination. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the benefits of the Business Combination; (2) the future financial performance, growth rate and market opportunity of the Company following the Business Combination; (3) the ability to maintain the listing of New DMS Class A Common Stock and warrants to acquire New DMS Class A Common Stock on the New York Stock Exchange (the “NYSE”) following the Business Combination; (4) the risk that the Business Combination disrupts current plans and operations of the Company; (5) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably and retain its officers, directors or key employees; (6) costs related to the Business Combination; (7) the outcome of any legal proceedings that may be instituted against the Company or any of its directors or officers, following the Business Combination; (8) the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions and purchase price and other adjustments; (9) changes in applicable laws or regulations; (10) the Company’s ability to raise financing in the future; (11) the Company’s officers and directors allocating their time to other businesses and potentially having conflicts of interest with the Company’s business; (12) factors relating to the Company’s ability to attract customers to its websites, marketplaces or brand direct solutions and convert them to sales for its advertisers; the Company’s ability to maintain or increase its share of expenditures from its advertisers and its ability to establish relationships with new advertisers; its ability to maintain, grow and protect the data the Company obtains from consumers and advertisers; the Company’s dependence on its emails and sites not being treated disadvantageously by internet service providers; the Company’s ability to provide new product and service offerings that make its marketplaces, brand direct solutions and websites useful for consumers; the Company’s ability to compete effectively for consumers and advertisers; the Company’s ability to successfully integrate the operations of companies it acquires; the performance of the Company’s technology infrastructure; the Company’s dependence on third-party website publishers for a significant portion of its visitors; the Company’s ability to protect its intellectual property rights; the Company’s ability to maintain adequate internal controls over financial and management systems; and (13) other risks and uncertainties indicated in the Proxy Statement/Prospectus, including those under the heading “Risk Factors,” and other documents filed or to be filed with the SEC by the Company.

Forward-looking statements included or incorporated by reference in this Current Report speak only as of the date of this Current Report or the date of the document incorporated by reference, as applicable, or any earlier date specified for such statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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Business

The information set forth in the section of the Proxy Statement/Prospectus titled “Information About DMS” beginning on page 216 is incorporated herein by reference.

The principal executive office of the Company is located at 4800 140th Avenue N., Suite 101, Clearwater, Florida 33762.

Risk Factors

The information set forth in the section of the Proxy Statement/Prospectus titled “Risk Factors” beginning on page 39 is incorporated herein by reference.

Selected Consolidated Historical Financial and Other Information

The information set forth in the section of the Proxy Statement/Prospectus titled “Selected Historical Financial Information of DMS” beginning on page 33 is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Market Risk

The information set forth in the section of the Proxy Statement/Prospectus titled “DMS’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 228 is incorporated herein by reference.

Other than the Credit Facility, New DMS does not have any financial instruments that are exposed to significant market risk. Outstanding debt under the Credit Facility bears interest at a variable rate equal to the three-month LIBOR, or an alternate base rate, plus an agreed upon margin with the Company’s financial institution and matures in full in July 2023. As of December 31, 2019 and March 31, 2020, approximately $215.5 and $217.2 million, respectively, was outstanding under the Credit Facility.

New DMS does not have any off-balance sheet guarantees, interest rate swap transactions or foreign currency forward contracts and does not engage in trading activities involving non-exchange traded contracts. New DMS maintains its cash and cash equivalents in bank deposits and short-term, highly liquid money market investments.

A hypothetical 100-basis point increase or decrease in market interest rates would not have a material impact on the fair value of the Company’s cash equivalents securities, or the Company’s earnings on such cash equivalents, but would have an effect on the interest paid on borrowings under the Credit Facility. If the three-month LIBOR increased by 100-basis points, the Company’s annual interest expense would increase by approximately $2.2 million (based on the amounts outstanding under the Credit Facility as of December 31, 2019 and March 31, 2020).

Security Ownership of Certain Beneficial Ownership and Management

The following table sets forth information known to the Company regarding the beneficial ownership of shares of New DMS Common Stock as of the close of business on July 17, 2020 by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of any class of New DMS Common Stock;

•	each person who is a director or named executive officer of New DMS; and

•	all of New DMS’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

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Unless otherwise indicated, New DMS believes that all persons named in the table below have or will have as of immediately following the Business Combination, as applicable, sole voting and investment power with respect to the voting securities beneficially owned by them.

Name and Address of Beneficial Owners(1)	Class A Common Stock		Class B Common Stock		Total Voting Securities
	Number of Shares	% of Class(9)	Number of Shares	% of Class	Number of Shares	%(9)
Leo Investors Limited Partnership(2)	5,012,718	14.6%	—	—	5,029,770	8.3%
Lion Capital (Guernsey) Bridgeco Limited(3)	7,624,282	23.6%	—	—	7,607,230	13.1%
Prism Data, LLC(4)	19,937,954	58.1%	25,857,070	100%	45,795,024	76.1%
Clairvest Group Inc. and affiliates(5)	19,937,954	58.1%	25,857,070	100%	45,795,024	76.1%
Luis Ruelas(6)	—	—	7,267,747	28.1%	7,267,747	12.5%
Joseph Marinucci(4)	19,937,954	58.1%	25,857,070	100%	45,795,024	76.1%
Fernando Borghese(6)	538,911	1.6%	5,700,211	22.0%	6,239,122	10.6%
Robert Darwent(7)	—	—	—	—	—	—
Robbie Isenberg	—	—	—	—	—	—
Lyndon Lea(8)	—	—	—	—	—	—
James H. Miller	—	—	—	—	—	—
Mary E. Minnick	21,000	*	—	—	21,000	*
Matthew Goodman(6)	—	—	2,565,087	9.9%	2,565,087	4.4%
Randall Koubek	—	—	—	—	—	—
Joey Liner	—	—	—	—	—	—
All New DMS’s directors and executive officers as a group (13 individuals)	19,958,954	58.2%	25,857,070	100%	45,816,024	76.2%

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Digital Media Solutions, Inc., 4800 140th Avenue N., Suite 101, Clearwater, FL 33762.
(2)

Interests shown consist of shares of New DMS Class A Common Stock and warrants to purchase 2,000,000 shares of New DMS Class A Common Stock. owned by Leo Investors Limited Partnership. Leo Investors Limited Partnership is controlled by its general partner, Leo Investors General Partner Limited, which is governed by a three member board of directors. Each director has one vote, and the approval of a majority of the directors is required to approve an action of the Company’s sponsor. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by two or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to the Company’s sponsor. Based on the foregoing analysis, no individual director of the general partner of Leo Investors Limited Partnership exercises voting or dispositive control over any of the securities held by Leo Investors Limited Partnership, even those in which such director directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares. The business address of Leo Investors Limited Partnership is 21 Grosvenor Place, London, SW1X 7HF.

(3)

Interests shown consist of shares of New DMS Class A Common Stock acquired by Lion Capital (Guernsey) Bridgeco Limited in the PIPE Investment. The address of the principal business office of Lion Capital (Guernsey) Bridgeco Limited is Trafalgar Court, Les Banques, St Peter Port, Guernsey.

(4)

Interests shown consist of shares of New DMS Class B Common Stock and warrants to purchase shares of New DMS Class A Common Stock acquired by Prism Data, LLC in the Business Combination. Interests shown also include shares of New DMS Class B Common Stock, shares of New DMS Class A Common Stock and warrants to purchase shares of New DMS Class A Common Stock acquired by the indirect subsidiaries of Clairvest Group Inc. (as described in footnote (5)), in each case, over which Prism Data, LLC has shared voting power as a result of the Director Nomination Agreement. Joseph Marinucci, as the manager of Prism Data, LLC, is deemed to have beneficial ownership over the interests shown. The business address of Prism Data, LLC is 4800 140th Avenue N., Suite 101, Clearwater, FL 33762.

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(5)

Interests shown consist of (i) shares of New DMS Class A Common Stock acquired by Clairvest Equity Partners V Limited Partnership and CEP V Co-Investment Limited Partnership upon the Conversion, (ii) shares of New DMS Class B Common Stock acquired by CEP V-A DMS AIV Limited Partnership in the Business Combination and (iii) warrants to purchase shares of New DMS Class A Common Stock acquired by CEP V-A DMS AIV Limited Partnership, Clairvest Equity Partners V Limited Partnership and CEP V Co-Investment Limited Partnership in the Business Combination. Interests shown also consist of the shares of New DMS Class B Common Stock and warrants to purchase shares of New DMS Class A Common Stock acquired by Prism Data, LLC in the Business Combination, in each case, over which Clairvest Group Inc. has shared voting power as a result of the Director Nomination Agreement. Each of the foregoing limited partnerships has the power to make voting and dispositive decisions with respect to such shares and is an indirect subsidiary of Clairvest Group Inc. The business address of Clairvest Group Inc. and each of the foregoing limited partnerships is 22 St. Clair Avenue East, Suite 1700, Toronto, Ontario, Canada M4T 2S3.

(6)	Interests shown are based on such individual’s ownership interests in Prism Data, LLC.
(7)

Does not include any shares indirectly owned by this individual as a result of his partnership interest in Leo Investors Limited Partnership or its affiliates. The business address of Mr. Darwent is 21 Grosvenor Place, London, SW1X 7HF.

(8)

Does not include any shares indirectly owned by this individual as a result of his partnership interest in Leo Investors Limited Partnership or its affiliates. The business address of Lyndon Lea is 21 Grosvenor Place, London, SW1X 7HF.

(9)

Assumes 32,293,793 shares of New DMS Class A Common Stock, 25,857,070 shares of New DMS Class B Common Stock and, for each individual or entity that holds warrants to purchase shares of New DMS Class A Common Stock, the number of warrants held by such individual or entity are outstanding.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers immediately after the Business Combination, including biographical information regarding these individuals, is set forth in the Proxy Statement/Prospectus in the section titled “Management of New DMS Following the Business Combination” beginning on page 253, which is incorporated herein by reference.

Executive and Director Compensation

Information with respect to the executive and director compensation of the Company’s executive officers and directors, respectively, is described in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation” beginning on page 250, which is incorporated herein by reference.

Certain Relationships and Related Transactions

The information set forth in the section of the Proxy Statement/Prospectus titled “Certain Relationships and Related Persons Transactions” beginning on page 263 is incorporated herein by reference.

Director Independence

Under the rules of the NYSE, an “independent director” is defined generally as a person that, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The Company’s board of directors has determined that each individual serving on the board, other than Joseph Marinucci and Fernando Borghese, is an independent director under applicable NYSE rules.

Legal Proceedings

Information about legal proceedings is set forth in the sections of the Proxy Statement/Prospectus titled “Information About LEO–Legal Proceedings” and “Information About DMS–Legal Proceedings” beginning on page 207 and page 226, respectively, which are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Prior to the consummation of the Business Combination, Leo’s units, Class A ordinary shares, and warrants to purchase Class A ordinary shares were listed on the NYSE under the symbols “LHC.U,” “LHC” and “LHC WS,” respectively. Upon the consummation of the Business Combination, the New DMS Class A Common Stock and warrants to purchase shares of New DMS Class A Common Stock were listed on the NYSE under the symbols “DMS” and “DMS WS,” respectively.

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Recent Sales of Unregistered Securities

The information set forth in Item 3.02 of this Current Report is incorporated herein by reference.

Description of Registrant’s Securities

Information regarding the Company’s securities is included in the section of the Proxy Statement/Prospectus titled “Description of New DMS Securities” beginning on page 269, which is incorporated herein by reference.

Indemnification of Directors and Officers

Information about the indemnification of the Company’s directors and officers is set forth in the section of the Proxy Statement/Prospectus titled “Information About Leo—Limitation on Liability and Indemnification of Officers and Directors” beginning on page 204, the section of the Proxy Statement/Prospectus titled “Description of New DMS Securities—Limitations on Liability and Indemnification of Officers and Directors” beginning on page 277 and Item 1.01 of this Current Report, each of which is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth in Item 4.01 of this Current Report is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits

The information set forth in sections (a) and (b) of Item 9.01 of this Current Report is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The description of the Business Combination Consideration set forth in the “Introductory Note” above is incorporated herein by reference. The shares of New DMS Common Stock issued to the Sellers and the PIPE Investors, as applicable, in the Business Combination and the PIPE Investment, respectively, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D or Regulation S promulgated thereunder, without any form of general solicitation or general advertising.

Item 4.01. Changes in Registrant’s Certifying Accountant.

The Business Combination is accounted for as a reverse recapitalization in conformity with U.S. generally accepted accounting principles. Under this method of accounting, Leo has been treated as the “acquired” company for financial reporting purposes. As such, the historical financial statements of the accounting acquirer, DMS, which have been audited by Ernst & Young LLP (“E&Y”), will become the historical financial statements of the Company. In a reverse acquisition, a change of accountants is presumed to have occurred unless the same accountant audited the pre-transaction financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse acquisition is completed.

On July 15, 2020, the audit committee of the Company’s board of directors approved a resolution appointing E&Y as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2020, replacing WithumSmith+Brown, PC (“Withum”), which was dismissed from its role as Leo’s independent registered public accounting firm, in each case, effective as of the filing of the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2020.

Withum’s report on Leo’s financial statements for the fiscal years ended December 31, 2019 and 2018 and for the period from November 29, 2017 (date of inception) through December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope or accounting principles. Additionally, at no point during the fiscal years ended December 31, 2019 and 2018 or the period from November 29, 2017 (date of inception) through December 31, 2017 and the subsequent interim period through the date of this Current Report were there any (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, or (ii) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

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The Company has provided Withum with a copy of the foregoing disclosure and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made herein, each as required by applicable SEC rules. A copy of Withum’s letter to the SEC is filed as Exhibit 16.1 to this Current Report.

During the fiscal years ended December 31, 2019 and 2018 and for the period from November 29, 2017 (date of inception) to December 31, 2017 and the subsequent interim period through date of this Current Report, Leo did not consult with E&Y regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.01. Changes in Control of the Registrant.

The information set forth in the “Introductory Note” above and in Item 2.01 of this Current Report is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Incentive Plan

On June 24, 2020, the board of directors of Leo approved the Digital Media Solutions, Inc. 2020 Omnibus Incentive Plan (the “Incentive Plan”), which was approved by the stockholders on July 14, 2020 and became effective at the Closing. The material terms of the Incentive Plan are described in the section of the Proxy Statement/Prospectus titled “Incentive Award Plan Proposal” beginning on page 157, which is incorporated herein by reference.

The above description of the Incentive Plan, including the description in the Proxy Statement/Prospectus referenced above, does not purport to be complete and is qualified in its entirety by the full text of the Incentive Plan, which is included as Exhibit 10.9 to this Current Report and is incorporated herein by reference.

Transaction Bonuses

In connection with the Business Combination, each of Messrs. Liner, Koubek, Foster and Rudolph entered into a letter agreement with DMS, pursuant to which all individuals waived their respective rights under the Digital Media Solutions, LLC Employee Incentive Plan in exchange for potential equity incentive compensation grants from New DMS and a lump-sum cash payment equal to $2,917, $4,861, $3,889 and $32,917, respectively. The letter agreements for Messrs. Liner and Koubek are filed as Exhibits 10.10 and 10.11 to this Current Report and are incorporated herein by reference.

Directors and Executive Officers

Upon the consummation of the Business Combination, and in accordance with the terms of the Business Combination Agreement, each executive officer of Leo ceased serving in such capacity, and Robert Bensoussan and Lori Bush ceased serving on Leo’s board of directors.

As of the Closing, (i) Messrs. Marinucci, Borghese, Isenberg and Miller were appointed as directors of the Company, to serve until the end of their respective terms and until their successors are elected and qualified, (ii) Ms. Minnick and Messrs. Darwent and Lea were appointed to serve on the audit committee of the Company’s board of directors, with Mr. Darwent serving as the chair and qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K and (iii) Ms. Minnick and Messrs. Isenberg and Miller were appointed to serve on the compensation committee of the Company’s board of directors, with Ms. Minnick serving as the chair.

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As of the Closing, the Company’s board of directors appointed the following individuals to serve as officers of the Company in the positions opposite their name below:

Name	Age	Position
Joseph Marinucci	45	President and Chief Executive Officer

Fernando Borghese	41	Chief Operating Officer

Randall Koubek	60	Chief Financial Officer

Joey Liner	42	Chief Revenue Officer

Jonathan Katz	51	Chief Media Officer

Matthew Goodman	46	Chief Information Officer

Jason Rudolph	46	Chief Technology Officer

Ryan Foster	42	General Counsel, Executive Vice President of Compliance and Secretary

Reference is also made to the disclosure described in the Proxy Statement/Prospectus in the sections titled “Seller Nominee Appointment Proposal” and “Management of New DMS Following the Business Combination” beginning on page 155 and 253, respectively, for biographical information about each of the directors and officers following the Business Combination, which are incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, the Company ceased being a shell company. The material terms of the Business Combination are described in the sections of the Proxy Statement/Prospectus titled “BCA Proposal” and “Domestication Proposal” beginning on page 94 and 134, respectively, which are incorporated herein by reference. Further, the information set forth in the “Introductory Note” above and under Item 2.01 of this Current Report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The following financial statements included in the Proxy Statement/Prospectus are incorporated herein by reference:

1.	the consolidated financial statements of Digital Media Solutions Holdings, LLC at December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019;

2.	the financial statements of W4 LLC as of June 28, 2018 and December 31, 2017, and for the six-month period ended June 28, 2018 and for the year ended December 31, 2017;

3.	the financial statements of UE Authority, Co. for the period from January 1, 2019 through October 31, 2019 and the years ended December 31, 2018 and 2017; and

4.	the unaudited consolidated financial statements of DMS for the three months ended March 31, 2020 and 2019 and as of March 31, 2020 and December 31, 2019.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet as of March 31, 2020 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the three months ended March 31, 2020 are included as Exhibit 99.1 to this Current Report and are incorporated herein by reference.

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(c) Exhibits

EXHIBIT INDEX

Exhibit Number	Description

2.1+	Business Combination Agreement, dated April 23, 2020, by and among Leo Holdings Corp., Digital Media Holdings, LLC and the other parties thereto (incorporated by reference to Exhibit 2.1 to Amendment No. 1 to Leo Holdings Corp.’s Current Report on Form 8-K filed with the SEC on April 24, 2020).

2.2	Amendment No. 1 to Business Combination Agreement, dated July 2, 2020, by and among Leo Holdings Corp., Clairvest GP Manageco Inc., as a Seller Representative, Prism Data, LLC, as a Seller Representative, and Leo Investors Limited Partnership (incorporated by reference to Exhibit 2.1 to Leo Holdings Corp.’s Current Report on Form 8-K filed with the SEC on July 2, 2020).

3.1	Certificate of Incorporation of Digital Media Solutions, Inc. (incorporated by reference to Exhibit 3.1 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on July 16, 2020)

3.2	Bylaws of Digital Media Solutions, Inc. (incorporated by reference to Exhibit 3.2 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on July 16, 2020).

4.1	Specimen New DMS Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on July 16, 2020).

4.2	Specimen New DMS Warrant Certificate (incorporated by reference to Exhibit 4.2 to Digital Media Solutions, Inc.’s Current Report on Form 8-K filed with the SEC on July 16, 2020).

4.3*	Amended and Restated Warrant Agreement, dated July 15, 2020, by and among Leo Holdings Corp. and Continental Stock Transfer & Trust Company.

10.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.2 to Leo Holdings Corp.’s Current Report on Form 8-K filed with the SEC on April 24, 2020).

10.2	Amended and Restated Sponsor Shares and Warrant Surrender Agreement, dated June 22, 2020, by and among Leo Holdings Corp., Leo Investors Limited Partnership and the other parties thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 22, 2020).

10.3*+	Amended and Restated Limited Liability Company Agreement of Digital Media Solutions Holdings, LLC, dated July 15, 2020.

10.4*	Director Nomination Agreement, dated July 15, 2020, by and among Digital Media Solutions, Inc., Leo Investors Limited Partnership, Lion Capital (Guernsey) Bridgeco Limited, Clairvest Group Inc. and Prism Data, LLC.

10.5*	Amended and Restated Registration Rights Agreement, dated July 15, 2020, by and among Digital Media Solutions, Inc., as successor to Leo Holdings, Corp., and the other parties thereto.

10.6*+	Tax Receivable Agreement, dated July 15, 2020, by and among Digital Media Solutions, Inc., CEP V DMS US Blocker Company, Prism Data, LLC, CEP V-A DMS AIV Limited Partnership, Clairvest Equity Partners V Limited Partnership, CEP V Co-Investment Limited Partnership and Clairvest GP Manageco Inc.

10.7*	Lock-Up Agreement, dated July 15, 2020, by and among Digital Media Solutions, Inc. CEP V DMS US Blocker Company, Prism Data, LLC, CEP V-A DMS AIV Limited Partnership, Clairvest Equity Partners V Limited Partnership and CEP V Co-Investment Limited Partnership.

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10.8*	Form of Indemnification Agreement.

10.9*	Digital Media Solutions, Inc. 2020 Omnibus Incentive Plan.

10.10*	Letter Agreement, dated July 8, 2020, by and between Digital Media Solutions, LLC and Joey Liner.

10.11*	Letter Agreement, dated July 8, 2020, by and between Digital Media Solutions, LLC and Randall Koubek.

10.12*	Offer Letter, dated November 21, 2018, by and between Digital Media Solutions, LLC and Joey Liner.

10.13*	Offer Letter, dated October 23, 2018, by and between Digital Media Solutions, LLC and Randall Koubek.

10.14*+	Credit Agreement, dated July 3, 2018, by and among Digital Media Solutions Holdings, LLC, Digital Media Solutions, LLC, each of its affiliates party thereto, various financial institutions part thereto and Monroe Capital Management Advisors, LLC, as Administrative Agent and Lead Arranger.

10.15*	Incremental Amendment to Credit Agreement, dated July 1, 2019, by and among Digital Media Solutions Holdings, LLC, Digital Media Solutions, LLC, each of its affiliates party thereto, and Monroe Capital Management Advisors, LLC, as Administrative Agent.

10.16*	Incremental Amendment No. 2 to Credit Agreement, dated November 1, 2019, by and among Digital Media Solutions Holdings, LLC, Digital Media Solutions, LLC, each of its affiliates party thereto, and Monroe Capital Management Advisors, LLC, as Administrative Agent.

10.17*	Amendment No. 3 to Credit Agreement, dated January 7, 2020, by and among Digital Media Solutions Holdings, LLC, Digital Media Solutions, LLC, each of its affiliates party thereto, and Monroe Capital Management Advisors, LLC, as Administrative Agent.

16.1*	Letter from WithumSmith+Brown, PC to the SEC, dated July 15, 2020.

21.1*	Subsidiaries of the Registrant.

99.1*	Unaudited Pro Forma Condensed Combined Financial Statements of Digital Media Solutions, Inc. and its subsidiaries.

+	Certain schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K.
*	Filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2020

Digital Media Solutions, Inc.

/s/ Ryan Foster
Name: Ryan Foster
Title: General Counsel, Executive Vice President of Compliance and Secretary

Exhibit 4.3

EXECUTION VERSION

AMENDED AND RESTATED WARRANT AGREEMENT

THIS AMENDED AND RESTATED WARRANT AGREEMENT (this “Agreement”) dated as of July 15, 2020 is between Leo Holdings Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”).

WHEREAS, on February 12, 2018, Leo Investors Limited Partnership, then a Cayman Islands exempted limited partnership (the “Sponsor”), purchased 4,000,000 warrants, bearing the legend set forth in Exhibit B hereto (the “Initial Private Placement Warrants”), pursuant to a Private Placement Warrants Purchase Agreement (the “Private Placement Warrants Purchase Agreement”); and

WHEREAS, the Company completed an initial public offering (the “Public Offering”) of units, each unit comprised of one Class A Ordinary Share (as defined below) and one-half of one Public Warrant (as defined below) (the “Units”) and, in connection therewith, issued and delivered 11,500,000 warrants (the “Public Warrants” and, together with the Private Placement Warrants (as defined below), the “Warrants”) to the public investors, each such whole Warrant evidencing the right of the holder thereof to purchase one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Share(s)”), for $11.50 per whole share, subject to adjustment as described herein; and

WHEREAS, the Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-1, No. 333-222599 (the “Registration Statement”) containing a prospectus (the “Prospectus”) for the registration, under the Securities Act of 1933, as amended (“Act”), of, among other securities, the Public Warrants, which Registration Statement has been declared effective; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

WHEREAS, the Company and the Warrant Agent previously entered into a Warrant Agreement on February 15, 2018 (the “Initial Warrant Agreement”), providing for the form and provisions of the Warrants, the terms upon which they were issued and to be exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, the Company has entered into the Business Combination Agreement, dated as of April 23, 2020 (the “Business Combination Agreement”) with DMS, CEP V DMS US Blocker Company, a Delaware corporation (“Blocker Corp”), Prism Data, LLC, Delaware limited liability company (“Prism”), CEP V-A DMS AIV Limited Partnership, a Delaware limited partnership (“Clairvest Direct Seller”), Clairvest Equity Partners V Limited Partnership, an Ontario, Canada limited partnership (“Blocker Seller 1”), CEP V Co-Investment Limited Partnership, a Manitoba, Canada limited partnership (“Blocker Seller 2” and, together with Prism, Blocker Seller 1 and Blocker Seller 2, the “Sellers”), Clairvest GP Manageco Inc., an Ontario corporation, and, solely for the limited purposes set forth therein, the Sponsor, pursuant to which, among other things, and on the terms and conditions thereof, the Company shall consummate a Business Combination (as defined below); and

WHEREAS, pursuant to the Business Combination Agreement, the Company (a) was domesticated as a Delaware corporation on July 15, 2020 (the “Domestication”) and (b) will be renamed Digital Media Solutions, Inc.; and

WHEREAS, pursuant to the Business Combination Agreement, (a) prior to, and conditioned on, the consummation of the Domestication, the Sponsor surrendered and forfeited to the Company, for no consideration and as a contribution to the capital of the Company, 2,000,000 Initial Private Placement Warrants and (b) concurrently with the consummation of the Business Combination, the Company shall issue to the Sellers an aggregate of 2,000,000 warrants (the “BCA Private Placement Warrants” and, together with the Initial Private Placement Warrants, the “Private Placement Warrants”); and

WHEREAS, the Company and the Warrant Agent now desire to amend and restate the Initial Warrant Agreement in its entirety solely to provide for an amendment to Section 4.5 to conform to the description thereof in the Prospectus, to provide that the BCA Private Placement Warrants are subject to this Agreement and to include a new Section 9.11, in each case, in accordance with clauses (ii) and (iii) of Section 9.8; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.	Warrants.

2.1 Form of Warrant. Each Warrant shall be issued in registered form only, shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chairman of the Board of Directors or Chief Executive Officer and Treasurer, Secretary or Assistant Secretary of the Company and shall bear a facsimile of the Company’s seal. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

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2.2 Uncertificated Warrants. Notwithstanding anything herein to the contrary, any Warrant, or portion thereof, may be issued as part of, and be represented by, a Unit, and any Warrant may be issued in uncertificated or book-entry form through the Warrant Agent and/or the facilities of The Depository Trust Company (the “Depositary”) or other book-entry depositary system, in each case as determined by the Board of Directors of the Company or by an authorized committee thereof. Any Warrant so issued shall have the same terms, force and effect as a certificated Warrant that has been duly countersigned by the Warrant Agent in accordance with the terms of this Agreement.

2.3 Effect of Countersignature. Except with respect to uncertificated Warrants as described above, unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.4 Registration.

2.4.1 Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

2.4.2 Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (“registered holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.5 Detachability of Warrants. The securities comprising the Units will not be separately transferable until the 52nd day following the date of the Prospectus or, if such 52nd day is not on a day, other than Saturday, Sunday or federal holiday, on which banks in New York City are generally open for normal business (a “Business Day”), then on the immediately succeeding Business Day following such date, or earlier with the consent of Citigroup Global Markets Inc., as representative of the several underwriters (the “Representative”), but in no event will the Representative allow separate trading of the securities comprising the Units until the Company has filed a Current Report on Form 8-K which includes an audited balance sheet reflecting the receipt by the Company of the gross proceeds of the Public Offering including the proceeds received by the Company from the exercise of the underwriters’ over-allotment option in the Public Offering. After the consummation of an initial Business Combination, all Warrants will automatically begin separate trading.

2.6 Private Placement Warrant Attributes. The Private Placement Warrants will be issued in the same form as the Public Warrants but they (i) will not be redeemable by the Company and (ii) may be exercised for cash or on a cashless basis at the holder’s option, in either case as long as the Private Placement Warrants are held by the initial purchasers or their affiliates and permitted transferees (as prescribed in Section 5.6 hereof). Once a Private Placement Warrant is transferred to a holder other than an affiliate or permitted transferee, it shall be treated as a Public Warrant hereunder for all purposes.

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3.	Terms and Exercise of Warrants.

3.1 Warrant Price. Each whole Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of Class A Ordinary Shares stated therein, at the price of $11.50 per share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Agreement refers to the price per share at which the Class A Ordinary Shares may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) Business Days; provided, that the Company shall provide at least twenty (20) days prior written notice of such reduction to registered holders of the Warrants and, provided further that any such reduction shall be applied consistently to all of the Warrants.

3.2 Duration of Warrants. A Warrant may be exercised only during the period (“Exercise Period”) commencing on the later of (i) 30 days after the consummation by the Company of its initial merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination”) (as described more fully in the Registration Statement) or (ii) 12 months from the closing of the Public Offering, and terminating at 5:00 p.m., New York City time on the earlier to occur of (i) five years from the consummation of the Business Combination and (ii) the Redemption Date as provided in Section 6.2 hereof (“Expiration Date”). Except with respect to the right to receive the Redemption Price (as set forth in Section 6 hereunder), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that the Company will provide at least twenty (20) days’ prior written notice of any such extension to registered holders.

3.3 Exercise of Warrants.

3.3.1 Payment. Subject to the provisions of the Warrant and this Agreement, a Warrant, when countersigned by the Warrant Agent, may be exercised by the registered holder thereof by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, with the subscription form, as set forth in the Warrant, duly executed, and by paying in full the Warrant Price for each Class A Ordinary Share as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, as follows:

(a) by good certified check or good bank draft payable to the order of the Warrant Agent; or

(b) in the event of a redemption pursuant to Section 6 hereof in which the Company has elected to force all holders of Warrants to exercise such Warrants on a “cashless basis,” by surrendering the Warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the Warrants, multiplied by the difference between the Warrant Price and the “Fair

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Market Value” (defined below) by (y) the Fair Market Value. Solely for purposes of this Section 3.3.1(b), the “Fair Market Value” shall mean the average reported last sale price of the Class A Ordinary Shares for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Warrants pursuant to Section 6 hereof; or

(c) with respect to any Private Placement Warrants, so long as such Private Placement Warrants are held by the initial purchasers of the Private Placement Warrants or their permitted transferees, by surrendering such Warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “Fair Market Value” by (y) the Fair Market Value; provided, however, that no cashless exercise shall be permitted unless the Fair Market Value is equal to or higher than the exercise price. Solely for purposes of this Section 3.3.1(c), the “Fair Market Value” shall mean the average reported last sale price of the Class A Ordinary Shares for the ten (10) trading days ending on the third trading day prior to the date of exercise; or

(d) in the event the registration statement required by Section 7.4 hereof is not effective and current within sixty (60) days after the closing of the Business Combination, by surrendering such Warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “Fair Market Value” by (y) the Fair Market Value; provided, however, that no cashless exercise shall be permitted unless the Fair Market Value is equal to or higher than the exercise price. Solely for purposes of this Section 3.3.1(d), the “Fair Market Value” shall mean the average reported last sale price of the Class A Ordinary Shares for the ten (10) trading days ending on the day prior to the date of exercise.

3.3.2 Issuance of Certificates. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price (if any), the Company shall issue to the registered holder of such Warrant a certificate or certificates for the number of Class A Ordinary Shares to which he is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, in no event will the Company be required to net cash settle the Warrant exercise. No Warrant shall be exercisable and the Company shall not be obligated to issue Class A Ordinary Shares upon exercise of a Warrant unless the Class A Ordinary Shares issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the condition in the immediately preceding sentence is not satisfied with respect to a Warrant, the holder of such Warrant shall not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless, in which case the purchaser of a Unit containing such Public Warrants shall have paid the full purchase price for the Unit solely for the Class A Ordinary Shares underlying such Unit. Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise would be unlawful.

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3.3.3 Valid Issuance. All Class A Ordinary Shares issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

3.3.4 Date of Issuance. Each person in whose name any such certificate for Class A Ordinary Shares is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the share transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open.

3.3.5 Maximum Percentage. A holder of a Warrant may notify the Company in writing in the event it elects to be subject to the provisions contained in this subsection 3.3.5; however, no holder of a Warrant shall be subject to this subsection 3.3.5 unless he, she or it makes such election. If the election is made by a holder, the Warrant Agent shall not effect the exercise of the holder’s Warrant, and such holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the Holder) (the “Maximum Percentage”) of the Class A Ordinary Shares outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Class A Ordinary Shares beneficially owned by such person and its affiliates shall include the number of Class A Ordinary Shares issuable upon exercise of the Warrant with respect to which the determination of such sentence is being made, but shall exclude Class A Ordinary Shares that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by such person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of the Warrant, in determining the number of outstanding Class A Ordinary Shares, the holder may rely on the number of outstanding Class A Ordinary Shares as reflected in (1) the Company’s most recent annual report on Form 10-K, quarterly report on Form 10-Q, current report on Form 8-K or other public filing with the Securities and Exchange Commission as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or Continental Stock Transfer & Trust Company setting forth the number of Class A Ordinary Shares outstanding. For any reason at any time, upon the written request of the holder of the Warrant, the Company shall, within two (2) Business Days, confirm orally and in writing to such holder the number of Class A Ordinary Shares then outstanding. In any case, the number of outstanding Class A Ordinary Shares shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the holder and its affiliates since the date as of which such number of outstanding Class A Ordinary Shares was reported. By written notice to the Company, the holder of a Warrant may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

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4.	Adjustments.

4.1 Share Dividends—Split Ups. If after the date hereof, the number of outstanding Class A Ordinary Shares is increased by a share dividend payable in Class A Ordinary Shares, or by a split up of Class A Ordinary Shares, or other similar event, then, on the effective date of such share dividend, split up or similar event, the number of Class A Ordinary Shares issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding Class A Ordinary Shares.

4.2 Aggregation of Shares. If after the date hereof, the number of outstanding Class A Ordinary Shares is decreased by a consolidation, combination, reverse share split or reclassification of Class A Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Class A Ordinary Shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding Class A Ordinary Shares.

4.3 Extraordinary Dividends. If the Company, at any time while the Warrants are outstanding and unexpired, shall pay a cash dividend or make a distribution in cash, securities or other assets to the holders of the Class A Ordinary Shares or other shares of the Company’s capital stock into which the Warrants are convertible (an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and the fair market value (as determined by the Company’s Board of Directors, in good faith) of any securities or other assets paid on each Class A Ordinary Shares in respect of such Extraordinary Dividend; provided, however, that none of the following shall be deemed an Extraordinary Dividend for purposes of this provision: (a) any adjustment described in subsection 4.1 above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of Class A Ordinary Shares issuable on exercise of each Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) any payment to satisfy the conversion rights of the holders of the Class A Ordinary Shares in connection with a proposed initial Business Combination or (d) any payment in connection with the Company’s liquidation and the distribution of its assets upon its failure to consummate the Business Combination. Solely for purposes of illustration, if the Company, at a time while the Warrants are outstanding and unexpired, pays a cash dividend of $0.35 per share and previously paid an aggregate of $0.40 of cash dividends and cash distributions on the Class A Ordinary Shares during the 365-day period ending on the date of declaration of such $0.35 per share dividend, then the Warrant Price will be decreased, effectively immediately after the effective date of such $0.35 per share dividend, by $0.25 (the absolute value of the difference between $0.75 per share (the aggregate amount of all cash dividends and cash distributions paid or made in such 365-day period, including such $0.35 dividend) and $0.50 per share (the greater of (x) $0.50 per share and (y) the aggregate amount of all cash dividends and cash distributions paid or made in such 365-day period prior to such $0.35 dividend)).

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4.4 Adjustments in Exercise Price. Whenever the number of Class A Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, as provided in Sections 4.1 and 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Class A Ordinary Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of Class A Ordinary Shares so purchasable immediately thereafter.

4.5 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Class A Ordinary Shares (other than a change covered by Section 4.1, 4.2 or 4.3 hereof or that solely affects the par value of the Class A Ordinary Shares), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Class A Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Class A Ordinary Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Warrant holder would have received if such Warrant holder had exercised his, her or its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in the Class A Ordinary Shares covered by Section 4.1, 4.2 or 4.3, then such adjustment shall be made pursuant to Sections 4.1, 4.2, 4.3, 4.4 and this Section 4.5; provided, that if less than 70% of the consideration receivable by the holders of the Class A Ordinary Shares in the applicable event is payable in the form of ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder properly exercises the Warrant within thirty (30) days following the public disclosure of the consummation of such applicable event by the Company pursuant to a Current Report on Form 8-K filed with the Securities and Exchange Commission, the Warrant Price shall be reduced by an amount (in dollars) equal to the difference (but in no event less than zero) of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Warrant immediately prior to the consummation of the applicable event based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (“Bloomberg”). For purposes of calculating such amount, (1) Section 6 of this Agreement shall be taken into account, (2) the price of each Ordinary Share shall be the volume weighted average price of the Class A Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event, (3) the assumed volatility shall be the 90 day volatility obtained from the HVT function on Bloomberg determined as of the

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trading day immediately prior to the day of the announcement of the applicable event, and (4) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the Warrant. “Per Share Consideration” means (i) if the consideration paid to holders of the Class A Ordinary Shares consists exclusively of cash, the amount of such cash per Class A Ordinary Share, and (ii) in all other cases, the volume weighted average price of the Class A Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event. In no event will the Warrant Price be reduced to less than the par value per share issuable upon exercise of such Warrant. The provisions of this Section 4.5 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

4.6 Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3, 4.4 or 4.5, then, in any such event, the Company shall give written notice to each Warrant holder, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.7 No Fractional Warrants or Shares. No fractional Warrants will be issued hereunder. Additionally, notwithstanding any provision contained in this Warrant Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number of Class A Ordinary Shares to be issued to the Warrant holder.

4.8 Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

5.	Transfer and Exchange of Warrants.

5.1 Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

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5.2 Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend (as in the case of the Private Placement Warrants), the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

5.3 Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate for a fraction of a warrant.

5.4 Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5 Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

5.6 Private Placement Warrants. The Warrant Agent shall not register any transfer of Private Placement Warrants until 30 days after the consummation by the Company of an initial Business Combination, except for transfers (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members or partners of the Company’s sponsor or their affiliates, or any affiliates of the Company’s sponsor, (ii) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization, (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, (iv) in the case of an individual, pursuant to a qualified domestic relations order, (v) by private sales or transfers made in connection with the Business Combination at prices no greater than the price at which the Private Placement Warrants were originally purchased, (vi) by virtue of the holder’s organizational documents upon liquidation or dissolution of the holder, (vii) to the Company for no value for cancellation in connection with the consummation of the Business Combination, (viii) in the event of the Company’s liquidation prior to the completion of a Business Combination, or (ix) in the event of completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property subsequent to the completion of a Business Combination, in each case (except for clause (vii) or with the prior written consent of the Company) on the condition that prior to such registration for transfer, the Warrant Agent shall be presented with written documentation pursuant to which each transferee or the trustee or legal guardian for such transferee (the “ permitted transferees”) agrees to be bound by the terms of the Private Placement Warrants Purchase Agreement.

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6.	Redemption.

6.1 Redemption. Subject to Section 6.4 hereof, all but not less than all of the outstanding Public Warrants may be redeemed, at the option of the Company, at any time while they are exercisable and prior to their expiration (so long as there is a current registration statement in effect with respect to the Class A Ordinary Shares underlying the Warrants), at the office of the Warrant Agent, upon the notice referred to in Section 6.2, at the price of $0.01 per Warrant (“Redemption Price”), provided that the last sales price of the Class A Ordinary Shares equals or exceeds $18.00 per share (subject to adjustment in accordance with Section 4 hereof), on each of twenty (20) trading days within any thirty (30) trading day period ending on the third business day prior to the date on which notice of redemption is given.

6.2 Date Fixed for, and Notice of, Redemption. In the event the Company shall elect to redeem all of the Public Warrants, the Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the Redemption Date to the registered holders of the Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.

6.3 Exercise After Notice of Redemption. The Public Warrants may be exercised, for cash (or on a “cashless basis” in accordance with Section 3 hereof) at any time after notice of redemption shall have been given by the Company pursuant to Section 6.2 hereof and prior to the Redemption Date. In the event the Company determines to require all holders of Public Warrants to exercise their Warrants on a “cashless basis” pursuant to Section 3.3.1(b), the notice of redemption will contain the information necessary to calculate the number of Class A Ordinary Shares to be received upon exercise of the Warrants, including the “Fair Market Value” in such case. On and after the Redemption Date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

6.4 Exclusion of Private Placement Warrants. The Company agrees that the redemption rights provided in this Section 6 shall not apply to the Private Placement Warrants if at the time of the redemption such Private Placement Warrants continue to be held by the initial purchasers or their permitted transferees. However, once such Private Placement Warrants are transferred (other than to permitted transferees under Section 5.6), the Company may redeem the Private Placement Warrants, provided that the criteria for redemption are met, including the opportunity of the holder of such Warrants to exercise the Warrants prior to redemption pursuant to Section 6.3. Private Placement Warrants that are transferred to persons other than Permitted Transferees shall upon such transfer cease to be Private Placement Warrants and shall become Public Warrants under this Agreement.

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7.	Other Provisions Relating to Rights of Holders of Warrants.

7.1 No Rights as Shareholder. A Warrant does not entitle the registered holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

7.2 Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

7.3 Reservation of Class A Ordinary Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued Class A Ordinary Shares that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

7.4 Registration of Class A Ordinary Shares. The Company agrees that as soon as practicable, but in no event later than twenty (20) Business Days after the closing of its initial Business Combination, it shall use its reasonable best efforts to file with the Securities and Exchange Commission a registration statement for the registration, under the Act, of the Class A Ordinary Shares issuable upon exercise of the Warrants, and it shall use its reasonable best efforts to take such action as is necessary to register or qualify for sale, in those states in which the Warrants were initially offered by the Company, the Class A Ordinary Shares issuable upon exercise of the Warrants, to the extent an exemption is not available. The Company will use its reasonable best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement until the expiration of the Warrants in accordance with the provisions of this Agreement. In addition, the Company agrees to use its reasonable best efforts to register such securities under the blue sky laws of the states of residence of the exercising warrant holders to the extent an exemption is not available. If any such registration statement has not been declared effective by the 60th day following the closing of the Business Combination, holders of the Warrants shall have the right, during the period beginning on the 61st day after the closing of the Business Combination and ending upon such registration statement being declared effective by the Securities and Exchange Commission, and during any other period when the Company shall fail to have maintained an effective registration statement covering the Class A Ordinary Shares issuable upon exercise of the Warrants, to exercise such Warrants on a “cashless basis” as determined in accordance with Section 3.3.1(d). The Company shall provide the Warrant Agent with an opinion of counsel for the Company (which shall be an outside law firm with securities law experience) stating that (i) the exercise of the Warrants on a cashless basis in accordance with this Section 7.4 is not required to be registered under the Act and (ii) the Class A Ordinary Shares issued upon such exercise are transferable without registration under the Act by any holder which (a) is not an “affiliate” of the Company as defined in Rule 144(a)(1) under the Securities Act, (b) has not been such an “affiliate” within three months of such transfer, (c)

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has not acquired such Class A Ordinary shares within one year of such transfer, and (iii) will not be required to bear a restrictive legend. For the avoidance of any doubt, unless and until all of the Warrants have been exercised on a cashless basis or have expired, the Company shall continue to be obligated to comply with its registration obligations under the first three sentences of this Section 7.4.

8.	Concerning the Warrant Agent and Other Matters.

8.1 Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Class A Ordinary Shares upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

8.2 Resignation, Consolidation, or Merger of Warrant Agent.

8.2.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

8.2.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Class A Ordinary Shares not later than the effective date of any such appointment.

8.2.3 Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

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8.3 Fees and Expenses of Warrant Agent.

8.3.1 Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

8.3.2 Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

8.4 Liability of Warrant Agent.

8.4.1 Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer or Chairman of the Board of Directors of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

8.4.2 Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable, documented counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent’s gross negligence, willful misconduct, or bad faith.

8.4.3 Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Class A Ordinary Shares to be issued pursuant to this Agreement or any Warrant or as to whether any Class A Ordinary Shares will, when issued, be valid and fully paid and nonassessable.

8.5 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of Class A Ordinary Shares through the exercise of Warrants.

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9.	Miscellaneous Provisions.

9.1 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2 Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Leo Holdings Corp.

21 Grosvenor Place

London, SW1X 7HF

Attn: Simon Brown, Secretary

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Compliance Department

with a copy in each case to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn: Christian O. Nagler

and

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite 1400

Palo Alto, California 94301

Attn: Gregg A. Noel, Esq.

and

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York

10013 Attn: General Counsel

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9.3 Applicable Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

9.4 Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.

9.5 Examination of the Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the United States, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

9.6 Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.7 Effect of Headings. The Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

9.8 Amendments.

This Agreement may be amended by the parties hereto without the consent of any registered holder or any other party for the purpose of: (i) curing any ambiguity, (ii) curing, correcting or supplementing any defective provision or mistake contained herein, (iii) adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders, and (iv) adjusting the Warrant Price in accordance with the terms hereof.

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All other modifications or amendments, including any amendment to increase the Warrant Price or shorten the Exercise Period and any amendment to the terms of only the Private Placement Warrants, shall require the written consent or vote of the registered holders of a majority of the then outstanding Public Warrants. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period pursuant to Sections 3.1 and 3.2, respectively, without the consent of the registered holders.

9.9 Trust Account Waiver. The Warrant Agent acknowledges and agrees that it shall not make any claims or proceed against the trust account established by the Company in connection with the Public Offering (as more fully described in the Registration Statement) (“Trust Account”), including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance. In the event that the Warrant Agent has a claim against the Company under this Agreement, the Warrant Agent will pursue such claim solely against the Company and not against the property held in the Trust Account.

9.10 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

9.11 Class A Shares. For the avoidance of doubt, from and after the Domestication, references herein to Class A Ordinary Shares shall refer to shares of Class A common stock, $0.0001 par value per share, of the Company.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

LEO HOLDINGS CORP.

By:	/s/ Simon Brown
Name:	Simon Brown
Title:	Secretary

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Isaac J Kagan
Name:	Isaac J Kagan
Title:	Vice President

Exhibit 10.3

EXECUTION VERSION

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

a Delaware limited liability company

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH SECURITIES MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS AND ANY OTHER APPLICABLE SECURITIES LAWS AND (II) THE TERMS AND CONDITIONS OF THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

Dated as of July 15, 2020

i

ii

iii

EXHIBIT A: EXAMPLES REGARDING ADJUSTMENT FACTOR

EXHIBIT B: NOTICE OF REDEMPTION

EXHIBIT C: CONSENT BY SPOUSE

iv

AMENDED AND RESTATED LIMITED LIABILITY COMPANY

AGREEMENT OF

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC, dated as of July 15, 2020 (this “Agreement”), is entered into by and among Digital Media Solutions Holdings, LLC, a Delaware limited liability company (the “Company”), each of the Members (as defined herein), and, solely with respect to Section 7.2(b) and Section 7.3(d), each of the Prism Members (as defined herein) and, solely with respect to Section 4.4, Section 4.5, Section 4.6, Section 7.2, Section 7.3, Section 11.7 and Section 14.1(b), Digital Media Solutions, Inc., a Delaware corporation (the “Corporation”).

RECITALS

WHEREAS, the Company was formed pursuant to the Delaware Limited Liability Company Act (the “Act”), by the filing of a Certificate of Formation with the Secretary of the State of Delaware;

WHEREAS, the Company operated pursuant to the terms of that certain Limited Liability Company Agreement, dated as of July 3, 2018 (the “Original Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, dated as of April 23, 2020 (the “Business Combination Agreement”) by and between the Corporation, Prism Data, LLC, a Delaware limited liability company (“Prism”), CEP V-A DMS AIV Limited Partnership, a Delaware limited partnership (“Clairvest” and, together with Prism, the “Initial Members”), the Company, CEP V DMS US Blocker Company, a Delaware corporation (the “Blocker Member”) and the other parties thereto, the Corporation, the Initial Members, the Blocker Member and the Company have consummated certain transactions and, as of the Closing Date and in accordance with Section 2.2, the Blocker Member holds a number of Common Units equal to the number of issued and outstanding Class A Shares (including the number of Class A Shares into which all outstanding Class C Shares are convertible in accordance with the Charter) on the Closing Date and the Initial Members hold a number of Common Units equal to the product of (a) the number of issued and outstanding Class B Shares held by the Initial Members on the Closing Date, multiplied by (b) the Conversion Ratio; and

WHEREAS, the Blocker Member and the Initial Members now desire to amend and restate the Original Agreement in its entirety to be as set forth herein.

NOW, THEREFORE, in consideration of the benefits to be derived hereunder and the transactions contemplated hereby, and the representations, warranties, covenants, agreements and conditions set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Definitions. As used herein, each of the following underlined terms has the meaning specified in this Section 1.1:

“Additional Member” means any Person that is admitted to the Company as a Member pursuant to Section 12.1, is shown as such on the books and records of the Company and has not ceased to be a Member pursuant to the Act and this Agreement; provided that a Substituted Member shall not be deemed an Additional Member.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year after giving effect to the following adjustments: (a) credit to such Capital Account any amounts that such Member is obligated to restore pursuant to the penultimate sentences of Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5) and (b) debit to such Capital Account such Member’s share of the items described in Regulations sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjustment Factor” means 1.0; provided, however, that in the event:

(a) the Corporation (i) declares or pays a dividend on its outstanding Class A Shares wholly or partly in Class A Shares or makes a distribution to all holders of its outstanding Class A Shares wholly or partly in Class A Shares, (ii) splits or subdivides its outstanding Class A Shares or (iii) effects a reverse stock split or otherwise combines its outstanding Class A Shares into a smaller number of Class A Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (1) the numerator of which shall be the number of Class A Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (2) the denominator of which shall be the actual number of Class A Shares (determined without such assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(b) the Corporation distributes any rights, options or warrants to all holders of its Class A Shares to subscribe for or to purchase or to otherwise acquire Class A Shares, or other securities or rights convertible into, exchangeable for or exercisable for Class A Shares, at a price per share less than the Value of a Class A Share on the record date for such distribution (each a “Distributed Right”), then, as of the later of the distribution date of such Distributed Rights and the time such Distributed Rights become exercisable, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (i) the numerator of which shall be the number of Class A Shares issued and outstanding on the later of such record date and the date such Distributed Rights become exercisable, plus the maximum number of Class A Shares purchasable

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under such Distributed Rights and (ii) the denominator of which shall be the number of Class A Shares issued and outstanding on the later of such record date and the date such Distributed Rights become exercisable, plus a fraction (1) the numerator of which is the maximum number of Class A Shares purchasable under such Distributed Rights, multiplied by the minimum purchase price per Class A Share under such Distributed Rights and (2) the denominator of which is the Value of a Class A Share as of the later of such record date and the date such Distributed Rights become exercisable; provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution (or, if later, the time the Distributed Rights become exercisable) of the Distributed Rights, to reflect a reduced maximum number of Class A Shares or any change in the minimum purchase price for the purposes of the above fraction; and

(c) the Corporation distributes, by dividend or otherwise, to all holders of its Class A Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in the foregoing clauses (a) or (b)), which evidences of indebtedness or assets relate to assets not received by the Corporation or its Controlled Entities pursuant to a pro rata distribution by the Company, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to 5:00 p.m., New York City time, on the record date fixed for the determination of stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be such Value of a Class A Share on such record date and (ii) the denominator of which shall be the Value of a Class A Share as of such record date less the then Fair Market Value (as determined by the Corporation, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one Class A Share;

provided that, notwithstanding the foregoing, if any of the events in clauses (a), (b) or (c) above occur, no adjustments to the Adjustment Factor will be made for any class or series of Membership Interests to the extent that the Company makes or effects a correlative distribution or payment to all of the Members holding Membership Interests of such class or series, or effects a correlative split, subdivision, reverse split or combination in respect of the Membership Interests of such class or series. If the Corporation effects a dividend that allows holders of Class A Shares to elect to receive cash or additional Class A Shares, the Company may effect a correlative distribution by distributing to all Members holding Membership Interests of such class or series a combination of cash and additional Membership Interests in the same ratio as the ratio of cash and Class A Shares paid and issued by the Corporation, without offering Members an opportunity to elect to receive cash or additional Membership Interests. Any adjustments to the Adjustment Factor shall become effective immediately after such event, retroactive to the record date, if any, for such event. For illustrative purposes only, examples of adjustments to the Adjustment Factor are set forth on Exhibit A.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person; provided that, for the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management

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and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, however, that no member of the Parent Corporation Group shall be considered an Affiliate of any Non-Blocker Member for purposes hereof.

“Asset” means any assets or property of the Company.

“Assignee” means any Person (a) to which a Membership Interest has been Transferred but that has not become a Substituted Member and (b) that has the rights set forth in Section 11.5.

“Assumed Tax Liability” means, in the case of the Parent Corporation Group, the sum of (a) all of the Parent Corporation Group’s federal, state, local and non-U.S. tax liabilities, plus (b) the amount necessary to satisfy the Corporation’s payment obligations pursuant to the Tax Receivable Agreement, in each case during the Fiscal Year to which the Tax Distribution under Section 5.2 relates.

“Bankruptcy” means, with respect to any Person, the occurrence of any event specified in Section 17-402(a)(4) or (5) of the Act with respect to such Person, and the term “Bankrupt” has a meaning correlative to the foregoing.

“Board of Directors” means the Board of Directors of the Corporation.

“Board of Managers” means the Board of Managers of the Company, which shall, unless otherwise determined by the Board of Directors in its sole discretion, at all times to be composed of the same persons who are then members of the Board of Directors.

“Business” means the business of the Company and its Controlled Entities, providing lead generation services using proprietary systems and processes to reach, engage and acquire potential customers for clients in the for-profit education vertical as currently carried on by the Company and its Controlled Entities and such other businesses the Company and its Controlled Entities may undertake from time to time.

“Business Day” means any day, excluding Saturday, Sunday and any day on which banking institutions in New York, New York are required or permitted by applicable Law to be closed.

“Capital Accounts” means the capital accounts established and maintained on the books of the Company for each Member in accordance with Article IV hereof and which, as of the date hereof, are set forth on Schedule I.

“Capital Contribution” means, with respect to any Member, the cash and the initial Fair Market Value of any other property contributed to the Company by or on behalf of such Member pursuant to the terms hereof or which has previously been contributed to the Company, as the case may be.

“Capital Share” means any share of any class or series of capital stock of the Corporation now or hereafter authorized (including any Preferred Share), other than a Common Share.

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“Cash Amount” means an amount of cash equal to the product of (a) the Value of a Class A Share, multiplied by (b) the Class A Shares Amount, in each case, determined as of the applicable Valuation Date.

“Certificate” means the Certificate of Formation executed and filed in the Office of the Secretary of State of the State of Delaware (and any and all amendments thereto and restatements thereof) on behalf of the Company pursuant to the Act.

“Charter” means the certificate of incorporation of the Corporation, within the meaning of Section 104 of the General Corporation Law of the State of Delaware.

“Clairvest Group” means, collectively, Clairvest and any Permitted Transferee of Clairvest that is an Affiliate of Clairvest and is not a direct or indirect limited partner of Clairvest.

“Class A Shares” means, as applicable, (a) the Class A common stock, $0.001 par value per share, of the Corporation or (b) following any consolidation, merger, reclassification or other similar event involving the Corporation, any shares or other securities of the Corporation or any other Person or cash or other property that become payable in consideration for the Class A common stock, $0.001 par value per share, of the Corporation or into which the Class A common stock, $0.001 par value per share, of the Corporation is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event; provided that Class A Shares as used herein shall be deemed to include the number of Class A Shares into which all of the then-outstanding Class C Shares are convertible in accordance with the Charter.

“Class A Shares Amount” means a number of Class A Shares equal to the product of (a) the number of Tendered Units or Termination Transaction Units, as applicable, multiplied by (b) the Adjustment Factor; provided, however, that, in the event that the Corporation issues to all holders of Class A Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase Class A Shares, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance being within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the Class A Shares Amount shall also include such Rights that a holder of that number of Class A Shares would be entitled to receive, expressed, where relevant hereunder, as a number of Class A Shares, determined by the Corporation.

“Class B Shares” means, as applicable, (a) the Class B common stock, $0.001 par value per share, of the Corporation or (b) following any consolidation, merger, reclassification or other similar event involving the Corporation, any shares or other securities of the Corporation or any other Person or cash or other property that become payable in consideration for the Class B common stock, $0.001 par value per share, of the Corporation or into which the Class B common stock, $0.001 par value per share, of the Corporation is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

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“Class C Shares” means (a) the Class C common stock, $0.001 par value per share, of the Corporation or (b) following any consolidation, merger, reclassification or other similar event involving the Corporation, any shares or other securities of the Corporation or any other Person or cash or other property that become payable in consideration for the Class C common stock, $0.001 par value per share, of the Corporation or into which the Class C common stock, $0.001 par value per share, of the Corporation is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Closing Date” means July 15, 2020.

“Code” means the Internal Revenue Code of 1986.

“Common Shares” means the Class A Shares, Class B Shares and Class C Shares.

“Common Unit” means a Membership Interest designated as a “Common Unit” in accordance with Section 4.2 and having the rights, preferences and privileges set forth herein.

“Company Employee” means an employee of the Company or an employee of a Controlled Entity of the Company, if any.

“Company Minimum Gain” means “partnership minimum gain” as set forth in Regulations section 1.704-2(b)(2).

“Company Record Date” means, with respect to any meeting of the Members, consent to any matter, distribution, allotment or determination of the Members, the record date established by the Board of Managers for the purpose of determining the Members entitled to notice of or to vote at any such meeting, consent to any such matter, receive any such distribution or allotment or make any such determination, as applicable, which, in the case of a record date fixed for the determination of Members entitled to receive any distribution, shall (unless otherwise determined by the Board of Managers) generally be the same as the record date established by the Corporation for a dividend or distribution to its stockholders of some or all of its portion of such dividend or distribution.

“Company Property” means all interests in properties, whether real or personal, tangible or intangible, and rights of any type owned thereon or held by the Company or any Controlled Entity thereof, including all cash, securities and other property.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Member given in accordance with Section 8.2.

“Consent of the Members” means the Consent of a Majority in Interest of the Members, with all of the Members voting together as a single class, which Consent shall be obtained before the taking of any action for which it is required hereby and, except as otherwise provided herein, may be given or withheld by the Members in their discretion.

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“Consent of the Non-Blocker Members” means (a) prior to any Transfer (other than a Redemption pursuant to which such Initial Member continues to hold at least 50% of such Initial Member’s Membership Interests as of the Closing Date) of any Initial Member’s Membership Interests, the Consent of all Initial Members and (b) following any Transfer (or any Redemption pursuant to which such Initial Member no longer continues to hold at least 50% of such Initial Member’s Member Interests as of the Closing Date) of any Initial Member’s Membership Interests, the Consent of a Majority in Interest of the Non-Blocker Members, with all of such Non-Blocker Members voting together as a single class; provided that, prior to a Transfer of any of Clairvest’s Membership Interests to a Transferee that is not a member of the Clairvest Group, such consent described in this clause (b) shall require the consent of all of the members of the Clairvest Group holding Common Units, in each case, which Consent shall be obtained before the taking of any action for which it is required hereby and, except as otherwise provided herein, may be given or withheld by the Members in their discretion.

“Controlled Entity” means, as to any Person, (a) any corporation more than 50% of the outstanding voting stock of which is owned by such Person or such Person’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Person or such Person’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership, limited partnership or limited liability partnership of which such Person or such Person’s Family Members or Affiliates is the general or managing partner or in which such Person or such Person’s Family Members or Affiliates hold partnership interests representing at least 50% of such partnership’s capital and profits and (d) any limited liability company of which such Person or such Person’s Family Members or Affiliates is the manager or managing member or in which such Person or such Person’s Family Members or Affiliates hold limited liability company or membership interests representing at least 50% of such limited liability company’s capital and profits.

“Conversion Ratio” has the meaning ascribed to such term in the Charter (as in effect on the Closing Date).

“Covered Person” means, as of any time of determination, (a) any current or former Member (including the Blocker Member) or the Corporation or any member of the Parent Corporation Group, (b) any officer, manager, director, stockholder, equity holder, partner, member, employee, Controlled Entity or other Affiliate of any current or former Non-Blocker Member or any member of the Parent Corporation Group (including the Blocker Member), and (c) any current or former officer or manager of the Company, or in the sole discretion of the Board of Managers, employee director of the Corporation.

“Customers” means all Persons who are as of July 3, 2018 or were at any time during the two (2) year period prior to July 3, 2018 customers of the Business.

“Cut-Off Date” means the fifth (5th) Business Day after the Company’s receipt of a Notice of Redemption or the date of delivery of the Termination Transaction Redemption Notice.

“Debt” means, with respect to any Person as of any date of determination, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof and (d) obligations of such Person as lessee under leases that are required by U.S. generally accepted accounting principles, in effect from time to time, to be classified as capital leases.

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“De Minimis” shall mean an amount small enough as to make not accounting for it commercially reasonable or accounting for it administratively impractical, in each case as determined by the Board of Managers.

“Depreciation” means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable under U.S. federal income tax principles with respect to an asset for such Fiscal Year or other period, except that, if the Gross Asset Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such Fiscal Year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the U.S. federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis (except as otherwise required by Regulations section 1.704-3(d)(2)); provided, however, that, if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero ($0), Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board of Managers.

“Distributed Right” has the meaning set forth in the definition of “Adjustment Factor.”

“Equity Plan” means any plan, agreement or other arrangement that provides for the grant or issuance of equity or equity-based awards and that is now or is hereafter adopted by the Company or the Corporation for the benefit of any of their respective employees or other service providers (including directors, advisers and consultants), or the employees or other services providers (including directors, advisers and consultants) of any of their respective Affiliates or Controlled Entities.

“Equivalent Units” means, with respect to any class or series of Capital Shares, Membership Interests with preferences, conversion and other rights (other than voting rights), restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption that are substantially the same as (or correspond to) the preferences, conversion and other rights, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of such Capital Shares as appropriate to reflect the relative rights and preferences of such Capital Shares as to the Class A Shares and the other classes and series of Capital Shares as such Equivalent Units would have as to Common Units and the other classes and series of Units corresponding to the other classes of Capital Shares, but not as to matters such as voting for members of the Board of Directors that are not applicable to the Company. For the avoidance of doubt, the voting rights, redemption rights and rights to Transfer Equivalent Units need not be similar to the rights of the corresponding class or series of Capital Shares, provided, however, that with respect to redemption rights, the terms of Equivalent Units must be such so that the Company complies with Section 4.9.

“ERISA” means the Employee Retirement Income Security Act of 1974.

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“Exchange Act” means the Securities Exchange Act of 1934.

“Fair Market Value” means, with respect to any asset or property, an amount equal to the price at which a willing buyer having all relevant knowledge would purchase, and a willing seller would sell, such asset or property (a) in an arm’s-length transaction based on standard valuation techniques, including discounted cash flows, valuation of comparable companies, current market prices and comparable transactions, and (b) without regard to any compulsion to sell or the impact of an immediate sale, in each case, as determined by the Board of Managers (subject to Section 15.2(c))

“Family Members” means, with respect to any Person, (a) the spouse, former spouse, child, step-child, sibling, niece, nephew, parent, grandparent or any lineal descendent (whether by blood or adoption) of such Person or a parent, grandparent or any lineal descendent (whether by blood or adoption) of such Person’s spouse, (b) any corporation, partnership or limited liability company all or substantially all of the equity interests in which are owned by any Person described in the foregoing clause (a) or (c) a trust, custodial account or guardianship administered primarily for the benefit of any Person described in the foregoing clause (a).

“Fiscal Year” means, unless otherwise determined by the Board of Managers, the annual accounting period of the Company ending December 31 of each calendar year, or such other period as may be required under Section 706 of the Code.

“Gross Asset Value” means, with respect to any Company asset, the adjusted tax basis of the asset for United States federal income tax purposes, except that (a) the initial Gross Asset Value of any property contributed by a Member to the Company (other than cash) shall be the Fair Market Value of such property, (b) the Gross Asset Value of any asset distributed or deemed distributed to a Member by the Company shall be the Fair Market Value of such asset at the time of such distribution, and (c) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Value, in accordance with the rules set forth in Section 1.704-1(b)(2)(iv)(f) of the Regulations, except as otherwise provided herein, immediately prior to: (i) the date of the acquisition of any additional Membership Interests by any new or existing Member in exchange for more than a De Minimis Capital Contribution; (ii) the date of the distribution of more than a De Minimis amount of Company property (other than a pro rata distribution) to a Member; (iii) the date of the actual liquidation of the Company within the meaning of Regulations section 1.704-1(b)(2)(ii)(g); (iv) the date of the acquisition of any additional Membership Interests (other than a De Minimis number of Membership Interests) by any new or existing Member as consideration for the performance of services to or for the benefit of the Company; or (v) any other time at which revaluations of property are permitted to be made under Regulations section 1.704-1(b)(2)(iv); provided that adjustments pursuant to the foregoing clauses (i), (ii), (iii) and (v) shall be made only if the Board of Managers determines in good faith that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members. In the case of any asset that has a Gross Asset Value determined pursuant to the foregoing clauses (i), (ii), (iv) or (v), Depreciation shall be computed based on the asset’s Gross Asset Value as so determined, and not on the asset’s adjusted tax basis.

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“Incapacity” or “Incapacitated” means:

(a) with respect to any Member who is an individual, the death or total physical disability of such Member or the entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her person or his or her estate;

(b) with respect to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its certificate or articles of information or similar governing document;

(c) with respect to any Member that is a limited liability company, partnership, limited partnership or limited liability partnership, the dissolution and commencement of winding up of such Member;

(d) with respect to any Member that is an estate, the distribution by the fiduciary of such estate’s entire interest in the Company;

(e) with respect to any trustee of a trust that is a Member, the termination of such trust (but not the substitution of a new trustee); or

(f) with respect to any Member, the Bankruptcy of such Member.

“Intellectual Property” means all intellectual property rights recognized under applicable Law, including, without limitation, with respect to (a) all patents, patent applications and other patent rights, including divisional and continuation patents, (b) all registered and unregistered trade-marks, service marks, logos, slogans, corporate names, business names and other indicia of origin, and all applications and registrations therefor, (c) registered and unregistered copyrights, including all copyright in and to computer software programs, including the software, and applications and registrations of such copyright, (d) internet domain names, applications and reservations for internet domain names and uniform resource locators, (e) industrial designs and (f) trade secrets and proprietary information not otherwise listed in (a) through (e) above, including, without limitation, in all inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), confidential information, technical data, customer lists, corporate and business names, trade names, trade dress, brand names, know-how, show-how, mask works, circuit topography, formulae, methods (whether or not patentable), designs, processes, procedures, technology, business methods, source code, object code, computer software programs (in either source code or object code form), databases, data collections and other proprietary information of any type, howsoever recorded or unrecorded.

“IRS” means the United States Internal Revenue Service.

“Law” means any applicable local or foreign law (including common law), statute, ordinance, code, treaty, rule, regulation, instruction, order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a governmental authority.

“Lock-up Period” means the period commencing on the Closing Date and continuing through the date that is 180 days after the Closing Date; provided, however, that the Board of Managers may, by written agreement with a Member, shorten or lengthen the Lock-Up Period applicable to such Member, in the sole discretion of the Board of Managers, and without having any obligation to do so for any other Member.

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“Majority in Interest of the Members” means Members (including the Blocker Member and any Controlled Entity thereof) entitled to vote on or consent to any matter holding more than 50% of all outstanding Membership Interests held by all Members (including the Blocker Member and any Controlled Entity thereof) entitled to vote on or consent to such matter.

“Majority in Interest of the Non-Blocker Members” means the Non-Blocker Members entitled to vote on or consent to any matter holding more than 50% of all outstanding Membership Interests held by all Non-Blocker Members entitled to vote on or consent to such matter.

“Member” means the Blocker Member or any Non-Blocker Member and any Person (other than the Blocker Member or any Non-Blocker Member) that is, from time to time, admitted to the Company as a member pursuant to the Act and this Agreement and any Substituted Member or Additional Member and, in each case, that has not ceased to be a member of the Company pursuant to the Act and this Agreement.

“Member Minimum Gain” means “partner nonrecourse debt minimum gain,” as determined under Regulations section 1.704-2(i)(3).

“Member Nonrecourse Debt” means “partner nonrecourse debt,” as set forth in Regulations section 1.704-2(b)(4).

“Member Nonrecourse Deductions” means “partner nonrecourse deductions,” as set forth in Regulations section 1.704-2(i). The amount of Member Nonrecourse Deductions shall be determined as set forth in Regulations section 1.704-2(i).

“Membership Interest” means a limited liability company interest in the Company having the rights, preferences and privileges, and being subject to the covenants and agreements, set forth herein; provided that there may be one or more classes of Membership Interests, including Common Units and Equivalent Units.

“Net Profits” and “Net Loss” mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication):

(a) any income of the Company that is exempt from federal income tax not otherwise taken into account in computing Net Profits or Net Loss shall be added to such taxable income or loss;

(b) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to Regulations section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profits or Net Loss shall be subtracted from such taxable income or loss;

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(c) income, gain or loss resulting from any disposition of, distribution to a Member of, or depreciation, amortization or other cost recovery deductions with respect to, Company property shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(d) in the event the Gross Asset Value of any Company asset is adjusted pursuant to the definition of Gross Asset Value above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits and Net Losses; and

(e) to the extent an adjustment to the adjusted tax basis of any asset pursuant to Section 734(b) of the Code is required pursuant to Regulations section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution (other than in liquidation of a Member’s interest in the Company), the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses.

“New Securities” means (a) any right, option, warrant or convertible or exchangeable security that entitles the holder thereof to subscribe for or purchase, convert such security into or exchange such securities for, Common Shares or Capital Shares, excluding Capital Shares or grants under the Equity Plans or (b) any Debt that entitles the holder thereof to subscribe for or purchase, convert such Debt into or exchange such Debt for, Common Shares or Capital Shares.

“Non-Blocker Member” means any Person (other than the Blocker Member) that is, from time to time, admitted to the Company as a member pursuant to the Act and this Agreement, including the Initial Members, and any Substituted Member or Additional Member and, in each case, that has not ceased to be a member of the Company pursuant to the Act and this Agreement.

“Nonrecourse Debt” means a “nonrecourse liability” as set forth in Regulations section 1.704-2(b)(3).

“Nonrecourse Deductions” means “nonrecourse deductions,” as set forth in Regulations sections 1.704-2(b) and 1.704-2(c). The amount of Nonrecourse Deductions shall be determined as set forth in Regulations sections 1.704-2(b) and 1.704-2(c).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit B.

“Optionee” means a Person to whom a stock option is granted under any Equity Plan.

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“Parent Corporation Group” has the meaning set forth in the Tax Receivable Agreement.

“Partnership Audit Procedures” means Sections 6221 through 6241 of the Code and the Regulations promulgated thereunder.

“Percentage Interest” means, with respect to each Member, as to any class, series or type of Membership Interests, the fraction, expressed as a percentage, (a) the numerator of which is the aggregate number of such class, series or type of Membership Interests held by such Member and (b) the denominator of which is the total number of such class, series or type of Membership Interests held by all Members; provided that, unless specified otherwise herein, Percentage Interest shall be deemed to apply to Common Units.

“Permitted Lender Transferee” any lender or lenders secured by a Pledge, or agents acting on their behalf, to whom Membership Interests are Transferred pursuant to the exercise of remedies under a Pledge and any special purpose entities owned and used by such lenders or agents for the purpose of holding any such Membership Interests and that agrees to be bound by the terms and conditions hereof.

“Permitted Transfer” means (a) any Pledge and any Transfer of Membership Interests, in whole or in part, to a Permitted Transferee pursuant to the exercise of remedies under a Pledge; provided that the terms thereof require that any Membership Interest subject thereto be redeemed pursuant to Section 14.1 upon realization of such security, (b) any Transfer by a Member of Membership Interests (other than a Pledge), in whole or in part, to a Permitted Transferee, (c) any Initial Member’s forfeiture of Common Units pursuant to Section 3.3 of the Business Combination Agreement and (d) any Prism Redemption Distribution.

“Permitted Transferee” means, with respect to any Member, (a) any Family Member, Controlled Entity or Affiliate of such Member, (b) a Permitted Lender Transferee, (c) any Person, including any Third-Party Pledge Transferee designated by any lender or lenders secured by a Pledge, or agents acting on their behalf, to which Membership Interests are Transferred pursuant to the exercise of remedies under a Pledge, whether before or after one (1) or more Permitted Lender Transferees take title to such Membership Interests, and (d) any other Member or Permitted Transferee of such other Member (solely to the extent such Transfer was not taxable for U.S. federal income tax purposes).

“Person” means an individual or a corporation, partnership, limited partnership, limited liability partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Pledge” means a pledge by a Member of one (1) or more of its Membership Interests to one (1) or more banks or lending institutions, or agents acting on their behalf, that are not Affiliates of such Member, as collateral or security for a bona fide loan or other extension of credit, in each case as approved in advance by the Board of Managers. No Pledge is outstanding or in effect as of the date hereof.

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“Preferred Share” means a share of capital stock of the Corporation now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or senior to the Common Shares.

“Prior Distribution” means any distribution made to the Members pursuant to Section 5.1 or Section 5.2.

“Prism Member” means any of Joe Marinucci, Luis Ruelas, Fernando Borghese, Matthew Goodman, David Shteif and Jonathan Katz, each an individual.

“Prospective Customer” means a person canvassed or solicited by the Company or any Controlled Entity of the Company at any time during the previous one (1) year period prior to July 3, 2018 in connection with the Business.

“Qualified Transferee” means an “accredited investor,” as defined in Rule 501 promulgated under the Securities Act.

“Qualifying Party” means (a) a Member, (b) an Additional Member or (c) an Assignee that is the transferee of a Member’s Membership Interest in a Permitted Transfer or (d) any Person that is the transferee of a Member’s Membership Interest in a Permitted Transfer; provided, however, that a Qualifying Party shall not include the Corporation or any direct or indirect Controlled Entity of the Corporation.

“Regulations” means, except where the context indicates otherwise, the final and temporary regulations of the Department of the Treasury under the Code, as such regulations may be lawfully changed from time to time.

“Rights” has the meaning set forth in the definition of “Class A Shares Amount.”

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Specified Redemption Date” means a date set by the Board of Managers in accordance with Section 14.1(c)(vi) or, with respect to a Termination Transaction Redemption, the date as set forth in a Termination Transaction Redemption Notice.

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 11.4.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of the Closing Date, by and between the Corporation, the Blocker Member, Prism, Clairvest, the Blocker Sellers (as defined in the Business Combination Agreement) and Clairvest GP Manageco Inc., a Delaware corporation.

“Terminating Non-Blocker Member” has the meaning in the definition of “Termination Transaction of a Non-Blocker Member.”

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“Termination Transaction of a Non-Blocker Member” means any direct or indirect Transfer of all or any portion of a Non-Blocker Member’s (including any Initial Member’s) (such Member, the “Terminating Non-Blocker Member”) Membership Interests in connection with, or the other occurrence of, (a) a merger, consolidation or other combination involving such Non-Blocker Member, on the one hand, and any other Person, on the other hand, (b) a sale, lease, exchange or other transfer of all or substantially all of the assets of such Non-Blocker Member, whether in a single transaction or a series of related transactions, (c) the Bankruptcy of, or the adoption of any plan of liquidation or dissolution of, such Non-Blocker Member or (d) any other direct or indirect Transfer of all or any portion of such Non-Blocker Member’s Membership Interests, other than, in the case of each of the foregoing clauses (a)-(d), a Transfer effected in accordance with Section 11.3 or that would result in an Affiliate, Family Member or Controlled Entity of such Non-Blocker Member, or any of the Prism Members, owning such Membership Interests; provided, however, that any Transfer of all or any portion of a Non-Blocker Member’s Membership Interests (other than to such Non-Blocker Member’s Family Members, Controlled Entities or Affiliates or any of the Prism Members) (i) following a Prism Redemption Distribution (other than a Redemption), (ii) to a Person not constituting a member of the Clairvest Group or (iii) to a Permitted Lender Transferee or Third Party Pledge Transferee pursuant to the exercise of remedies under a Pledge, in each case, shall constitute a Termination Transaction of such Non-Blocker Member; provided, further, that any Transfer of a Non-Blocker Member’s Membership Interests described in the foregoing clauses (a)-(d) shall constitute a Termination Transaction of a Non-Blocker Member solely with respect to and to the extent of such Membership Interests Transferred and such Membership Interests Transferred shall be considered Termination Transaction Units hereunder and subject to the terms and conditions of Article XIV.

“Termination Transaction of the Corporation” means any direct or indirect Transfer of all or any portion of any member of the Parent Corporation Group’s Membership Interests in connection with, or the other occurrence of, (a) a merger, consolidation or other combination involving the Corporation, on the one hand, and any other Person, on the other hand, and immediately after the consummation of such merger, consolidation or other combination, the voting securities of the Corporation immediately prior to such merger, consolidation or combination do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger, consolidation or combination or, if the Corporation (or its successor) is a Controlled Entity of such Person, the ultimate parent thereof, (b) a sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation not in the ordinary course of its business, whether in a single transaction or a series of related transactions, (c) a reclassification, recapitalization or change of the outstanding Class A Shares (other than a change in par value, or from par value to no par value, or as a result of a stock split, stock dividend or similar subdivision) that does not adjust the Adjustment Factor in accordance herewith or (d) the Bankruptcy of, or the adoption of any plan of liquidation or dissolution of, the Corporation; provided that, notwithstanding the foregoing, a “Termination Transaction of the Corporation” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and voting control over, and own substantially all of the shares of, an entity which owns, directly or indirectly, all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

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“Third Party” means a Person that, as of immediately prior to the consummation of an action or transaction involving such Person, is not a (a) Member, (b) Assignee, (c) Affiliate of the Company or any of the Members or (d) a wholly owned Controlled Entity of the Company or any of the Members.

“Third-Party Pledge Transferee” means a Qualified Transferee, other than a Permitted Lender Transferee, that acquires one (1) or more Membership Interests pursuant to the exercise of remedies by Permitted Lender Transferees under a Pledge and that agrees to be bound by the terms and conditions hereof.

“Trading Day” means a day on which the New York Stock Exchange or such other principal United States securities exchange on which the Class A Shares are listed, quoted or admitted to trading and is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that when the term is used in Article XI (other than in Section 11.6(b)(ix)) and Section 13.6, “Transfer” does not include (a) any acquisition of Tendered Units or Termination Transaction Units by the Company or the Corporation pursuant to Section 14.1 or (b) any redemption of Common Units pursuant to any Membership Interest Designation. The terms “Transferred” and “Transferring” have correlative meanings.

“Valuation Date” means, as applicable, (a) the date of receipt by the Company of a Notice of Redemption pursuant to Section 14.1 or (b) any other date on which the Value of any Class A Shares is to be determined hereunder; provided that, in each case, if such date is not a Business Day, the Valuation Date shall be the immediately preceding Business Day.

“Value” means, with respect to any Class A Share on any Valuation Date, the volume-weighted average of the daily sale prices for the ten (10) consecutive Trading Days immediately preceding such Valuation Date, as reported by Bloomberg, L.P. (or, if not reported by Bloomberg, L.P., by another authoritative source) (except that, in lieu of such volume-weighted average of the daily sale prices, for purposes of Section 4.5, (a) in the case of an exercise of a share option under any Equity Plan, the sale price for the Trading Day immediately preceding the date of exercise shall be used and (b) in the case of delivery of Class A Shares pursuant to restricted share units or other equity compensation plans, the sale price on the date of such delivery shall be used); provided that, if the applicable Class A Shares Amount includes Rights that a holder of Class A Shares would be entitled to receive, then the Value shall also include the Fair Market Value of such Rights.

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Section 1.2 Other Definitions. Each of the capitalized terms listed below has the meaning given to such term in the Section set forth opposite such term below:

AAA	Section 15.2(b)(i)
Acquired Percentage	Section 14.1(b)(i)
Acquired Units	Section 14.1(b)(i)
Act	Recitals
Actions	Section 7.6(c)
Agreement	Preamble
Approved Transfer	Section 11.3(a)
Arbitration	Section 15.2(b)(i)
Blocker Member	Recitals
Business Combination Agreement	Recitals
Clairvest	Recitals
Company	Preamble
Confidential Information	Section 15.9(b)
Corporation	Preamble
Corporation Unit Acquisition	Section 14.1(b)(i)
Declination Notice	Section 14.1(b)(i)
Delaware Courts	Section 15.2(b)(v)
Designated Individual	Section 10.3(a)
Disclosing Person	Section 15.9(a)
Dispute	Section 15.2(b)(i)
Due Date	Section 10.2
Election Notice	Section 14.1(b)(i)
Fiscal Year	Section 15.3
FMV Threshold Amounts	Section 15.2(c)
Imputed Underpayment Amount	Section 10.3(d)
Indemnifiable Losses	Section 7.6(c)
Initial Members	Recitals
Liquidating Event	Section 13.2
Liquidator	Section 13.3(a)
M&A Distribution	Section 5.8
Member Indemnitors	Section 7.6(i)(i)
Membership Interest Designation	Section 4.2(c)
No-Duty Persons	Section 7.5
Original Agreement	Recitals
Partnership Representative	Section 10.3(a)
Prism	Recitals
Prism Redemption Distribution	Section 14.1(c)(vii)
Protected Person	Section 15.9(a)
Recapitalization	Section 2.2
Redemption	Section 14.1(a)
Regulatory Allocations	Section 6.3
Related Arbitration Agreements	Section 15.2(b)(iii)
Representatives	Section 15.9(a)
Rule 144	Section 3.9(e)
Rules	Section 15.2(b)(i)
Special Redemption	Section 14.1(a)

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Surviving Company	Section 11.7(a)(ii)
Tax Distribution	Section 5.2(a)
Tendered Units	Section 14.1(a)
Tendering Party	Section 14.1(a)
Tendering Prism Members	Section 14.1(c)(vii)
Termination Transaction Notice	Section 14.1(a)(iv)
Termination Transaction Redemption	Section 14.1(a)(iv)
Termination Transaction Units	Section 14.1(a)(iv)
Transaction Consideration	Section 11.7(a)(i)
Tribunal	Section 15.2(b)(ii)
Valuation Determination	Section 15.2(c)
Valuation Expert	Section 15.2(c)
Valuation Notice	Section 15.2(c)

Section 1.3 Interpretation.

(a) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant hereto, (i) the date that is the reference date in calculating such period shall be excluded and (ii) if the last day of such period is a not a Business Day, the period in question shall end on the next succeeding Business Day.

(b) Unless otherwise specifically indicated, any reference herein to “$” means U.S. dollars.

(c) Any reference herein to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(d) The parties hereto are sophisticated and have carefully negotiated the provisions hereof. As a consequence, the parties hereto do not intend that the presumptions of Laws relating to the interpretation of contracts against the drafter of any particular clause should be applied hereto or any agreement or instrument executed in connection herewith, and therefore waive their effects.

(e) When a reference is made herein to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, a Section, a Schedule or an Exhibit of or hereto unless otherwise indicated. The table of contents and headings herein are for reference purposes only and shall not affect in any way the meaning or interpretation hereof.

(f) Whenever the words “include,” “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation.”

(g) The words “hereof,” “hereto,” “hereby,” “herein”, “herewith” and “hereunder” and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision hereof.

(h) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

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(i) Any contract, agreement or Law defined or referred to herein means such contract or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated, and the reference to any Law includes any rules or regulations promulgated thereunder by a governmental authority of competent jurisdiction and any successor statute to any such Law. Any reference herein to “applicable Law” shall be deemed to include a reference to “the Act.”

(j) References to a person are also to its successors and permitted assigns.

(k) The Exhibits and Schedules hereto are incorporated and made a part hereof and are an integral part hereof.

ARTICLE II

CLOSING TRANSACTIONS

Section 2.1 Business Combination Agreement Transactions. Pursuant to the terms of the Business Combination Agreement and for the consideration set forth therein, as of the Closing Date and immediately prior to the Recapitalization, the Corporation (a) acquired from Prism and Clairvest the Purchased Company Units (as defined in the Business Combination Agreement) in exchange for an amount of cash equal to each of Prism’s and Clairvest’s Company Pro Rata Portion (as defined in the Business Combination Agreement) of the Cash Consideration (as defined in the Business Combination Agreement) and immediately thereafter, contributed the Purchased Company Units to the capital of the Blocker Member for no consideration (the “Contribution”), (b) issued to Prism 23,601,631 Class B Shares and Prism’s Company Pro Rata Portion of the Seller Warrants (as defined in the Business Combination Agreement) and (c) issued to Clairvest 2,255,432 Class B Shares in the aggregate and Clairvest’s Company Pro Rata Portion of the Seller Warrants (as defined in the Business Combination Agreement).

Section 2.2 Recapitalization. To effectuate a recapitalization of the Company to convert the units held by Prism, Clairvest and the Blocker Member as of the Closing Date, and immediately following the consummation of the Contribution, into Common Units in such amounts as set forth herein (the “Recapitalization”), upon execution hereof and as of the Closing Date, all units that were issued and outstanding and held by Prism, Clairvest and the Blocker Member immediately prior to the execution hereof, which are set forth next to each Member’s name on Schedule 1 under the heading “Pre-Recapitalization Units,” are hereby converted into the number of Common Units set forth next to each Member’s name on Schedule 1 under the heading “Post-Recapitalization Units” with such number of units as described in Section 3.2(d) of the Business Combination Agreement, and such Common Units are hereby issued and outstanding as of the Closing Date and the holders of such Common Units hereby continue as Members. For the avoidance of doubt, (a) the number of Common Units held by each of Prism and Clairvest shall equal the product of (i) the number of shares of Class B Shares held by it, multiplied by (ii) the Conversion Ratio and (b) the number of Common Units held by the Blocker Member shall equal the number of issued and outstanding Class A Shares (including the number of Class A Shares into which all outstanding Class C Shares are convertible in accordance with the Charter) on the Closing Date.

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ARTICLE III

GENERAL PROVISIONS

Section 3.1 Amendment and Restatement; Formation. Effective as of the Closing Date, this Agreement amends and restates the Original Agreement in its entirety. The Company is a limited liability company previously formed and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth herein. To the extent that the rights, powers, duties, obligations and liabilities of any Member or the Company are different by reason of any provision hereof than they would be under applicable Law in the absence of any such provision, this Agreement shall, to the extent permitted by applicable Law, control. The Certificate, and all actions taken by any person who executed and filed the Certificate are hereby adopted and ratified, or authorized, as the case may be.

Section 3.2 Name. The name of the Company is “Digital Media Solutions Holdings, LLC”. The Company may do business under such name or under any other name or names which the Board of Managers may select from time to time. The Board of Managers may change the name of the Company, at any time and from time to time, in accordance with applicable Law.

Section 3.3 Principal Place of Business; Other Places of Business. The principal office and principal place of business of the Company shall be as determined by the Board of Managers. The name and address of the Company’s registered agent in the State of Delaware is as set forth in the Certificate and may be changed from time to time in the Board of Managers’ sole discretion.

Section 3.4 Term. The term of the Company commenced on June 26, 2018, and such term shall continue until the Company is dissolved in accordance with the Act or this Agreement. Notwithstanding the dissolution of the Company, the existence of the Company shall continue until termination pursuant hereto or as otherwise provided in the Act.

Section 3.5 No Concerted Action; No State-Law Partnership. Except as expressly provided herein, in performing any Member’s obligations or exercising its rights hereunder, such Member is acting independently and is not acting in concert with, on behalf of, as agent for, or as joint venturer of, any other Member. Other than with respect to the Company, nothing herein shall be construed as creating a corporation, association, joint stock company, business trust, organized group of persons, whether incorporated or not, among or involving any Member or its Affiliates, and nothing herein shall be construed as creating or requiring any continuing relationship or commitment as between such parties other than as specifically set forth herein. The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member or Members shall be a partner or joint venturer of any other Member or Members, for any purpose other than U.S. federal and applicable state and local tax purposes, and nothing herein shall be construed to the contrary.

Section 3.6 Business Purpose. The Company may carry on any lawful business, purpose or activity in which a limited liability company may be engaged under applicable Law.

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Section 3.7 Powers. Subject to the limitations set forth herein, the Company shall possess and may exercise all of the powers and privileges granted to it by applicable Law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Company set forth in Section 3.6.

Section 3.8 Operation of the Company as Separate Existence. The Company shall, consistent with the terms hereof, conduct its business and operations separate and apart from that of any other Person, including any of the Members and any Affiliates of any of the Members, including by (a) not allowing funds or other assets of the Company to be commingled with the funds or other assets of, owned by or registered in the name of, any other Person, (b) maintaining books, bank accounts and financial records of the Company separate from those of any other Person, (c) observing customary formalities, including maintaining current records of Company affairs, minutes of any meetings of the Members and written consents of the Members and the Board of Managers, (d) acting on behalf of the Company pursuant to and in accordance herewith and (e) causing the Company to conduct its dealings with third parties in its own name and in all respects hold itself out as a separate and independent legal entity.

Section 3.9 Representations and Warranties by the Members. Each Member (solely with respect to such Member and including each Additional Member or Substituted Member as a condition to becoming an Additional Member or Substituted Member, respectively) upon such Member’s execution hereof and upon becoming a Member, represents and warrants to the Company and each other Member, severally and not jointly or jointly and severally, as follows:

(a) such Member has full power and authority to execute and deliver this Agreement, to become a Member of the Company as provided herein and to perform such Member’s obligations hereunder as a Member, and the execution, delivery and performance by such Member hereof has been duly authorized by all necessary action (including all necessary notices, consents, approvals and filings);

(b) this Agreement has been duly and validly executed and delivered by such Member and, assuming the due and valid authorization, execution and delivery by the other parties hereto, constitutes the binding obligation of such Member, enforceable against such Member in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws or equitable principles relating to or limiting creditors’ rights generally;

(c) the execution, delivery and performance by such Member hereof shall not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Law to which such Member is subject or (ii) conflict with, or result in a breach or default under, any term or condition of such Member’s certificate of incorporation or bylaws, certificate of limited partnership or partnership agreement, certificate of formation or limited liability company agreement or trust documents, as applicable, or any agreement or other instrument to which such Member is a party, which conflict, breach or default would have a material adverse change in, or effect upon, the financial condition or results of operations of the Member, if applicable, or the Company;

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(d) such Member (i) is acquiring such Member’s Membership Interests solely for such Member’s own account for investment and not with a view to resale in connection with any distribution thereof, (ii) may not, directly or indirectly, Transfer any of the Membership Interests or any interest therein or any rights relating thereto or offer to Transfer, except in compliance with the Securities Act, applicable state securities or “blue sky” Laws and this Agreement and (iii) acknowledges that any attempt, directly or indirectly, to Transfer, or offer to Transfer, any Membership Interests or any interest therein or any rights relating thereto without complying herewith shall be void and of no effect;

(e) such Member acknowledges that (i) all Membership Interests currently or ever owned by such Member were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, (ii) the Membership Interests have not been registered under the Securities Act or qualified under any state securities or “blue sky” Laws; (iii) it is not anticipated that there shall be any public market for the Membership Interest; (iv) the Membership Interest must be held indefinitely and such Member must continue to bear the economic risk of the investment in the Membership Interest unless the Membership Interests are subsequently registered under the Securities Act and such state Laws or an exemption from registration is available; (v) Rule 144 promulgated under the Securities Act (“Rule 144”) is not presently available with respect to sales of any securities of the Company and the Company has made no covenant to make Rule 144 available and Rule 144 is not anticipated to be available in the foreseeable future; (vi) if and when the Membership Interests may be disposed of without registration in reliance upon Rule 144, such disposition can be made, if at all, only in accordance with the terms and conditions of Rule 144 (which may include limitations in the amount of Membership Interests that may be Transferred) and this Agreement; (vii) if the exemption afforded by Rule 144 is not available, sale of the Membership Interests without registration shall require the availability of an exemption under the Securities Act; (viii) restrictive legends shall be placed on any certificate representing the Membership Interests; and (ix) a notation shall be made in the appropriate records of the Company indicating that the Membership Interests are subject to restrictions on Transfer and, if the Company should in the future engage the services of a transfer agent, appropriate stop-transfer instructions shall be issued to such transfer agent with respect to the Membership Interests;

(f) such Member’s financial situation is such that such Member can afford to (i) bear the economic risk of holding the Membership Interests for an indefinite period and (ii) suffer the complete loss of such Member’s investment in the Membership Interests;

(g) such Member (i) is familiar with the business, plans, properties, operations, prospects and financial condition of the Company and has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of the acquisition of the Membership Interests and to obtain any additional information that such Member deems necessary to evaluate whether or not to make an investment in the Company, (ii) has the knowledge and experience in financial and business matters to be able to evaluate the merits and risk of the investment in the Membership Interests and (iii) has carefully reviewed the terms hereof and has evaluated the restrictions and obligations herein and therein;

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(h) such Member (i) has relied upon such Member’s own independent appraisal and investigation, and the advice of such Member’s own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company and (ii) shall continue to bear sole responsibility for making such Member’s own independent evaluation and monitoring of the risks of such Member’s investment in the Company;

(i) such Member is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and, in connection with the execution hereof, agrees to deliver such certificates to that effect as the Board may request;

(j) such Member’s place of business or principal residence is as set forth on Schedule I;

(k) there is no investment banker, broker, finder or other intermediary that has been retained by, or is authorized to act on behalf of, such Member or any Affiliate of such Member who might be entitled to any fee or commission in connection with the transactions contemplated hereby; and

(l) such Member has not obtained, nor will such Member transfer or assign, any of its Membership Interests (or any interest therein) or cause any of its Membership Interests (or any interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code and the Regulations thereunder, or a “secondary market,” or the substantial equivalent thereof, within the meaning of Section 7704(b)(2) of the Code and the Regulations thereunder, including an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations. The participation of such Member as a Member will not cause the Company to have more than 100 partners (within the meaning of Regulations section 1.7704-1(h), including the look through rule in Regulations section 1.7704-1(h)(3)).

ARTICLE IV

CAPITAL CONTRIBUTIONS

Section 4.1 Initial Members; Capital Contributions. Each of the Blocker Member and each Initial Member shall, upon its execution and delivery hereof, be admitted as a Member as of the Closing Date. As of the Closing Date, the Members (or their predecessors in interest) have made Capital Contributions to the Company as set forth on Schedule I.

Section 4.2 Membership Interests.

(a) Subject to Section 4.2(c), the Company is authorized to issue one (1) class of Membership Interests: Common Units, each of which shall be identical. The name and address of, and the class and number of Membership Interests held by, each Member from time to time shall be as set forth on Schedule I. Following the Closing Date, the Board of Managers shall amend Schedule I, without any further action by the Company or the Members, to reflect changes in the information intended to be reflected therein that occur pursuant to, and in accordance with, this Agreement. To the fullest extent permitted by applicable Law, and subject

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to Section 11.5, (i) Schedule I shall be the definitive record of the outstanding Membership Interests, the ownership of each outstanding Membership Interest and all relevant information with respect to each Member and each Assignee, (ii) any reference herein to Schedule I shall be deemed a reference to Schedule I, as amended and as in effect from time to time and (iii) the Company shall be entitled to recognize the exclusive right of a Person registered on Schedule I as the owner of the outstanding Membership Interests shown thereon for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Membership Interests on the part of any other Person, whether or not it shall have express or other notice thereof.

(b) Initially, the Common Units will be uncertificated. If the Board of Managers determines that it is in the interest of the Company to issue certificates representing the Common Units, certificates will be issued and the Common Units will be represented by those certificates, and this Agreement shall be amended as the Board of Managers shall determine is necessary to reflect the issuance of certificated Common Units for purposes of the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of Delaware. Nothing contained in this Section 4.2(b) shall be deemed to authorize or permit any Member to Transfer its Common Units except as otherwise permitted hereunder.

(c) Without the Consent of any Member, the Board of Managers shall cause the Company to issue to the Initial Members any Common Units when and if required to be issued thereto under Section 3.3(d) of the Business Combination Agreement. Without the Consent of any Member but subject to Section 4.2(d) and Section 4.4, the Board of Managers may cause the Company to issue to any Person (other than any member of the Parent Corporation Group), and to admit any such Person that is not a Member as an Additional Member, and for such consideration and on such terms and conditions as shall be established by the Board of Managers, additional Membership Interests in one (1) or more classes, or one (1) or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers, restrictions, rights to distributions, qualifications and terms and conditions of redemption (including rights that may be senior or otherwise entitled to preference over existing Membership Interests) as shall be determined by the Board of Managers and set forth in a written document thereafter attached to and made an exhibit hereto, which exhibit shall be an amendment hereto and shall be incorporated herein by this reference (each, a “Membership Interest Designation”); provided, however, that, if there are any Non-Blocker Members at such time, without the prior Consent of the Non-Blocker Members, no such new class or series of Membership Interests shall deprive such Non-Blocker Members of, or dilute or reduce, the pro rata share of all Membership Interests such Non-Blocker Members would have received or to which they would have been entitled if such new class or series of Membership Interests had not been created, except to the extent that the Company actually receives cash in an aggregate amount, or other property or services with a Fair Market Value in an aggregate amount, equal to the pro rata share of Membership Interests allocated to such new class or series of Membership Interests and the number thereof issued by the Company; provided, further, that the foregoing proviso shall not apply to a new class or series of Membership Interests that will be issued only to Persons providing services to the Company or any of its Controlled Entities and that are intended to be classified as “profits interests” pursuant to IRS Revenue Procedure 93-27. Without limiting the foregoing, the Board of Managers is expressly authorized to cause the

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Company to issue Membership Interests (i) upon the conversion, redemption or exchange of any Debt, Membership Interests or other securities issued by the Company, (ii) for less than Fair Market Value, (iii) in connection with any merger of any other Person into the Company or (iv) upon the contribution of property or assets to the Company.

(d) Notwithstanding anything to the contrary herein, the Company shall not issue Membership Interests to any member of the Parent Corporation Group, except in connection with any of the following:

(i) the issuance of Membership Interests to all Members then holding Common Units, pro rata in accordance with their respective Percentage Interests;

(ii) (1) the issuance of (A) Common Units in connection with a corresponding issuance of Class A Shares or (B) Equivalent Units (other than Common Units) issued in connection with an issuance of Capital Shares or New Securities, and (2) in accordance with Section 4.4(e), the Corporation contributes to the Company (through such member of the Parent Corporation Group, as applicable) the net cash proceeds or other consideration received by the Corporation in connection with the issuance of such Class A Shares, Capital Shares or New Securities;

(iii) the issuance of Common Units in accordance with Section 4.5, Section 4.6 or Section 4.8; or

(iv) the issuance of Membership Interests upon the conversion, redemption or exchange of Debt, Membership Interests or other securities issued by the Company to such member of the Parent Corporation Group.

(e) Except as expressly provided herein or in any Membership Interest Designation, no Person, including any Member, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Membership Interest.

Section 4.3 Capital Contributions of, or Loans by, the Members. Other than in connection with the issuance of additional Membership Interests to any Member and except as otherwise provided by Section 10.5 or applicable Law, the Members shall have no obligation or, except with the prior written consent of the Board of Managers, right to make any other Capital Contributions or any loans to the Company; provided that any such loan to the Company shall not be considered a Capital Contribution. No Member shall be entitled to withdraw any part of such Member’s Capital Contribution or Capital Account or, except as expressly provided herein, to receive any distribution from the Company.

Section 4.4 Common Unit to Class A Share Ratio.

(a) The parties hereto acknowledge and agree that this Agreement intends to maintain at all times a one (1)-to-one (1) ratio between (i) the number of outstanding Common Units owned by members of the Parent Corporation Group (in the aggregate) and (ii) the number of outstanding Class A Shares.

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(b) Notwithstanding anything to the contrary herein and without the Consent of any other Member, if the Corporation effects a reclassification, subdivision, combination or cancellation of the outstanding Class A Shares (including a subdivision effected by the Corporation declaring and paying a dividend of Class A Shares on outstanding Class A Shares), the number of outstanding Common Units shall automatically be reclassified, subdivided, combined or cancelled in the same manner such that, after giving effect to such reclassification, subdivision, combination or cancellation, the number of outstanding Common Units owned by the members of the Parent Corporation Group (in the aggregate) shall equal, on a one (1)-for-one (1) basis, the number of outstanding Class A Shares.

(c) The Company shall not undertake any subdivision (by any Common Unit split, Common Unit distribution, reclassification, recapitalization or similar event) or combination (by reverse Common Unit split, reclassification, recapitalization or similar event) of outstanding Common Units owned by any member of the Parent Corporation Group that is not accompanied by an identical reclassification, subdivision, combination or cancellation of outstanding Class A Shares in order to maintain at all times a one (1)-to-one (1) ratio between (i) the number of Common Units owned by members of the Parent Corporation Group (in the aggregate) and (ii) the number of outstanding Class A Shares, unless such reclassification, subdivision, combination or cancellation is necessary to maintain at all times a one (1)-to-one (1) ratio between the number of Common Units owned by members of the Parent Corporation Group (in the aggregate) and the number of outstanding Class A Shares.

(d) Notwithstanding anything to the contrary herein and without the Consent of any other Member, if at any time, any Class A Shares are redeemed, repurchased or otherwise acquired by the Corporation then, immediately prior to such redemption, repurchase or acquisition of Class A Shares, the Company shall redeem a number of Common Units held by the Blocker Member equal to the quotient of (i) the number of Class A Shares so redeemed, repurchased or acquired, divided by (ii) the Adjustment Factor then in effect, such redemption, repurchase or acquisition to be upon the same terms and for the same price per Common Unit (after giving effect to application of the Adjustment Factor) as such Class A Shares are redeemed, repurchased or acquired.

(e) The Corporation shall not issue any additional Common Shares, Capital Shares or New Securities unless the Corporation contributes (via the Blocker Member) the net cash proceeds or other consideration received from the issuance of such additional Common Shares or Capital Shares, or in the case of New Securities, the exercise or settlement thereof (as the case may be) as a Capital Contribution and in exchange for (i) in the case of an issuance of Class A Shares, a number of Common Units equal to the quotient of (1) the number of such issued Class A Shares, divided by (2) the Adjustment Factor then in effect and (ii) in the case of an issuance of Capital Shares or New Securities, a number of Equivalent Units that correspond to the class or series of such issued Capital Shares or New Securities; provided, however, that, notwithstanding the foregoing, the Corporation may issue Common Shares, Capital Shares or New Securities (1) pursuant to Section 4.5, Section 4.6, Section 5.2(b) or Section 14.1(b), (2) pursuant to a dividend or distribution (including any stock split) of Common Shares, Capital Shares or New Securities to all of the holders of the applicable class or series of Common Shares, Capital Shares or New Securities (as the case may be), (3) upon a conversion,

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redemption, exchange or exercise of Capital Shares or of New Securities or (4) in connection with an acquisition of Common Units or a property or other asset to be owned, directly or indirectly, by a member of the Parent Corporation Group, in each case, solely to the extent permitted hereby and in accordance herewith.

Section 4.5 Equity Plans.

(a) Stock Options Granted to Persons other than Company Employees. If at any time or from time to time, in connection with any Equity Plan, an option to purchase Class A Shares granted to a Person other than a Company Employee is duly exercised, the following events will be deemed to have occurred:

(i) as soon as practicable after such exercise, the Corporation shall make a contribution to the capital of the Blocker Member for no consideration and the Blocker Member shall make a Capital Contribution to the Company, in each case, in an amount equal to the net exercise price received by the Corporation from such exercising party in connection with the exercise of such stock option;

(ii) notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.5(a)(i), the Blocker Member shall be deemed to have contributed to the Company as a Capital Contribution an amount equal to the Value of a Class A Share as of the date of exercise, multiplied by the number of Class A Shares then being issued in connection with the exercise of such stock option; and

(iii) in exchange for such Capital Contribution, the Company shall issue a number of Common Units to the Blocker Member equal to the quotient of (1) the number of Class A Shares issued in connection with the exercise of such stock option, divided by (2) the Adjustment Factor then in effect.

(b) Stock Options Granted to Company Employees. If at any time or from time to time, in connection with any Equity Plan, an option to purchase Class A Shares granted to a Company Employee is duly exercised, the following events will be deemed to have occurred:

(i) the Corporation (on behalf of the Blocker Member) shall sell to the Company, and the Company shall purchase from the Corporation, the number of Class A Shares as to which such stock option is being exercised, with the purchase price per Class A Share for such sale of Class A Shares to the Company being the Value of a Class A Share as of the date of exercise of such stock option;

(ii) the Company shall sell to the Optionee (or if the Optionee is an employee of a Controlled Entity of the Company, the Company shall sell to such Controlled Entity, which in turn shall sell to the Optionee), for a cash price per share equal to the Value of a Class A Share as of the date of exercise, the number of Class A Shares so exercised equal to (1) the exercise price paid to the Corporation by the exercising party in connection with the exercise of such stock option divided by (2) the Value of a Class A Share at the time of such exercise;

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(iii) the Company shall transfer to the Optionee (or if the Optionee is an employee of a Controlled Entity of the Company, the Company shall transfer to such Controlled Entity, which in turn shall transfer to the Optionee) at no additional cost, as additional compensation, the number of Class A Shares equal to the number of Class A Shares described in Section 4.5(b)(i) less the number of Class A Shares described in Section 4.5(b)(ii);

(iv) as soon as practicable after such exercise, the Corporation shall make a contribution to the capital of the Blocker Member for no consideration and the Blocker Member shall, make a Capital Contribution to the Company, in each case of an amount equal to all net proceeds received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by the Corporation in connection with the exercise of such stock option;

(v) in exchange for such Capital Contribution, the Company shall issue a number of Common Units to the Blocker Member equal to the quotient of (1) the number of Class A Shares issued in connection with the exercise of such stock option, divided by (2) the Adjustment Factor then in effect.

(c) Other Class A Shares Issued to Company Employees Under Equity Plans. If at any time or from time to time, in connection with any Equity Plan (other than in respect of the exercise of a stock option), any Class A Shares are issued to a Company Employee (including any Class A Shares that are subject to forfeiture in the event specified vesting conditions are not achieved and any Class A Shares issued in settlement of a restricted stock unit or similar award) in consideration for services performed for the Company or a Controlled Entity of the Company:

(i) the Corporation shall issue such number of Class A Shares as are to be issued to the Company Employee in accordance with the Equity Plan;

(ii) the following events will be deemed to have occurred: (1) the Corporation (on behalf of the Blocker Member) shall be deemed to have sold such shares to the Company (or if the Company Employee is an employee of a Controlled Entity of the Company, to such Controlled Entity) for a purchase price equal to the Value of such shares, (2) the Company (or such Controlled Entity) shall be deemed to have delivered the shares to the Company Employee, (3) the Corporation shall be deemed to have made a contribution to the capital of the Blocker Member for no consideration and the Blocker Member shall be deemed to have contributed the purchase price to the Company as a Capital Contribution, and (4) in the case where the Company Employee is an employee of a Controlled Entity of the Company, the Company shall be deemed to have contributed such amount to the capital of such Controlled Entity; and

(iii) the Company shall issue to the Blocker Member a number of Common Units equal to the number of newly issued Class A Shares divided by the Adjustment Factor then in effect in consideration for the deemed Capital Contribution described in Section 4.5(c)(ii)(3).

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(d) Other Class A Shares Issued to Persons other than Company Employees Under Equity Plans. If at any time or from time to time, in connection with any Equity Plan (other than in respect of the exercise of a stock option), any Class A Shares are issued to a Person other than a Company Employee (including any Class A Shares that are subject to forfeiture in the event specified vesting conditions are not achieved and any Class A Shares issued in settlement of a restricted stock unit or similar award) in consideration for services performed for the Corporation, the Company or a Controlled Entity of the Company:

(i) the Corporation shall issue such number of Class A Shares as are to be issued to such Person in accordance with the Equity Plan.

(ii) the Blocker Member shall be deemed to have contributed the Value of such Class A Shares to the Company as a Capital Contribution, and the Company shall issue to the Blocker Member a number of newly issued Common Units equal to the number of newly issued Class A Shares divided by the Adjustment Factor then in effect.

(e) Future Stock Incentive Plans. Nothing herein shall be construed or applied to preclude or restrain the Corporation from adopting, modifying or terminating stock incentive plans for the benefit of employees or directors of or other service providers to the Corporation, the Company or any of their Affiliates. The Members acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Corporation, the Board of Managers shall have the power, without the Consent of the Members, to amend this Section 4.5 solely as required to implement the terms and conditions of any such plan.

(f) Issuance of Common Units. The Company is expressly authorized to issue Common Units in the numbers specified in this Section 4.5 without any further act or Consent of any Member.

Section 4.6 Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article IV, all amounts received by the Corporation in respect of any stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by the Corporation to effect open market purchases of Class A Shares or (b) if the Corporation elects instead to issue new Class A Shares with respect to such amounts, shall be contributed to the capital of the Blocker Member for no consideration and then subsequently contributed by the Blocker Member to the Company in exchange for additional Common Units. Upon such contribution, the Company will issue to the Blocker Member a number of Common Units equal to the number of newly issued Class A Shares divided by the Adjustment Factor then in effect.

Section 4.7 No Interest; No Return. No Member shall be entitled to interest on its Capital Contribution or on such Member’s Capital Account. Except as provided herein or by law, no Member shall have any right to demand or receive the return of its Capital Contribution from the Company.

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Section 4.8 Conversion or Redemption of Common Shares or Capital Shares.

(a) If, at any time, any Capital Shares are converted into Class A Shares, in whole or in part, then an equal number of Equivalent Units held by the Blocker Member (or other applicable member of the Parent Corporation Group) that correspond to the class or series of Capital Shares so converted shall automatically be converted or exchanged into a number of Common Units equal to the quotient of (i) the number of Class A Shares issued upon such conversion, divided by (ii) the Adjustment Factor then in effect.

(b) If, at any time, any Capital Shares are redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, automatically or by means of another arrangement) by the Corporation for cash, then, immediately prior to such redemption, repurchase or acquisition of Capital Shares, the Company shall redeem an equal number of Equivalent Units held by the Blocker Member that correspond to the class or series of Capital Shares so redeemed, repurchased or acquired upon the same terms and for the same price per Equivalent Unit, as such Capital Shares are redeemed, repurchased or acquired.

(c) If, at any time, any Class A Shares are redeemed, repurchased or otherwise acquired by the Corporation (whether upon forfeiture of any award granted under any Equity Plan, automatically or by means of another arrangement), then, immediately prior to such redemption, repurchase or acquisition of Class A Shares, the Company shall redeem a number of Common Units held by the Blocker Member equal to the quotient of (i) the number of Class A Shares so redeemed, repurchased or acquired, divided by (ii) the Adjustment Factor then in effect, such redemption, repurchase or acquisition to be upon the same terms and for the same price per Common Unit (after giving effect to application of the Adjustment Factor) as such Class A Shares are redeemed, repurchased or acquired.

Section 4.9 Other Contribution Provisions. With the consent of the Board of Managers, one or more Members (including the Blocker Member) may enter into contribution agreements with the Company which have the effect of providing a guarantee of certain obligations of the Company.

ARTICLE V

DISTRIBUTIONS

Section 5.1 Requirement and Characterization of Distributions. Subject to the terms of any Membership Interest Designation that provides for a class or series of Membership Interests with a preference with respect to the payment of distributions, distributions shall be made at such times and in such amounts as the Board of Managers may determine to the Members in accordance with their respective Percentage Interests on such Company Record Date. The Corporation shall not distribute any amounts to the holders of Class A Shares or Capital Shares in excess of the Blocker Member’s share of distributions from the Company without the Consent of the Non-Blocker Members.

Section 5.2 Tax Distributions.

(a) To enable the Members (or their direct or indirect beneficial owners) to pay taxes on income of the Company or its subsidiaries that is taxable to the Members (or such owners), the Company must make cash distributions to the Members, during each Fiscal Year, pro rata among the Members based on their Percentage Interests (each, a “Tax Distribution”), in

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an aggregate amount equal to the greater of (i) the minimum amount necessary so that the Parent Corporation Group receives, in the aggregate, at least an amount equal to its Assumed Tax Liability for the Fiscal Year or (ii) the minimum amount necessary so that each Non-Blocker Member receives at least an amount equal to the product of (1) the highest aggregate rate of federal, state, and local income tax imposed on the Company’s income for that Fiscal Year applicable to an individual or corporation resident in New Jersey, whichever is higher (taking into account the deductibility of state and local income taxes for federal income tax purposes), multiplied by (2) the amount of the taxable income of the Company allocated to such Non-Blocker Member for that Fiscal Year (including income includible with respect to the Company or any of the Company’s subsidiaries by such Member or any of its direct or indirect beneficial owners by reason of Section 951, 951A or 956 of the Code or otherwise pursuant to subpart F of Part III of the Code and income recognized by such Non-Blocker Member (or any of its direct or indirect beneficial owners) with respect to any guaranteed payment in respect of services that is paid in property other than cash, but excluding income recognized by such Non-Blocker Member (or any of its direct or indirect beneficial owners) with respect to the issuance or vesting of such Member’s Units or any guaranteed payment in respect of services that is paid in cash); provided, however, that to the extent there is a Redemption or Termination Transaction Redemption of any Common Units of a Member during such Fiscal Year, appropriate adjustments shall be made (subject to the prior written consent of the applicable Member, which consent shall not be unreasonably withheld, conditioned or delayed) to the minimum amount of the Tax Distribution that would otherwise need to be made to such Member pursuant to clause (ii) above to take into account the reduction in such Member’s Common Units and the amount of cash and/or Class A Shares received in such Redemption or Termination Transaction Redemption that can be utilized to pay Taxes with respect to which a Tax Distribution otherwise would have been made, such that the decrease in such Member’s Membership Interest during the Fiscal Year does not distort the amount of Tax Distributions made with respect to each Common Unit held by the other Members. Tax Distributions must be paid at least quarterly during each Fiscal Year at times that coincide with the Members’ payment of estimated taxes, and the amount of each distribution will be based upon the anticipated taxable income of the Company for the Fiscal Year of the distribution and the anticipated amount of payments under the Tax Receivable Agreement for the Fiscal Year of the distribution. Unless otherwise provided herein, all Tax Distributions to a Member hereunder shall be considered an advance of Distributions otherwise payable to such Member. For purposes of determining whether sufficient Tax Distributions have been made pursuant to this Section 5.2 with respect to a Fiscal Year, all distributions made by the Company with respect to such Fiscal Year shall be treated as Tax Distributions until the full amount of Tax Distributions is paid with respect to such Fiscal Year.

(b) To the extent any Tax Distribution to a member of the Parent Corporation Group is not ultimately used by the Parent Corporation Group to pay a Tax liability (or to the extent used by the Parent Corporation Group to pay a Tax liability but ultimately refunded to the Parent Corporation Group by the applicable taxing authority) or to make a payment under the Tax Receivable Agreement, such member of the Parent Corporation Group may, in its sole discretion, elect to (i) distribute such excess cash amounts to the Corporation (as applicable) to be distributed by the Corporation to the shareholders of the Corporation or (ii) contribute such excess cash amounts to the Company in exchange for a number of Common Units or other equity securities of the Company on a value-for-value basis, and cause the Corporation to distribute

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Class A Shares to the holders of Class A Shares (if the Company issues Common Units to such member of the Parent Corporation Group) or such other equity securities of the Corporation (if the Company issues equity securities of the Company other than Common Units) corresponding to the equity securities issued by the Company and with substantially the same rights to dividends and distributions. Notwithstanding clause (a) of the definition of Adjustment Factor, no adjustment shall be made to the Adjustment Factor solely by reason of a distribution by the Corporation of Class A Shares or other equity securities made pursuant to this Section 5.2(b).

Section 5.3 Distributions in Kind. No Member may demand to receive property other than cash as provided herein. The Board of Managers may cause the Company to make a distribution in kind of the Company assets to the Members, and such assets shall be distributed in such a fashion as to ensure that the Fair Market Value is distributed and allocated in accordance with Articles V, VI and X. If the Company distributes property in kind that was contributed to the Company by a Member (or deemed contributed by a Member, for tax purposes, or received in a tax-deferred exchange for property contributed or so deemed contributed to the Company by a Member), the Company shall use reasonable best efforts to cause such property to be distributed to the Member who contributed such property (or was deemed to contribute such property), to the extent that such Member is otherwise entitled to receive such a distribution at such time, in accordance with the immediately foregoing sentence and the other provisions herein.

Section 5.4 Distributions upon Liquidation. Notwithstanding the other provisions of this Article V, upon the occurrence of a Liquidating Event, the assets of the Company shall be distributed to the Members in accordance with Section 13.3.

Section 5.5 Distributions to Reflect Additional Membership Interests. If the Company issues additional Membership Interests pursuant to the provisions of Article IV, subject to the rights of any Member set forth in a Membership Interest Designation, the Board of Managers is hereby authorized to make such revisions to this Article V and to Article VI as it determines are necessary or desirable to reflect the issuance of such additional Membership Interests, including making preferential distributions to certain classes of Membership Interests.

Section 5.6 Restricted Distributions. Notwithstanding anything to the contrary herein, neither the Company nor the Board of Managers, on behalf of the Company, shall make a distribution to any Member if such distribution would violate applicable Law.

Section 5.7 Rounding. All distributions payable under this Article V shall be rounded to the nearest cent, with one-half cent rounded upward.

Section 5.8 Special Distributions to Facilitate Acquisitions. Notwithstanding any other provision herein to the contrary, the Board of Managers shall be permitted to cause a distribution, loan or other transfer of cash by the Company or one or more of its Controlled Entities to be made solely to the Blocker Member (or other applicable member of the Parent Corporation Group) (such distribution, loan or other transfer satisfying the following proviso, an “M&A Distribution”), provided, however that (a) each such distribution, loan or other transfer is (i) made at or following such time as the Board of Managers reasonably determines that a specific acquisition is reasonably likely to be consummated by the Blocker Member or another

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applicable member of the Parent Corporation Group and (ii) used solely to facilitate the consummation of such an acquisition within the time reasonably specified therefor by the Board of Managers at the time of such M&A Distribution (with any interest accrued thereon for the benefit of the Company), and (b) the Blocker Member (or other applicable member of the Parent Corporation Group) (i) contributes (in the case of an M&A Distribution that was a distribution), (ii) transfers in repayment of the applicable M&A Distribution that was a loan or (iii) sells solely in exchange for the applicable previously made M&A Distribution that was not a distribution or a loan, or causes to be contributed (in the case of an M&A Distribution that was a distribution), transferred in repayment of the applicable M&A Distribution that was a loan, or sold solely in exchange for the applicable previously made M&A Distribution that was not a distribution or a loan, as soon as practicable thereafter, to the Company or the applicable Controlled Entities of the Company, the assets directly or indirectly acquired with such distribution, loan or other transfer, as directed by the Board of Managers. If the M&A Distribution is not used solely to facilitate the consummation of an acquisition in accordance with the foregoing clause (a) within the time specified therefor by the Board of Managers, the Blocker Member (or other applicable member of the Parent Corporation Group) will contribute (in the case of an M&A Distribution that was a distribution), transfer in repayment of the applicable M&A Distribution that was a loan, or retransfer (in the case of an M&A Distribution that was not a distribution or a loan) the full amount of such M&A Distribution and any interest accrued thereon to the Company or the applicable Controlled Entities of the Company at or prior to 5:00 pm New York time on the applicable date. During any time period between the time of the M&A Distribution and the contribution, repayment or sale contemplated by the foregoing clause (b) of the immediately foregoing sentence, the Blocker Member (or other applicable member of the Parent Corporation Group) shall hold such cash, and operate any acquired assets, for the benefit of the Company. The number of Common Units held by the Blocker Member (or other applicable member of the Parent Corporation Group) shall not change as a result of any M&A Distribution or the re-contribution, repayment or retransfer of such M&A Distribution (together with any interest accrued thereon) or contribution, repayment or sale of any assets directly or indirectly acquired with such M&A Distribution, in each case as described in this Section 5.8. For the avoidance of doubt, neither an M&A Distribution nor the re-contribution, repayment or retransfer of such M&A Distribution (together with any interest accrued thereon) or contribution, repayment or sale of any assets directly or indirectly acquired with such M&A Distribution shall have any effect on the Adjustment Factor. For purposes of all computations required hereunder, the amount of any M&A Distribution that has not been repaid to the Company or the applicable Controlled Entities of the Company (including, to the extent an acquisition has been consummated with the proceeds of such M&A Distribution but the assets so acquired have not yet been contributed, repaid or sold to the Company or the applicable Controlled Entities of the Company as required hereby, the value of the assets so acquired) shall be treated as an asset owned by the Company or the applicable Controlled Entities of the Company and not by the Blocker Member (or other applicable member of the Parent Corporation Group). To the extent that any fees, costs and expenses are incurred in connection with the pursuit of an acquisition described in this Section 5.8, such fees, costs and expenses will be subject to the reimbursement provisions in Section 7.2(b).

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ARTICLE VI

ALLOCATIONS

Section 6.1 Allocations of Net Profits and Net Loss of the Company. Subject to Section 6.2 and Section 6.3, the Net Profits and Net Losses of the Company, including each item of income, gain, loss, deduction and credit, for each Fiscal Year or other applicable period, and in the event of a liquidation or dissolution of the Company, shall be allocated among the Members in a manner such that the Capital Account of each such Member, immediately after giving effect to such allocation, is, as nearly as possible, equal (proportionately) to the amount of the distributions that would be made to such Member during such Fiscal Year or other applicable period if (a) the Company were dissolved and terminated; (b) its affairs were wound up and each Company asset was sold for cash equal to its Gross Asset Value; (c) all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability); and (d) the net assets of the Company were distributed in accordance with Section 13.3 to such Members immediately after giving effect to such allocation, minus such Member’s share of Company Minimum Gain and Member Minimum Gain, computed immediately prior to the hypothetical sale of the Company’s assets.

Section 6.2 Special Allocations. The following special allocations shall be made in the following order prior to any allocations under Section 6.1:

(a) Company Minimum Gain Chargeback. Except as otherwise provided in Regulations section 1.704-2(f), notwithstanding any other provision of this Article VI, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.2(a) is intended to comply with the partnership minimum gain chargeback requirement in Regulations section 1.704-2(f) and shall be interpreted and applied consistently therewith.

(b) Member Minimum Gain Chargeback. Except as otherwise provided in Regulations section 1.704-2(i)(4), notwithstanding any other provision of this Article VI if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, any Member with a share of that Member Minimum Gain attributable to such a Member Nonrecourse Debt (as determined under Regulations section 1.704-2(i)(5)) as of the beginning of the year shall be allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain, determined in accordance with Regulations section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.2(b) is intended to comply with the partner minimum gain chargeback requirements in the Regulations and shall be interpreted and applied consistently therewith.

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(c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as quickly as possible; provided, however, that an allocation pursuant to this Section 6.2(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Article VI have been tentatively made as if this Section 6.2(c) were not in this Agreement. This Section 6.2(c) is intended to comply with the qualified income offset provision in Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied consistently therewith.

(d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year that is in excess of the amount that such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit as quickly as possible; provided, however, that an allocation pursuant to this Section 6.2(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article VI have been tentatively made as if Section 6.2(c) and this Section 6.2(d) were not herein.

(e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Members in the manner determined by the Board of Managers and each Member’s share of excess Nonrecourse Debt shall be allocated in the same manner; provided, however, that notwithstanding the foregoing, Nonrecourse Debt shall be allocated in a manner intended to avoid causing any Member to recognize gain pursuant to Section 731(a)(1) of the Code to the maximum extent permitted by applicable Law.

(f) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations section 1.752-2. If more than one Member bears the economic risk of loss for a Member Nonrecourse Debt, any Member Nonrecourse Deductions attributable to that Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss.

(g) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Regulations sections 1.704-1(b)(2)(iv)(m)(2) or (4), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Regulations.

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Section 6.3 Curative Allocations. The allocations set forth in Section 6.2(a)–(f) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 6.3. Therefore, notwithstanding any other provision hereof, the Regulatory Allocations shall be taken into account in allocating items of Company income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member pursuant to Section 6.1 if the Regulatory Allocations had not occurred.

Section 6.4 Tax Allocations. The Members shall cause income, gain, loss and deductions (including any depreciation and/or cost recovery deductions) attributable to property contributed by a Member or revalued by the Company to be allocated among the Members for income tax purposes in accordance with Section 704(c) of the Code and Regulations promulgated thereunder using the traditional method as described in Regulations section 1.704-3(b). Such allocations shall be made in such manner and utilizing such permissible tax elections as determined in good faith by the Board of Managers. Allocations pursuant to this Section 6.4 are solely for purposes of United States federal, state, and local tax purposes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of items of income, gain, loss and deduction. The Members are aware of the tax consequences of the allocations made by this Section 6.4 and agree to be bound by the provisions of this Section 6.4 in reporting their shares of items of Company income, gain, loss and deduction.

Section 6.5 Compliance with Section 704(b) of the Code. The allocation provisions contained in this Article VI are intended to comply with Section 704(b) of the Code and the Regulations promulgated thereunder, and shall be interpreted and applied in a manner consistent therewith.

Section 6.6 Consent of Partners. The allocation methods of items of income, gain, loss and deduction contained in this Article VI are hereby expressly consented to by each Member as a condition of becoming a Member.

Section 6.7 Change in Company Interest. If there is a change in any Member’s Membership Interests during any Fiscal Year, the principles of Section 706(d) of the Code shall apply in allocating Net Profits and Net Loss and items thereof for such Fiscal Year to account for the variation. For purposes of applying Section 706(d) of the Code, the Board of Managers may adopt any method or convention permitted under applicable Regulations; provided, however, that in the event of a Transfer of Common Units solely between a transferor Member and a transferee Member such transferor Member and transferee Member shall be entitled to determine the allocation method and convention under Section 706(d) of the Code applicable as between such Members with respect to any and all allocations under Section 706(d) of the Code that affect solely such transferor Member and transferee Member.

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Section 6.8 Modification of Allocations. The allocations set forth in this Article VI are intended to comply with certain requirements of the Regulations. Notwithstanding the other provisions herein (including Section 6.4), the Board of Managers shall be authorized to make, in its reasonable discretion, appropriate amendments to the allocations of Net Profits and Net Loss (and to individual items of income, gain, loss, deduction and credit) pursuant hereto as are required (a) in order to comply with Section 704 of the Code or applicable Regulations, (b) to allocate properly Net Profits and Net Loss (and individual items of income, gain, loss, deduction and credit) to those Members who bear the economic burden or benefit associated therewith and/or (c) to otherwise cause the Members to achieve the economic objectives hereunder, in each case, as reasonably determined by the Board of Managers. If there are any changes after the date hereof in applicable Tax Law, Regulations or interpretation, or any errors, ambiguities, inconsistencies or omissions herein with respect to allocations to be made to Capital Accounts which would, individually or in the aggregate, cause the Members not to achieve in any material respect the economic objectives underlying this Agreement, the Board of Managers may in its reasonable discretion make appropriate adjustments to such allocations in order to achieve or approximate such economic objectives.

Section 6.9 Certain Actions. In no event shall the Company, the Board of Managers or any member of the Parent Corporation Group take or cause the Company (or any of the Company’s Controlled Entities) to take any action (or fail to take any action) or make, or cause the Company (or any of the Company’s Controlled Entities) to make, any determination (or fail to make any determination) with respect to Tax matters or otherwise affecting the Tax items of the Company (or any of the Company’s Controlled Entities) or of any Member (including with respect to the method of allocation of income and losses to Capital Accounts or for tax purposes, any tax election, any method of tax accounting or any position on any tax return, in connection with any tax proceeding or otherwise) if such action or omission (a) could reasonably be expected to have the effect of treating any Non-Blocker Member materially disproportionately and adversely as compared to the Blocker Member (or any other member of the Parent Corporation Group), and (b) is not expressly required by the provisions hereof or of the Business Combination Agreement or the Tax Receivable Agreement. Notwithstanding the foregoing, nothing in this Section 6.9 shall be interpreted or applied so as to require the Board of Managers, any member of the Parent Corporation Group or the Company to take or cause the Company (or any of the Company’s Controlled Entities) to take any action (or fail to take any action) or make, or cause the Company (or any of the Company’s Controlled Entities) to make, any determination (or fail to make any determination) that the Company, such member of the Parent Corporation Group or the Board of Managers reasonably determines would result in a violation of applicable Law; provided that, if an action or omission is required as a result of this sentence, the Board of Managers, the members of the Parent Corporation Group and the Company shall cooperate in good faith with the Non-Blocker Members to mitigate any effect of such action or omission to the extent that such effect would otherwise be subject to the requirements of the first sentence of this Section 6.9.

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ARTICLE VII

OPERATIONS

Section 7.1 Management.

(a) Board of Managers.

(i) All management powers over the business and affairs of the Company shall be exclusively vested in the Board of Managers, and the Board of Managers shall conduct, direct and exercise full control over all activities of the Company. Each member of the Board of Managers is referred to herein as a “Manager.” The Managers shall be the “managers” of the Company for the purposes of the Act. The Board of Managers may (1) act by meetings or written consents pursuant to Section 7.1(a)(iii) and Section 7.1(a)(iv) and (2) through any Person or Persons to whom authority and duties have been delegated pursuant to Section 7.1(d).

(ii) The Board of Managers shall at all times consist of the same number of Managers as the Board of Directors and the same persons as the Board of Directors. No Member has a right to appoint or elect a Manager to the Board of Managers that is not a director of the Board of Directors and each Manager shall serve until his or her successor has been duly elected and qualified in the same, or until his or her earlier removal, resignation, death or disability. Any Manager may be removed from the Board of Managers or from any other capacity with the Company at any time, with or without cause if such person is removed from the Board of Directors. A Manager may resign at any time upon written notice to the Board of Managers.

(iii) The Board of Managers may hold meetings, both regular and special, either within or without the State of Delaware, or solely by means of electronic communication in accordance with the Act. Regular meetings of the Board of Managers may be held without notice at such time and place as shall from time to time be determined by the Board of Managers. At all meetings of the Board of Managers, a majority of the entire Board of Managers shall constitute a quorum for the transaction of business. Unless a different vote is required by express provision of an applicable Law or this Agreement, the vote of a majority of Managers present at a meeting at which a quorum is present shall be the act of the Board of Managers. At any meeting of the Board of Managers, business shall be transacted in such order and manner as the Board of Managers may from time to time determine. If a quorum shall not be present at any meeting of the Board of Managers, the directors present thereat may, to the fullest extent permitted by law, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(iv) Unless otherwise restricted hereby, any action required or permitted to be taken at any meeting of the Board of Managers or of any committee thereof may be taken without a meeting, if all members of the Board of Managers or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Managers or committee.

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(b) No Member or Assignee (other than any officer, director, manager, member, employee, partner, agent, representative or trustee of the Blocker Member, the Company or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company. The transaction of any such business by the Blocker Member or any officer, director, manager, member, employee, partner, agent, representative or trustee of the Blocker Member, the Company or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Non-Blocker Members or Assignees hereunder.

(c) Notwithstanding anything to the contrary herein, to the fullest extent permitted by applicable Law, the Board of Managers shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity, all without further act or Consent of the Members or any other Person; provided, however, that nothing herein shall alter in any respect any rights under the Corporation’s Charter or bylaws or applicable Law of any stockholder of the Corporation to approve or adopt, as applicable, such sale, lease, exchange or other disposition or a Member, in its capacity as a stockholder of the Corporation, to vote in connection therewith.

(d) The Board of Managers may also, from time to time, appoint such officers and establish such management and/or advisory boards or committees of the Company as the Board of Managers deems necessary or advisable, each of which shall have such powers, authority and responsibilities as are delegated in writing by the Board of Managers from time to time. Each such officer, board or committee member shall serve at the pleasure of, and may be removed by, the Board of Managers, and any officer of the Company or any of its Controlled Entities, in such officer’s capacities as such, shall owe to the Company or such Controlled Entity, as applicable, duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the Laws of the State of Delaware. The officers of the Company as of the immediately prior to the Closing (as defined in the Business Combination Agreement) shall remain in their respective offices and shall be deemed to have been appointed by the Board of Managers.

(e) The Board of Managers may cause the Company to contract and deal with the Blocker Member, the Corporation, or any Affiliate of the Corporation; provided that such contracts and dealings are on terms comparable to those available to the Company from others dealing with the Company at arm’s length or are approved by the Consent of the Non-Blocker Members and otherwise are permitted by contracts to which the Company is a party.

Section 7.2 Compensation and Reimbursement.

(a) The Board of Managers shall not receive any fees from the Company for its services in administering the Company, except as otherwise provided herein.

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(b) Subject to Section 5.1 and Section 7.2(c), the Company shall be liable for, and shall reimburse the Corporation (or the applicable member of the Parent Corporation Group), on a monthly basis, or such other basis as the Board of Managers may determine, for all sums expended and obligations incurred by the members of the Parent Corporation Group in connection with the Company’s business, including (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Company, (ii) compensation of officers and employees of the members of the Parent Corporation Group or the Company, including payments under future compensation plans of the members of the Parent Corporation Group or the Company that may provide for stock units, or phantom stock, pursuant to which employees of the Parent Corporation Group or the Company will receive payments based upon dividends on or the value of Class A Shares, (iii) director fees and expenses and (iv) all costs and expenses of the members of the Parent Corporation Group’s maintenance of its corporate status and being a public company, including, without limitation, costs of filings with the SEC, reports and other distributions to its stockholders. The Members acknowledge that all such expenses are deemed to be for the benefit of the Company. Such reimbursements shall be made on an after-tax basis and be in addition to any reimbursement of any member of the Parent Corporation Group as a result of indemnification pursuant to Section 7.6.

(c) To the extent practicable, Company expenses shall be billed directly to and paid by the Company and reimbursements to any member of the Parent Corporation Group by the Company pursuant to this Section 7.2 shall be treated as “guaranteed payments” within the meaning of Section 707(c) of the Code (unless otherwise required by the Code and the Regulations) and shall not be treated as Distributions for purposes of computing the Members’ Capital Accounts.

Section 7.3 Outside Activities.

(a) No member of the Parent Corporation Group shall, directly or indirectly, enter into or conduct any business, other than in connection with (i) the ownership, acquisition and disposition of Membership Interests, (ii) the management of the business of the Company, (iii) its operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, (iv) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (v) financing or refinancing of any type related to the Company or its assets or activities and (vi) such activities as are incidental thereto; provided, however, a member of the Parent Corporation Group may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Company so long as the members of the Parent Corporation Group take commercially reasonable measures to ensure that the economic benefits and burdens of such assets are otherwise vested in the Company, whether through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Company, the Members shall negotiate in good faith to amend the provisions hereof, including, without limitation, the definition of “Adjustment Factor,” to reflect such activities and the direct ownership of assets by the applicable member of the Parent Corporation Group. The members of the Parent Corporation Group and any of their respective Affiliates may acquire Membership Interests and shall be entitled to exercise all rights of a Non-Blocker Member relating to such Membership Interests.

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(b) Prism and each of the Prism Members shall (i) communicate to the Board of Managers any and all investment opportunities that relate to the Business of which Prism or such Prism Member becomes aware, regardless of the location of such investment opportunity, whether acting for its own account or for the account of another Person and (ii) not, directly or indirectly, including through any Affiliate, pursue any such investment activity without first offering the opportunity to the Company and, if the Company elects not to pursue such opportunity, obtaining the consent of the Board of Managers and the Consent of the Members; provided that such a corporate opportunity shall not be deemed to belong to the Company or any of its Controlled Entities if it is a business opportunity that the Company and its Controlled Entities are not legally able to undertake, or that is, by its nature, not related to the Business.

(c) Subject to any agreements entered into by a Non-Blocker Member or any of its Affiliates with any member of the Parent Corporation Group, the Company or any Controlled Entity thereof (including any employment agreement), any Non-Blocker Member (other than the Prism Members), and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or stockholder of any Non-Blocker Member (other than the Prism Members), shall be entitled to and may engage, invest or otherwise have an interest in any other business, activity or opportunity of any nature, independently or with others, including any business engagement, investment or interest that is in direct or indirect competition with the Company or enhanced by the activities of the Company. Neither the Company nor any Member shall have any rights by virtue hereof in any business ventures of any Non-Blocker Member (other than the Prism Members) or Assignee of a Non-Blocker Member (other than the Prism Members). Subject to such agreements and the foregoing, none of the Non-Blocker Members nor any other Person shall have any rights by virtue hereof or the relationship established hereby in any business ventures of any other Person (other than any member of the Parent Corporation Group, Prism or the Prism Members, to the extent expressly provided herein), and such Person shall have no obligation pursuant hereto, subject to any agreements entered into by a Non-Blocker Member or its Affiliates with any member of the Parent Corporation Group, the Company or a Controlled Entity thereof, to offer any interest in any such business ventures to the Company, any Non-Blocker Member, or any such other Person, even if such opportunity is of a character that, if presented to the Company, any Non-Blocker Member or such other Person, could be taken by such Person. No amendment or repeal of this Section 7.3(c) shall apply to or have any effect on the liability or alleged liability of any Non-Blocker Member for or with respect to any opportunities of which any such Non-Blocker Member becomes aware prior to such amendment or repeal. Any Person purchasing or otherwise acquiring any interest in any Membership Interests shall be deemed to have notice of and consented to the provisions of this Section 7.3(c).

(d) Non-Competition, Non-Solicitation and Intellectual Property of Prism and Prism Members.

(i) Notwithstanding anything herein to the contrary, until the earlier of five (5) years from the termination of employment with the Company or any Controlled Entity for any reason (if applicable) and three (3) years from the time at which such Person ceases to hold Common Units or equity interests in Prism, neither Prism nor a Prism Member shall, directly or indirectly, in any manner whatsoever including, without limitation, either individually, or in partnership, jointly or in conjunction with any other Person, or as employee,

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employer, principal, agent, trustee, consultant, contractor, manager, officer, shareholder or lender: (1) carry on or be engaged in any undertaking, (2) have a financial or other interest (including an interest by way of royalty or other compensation arrangements) in or in respect of the business of any Person which carries on a business, (3) advise, manage, lend money to or guarantee the debts or obligations of any Person which carries on a business, (4) permit their name to be used or employed by any Person carrying on, engaged in a business (5) permit their name to be used or employed by any Person carrying on, engaged in a business, (6) canvass or solicit the business of (or procure or assist the canvassing or soliciting of the business of) any Customer or Prospective Customer, (7) accept (or procure or assist the acceptance of) any business from any Customer or Prospective Customer, (8) supply (or procure or assist the supply of) any goods or services to any Customer or Prospective Customer, (9) unless otherwise approved in writing by the Board of Managers, which approval shall not be unreasonably withheld or delayed, employ, offer employment to or solicit the employment or engagement of or otherwise entice away from the employment of the Company any individual who is employed by the Company or ceased employment with the Company for one hundred and twenty (120) days, whether or not such individual would commit any breach of his contract or terms of employment by leaving the employment of the Company or (10) procure or assist any Person to employ, offer employment or solicit the employment or engagement of any such individual, in each case in or with respect to (as applicable) the same business as, or a competing business to (i.e., that is the same or a substantially similar business to the Business in North America).

(ii) Prism and the Prism Members each hereby assign to the Company all Intellectual Property they own as of the date hereof (which has not been previously assigned to the Company or any of its Controlled Entities) or which is conceived or made solely by Prism or such Prism Member or jointly by Prism or such Prism Member, as the case may be, and any other Person or Persons prior to Prism or such Prism Member ceasing to hold any Membership Interests, and which directly relates to the Business, including related research or other activities of the Company or any of its Controlled Entities or which results from any task assigned to or performed by such Person on behalf of the Company or any of its Controlled Entities. Prism and the Prism Members hereby covenant and agree that they will (1) promptly disclose to the Company any Intellectual Property covered by this Section 7.3(d)(ii), (2) if requested by the Company, execute a specific assignment of such Intellectual Property to the Company or a Controlled Entity, and (3) take all reasonable actions requested of them by the Company to assist the Company or any of its Controlled Entities, at the Company’s expense, to secure protection of all applicable Intellectual Property in the United States.

(iii) Notwithstanding the foregoing, the provisions of this Section 7.3(d) shall cease to be of any effect upon a Termination Transaction of a Non-Blocker Member with respect to Prism or a Termination Transaction of the Corporation.

(iv) Notwithstanding the foregoing, nothing herein shall prevent Prism or a Prism Member from owning not more than one percent (1%) of any class of securities of an entity, the securities of which are listed on a recognized securities exchange which carries on a business which is the same as or which competes with the Business.

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(e) Notwithstanding anything herein to the contrary, any Membership Interests held by the Parent Corporation Group shall be held only by the Corporation or a wholly owned Controlled Entity of the Corporation.

Section 7.4 Duties; Limitation of Liability of the Board of Managers.

(a) The Board of Managers shall have the same duties to the Company as the Board of Directors has to the Corporation.

(b) Without limiting any of the Board of Managers’ covenants or agreements hereunder or any of the duties any Manager may owe to the stockholders of the Corporation under applicable Law, (i) no Manager, acting in their capacity as such, shall have any duties directly to any Member and (ii) no Manager, acting in their capacity as such, shall be directly liable to the Company for money damages by reason of their service as such.

(c) In performing its duties hereunder and under applicable Law, the Board of Managers shall be entitled to rely on the provisions hereof and on any information, opinion, report or statement, including any financial statement or other financial data or the records or books of account of the Company or any Controlled Entity of the Company, prepared or presented by an officer, employee or agent of the Company or any such Controlled Entity, or by a lawyer, certified public accountant, appraiser or other person engaged by the Company as to any matter within such person’s professional or expert competence, and any act taken or omitted to be taken in reliance upon any such information, opinion, report or statement as to matters that the Board of Managers reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion. The Board of Managers may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(d) Any amendment, modification or repeal of this Section 7.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Managers under this Section 7.4, as in effect immediately prior to such amendment, modification or repeal, with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.5 No Fiduciary Duties of the Members.

(a) No Member or any Affiliate of such Member (such Persons, the “No-Duty Persons”) shall owe any fiduciary duty to any Covered Person, the Company, or any of their respective Representatives or any other Person. This Agreement is not intended to, and does not, create or impose any fiduciary duty on any No-Duty Person, and any such fiduciary duty that would otherwise apply under applicable Law is hereby eliminated to the fullest extent permitted under applicable Law. Furthermore, each of the Members and the Company hereby unconditionally and irrevocably waives, to the fullest extent permitted by applicable Law, any and all fiduciary duties (including any fiduciary duty related to or associated with self-dealing,

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corporate or business opportunities or otherwise) of any No-Duty Person that, absent such waiver, would otherwise apply under applicable Law and, in doing so, acknowledges and agrees that the only duties and obligation of each No-Duty Person, in its capacity as a Member , to each other Covered Person, the Company, any of their respective Representatives or any other Person are as expressly set forth herein or under applicable Law. Accordingly, to the fullest extent permitted by applicable Law, no No-Duty Person, in its capacity as a Member or Affiliate thereof, shall be liable to the Company, any of its Representatives or to any Member for any act performed or omission made by such No-Duty Person taken in its capacity as a Member or Affiliate thereof in connection with this Agreement or the matters contemplated herein, unless such act or omission resulted from gross negligence, fraud, any action or inaction of such No-Duty Person taken or not taken with the intent to breach this Agreement or any action or inaction of such No-Duty Person taken or not taken with the intent to engage in an illegal act or except pursuant to any express indemnities given to the Company by such No-Duty Person pursuant to any other written instrument.

(b) To the fullest extent permitted under applicable Law, whenever a No-Duty Person is permitted or required to make a decision or take an action or omit to do any of the foregoing (i) in its “sole discretion” or “discretion” or under a similar grant of authority or latitude or without an express standard of behavior (including standards such as “reasonable” or “good faith”), such No-Duty Person shall be entitled to consider any such interests and factors, including its own, as it desires, and shall have no duty or obligation to consider any other interests or factors whatsoever or (ii) with an express standard of behavior (including standards such as “reasonable” or “good faith”), then such No-Duty Person shall comply with such express standard but, to the fullest extent permitted under Law, shall not be subject to any other or additional standard imposed by this Agreement or Law.

(c) The provisions hereof, to the extent that they restrict or eliminate the duties and liabilities of the No-Duty Persons otherwise existing at law or in equity, are agreed by the Members and the Company to replace such other duties and liabilities of the No-Duty Persons to the fullest extent permitted by applicable Law.

(d) Any amendment, modification or repeal of this Section 7.5 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Members under this Section 7.5, as in effect immediately prior to such amendment, modification or repeal, with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.6 Exculpation and Indemnification.

(a) Liability. Except as otherwise provided herein, to the fullest extent permitted by applicable Law, the debts, obligations and liabilities of the Company and each Controlled Entity thereof, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company or such Controlled Entity, and no Covered Person shall be obligated to any Person (including any creditor of the Company) for the repayment, satisfaction or discharge of any such debt, obligation or liability of the Company or such Controlled Entity solely by reason of being a Covered Person; provided, however, that the

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foregoing shall not eliminate or limit the liability of such Covered Person by reason of acts or omissions of such Person that involve gross negligence, fraud or willful misconduct. All Persons dealing with the Company shall have recourse solely to the assets of the Company for the payment of debts, obligations or liabilities of the Company. No Member shall take, or cause to be taken, any action that would result in any other Member having any personal liability for the obligations of the Company. The failure of the Company to observe any formalities relating to the exercise of its powers or management of its business or affairs hereunder or under applicable Law shall not be a ground for imposing personal liability on any Member or Covered Person for the obligations and liabilities of the Company.

(b) Exculpation. To the fullest extent permitted by applicable Law, no Covered Person who serves on behalf of the Company shall be liable to the Company, any Controlled Entity thereof or any other Person for any loss, liability, damage or claim arising out of any act or omission performed or omitted by such Covered Person on behalf of the Company or any Controlled Entity thereof or in furtherance of the interests of the Company or any Controlled Entity thereof or arising out of or in connection with the Company or any Controlled Entity thereof taken or omitted by such Covered Person, so long as such act or omission did not constitute gross negligence, fraud or willful misconduct.

(c) Indemnification. In addition to the advancement of expenses pursuant to Section 7.6(d), to the fullest extent permitted by applicable Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), the Company agrees to indemnify, pay and hold each Covered Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including any interest and penalties, out-of-pocket expenses and the reasonable fees and disbursements of counsel for such Covered Person in connection with any investigative, administrative or judicial proceedings, whether or not such Covered Person shall be designated a party thereto), whether absolute, accrued, conditional or otherwise and whether or not resulting from bona fide third-party claims (collectively, “Indemnifiable Losses”), which may be imposed on, incurred by or asserted against any such Covered Person, in any manner relating to or arising out of (i) any act or omission performed or omitted by such Covered Person either on behalf of the Company or its Controlled Entities or in furtherance of the interests of the Company or arising out of or in connection with the Company, or (ii) the fact that such Covered Person is or was acting in connection with the business of the Company as a partner, member, stockholder, controlling Affiliate, manager, director, officer, employee or agent of the Company or any of its controlling Affiliates, or that such Covered Person is or was serving at the request of the Company as a partner, member, manager, director, officer, employee or agent of any Person including any Controlled Entity of the Company (the “Actions”); provided that the Company shall not indemnify a Covered Person (i) for any Action if it is established by a final judgment of a court of competent jurisdiction that the actions or omissions of the Covered Person were material to the matter giving rise to the Action and constituted fraud or were committed with willful misconduct or gross negligence, (ii) for an Action initiated by the Covered Person (other than an Action to enforce such Indemnitee’s rights to indemnification under this Section 7.6(c) or advance of expenses under Section 7.6(d)), or (iii) for a criminal

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proceeding if the Covered Person had reasonable cause to believe that the Covered Person’s act or omission was a crime; provided, further, that any indemnity payment under this Section 7.6(c) shall be provided out of and to the extent of Company Property only (including available insurance), and no Member shall have any personal liability on account thereof or be required to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 7.6(c). The termination of any proceeding by judgment, order or settlement does not create a presumption that the Covered Person did not meet the requisite standard of conduct set forth in this Section 7.6, unless such judgment, order or settlement specifically addresses whether the Indemnitee met the requisite standard of conduct. The termination of any proceeding by conviction of a Covered Person or upon a plea of nolo contendere or its equivalent by a Covered Person, or an entry of an order of probation against a Covered Person prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.6(c), with respect to the subject matter of such proceeding.

(d) Advancement of Expenses. To the fullest extent permitted by applicable Law, expenses (including reasonable attorneys’ fees, disbursements, fines and amounts paid in settlement) incurred by a Covered Person of the type entitled to be indemnified under this Section 7.6 shall, from time to time, be advanced by the Company prior to the final disposition of any claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay any such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized by this Section 7.6 or otherwise.

(e) Good-Faith Reliance. A Covered Person shall be fully protected in relying in good faith upon the records of the Company or any Controlled Entity thereof and upon such information, opinions, reports or statements presented to the Company or any Controlled Entity thereof by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company or any Controlled Entity thereof, including information, opinions, reports or statements as to the value and amount of the Company Property, liabilities, or any other facts pertinent to the existence and amount of the Company Property from which distributions to the Members might properly be paid.

(f) Severability. To the fullest extent permitted by applicable Law, if any portion of this Section 7.6 shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Covered Person and may indemnify each employee or agent of the Company or any Controlled Entity thereof as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company or any Controlled Entity thereof, in each case to the full extent permitted by applicable Law.

(g) Survival. This Section 7.6 shall survive any termination of hereof and shall continue as to a Person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of such Covered Person.

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(h) Indemnification Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 7.6 shall not be deemed exclusive of any other rights to which a Covered Person may be entitled at law or in equity, including common Law rights to indemnification or contribution (if any). Nothing in this Section 7.6 shall affect the rights or obligations of any Covered Person (or the limitations on those rights or obligations) under any other agreement or instrument to which such Covered Person is a party.

(i) Primacy of Indemnification.

(i) The Company hereby acknowledges that certain Covered Persons may have certain rights to indemnification or insurance provided by the Members and certain of their Affiliates (collectively, the “Member Indemnitors”). The Company hereby agrees that it is the indemnitor of first resort (i.e., its obligations to each Covered Person are primary and those of the Member Indemnitors are secondary) and that it shall be liable for the full amount of all Indemnifiable Losses to the extent legally permitted. The Company further agrees that no advancement or payment by the Member Indemnitors on behalf of any Covered Person with respect to any claim for which such Covered Person has sought indemnification from the Company shall affect the foregoing and the Member Indemnitors shall have a right of contribution or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Covered Person against the Company.

(ii) Except as provided in Section 7.6(i)(i), in the event of any payment of Indemnifiable Losses hereunder, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of the Covered Person against other Persons (other than the Member Indemnitors), and the Covered Person shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights. Notwithstanding anything to the contrary herein, this Section 7.6(i) shall be for the exclusive benefit of the Member Indemnitors and shall not result in any benefit to, or right of, any other Person.

(j) No Duplication of Payments. The Company shall not be liable under this Section 7.6 to make any payment to a Covered Person in respect of any Indemnifiable Losses to the extent that the Covered Person has otherwise actually received payment (net of any expenses incurred in connection therewith and any repayment by the Covered Person made with respect thereto) under any insurance policy or from any other source in respect of such Indemnifiable Losses.

(k) Maintenance of Insurance or Other Financial Arrangements. In compliance with applicable Law, the Company (with the approval of the Board of Managers) may, but shall not be obligated to, purchase and maintain insurance or make other financial arrangements on behalf of any Person who is or was a Member, employee or agent of the Company, or at the request of the Company, is or was serving as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, for any liability asserted against such Person and liability and expenses incurred by such Person in such Person’s capacity as such, or arising out of such Person’s status as such, whether or not the Company has the authority to indemnify such Person against such expense, liability or loss under applicable Law.

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(l) It is the intent of the parties that any amounts paid by the Company to any member of the Parent Corporation Group pursuant to this Section 7.6 shall be treated as “guaranteed payments” within the meaning of Section 707(c) of the Code (unless otherwise required by the Code and the Regulations) and shall not be treated as Distributions for purposes of computing the Members’ Capital Accounts.

Section 7.7 Notice of Proceedings. Promptly after receipt by a Covered Person of notice of the commencement of any proceeding against such Covered Person, such Covered Person shall, if a claim for indemnification in respect thereof is to be made against the Company, give prompt written notice to the Company of the commencement of such proceeding; provided that the failure of a Covered Person to give notice as provided herein shall not relieve the Company of its obligations under Section 7.6, except to the extent that the Company is actually and materially prejudiced by such failure to give notice. In case any such proceeding is brought against a Covered Person (other than a proceeding by or in the right of the Company), after the Company has acknowledged in writing its obligation to indemnify and hold harmless the Covered Person, the Company shall be entitled to assume the defense of such proceeding; provided that the Covered Person shall be entitled to participate in such proceeding and to retain its own counsel at its own expense. After notice from the Company to such Covered Person acknowledging the Company’s obligation to indemnify and hold harmless the Covered Person and electing to assume the defense of such proceeding, the Company shall not be liable for expenses subsequently incurred by such Covered Person in connection with the defense thereof. Without the consent of such Covered Person (not to be unreasonably withheld, conditioned or delayed), the Company shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Covered Person of a release from all liability arising out of the proceeding and claims asserted therein and does not involve any statement, finding or admission of any fault, culpability, failure to act, violation of Law or admission of any wrongdoing by or on behalf of such Covered Person.

Section 7.8 Amendments. Any repeal, amendment or modification of Article VII shall not adversely affect any rights of a Covered Person pursuant to this Article VII, including the right to indemnification and to the advancement of expenses of a Covered Person, existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE VIII

RIGHTS AND OBLIGATIONS OF MEMBERS

Section 8.1 Rights of Members Relating to the Company.

(a) In addition to other rights provided hereby or under applicable Law, the Company shall deliver to each Member a copy of any information mailed to all stockholders of the Corporation as soon as practicable after such mailing.

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(b) The Company shall notify any Member that is a Qualifying Party, on written request, of the then current Adjustment Factor or any change made to the Adjustment Factor.

(c) Notwithstanding any other provision of this Section 8.1, the Company may keep confidential from the Members (or any of them), for such period of time as the Board of Managers determines to be reasonable, any information that (i) the Board of Managers believes to be in the nature of trade secrets or other information the disclosure of which the Board of Managers in good faith believes is not in the best interests of the Company or the Members or (ii) the Company is required by Law or by agreement to keep confidential.

Section 8.2 Members’ Right to Act. For matters that require the Consent of the Members or the Consent of the Non-Blocker Members, the applicable Members shall act through meetings and written consents as described in this Section 8.2.

(a) Except as otherwise expressly provided herein, acts by Consent of the Members or Consent of the Non-Blocker Members, voting together as a single class, shall be the acts of the Members or the Non-Blocker Members, respectively. Any Member entitled to vote at a meeting of Members or a meeting of Non-Blocker Members, or to express consent or dissent to any Company action in a written transmission without a meeting, may authorize another Person or Persons to act for such Member by proxy in accordance with applicable Law. If a proxy designates two (2) or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons shall have and may exercise all the powers of voting or giving consents thereby conferred, or, if a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.

(b) Actions by the Members or the Non-Blocker Members hereunder shall be taken at a meeting called by the Blocker Member or by a Majority in Interest of the Members on at least forty-eight (48) hours’ prior written notice to the other Members entitled to vote thereat, which notice shall state the purpose or purposes for which such meeting is being called unless such notice is waived by such Member; provided, however, that any such action may be taken by written consent; provided that such consent is signed by Members having not less than the minimum Percentage Interest that would be necessary to authorize or take such action at a meeting at which the applicable Members entitled to vote thereon were present and voted. The actions taken by the Members entitled to vote or Consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members entitled to vote or consent as to whom it was improperly held execute a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. Prompt notice of the action so taken, which shall state the purpose or purposes for which such consent is required and may be delivered via email, without a meeting shall be given to those Members entitled to vote or consent who have not consented in writing; provided, however, that the failure to give any such notice shall not affect the validity of the action taken by such written consent. Any action taken pursuant to such written consent of the applicable Members shall have the same force and effect as if taken by the Members at a meeting thereof.

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Section 8.3 Various Capacities. The Members acknowledge and agree that the Members or their Affiliates will from time to time act in various capacities hereunder, including as a Member.

ARTICLE IX

BOOKS AND RECORDS

Section 9.1 Books and Records. The Company shall keep, or cause to be kept, separate, complete and accurate books and records of the Company for financial reporting purposes, on an accrual basis, in accordance with the United States generally accepted accounting principles, consistently applied, including all books and records necessary to provide any information, lists and copies of documents required pursuant to applicable Law. The Company shall keep at its principal office the following:

(a) true and correct information regarding the state of the business and financial condition and operating results of the Company and in compliance with past custom and practice;

(b) a copy of the Certificate and this Agreement and all amendments thereto and hereto;

(c) a current list of the full names and last known business, residence, mailing and email addresses of all Members; and

(d) copies of the Company’s (and its Controlled Entities’) federal, state and local income Tax returns and reports, if any, for all taxable years or periods.

Section 9.2 Inspection. Subject to Section 15.10, the Company shall permit the Members (personally or through an authorized representative) to (a) visit and inspect any of the properties of the Company and its Controlled Entities, (b) examine and copy (at their own expense) the books and records, or business and financial records, of the Company or any of its Controlled Entities and (c) consult with the Board of Managers, and the managers, officers, employees or independent accounts of the Company or any of its Controlled Entities, concerning the affairs, finances and accounts of the Company or any of its Controlled Entities, in each case, during reasonable business hours upon reasonable prior notice in such a manner as to not unreasonably disrupt the normal operations of the Company or such Controlled Entity and solely for purposes reasonably related to their respective Membership Interests.

ARTICLE X

TAX MATTERS

Section 10.1 Partnership Status and Tax Elections. It is the intent of the Members that the Company be taxed as a partnership for United States federal, state and local income Tax purposes. The Members hereby agree not to elect (a) to be excluded from the application of subchapter K of chapter 1 of subtitle A of the Code or any similar state statute and (b) for the Company to be treated as a corporation, or an association taxable as a corporation, under the Code or any similar state statute.

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Section 10.2 Tax Returns; Information. Prism shall arrange for the preparation of all income Tax returns of the Company for taxable years of the Company ending prior to January 1, 2020 and shall cause the same to be filed in a timely manner; provided that Prism shall provide Clairvest and the Blocker Member, a reasonable right to review and comment on any such Tax returns prior to any such filing and Prism shall incorporate in the Tax return filed any reasonable comments received from Clairvest and the Blocker Member. The Board of Managers shall arrange for the preparation of all other Tax returns of the Company; provided, however, that (a) in the case of any such Tax return that is an income Tax return and that relates to a taxable year of the Company beginning on or before, and ending after, the Closing Date, the Company shall provide a draft copy of such Tax return to Prism and Clairvest for their respective review and comment not later than forty-five (45) days prior to the due date (including valid extensions, the “Due Date”) for filing such Tax return and shall incorporate in the Tax return filed any reasonable comments received from Prism and Clairvest not later than five (5) days prior to the Due Date for the filing thereof. As soon as practicable following the end of each Fiscal Year, the Company shall furnish to each Member a copy of each such Tax return as filed, together with any schedules or other information such Member may reasonably require in connection with such Member’s own tax affairs. Without limiting the generality of the foregoing, as soon as practicable, but in any event within ninety (90) days following the end of each Fiscal Year, the Company shall deliver to each Person who was a Member during such Fiscal Year a Schedule K-1 for such Fiscal Year.

Section 10.3 Partnership Representative.

(a) (i) Prism is hereby designated (1) as the Company’s “tax matters partner” for U.S. federal income tax purposes under Section 6231(a)(7) of the Code, as in effect for Company taxable years beginning on or before December 31, 2017, and (2) the “partnership representative,” as that term is defined in Section 6223(a) of the Code, as in effect for taxable years of the Company beginning after December 31, 2017, and ending prior to January 1, 2020, and (ii) the Blocker Member is hereby designated as the “partnership representative,” as that term is defined in Section 6223(a) of the Code, as in effect for taxable years of the Company beginning on or after January 1, 2020 (any Member acting as the “tax matters partner” or the “partnership representative,” the “Partnership Representative”), with all of the rights, duties and powers provided for in the Code and Regulations. For each taxable year in which the Partnership Representative is an entity, the Company shall appoint the “designated individual” identified by the Partnership Representative to act on behalf of the Partnership Representative (the “Designated Individual”) in accordance with the applicable Regulations. Each Member expressly consents to such designations and agrees that it will execute, acknowledge, deliver, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

(b) The Partnership Representative shall have the sole authority to act on behalf of the Company in connection with and make all relevant decisions regarding application of the Partnership Audit Procedures, including, but not limited to, any elections under the Partnership Audit Procedures or any decisions to settle, compromise, challenge, litigate or otherwise alter the defense of any proceeding before the IRS. The Partnership Representative shall keep all Members reasonably informed of any audit or proceeding asserting any Tax liability related to the Company.

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(c) The Members agree to cooperate in good faith to timely provide information requested by the Partnership Representative as needed to comply with the Partnership Audit Procedures, including without limitation to make any elections available to the Company under the Partnership Audit Procedures. Each Member agrees that, upon request of the Company, such Member shall take such actions as may be necessary or desirable (as determined by the Partnership Representative) to (i) allow the Company to comply with the provisions of Section 6226 of the Partnership Audit Procedures so that any “partnership adjustments” (as defined in Section 6241(2) of the Partnership Audit Procedures) are taken into account by the Members and former Members rather than the Company; (ii) use the provisions of Section 6225(c) of the Partnership Audit Procedures including, but not limited to, filing amended tax returns with respect to any “reviewed year” (within the meaning of Section 6225(d)(1) of the Partnership Audit Procedures) or using the alternative procedure to filing amended returns to reduce the amount of any partnership adjustment otherwise required to be taken into account by the Company; or (iii) otherwise allow the Company and its Members to address and respond to any matters arising under the Partnership Audit Procedures.

(d) Notwithstanding other provisions herein to the contrary, if any partnership adjustment is determined with respect to the Company, the Partnership Representative shall, at the Blocker Member’s request, in its sole discretion, cause the Company to elect pursuant to Section 6226 of the Partnership Audit Procedures to have such adjustment passed through to the Members for the year to which the adjustment relates (i.e., the “reviewed year” within the meaning of Section 6225(d)(1) of the Partnership Audit Procedures). In the event that the Partnership Representative has not caused the Company to so elect pursuant to Section 6226 of the Partnership Audit Procedures, then any “imputed underpayment” (as determined in accordance with Section 6225 of the Partnership Audit Procedures) or partnership adjustment that does not give rise to an imputed underpayment shall be apportioned among the Members of the Company for the taxable year in which the adjustment is finalized in such manner as may be necessary (as determined by the Partnership Representative in good faith) so that, to the maximum extent possible, the tax and economic consequences of the imputed underpayment or other partnership adjustment and any associated interest and penalties (any such amount, an “Imputed Underpayment Amount”) are borne by the Members based upon their interests in the Company for the reviewed year. Imputed Underpayment Amounts also shall include any imputed underpayment within the meaning of Section 6225 of the Partnership Audit Procedures paid (or payable) by any entity treated as a partnership for U.S. federal income tax purposes in which the Company holds (or has held) a direct or indirect interest other than through entities treated as corporations for U.S. federal income tax purposes to the extent that the Company bears the economic burden of such amounts, whether by Law or contract.

(e) Each Member agrees to indemnify and hold harmless the Company from and against any liability with respect to such Member’s share of any Tax deficiency paid or payable by the Company that is allocable to the Member as determined in accordance with the second sentence of Section 10.3(d) with respect to an audited or reviewed taxable year for which

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such Member was a partner in the Company. The obligations set forth in this Section 10.3(e) shall survive the termination of any Member’s interest in the Company, the termination hereof and/or the termination, dissolution, liquidation or winding up of the Company, and shall remain binding on each Member for the period of time necessary to resolve with the IRS (or any other applicable taxing authority) all income Tax matters relating to the Company and for Members to satisfy their indemnification obligations, if any, pursuant to this Section 10.3. Any obligation of a Member pursuant to this Section 10.3(e) shall be implemented through adjustments to distributions otherwise payable to such Member as determined in accordance with Section 5.1; provided, however, that at the written request of the Partnership Representative, each Member or former Member may be required to contribute to the Company such Member’s Imputed Underpayment Amount imposed on and paid by the Company; provided, further, that if a Member or former Member individually directly pays, pursuant to the Partnership Audit Procedures, any such Imputed Underpayment Amount, then such payment shall reduce any offset to distribution or required capital contribution of such Member or former Member. Any amount withheld from distributions pursuant to this Section 10.3(e) shall be treated as an amount distributed to such Member or former Member for all purposes hereunder.

(f) All expenses incurred by the Partnership Representative or Designated Individual in connection with its duties as partnership representative or designated individual, as applicable, shall be expenses of the Company (including, for the avoidance of doubt, any costs and expenses incurred in connection with any claims asserted against the Partnership Representative or Designated Individual, as applicable, except to the extent the Partnership Representative or Designated Individual is determined to have performed its duties in the manner described in the final sentence of this Section 10.3(f)), and the Company shall reimburse and indemnify the Partnership Representative or Designated Individual, as applicable, for all such expenses and costs. Nothing herein shall be construed to restrict the Partnership Representative or Designated Individual from engaging lawyers, accountants, tax advisers, or other professional advisers or experts to assist the Partnership Representative or Designated Individual in discharging its duties hereunder. Neither the Partnership Representative nor Designated Individual shall be liable to the Company, any Member or any Affiliate thereof for any costs or losses to any Persons, any diminution in value or any liability whatsoever arising as a result of the performance of its duties pursuant to this Section 10.3 absent (i) willful breach of any provision of this Section 10.3 or (ii) bad faith, fraud, gross negligence or willful misconduct on the part of the Partnership Representative or Designated Individual, as applicable.

(g) Any action taken by the Partnership Representative in breach hereof shall be unauthorized and void ab initio.

Section 10.4 Tax Elections.

(a) With respect to any Fiscal Year of the Company beginning before January 1, 2020, Prism shall determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Section 754 of the Code, and shall have the right to seek to revoke any such election (including any election under Section 754 of the Code).

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(b) With respect to any Fiscal Year of the Company beginning on or after January 1, 2020, (i) the Company shall file (or cause to be filed) an election pursuant to Section 754 of the Code for the Company for such Fiscal Year (to the extent such an election is not already in force) and shall maintain and keep such election in effect at all times and (ii) except as otherwise provided herein, the Board of Managers shall determine whether to make any available election pursuant to the Code.

Section 10.5 Withholding. The Company is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any U.S. federal, state, local or non-U.S. government any amounts required to be so withheld pursuant to the Code or any provisions of any other U.S. federal, state, local or non-U.S. Law and shall apportion such amounts to the Members with respect to which such amount was withheld. At least five (5) Business Days prior to any such withholding in respect of any Member, the Company shall notify such Member of the proposed withholding and shall reasonably cooperate with such Member in order to minimize or eliminate such withholding. The Company is also authorized to require a Member to promptly pay to the Company any amount otherwise required to be so withheld with respect to such Member that is paid over by the Company to the appropriate taxing authority (and such payment shall not be considered a Capital Contribution for purposes hereof). Any amounts so withheld (and not paid to the Company by the applicable Member) and paid over by the Company to the appropriate taxing authority shall be offset against the current or next amounts otherwise distributable to such Member (and, to the extent so withheld and paid over, shall be treated as amounts distributed to such Member for all purposes hereof).

Section 10.6 Survival. The obligations set forth in this Article X shall survive the termination of any Member’s interest in the Company, the termination hereof and/or the termination, dissolution, liquidation or winding up of the Company, and shall remain binding on each Member for the period of time necessary to resolve with the IRS (or any other applicable taxing authority) all income tax matters relating to the Company and for Members to satisfy their indemnification obligations, if any, pursuant to this Article X.

ARTICLE XI

MEMBER TRANSFERS AND WITHDRAWALS

Section 11.1 Transfer.

(a) No Membership Interest, in whole or in part, shall be (i) subject to the claims of any creditor, to any spouse for alimony or support or to legal process and (ii) except as may be specifically provided for herein, voluntarily or involuntarily alienated or encumbered.

(b) No Membership Interest shall be Transferred, directly or indirectly, in whole or in part, except in accordance with the terms and conditions set forth in Section 14.1 or this Article XI. Any Transfer or purported Transfer of a Membership Interest not made in accordance with Section 14.1 or this Article XI shall be null and void ab initio. Any Person to which a Transfer is made or attempted in violation of this Article XI shall not become a Member, shall not be entitled to vote on any matters coming before the Members and shall not have any other rights in or with respect to any rights of a Member of the Company, except as otherwise provided herein. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. For the avoidance of

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doubt, the restrictions on Transfer contained in this Article XI shall not apply to the Transfer of any capital stock of the Corporation; provided that no Class B Shares may be Transferred unless a number of Common Units equal to the product of (i) such number of Class B Shares multiplied by (ii) the Conversion Ratio, are Transferred therewith in accordance with this Agreement (including in respect of those Transfers to Permitted Transferees) and the Charter.

(c) Regardless of whether such Transfer constitutes a Permitted Transfer, no Transfer of any Membership Interest may be made to a lender to the Company or any Person who is related (within the meaning of Regulations section 1.752-4(b)) to any lender to the Company whose loan constitutes a Nonrecourse Liability, without the consent of the Board of Managers; provided that as a condition to such consent, the lender will be required to enter into an arrangement with the Company and the Corporation to redeem or exchange for the Class A Shares Amount any Common Units in which a security interest is held by such lender immediately before the time at which such lender would be deemed to be a member in the Company for purposes of allocating liabilities to such lender under Section 752 of the Code.

Section 11.2 Transfer of Membership Interests Held by the Parent Corporation Group.

(a) Except as provided in Section 11.2(b), and subject to the rights of any Member set forth in a Membership Interest Designation, no member of the Parent Corporation Group may Transfer, directly or indirectly, its Membership Interests, in whole or in part, without the Consent of the Members.

(b) Subject to this Article XI and any other limitations hereunder to which the members of the Parent Corporation Group may otherwise be subject, any member of the Parent Corporation Group may (i) Transfer its Membership Interests, in whole or in part, to any Person that is, at the time of such Transfer, a direct or indirect wholly owned Controlled Entity of the Corporation without the Consent of any Member or (ii) subject its Membership Interests, in whole or in part, to a security interest granted to a bank or other institutional lender to secure a loan for borrowed money by such member of the Parent Corporation Group.

Section 11.3 Members’ Rights to Transfer.

(a) General Restrictions. Except for any Permitted Transfer (subject to the applicable provisions of Section 11.3(c)) or any Transfer of Membership Interests pursuant to or Section 11.2 or Section 14.1, no Member or Assignee shall Transfer, directly or indirectly, its Membership Interests, in whole or in part, without the prior written consent of the Board of Managers and subject to any terms and conditions imposed by the Board of Managers (any such Transfer approved by the Board of Managers, an “Approved Transfer”).

(b) Transfer Conditions.

(i) Qualified Transferee. Except for any Transfer pursuant to Section 14.1, any Permitted Transfer and any Approved Transfer shall be made only to a single Qualified Transferee; provided, however, that all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; provided, further, that each Transfer meeting the minimum Transfer restriction of Section 11.3(b)(iii) may be to a separate Qualified Transferee.

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(ii) Opinion of Counsel. In connection with any Approved Transfer, the Transferring Member shall deliver or cause to be delivered to the Company an opinion of legal counsel reasonably satisfactory to the Board of Managers to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities Laws or regulations applicable to the Company or the Membership Interests Transferred; provided, however, that the Board of Managers may waive this condition upon the request of the Transferor; provided, further, that, if the Board of Managers determines, based on the advice of counsel, that such Transfer would create a material risk of requiring the filing of a registration statement under the Securities Act or otherwise violating any federal or state securities Laws or regulations applicable to the Company or the Membership Interests, the Board of Managers may prohibit any Approved Transfer. The foregoing provisions of this Section 11.3(b)(ii) shall not apply to any Permitted Transfer or any Transfer pursuant to Section 14.1.

(iii) Minimum Transfer Restriction. Any Transferring Member in an Approved Transfer shall not Transfer less than the lesser of (i) 10,000 Common Units (as adjusted for any unit split, unit distribution, reverse unit split, reclassification or similar event, in each case with such adjustment being determined by the Board of Managers) or (ii) all of the remaining Membership Interests owned by such Transferring Member; provided, however, that for purposes of determining compliance with the foregoing restriction, all Membership Interests owned by Affiliates of a Member shall be considered to be owned by such Member. The foregoing provisions of this Section 11.3(b)(iii) shall not apply to any Permitted Transfer or any Transfer pursuant to Section 14.1.

(c) Incapacity. If a Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Member’s estate shall have all the rights of a Member, but not more rights than those enjoyed by other Members, for the purpose of settling or managing the estate, and such power as the Incapacitated Member possessed to Transfer all or any part of its interest in the Company. The Incapacity of a Member, in and of itself, shall not dissolve or terminate the Company.

(d) Tax Information. In connection with any Transfer hereunder, the Member Transferring such Member’s Interest (or part thereof) or any rights therein shall provide such information as may be reasonably requested by the Board of Managers, including in connection with an election made or to be made by the Company pursuant to Section 754 of the Code or the Company’s potential withholding obligation under Section 1446(f)(4) of the Code.

Section 11.4 Substituted Members.

(a) No Member shall have the right to substitute a transferee of its Membership Interests, in whole or in part, as a Member, other than a Permitted Transferee. A transferee of any Member’s Membership Interests may be admitted as a Substituted Member only with the prior written consent of the Board of Managers; provided, however, that a

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Permitted Transferee shall be admitted as a Substituted Member pursuant to a Permitted Transfer without the consent of the Board of Managers, subject to compliance with the last sentence of this Section 11.4(a). The failure or refusal by the Board of Managers to permit a transferee of any such Membership Interests to become a Substituted Member shall not give rise to any cause of action against the Company, the Board of Managers or any member of the Parent Corporation Group. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Member until and unless it furnishes to the Board of Managers (i) evidence of acceptance, in form and substance satisfactory to the Board of Managers, of all the terms, conditions and applicable obligations hereof, (ii) a counterpart signature page hereto executed by such Assignee, (iii) Consent by Spouse, if applicable, and (iv) such other documents and instruments as the Board of Managers may require to effect such Assignee’s admission as a Substituted Member.

(b) A Substituted Member shall have the same rights, preferences and privileges, and shall be subject to the same covenants and agreements, set forth herein as the applicable Members.

Section 11.5 Assignees. If (a) the Board of Managers’ consent is required pursuant to Section 11.4 for the admission of any transferee of Membership Interests under Section 11.3 and the Board of Managers withholds such consent or (b) any Permitted Transferee in a Permitted Transfer has not complied with the last sentence of Section 11.4(a), the applicable transferee shall be considered an Assignee for purposes hereof. An Assignee shall be entitled to receive distributions from the Company and the share of Net Profits, Net Losses and other items of income, gain, loss, deduction and credit of the Company attributable to the Membership Interests assigned to such transferee and the rights to Transfer the Membership Interests as provided in, and subject to the terms and conditions of, this Article XI and Article XIV and the rights of a Member under Article XIII with respect to such Assignee’s Membership Interests (as if such Assignee was a Member), but shall not be deemed to be a Member or holder of Membership Interests for any other purpose hereunder. If any such transferee desires to make a further assignment of any such Membership Interests, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Non-Blocker Member desiring to make an assignment of Membership Interests. Unless admitted as a Substituted Member, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in this Section 11.5.

Section 11.6 General Provisions.

(a) As a condition to any Permitted Transfer or any Approved Transfer, the applicable transferee shall assume, by operation of law or express written agreement, all of the obligations of the Transferring Member hereunder with respect to the applicable Transferred Membership Interests. No Transfer of any Membership Interests shall relieve the Transferring Member of any of its covenants and agreements hereunder, and no Non-Blocker Member may withdraw from the Company, except (i) as a result of a Permitted Transfer of all of such Member’s Membership Interests in which the transferee becomes a Substituted Member in accordance with Section 11.4, (ii) pursuant to the Redemption, Termination Transaction Redemption or Corporation Unit Acquisition of all of its Membership Interests under Section 14.1 or any redemption of all of its Membership Interests pursuant to any Membership

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Interest Designation or (iii) as a result of the acquisition by the Corporation of all of such Member’s Membership Interests, whether or not pursuant to Section 14.1(b). Any Member that Transfers all of its Membership Interests in a transaction contemplated by the foregoing clauses (i) –(iv) shall cease to be a Non-Blocker Member and Member, as applicable.

(b) Notwithstanding anything to the contrary herein, in no event may any Transfer of Membership Interests, in whole or in part (including any Redemption, Termination Transaction Redemption or Corporation Unit Acquisition, any other acquisition of Membership Interests by the Corporation, any acquisition of Membership Interests by the Company, any Permitted Transfer and any direct or indirect Transfer of an interest in any Member), be made:

(i) to any Person who lacks the legal right, power or capacity to own a Membership Interest;

(ii) in violation of applicable Law;

(iii) of any component portion of a Membership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Membership Interest;

(iv) if the Board of Managers determines that such Transfer would create a material risk that the Company would become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Section 4975(c) of the Code);

(v) if the Board of Managers determines, based on the advice of counsel, that such Transfer would create a material risk that any portion of the assets of the Company would constitute assets of any employee benefit plan pursuant to Department of Labor Regulations section 2510.2-101;

(vi) if such Transfer requires the registration of such Membership Interest pursuant to any applicable federal or state securities Laws;

(vii) if the Board of Managers determines that such Transfer creates a material risk that the Company would become a reporting company under the Exchange Act;

(viii) if such Transfer subjects the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA; or

(ix) if the Board of Managers reasonably determines that (1) such Transfer would create a material risk of the Company being treated as an association taxable as a corporation, (2) there would be a material risk that such Transfer would result in the Company having more than 100 partners, within the meaning of Regulations section 1.7704-1(h) (determined taking into account the rules of Regulations section 1.7704-1(h)(3)), (3) there would be a material risk that such Transfer would be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code, (4) such Transfer would create a material risk of the Company being treated as an association taxable as a corporation or a “publicly traded partnership” pursuant to Section 7704 of the Code or (5) such Transfer would cause the Company to have a material withholding obligation under Section 1446(f) of the Code or a successor provision.

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(c) Transfers pursuant to this Article XI, other than a Permitted Transfer to a Permitted Transferee pursuant to the exercise of remedies under a Pledge, may only be made on the first day of any month, unless the Board of Managers otherwise agrees.

Section 11.7 Restrictions on a Termination Transaction of the Corporation.

(a) So long as any Initial Member continues have a right to nominate a director to the Board of Directors pursuant to the Director Nomination Agreement (as defined in the Business Combination Agreement), no member of the Parent Corporation Group shall engage in, or cause or permit, a Termination Transaction of the Corporation, other than (x) with the Consent of the Non-Blocker Members or (y) either:

(i) in connection with any such Termination Transaction of the Corporation, each holder of Common Units (other than any member of the Parent Corporation Group) will receive an amount of cash, securities or other property which such holder of Common Units would have received had it exercised its right to Redemption pursuant to Article XIV and received Class A Shares in exchange for its Common Units immediately prior to consummation of the Termination Transaction of the Corporation; provided that if, in connection with such Termination Transaction of the Corporation, any tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to the Class A Shares shall have been made to and accepted by the holders of a majority of the outstanding Class A Shares, each holder of Common Units (other than any member of the Parent Corporation Group) will receive, or will have the right to elect to receive, the amount of cash, securities or other property which such holder of Common Units would have received had it exercised its right to Redemption pursuant to Article XIV and received Class A Shares in exchange for its Common Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction of the Corporation shall have been consummated (the Fair Market Value, at the time of the Termination Transaction of the Corporation, of the amount specified herein with respect to each Common Unit is referred to as the “Transaction Consideration”); or

(ii) all of the following conditions are met: (1) substantially all of the assets directly or indirectly owned by the Company prior to the announcement of the Termination Transaction of the Corporation are, immediately after the Termination Transaction of the Corporation, owned directly or indirectly by the Company or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Company (in each case, the “Surviving Company”); (2) the Surviving Company is classified as a partnership for U.S. federal income tax purposes; (3) the Non-Blocker Members that held Common Units immediately prior to the consummation of such Termination Transaction of the Corporation own a percentage interest of the Surviving Company based on the relative fair market value of the net assets of the Company and the other net assets of the Surviving Company immediately prior to the consummation of such transaction unless such

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Non-Blocker Members receive cash compensation for such Common Units; (4) the rights of such Non-Blocker Members with respect to the Surviving Company are no less favorable in the aggregate as those of the Non-Blocker Members holding Common Units immediately prior to the consummation of such transaction (except to the extent that any such rights are consistent with clause (5) below) and as those applicable to any other Non-Blocker Members of the Surviving Company; and (5) such rights include the right to redeem their interests in the Surviving Company on the terms and conditions no less favorable in the aggregate as those set forth in Article XIV.

(b) So long as the restrictions on a Termination Transaction of the Corporation set forth in Section 11.7 are applicable, in the event of a Termination Transaction of the Corporation that satisfies either Section 11.7(a)(i) or Section 11.7(a)(ii) or is approved by a Consent of the Non-Blocker Members, each of the Non-Blocker Members (i) agrees not to demand or exercise appraisal or dissenters rights under any applicable business corporation law or other law with respect to such Termination Transaction of the Corporation as to which such appraisal rights may be available with respect to such Member’s Class B Shares, (ii) shall vote (and if applicable, cause each of its Affiliates to vote) their respective Capital Shares and/or Common Shares (1) in favor of the Termination Transaction of the Corporation and (2) in opposition to any and all other proposals that could oppose, prevent, delay, or impair the Corporation’s ability to close the proposed Termination Transaction of the Corporation and (iii) shall refrain from depositing (and if applicable cause each of its Affiliates to refrain from depositing) any Capital Shares and/or Common Shares in a voting trust or subjecting any such shares to any arrangement or agreement with respect to voting any such shares, unless the Corporation specifically so requests in connection with the proposed Termination Transaction of the Corporation.

ARTICLE XII

ADMISSION OF MEMBERS

Section 12.1 Members; Admission of Additional Members.

(a) A Person (other than a then-existing Member) who makes a Capital Contribution to the Company in exchange for Membership Interests and in accordance herewith shall be admitted to the Company as an Additional Member only upon furnishing to the Company with (i) evidence of acceptance, in form and substance satisfactory to the Board of Managers, of all of the terms and conditions hereof, (ii) a counterpart signature page hereto executed by such Person, (iii) Consent by Spouse, if applicable, and (iv) such other documents or instruments as may be required by the Board of Managers in order to effect such Person’s admission as an Additional Member.

(b) Notwithstanding anything to the contrary in this Section 12.1, no Person shall be admitted as an Additional Member without the consent of the Board of Managers. The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the consent of the Board of Managers to such admission and the satisfaction of all the conditions set forth in Section 12.1(a).

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(c) If any Additional Member is admitted to the Company, all distributions with respect to which the Company Record Date is before the date of such admission shall be made solely to Members and Assignees other than the Additional Member, and all distributions thereafter shall be made to all the Members and Assignees including such Additional Member.

Section 12.2 Limit on Number of Members. Unless otherwise permitted by the Board of Managers, no Person shall be admitted to the Company as an Additional Member if the effect of such admission would be to cause the Company to have a number of Members (including as Members for this purpose those Persons indirectly owning an interest in the Company through another partnership, a limited liability company, a subchapter S corporation or a grantor trust) that would cause the Company to become a reporting company under the Exchange Act.

Section 12.3 Admission. A Person shall be admitted to the Company as a Non-Blocker Member of the Company or a Board of Managers of the Company only upon strict compliance, and not upon substantial compliance, with the requirements set forth herein for admission to the Company as a Non-Blocker Member.

ARTICLE XIII

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1 No Dissolution. The Company shall not be dissolved upon (a) the admission of Additional Members or Substituted Members in accordance with the terms hereof, or (b) the Incapacity of any Member, or the occurrence of any other event that terminates the continued membership of any Member in the Company. The Company may be dissolved, liquidated and terminated only pursuant to the provisions of this Article XIII, and the Members hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Company or a sale or partition of any or all of the Company assets.

Section 13.2 Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the earliest to occurrence of any of the following events (each, a “Liquidating Event”):

(a) the Board of Managers’ determination, with the Consent of the Members, to dissolve the Company and wind up its affairs;

(b) the sale of all or substantially all of the Company’s assets;

(c) the termination of the legal existence of the last remaining Member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining Member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act; or

(d) the entry of a decree of judicial dissolution under Section 18-802 of the Act requiring such dissolution and winding up pursuant to Law.

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Section 13.3 Distribution upon Dissolution.

(a) Upon the dissolution of the Company pursuant to Section 13.2, unless the Company is continued pursuant to Section 13.2, the Board of Managers or any Person elected by a Majority in Interest of the Members (the Board of Managers or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and property, and the Company property shall be liquidated as promptly as is consistent with obtaining the Fair Market Value thereof, and the proceeds therefrom (which may, to the extent determined by the Board of Managers, include shares of stock in the Corporation) shall be applied and distributed in the following order:

(i) first, to the satisfaction of all of the Company’s debts and liabilities to creditors including Members who are creditors (other than with respect to liabilities owed to Members in satisfaction of liabilities for distributions), whether by payment or the making of reasonable provision for payment thereof;

(ii) second, to the satisfaction of all of the Company’s liabilities to the Members in satisfaction of liabilities for distributions, whether by payment or the making of reasonable provision for payment thereof; and

(iii) the balance, if any, to the Member in accordance with Section 5.1.

The Board of Managers shall not receive any additional compensation for any services performed pursuant to this Article XIII.

(b) Notwithstanding the provisions of Section 13.3(a) that require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company, the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) and/or distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.3(a), undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Members, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the Fair Market Value in its good faith of any property distributed in kind using such reasonable method of valuation as it may adopt.

(c) If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the sole and absolute discretion of the Board of Managers or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article XIII may be:

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(i) distributed to a trust established for the benefit of the Members for the purpose of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Board of Managers arising out of or in connection with the Company and/or Company activities. The assets of any such trust shall be distributed to the Members, from time to time, in the reasonable discretion of the Board of Managers, in the same proportions and amounts as would otherwise have been distributed to the Member pursuant hereto; or

(ii) withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company; provided that such withheld or escrowed amounts shall be distributed to the Member in the manner and order of priority set forth in Section 13.3(a) as soon as practicable.

Section 13.4 Rights of Members. Except as otherwise provided herein and subject to the rights of any Member set forth in a Membership Interest Designation, (a) each Member shall look solely to the assets of the Company for the return of its Capital Contribution, (b) no Member shall have the right or power to demand or receive property other than cash from the Company and (c) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations.

Section 13.5 Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Article XIII, and the Certificate shall have been cancelled in the manner required by the Act.

Section 13.6 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.3, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions hereof shall remain in effect between and among the Members during the period of liquidation.

ARTICLE XIV

REDEMPTION RIGHTS

Section 14.1 Redemption Rights of Qualifying Parties.

(a) Redemption.

(i) After the expiration or earlier termination of the Lock-Up Period, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein, including, for the avoidance of doubt, Section 14.1(b) and Section 14.1(c)) to redeem all or a portion of the Common Units held by such Qualifying Party (any such Common Units with

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respect to which a Qualifying Party has exercised such right, “Tendered Units”) in exchange for the Cash Amount payable on the Specified Redemption Date (in each case, a “Redemption”); provided, however, that the Company may, in the Board of Managers’ sole discretion, redeem Tendered Units at the request of a Qualifying Party prior to the end of the Lock-Up Period (such a Redemption, which shall, for the avoidance of doubt, constitute and be treated as a Redemption for all purposes hereof, a “Special Redemption”); provided, further, that the Board of Managers first receives an opinion of counsel for the Qualifying Party reasonably satisfactory to the Board of Managers to the effect that the proposed Special Redemption will not cause the Company or the Corporation to violate any federal or state securities Laws or regulations applicable to the Special Redemption or the issuance and sale of Class A Shares pursuant to a Corporation Unit Acquisition. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the Company by the Qualifying Party (the “Tendering Party”) not less than five (5) and not more than twenty (20) Business Days prior to the Specified Redemption Date; provided that, notwithstanding anything herein to the contrary, a Notice of Redemption may only be submitted up to two (2) times per quarter of the Fiscal Year. The Company’s obligation to effect a Redemption shall be subject to Section 14.1(b) and shall not be binding on the Company until the Business Day following the Cut-Off Date. The Company and the Tendering Party shall consummate the Redemption on the Specified Redemption Date, upon which the Tendering Party will transfer to the Company the Tendered Units and the Company shall deliver to the Tendering Party the applicable Cash Amount as a certified or bank check payable to the Tendering Party or, in the Board of Managers’ sole and absolute discretion, by wire transfer of funds to a bank account specified on the Notice of Redemption on or before the Specified Redemption Date. If the Tendering Party has provided all the requisite information to the Company as set forth in a valid Notice of Redemption and Section 14.1(a)(ii) and the Cash Amount is not paid on or before the Specified Redemption Date, in addition to any other rights or remedies that the Tendering Party may have hereunder or otherwise, interest shall accrue with respect to the Cash Amount from the day after the Specified Redemption Date to and including the date on which the Cash Amount is paid at a rate equal to the Applicable Federal Short-Term Rate as published monthly by the IRS.

(ii) Unless the Corporation has elected to effect a Corporation Unit Acquisition pursuant to Section 14.1(b), the Tendering Party shall transfer and surrender the Tendered Units to be redeemed to the Company, in each case free and clear of all liens and encumbrances, except for restrictions on transfer arising under applicable federal or state securities laws, and the Company shall cancel the redeemed Tendered Units.

(iii) If the Common Units to be redeemed by the Tendering Party are represented by a certificate or certificates, prior to the Specified Redemption Date, the Tendering Party shall also present and surrender such certificate or certificates representing such Common Units during reasonable business hours at the principal executive offices of the Company. If required by the Board of Managers, the Tendering Party shall also deliver, prior to the Specified Redemption Date, instruments of transfer, in forms reasonably satisfactory to the Board of Managers, duly executed by the Tendering Party or the Tendering Party’s duly authorized representative.

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(iv) Notwithstanding the foregoing, in the event of a Termination Transaction of a Non-Blocker Member, the Board of Managers may elect, pursuant to a notice delivered to such Terminating Non-Blocker Member, specifying a Specified Redemption Date (the “Termination Transaction Notice”), to require the Non-Blocker Member, applicable Substituted Member or Assignee to effect a Redemption (a “Termination Transaction Redemption”) solely with respect to all or any portion of the Membership Interests Transferred in such Termination Transaction of a Non-Blocker Member (the “Termination Transaction Units”), which shall be effective immediately prior to the consummation of such Termination Transaction of a Non-Blocker Member (but, for the avoidance of doubt, shall be conditioned on the occurrence of such Termination Transaction of a Non-Blocker Member, and shall not be effective if such Termination Transaction of a Non-Blocker Member is not consummated). In connection with a Termination Transaction Redemption, such Redemption shall be settled with the Cash Amount with respect to the Termination Transaction Units or as otherwise determined by the Board of Managers in connection with such Termination Transaction of such Non-Blocker Member (including pursuant to Section 14.1(b)) and effected pursuant to the foregoing clauses in this Section 14.1(a) as if the Termination Transaction Units are “Tendered Units” therein.

(b) Acquisition by the Corporation.

(i) Notwithstanding the provisions of Section 14.1(a), the Corporation may, in the sole discretion of the Board of Directors, elect to acquire some or all of the Tendered Units from the Tendering Party or Termination Transaction Units from the Terminating Non-Blocker Member (the Tendered Units or Termination Transaction Units, as applicable, with respect to which the Corporation elects to acquire, the “Acquired Units” and the percentage of Tendered Units or Termination Transaction Units, as applicable, the Corporation elects to acquire, the “Acquired Percentage”) in exchange for the applicable portion of the Class A Shares Amount or the Cash Amount as set forth in this Section 14.1(b) (a “Corporation Unit Acquisition”), by delivering written notice of such election to the Tendering Party or the Terminating Non-Blocker Member and the Company, specifying the Acquired Units, the Acquired Percentage and the form of consideration (as contemplated by Section 14.1(b)), prior to 5:00 p.m., New York City time, on the Cut-Off Date (an “Election Notice”); provided that, if (1) the Corporation does not provide written notice to the Tendering Party or the Terminating Non-Blocker Member and the Company of its election to effect a Corporation Unit Acquisition and (2) does not notify the Tendering Party or the Terminating Non-Blocker Member and the Company in writing of the Corporation’s decision not to effect a Corporation Unit Acquisition (any such notice, a “Declination Notice”), in each case, prior to 5:00 p.m., New York City time, on the Cut-Off Date, the Corporation shall be deemed to have elected to acquire all of the Tendered Units or Termination Transaction Units, as applicable (and all Tendered Units or Termination Transaction Units, as applicable, shall be deemed Acquired Units) in exchange for the applicable portion of the Class A Shares Amount or the Cash Amount as set forth in this Section 14.1(b).

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(ii) If the Corporation delivers such Election Notice to the Tendering Party or the Terminating Non-Blocker Member and the Company prior to 5:00 p.m., New York City time, on the Cut-Off Date, or the Corporation is deemed to have elected to acquire all of the Tendered Units or Termination Transaction Units, as applicable under Section 14.1(b)(i), then on the Specified Redemption Date, the Tendering Party or the Terminating Non-Blocker Member, as applicable, shall sell to the Corporation, and the Corporation shall purchase, the Acquired Units for, in the Corporation’s sole discretion, (1) a number of Class A Shares equal to the product of the Class A Shares Amount, multiplied by the Acquired Percentage, (2) cash in an amount equal to the product of the Cash Amount, multiplied by the Acquired Percentage or (3) a combination of the consideration set forth in the foregoing clauses (1) and (2); provided that, in no event shall the aggregate value of the consideration under this clause (3) be less than the Cash Amount, multiplied by the Acquired Percentage. The Corporation shall be treated for all purposes hereof as the owner of such Acquired Units; provided that, if the Corporation funds the Cash Amount other than through the issuance of Class A Shares, such Acquired Units will be reclassified into another Equivalent Units of the Company if the Board of Managers determines such reclassification is necessary. On or prior to the Specified Redemption Date, the Tendering Party or the Terminating Non-Blocker Member shall submit such written representations, investment letters, legal opinions or other instruments that are reasonably necessary, in the view of the Corporation, to effect compliance with the Securities Act. In the event of a purchase of Acquired Units by the Corporation pursuant to this Section 14.1(b), the Tendering Party shall no longer have the right to cause the Company to effect a Redemption of such Acquired Units, and upon consummation of such purchase on the Specified Redemption Date, the Company shall not have any obligation to redeem the Acquired Units under Section 14.1(a).

(iii) If the Corporation elects to acquire Acquired Units for Class A Shares, in whole or in part, then the Corporation shall deliver to the Tendering Party or the Terminating Non-Blocker Member the applicable number of Class A Shares (as determined under Section 14.1(b)(ii)) as duly authorized, validly issued, fully paid and non-assessable Class A Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than restrictions provided in the Charter, the Securities Act and relevant state securities or “blue sky” Laws. Except as set forth in any written agreement to which the Corporation is a party, no Tendering Party or Terminating Non-Blocker Member whose Acquired Units are acquired by the Corporation pursuant to this Section 14.1(b), any Member, any Assignee or any other interested Person shall have any right to require or cause the Corporation to register, qualify or list any Class A Shares owned or held by such Person, whether or not such Class A Shares are issued pursuant to this Section 14.1(b), with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any securities exchange. Notwithstanding any delay in such delivery, the Tendering Party or the Terminating Non-Blocker Member shall be deemed the owner of such Class A Shares and Rights for all purposes, including rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. Class A Shares issued upon an acquisition of Acquired Units by the Corporation pursuant to this Section 14.1(b) may contain such legends regarding restrictions under the Securities Act and applicable state securities Laws as the Corporation in good faith determines to be necessary or advisable in order to ensure compliance with such Laws.

(iv) If the Corporation elects to acquire the Acquired Units for cash, in whole or in part, the Corporation shall deliver to the Tendering Party or the Terminating Non-Blocker Member the applicable amount of cash (as determined under Section 14.1(b)(ii)) as a certified or bank check payable to the Tendering Party or the Terminating Non-Blocker Member or, in the Board of Managers’ sole and absolute discretion, by wire transfer of funds to a bank account specified on the Notice of Redemption or as provided in writing by the Terminating Non-Blocker Member on or before the Specified Redemption Date.

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(v) If the Corporation elects to acquire Acquired Units, the Corporation shall contribute such Acquired Units to the Blocker Member as soon as reasonably practicable after the Corporation Unit Acquisition. Notwithstanding any other provision of this Agreement, for the avoidance of doubt, the Blocker Member shall continue as a Member of the Company with respect to any Common Units or other Equivalent Units in the Company it receives hereunder.

(c) Notwithstanding anything to the contrary herein, with respect to any Redemption, Termination Transaction Redemption or Corporation Unit Acquisition pursuant to this Section 14.1:

(i) without the consent of the Board of Managers, no Tendering Party may effect a Redemption for less than the lesser of (1) 10,000 Common Units (as adjusted for any unit split, unit distribution, reverse unit split, reclassification or similar event, in each case with such adjustment being determined by the Board of Managers) or (2) all of the remaining Common Units held by such Tendering Party;

(ii) if (1) a Tendering Party surrenders Tendered Units during the period after the Company Record Date with respect to a distribution payable to Members holding Common Units, and before the record date established by Corporation for a dividend to its stockholders of some or all of its portion of such Company distribution, and (2) the Board of Managers elects to redeem any of such Tendered Units in exchange for Class A Shares pursuant to Section 14.1(b), then such Tendering Party shall pay to the Board of Managers on the Specified Redemption Date an amount in cash equal to the Company distribution paid or payable in respect of such Tendered Units;

(iii) the consummation of such Redemption, Termination Transaction Redemption or such Corporation Unit Acquisition shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

(iv) the Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 11.5) all Common Units subject to any Redemption or Corporation Unit Acquisition, and be treated as a Non-Blocker Member or an Assignee, as applicable, with respect to such Common Units for all purposes hereof, until the Specified Redemption Date and until such Tendered Units are redeemed or acquired, as applicable;

(v) until the Specified Redemption Date, the Tendering Party or the Terminating Non-Blocker Member shall have no rights as a stockholder of Corporation with respect to the Class A Shares issuable in connection with any Corporation Unit Acquisition;

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(vi) following the expiration of the Lock-up Period, the Board of Managers shall establish a Specified Redemption Date in each quarter of each Fiscal Year, provided that (1) the Board of Managers may postpone any such date one or more times, (2) the Board of Managers shall provide notice to the Members of each Specified Redemption Date at least forty-five (45) days prior to such Specified Redemption Date and (3) the Board of Managers may, in its sole discretion, establish additional or other Specified Redemption Dates on such terms and conditions as determined by the Board of Managers in its sole discretion, if it determines that doing so would not create a material risk that the Company would become a “publicly traded partnership,” as such term is defined in Section 469(k)(2) or Section 7704(b) of the Code;

(vii) if the applicable Qualifying Party is Prism and Prism has exercised its redemption right under Section 14.1 with respect to a certain number of Tendered Units at the direction of one (1) or more members of Prism (such members, the “Tendering Prism Members”) in accordance with the limited liability company agreement of Prism, then, immediately prior to the consummation of the applicable Redemption or Corporation Unit Acquisition, Prism shall distribute to such Tendering Prism Members such Tendered Units (a “Prism Redemption Distribution”) in exchange for a corresponding number of equity interests in Prism and, notwithstanding anything to the contrary herein, such Tendering Prism Members shall be deemed an Assignee and the Tendering Party with respect thereto for all purposes hereunder; provided that such Tendering Prism Member executes and delivers the Notice of Redemption with respect thereto;

(viii) the Tendering Party or the Terminating Non-Blocker Member shall deliver to the Corporation or the Company, as applicable, a certificate, dated as of the date of the Redemption and sworn under penalties of perjury, in a form reasonably acceptable to the Corporation or the Company, as applicable, certifying as to such Tendering Party’s or the Terminating Non-Blocker Member taxpayer identification number and, to the extent applicable, that such Tendering Party or the Terminating Non-Blocker Member is a not a foreign person for purposes of Section 1445 and Section 1446(f) of the Code (which certificate may be an Internal Revenue Service Form W-9 if then sufficient for such purposes under applicable Law); provided that if such Tendering Party or the Terminating Non-Blocker Member does not certify as to the foregoing, the sole remedy of the Corporation or the Company, as applicable, shall be to withhold any required taxes with respect to such Tendering Party or the Terminating Non-Blocker Member pursuant to Section 14.1(e);

(ix) in connection with any Redemption, Termination Transaction Redemption or Corporation Unit Acquisition, a number of Class B Shares shall be surrendered and cancelled in accordance with the Charter;

(x) for U.S. federal and applicable state and local income tax purposes, each of the Tendering Party or the Terminating Non-Blocker Member, the Company and the Corporation agree to treat each Corporation Unit Acquisition as a sale by the Tendering Party or the Terminating Non-Blocker Member of their respective Common Units (together with the Class B Shares) to the Corporation in exchange for the issuance or payment by the Corporation of the Class A Shares Amount or the Cash Amount; and

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(xi) in connection with any Redemption, Termination Transaction Redemption or Corporation Unit Acquisition, upon the acceptance of the Class A Shares Amount or the Cash Amount, the Tendering Party or the Terminating Non-Blocker Member shall represent and warrant that the Tendering Party or the Terminating Non-Blocker Member, as applicable, is the owner of the number of Common Units and Class B Shares the Tendering Party is electing to have the Company redeem or in the case of the Terminating Non-Blocker Member, for which the Company has determined shall be redeemed, and that such Common Units and Class B Shares are not subject to any liens or restrictions to transfer the securities (other than restrictions imposed hereby and by the Charter).

(d) The Board of Managers may (i) impose additional limitations and restrictions on Redemptions (including limiting Redemptions or creating priority procedures for Redemptions) or (ii) require any Member or group of Members to redeem all of their Common Units, in each case to the extent it reasonably determines, based on written advice from a nationally-recognized law firm or accounting firm at a “will” level, and with the prior written consent of Prism and Clairvest (such consent not to be unreasonably withheld, conditioned or delayed), that such limitations and restrictions are, or such Redemption is, as applicable, necessary to avoid the Company being classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code. Upon delivery of any notice by the Board of Managers to such Member or group of Members requiring such Redemption (which notice shall, for the avoidance of doubt, be delivered after Prism’s and Clairvest’s written consent shall have been obtained and which shall be accompanied by the written advice from a nationally-recognized law firm or accounting firm referred to above), such Member or group of Members shall be treated as having exercised their rights pursuant to Section 14.1(a)(i) to redeem all of their Common Units in a Redemption on such date (and such date shall be deemed to be a Specified Redemption Date for purposes hereof).

(e) Each of the Company and the Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable upon a Redemption such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of applicable Law, and to the extent deduction and withholding is required, such deduction and withholding may be taken in Class A Shares. To the extent that amounts are so withheld and paid over to the appropriate taxing authority (or, if taken in Class A Shares, cash in the amount of the fair market value of such shares is paid over to the appropriate taxing authority), such amounts will be treated for purposes hereof as having been paid to the Tendering Party.

ARTICLE XV

MISCELLANEOUS

Section 15.1 Amendments.

(a) Except as otherwise required or permitted hereby (including Section 7.1 and Section 15.1(b)), amendments hereto must be approved by the consent of the Blocker Member and the Consent of the Non-Blocker Members, and may be proposed only by (a) the Blocker Member or (b) a Majority in Interest of the Non-Blocker Members. Following such proposal, the Board of Managers shall submit to the Members any proposed amendment that, pursuant to the terms hereof, requires the Consent of any Member. The Board of Managers shall

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seek the Consent of the Members entitled to vote thereon on any such proposed amendment in accordance with Section 8.2. Upon obtaining any such Consent, or any other Consent required hereby, and without further action or execution by any other Person, including any Non-Blocker Member, (a) any amendment hereto may be implemented and reflected in a writing executed solely by the Company, and (b) the Members shall be deemed a party to and bound by such amendment hereof. Within thirty (30) days after the effectiveness of any amendment hereto that does not receive the Consent of the Members, the Company shall deliver a copy of such amendment to the Members that did not Consent to such amendment. For the avoidance of doubt, notwithstanding anything to the contrary herein, this Agreement may not be amended without the consent of the Blocker Member.

(b) Notwithstanding anything to the contrary herein, this Agreement shall not be amended, and no action may be taken by the Company, without the Consent of each Member, if any, adversely affected thereby, if such amendment or action would (i) modify the limited liability of any Member (including, without limitation, as described in Section 7.3 and Section 7.4) (ii) modify the rights and obligations set forth in Sections 7.6, 7.7 and 7.8 with respect to indemnification of Covered Persons (iii) adversely alter the rights of any Member to receive the distributions to which such Member is entitled pursuant to Article V or Section 13.3(a)(iii), or alter the allocations specified in Article VI (except, in any case, as permitted pursuant to Sections 4.3, 5.5 and 7.1(d)), (iv) alter or modify in a manner that adversely affects any Member the Redemption rights, Cash Amount or Class A Shares Amount as set forth in Section 14.1, or amend or modify any related definitions (except for amendments hereto), (v) would convert the Company into a corporation (other than in connection with a Termination Transaction of the Corporation) or (vii) amend Section 15.1(b); provided, however, that, with respect to the foregoing clauses (iii), (iv), (v) and (vi), the Consent of any individual Member adversely affected shall not be required for any amendment or action that affects all Members holding the same class or series of Membership Interests on a uniform or pro rata basis, if approved by a Majority in Interest of the Members of such class or series. Further, no amendment may alter the restrictions on the Board of Managers’ authority set forth elsewhere in this Section 7.1 without the Consent specified therein. Any such amendment or action consented to by any Member shall be effective as to that Member, notwithstanding the absence of such Consent by any other Member.

Section 15.2 Governing Law; Arbitration; Fair Market Value Challenge.

(a) Applicable Law. This Agreement, and all claims, causes of action and disputes (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate hereto or the negotiation, execution, performance or subject matter hereof, shall be governed by the Laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.

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(b) Arbitration.

(i) Except as set forth in Section 15.2(c), all claims, causes of actions and disputes (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate hereto or the negotiation, execution, performance or subject matter hereof, including any dispute regarding the interpretation or scope of this arbitration agreement (each, a “Dispute”), shall be resolved by final and binding arbitration (the “Arbitration”). The arbitration shall be administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Rules then in effect (the “Rules”), as modified herein.

(ii) There shall be three (3) arbitrators (the “Tribunal”). If there are only two (2) parties to the arbitration, each party shall select one (1) arbitrator within thirty days of the receipt by respondent of a copy of the demand for arbitration. The two (2) arbitrators so appointed shall nominate the third and presiding arbitrator within ten (10) days of the appointment of the second arbitrator. If there are more than two (2) parties to the arbitration, the parties shall have fifteen (15) days from receipt by respondents of the request for arbitration to agree in writing to a method for the constitution of the arbitral tribunal, failing which all three (3) arbitrators shall be appointed by the AAA pursuant to the Rules. If any of the parties or their nominated arbitrators fail to appoint an arbitrator within the time periods specified herein, such arbitrator shall be appointed by the AAA pursuant to the Rules. Any arbitrator appointed by the AAA shall be a retired judge or a practicing attorney with no less than fifteen (15) years of experience litigating large, complex commercial disputes, including substantial experience with Delaware alternative entity law.

(iii) If a Dispute arises or arbitration is filed when one (1) or more arbitrations are already pending hereunder or under the Tax Receivable Agreement (collectively, the “Related Arbitration Agreements”), then any party hereto may request that the new Dispute or subsequently filed arbitration be consolidated into any prior pending arbitration, whether or not the arbitrations are between identical parties. The new Dispute or arbitration shall be so consolidated; provided that the arbitral tribunal for the prior pending arbitration determines that (1) there are issues of fact or law common to the proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (2) no party would be unduly prejudiced as a result of such consolidation through undue delay or otherwise. Any such order of consolidation issued by the arbitral tribunal shall be final and binding upon the parties. The arbitral tribunal for the prior pending arbitration into which a new Dispute is consolidated shall serve as the arbitral tribunal for the consolidated arbitration. The parties agree that upon such an order of consolidation, they will promptly dismiss any arbitration brought hereunder or under any Related Arbitration Agreement, the subject of which has been consolidated into another arbitral proceeding hereunder or under any Related Arbitration Agreement.

(iv) The place of arbitration shall be New York, New York. Judgment upon any award rendered in the arbitration will be binding and may be entered and enforced in any court of competent jurisdiction. There shall be limited discovery prior to the arbitration hearing as follows: (1) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated and (2) depositions of all party witnesses. Upon a showing of good cause, the Tribunal may permit additional depositions and direct further document discovery. The Tribunal shall have the discretion to control the scope and sequencing of discovery, consistent with the Rules. A court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. Within sixty (60) days of the completion of the arbitration hearing and any related briefing, the Tribunal shall provide in writing to the parties the basis for the award or order of the Tribunal, including the calculation of any damages awarded. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

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(v) By agreeing to arbitration, the parties hereto do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the Tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the Tribunal’s orders to that effect. In any such judicial action: (1) each of the parties irrevocably and unconditionally consents to the exclusive jurisdiction and venue of the federal or state courts located in Delaware (the “Delaware Courts”) for the purpose of any pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings, and to the non-exclusive jurisdiction of such courts for the enforcement of any judgment on any award; (2) each of the parties irrevocably waives, to the fullest extent they may effectively do so, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens or any right of objection to jurisdiction on account of its place of incorporation or domicile, which it may now or hereafter have to the bringing of any such action or proceeding in any Delaware Court; (3) each of the parties irrevocably consents to service of process or an arbitration demand by first class certified mail, return receipt requested, postage prepaid; and (4) each of the parties hereby irrevocably waives any and all right to trial by jury.

(vi) Each party hereto agrees and acknowledges that it will continue to perform its obligations hereunder during the pendency of any dispute that is under review by a Tribunal (except to the extent such performance requires performance of a condition precedent by another party hereto, which such other party fails to perform).

(c) Fair Market Value Challenge. If the Board of Managers determines a Fair Market Value pursuant hereto, any Non-Blocker Member may request by written notice (a “Valuation Notice”) to the Board of Managers that the Board of Managers appoint an independent third-party appraiser or partner or senior employee of a valuation firm with experience in the industry in which the Company operates and that is reasonably acceptable to the Members delivering such Valuation Notice (the “Valuation Expert”) to review and revise such determination. The Board of Managers shall use commercially reasonable efforts to appoint a Valuation Expert within twenty (20) Business Days of its receipt of a Valuation Notice. The Valuation Expert shall be instructed to determine the Fair Market Value of the subject asset in accordance with the terms hereof and the valuation instructions specified by the Board of Managers (which may not be inconsistent with the terms hereof and which shall be based on customary valuation techniques) and, barring exceptional circumstances, to deliver its determination thereof (the “Valuation Determination”) to the Board of Managers and such Non-Blocker Member within thirty (30) days after its engagement, and both the Board of Managers and such Blocker Member shall have a reasonable opportunity to make submissions to the Valuation Expert in relation thereto, in the manner and the procedure to be determined by the Valuation Expert. If the Valuation Determination is an amount that is higher or lower than the

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amounts that are, as applicable, plus or minus 5% of the determination of Fair Market Value set forth by the Board of Managers (the “FMV Threshold Amounts”), the Valuation Determination shall be final and binding on the Company, the Board of Managers and such Non-Blocker Member and shall constitute the Fair Market Value of the subject asset, and the Company shall be solely responsible for all related fees and expenses of the Valuation Expert. If the Valuation Determination is an amount that is not higher or lower, as applicable, than the FMV Threshold Amounts, then the Valuation Determination shall be disregarded and the determination of Fair Market Value set forth by the Board of Managers shall stand and be final and binding on the Company, the Board of Managers and such Non-Blocker Member, and the requesting Non-Blocker Member shall be solely responsible for all related fees and expenses of the Valuation Expert. The Valuation Expert shall act as an expert, not as an arbitrator, and the submission to the Valuation Expert and his or her resulting determination shall not be subject to any objection or other grounds for non-recognition or non-enforcement as might be applicable to an arbitration agreement or arbitration award and shall not be governed by the Federal Arbitration Act, Title 9 of the Code or by any state Law applying to arbitral agreements or awards.

Section 15.3 Accounting and Fiscal Year. Subject to Section 448 of the Code, the books of the Company shall be kept on such method of accounting for tax and financial reporting purposes as may be determined by the Board of Managers. The fiscal year of the Company (the “Fiscal Year”) shall be the calendar year, or, in the case of the first and last Fiscal Years of the Company, the fraction thereof commencing on the Closing Date or ending on the date on which the winding-up of the Company is completed, as the case may be, unless otherwise determined by the Board of Managers and permitted under the Code.

Section 15.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof, including the Original Agreement.

Section 15.5 Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors and its permitted assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish and deliver such other instruments, documents and statements, and to take such other action as may be required by Law or reasonably necessary to effectively carry out the purposes hereof.

Section 15.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by email (with written confirmation of transmission) or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, (i) with respect to the Members, at the addresses and email addresses (or to such other address or email address as a Member may have specified by notice given to the other parties hereto pursuant to this provision) set forth in Schedule I and (ii) with respect to the Company, to:

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Digital Media Solutions, Inc.

4800 140th Avenue North, Suite 101

Clearwater, FL 33762

Attention: General Counsel

Email: rfoster@dmsgroup.com

Section 15.7 Binding Effect. Except as otherwise expressly provided herein, this Agreement shall be binding on and inure to the benefit of the Members, their heirs, executors, administrators, successors and permitted assigns and all other Persons hereafter holding, having or receiving a Membership Interest in the Company, whether as Assignees, Substituted Members or otherwise.

Section 15.8 Severability. If any provision hereof as applied to any party or to any circumstance, shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision herein, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole.

Section 15.9 Confidentiality.

(a) Each Member shall not, and shall cause his, her or its Affiliates not to (each of the foregoing, in such capacity, the “Disclosing Person”), from and after Closing Date use in any manner detrimental to the business of the Company, any of its Controlled Entities or any Member or any of its Affiliates, or disclose, publish or divulge to any Person, any Confidential Information of the Company, any of its Controlled Entities or any other Member (each a “Protected Person”). Notwithstanding the foregoing, each Member shall be permitted to disclose Confidential Information of the Company or any of its Controlled Entities (i) to any Representative of such Person so long as such Representative has a “need to know” such Confidential Information for a valid business purpose and has been advised of the confidential nature of such Confidential Information and has agreed to comply with this Section 15.9 applicable to such Confidential Information; provided that such Disclosing Person shall be liable for any breach of this Section 15.9 by any such Representative (assuming for purposes of this proviso that such Representative is a Disclosing Person subject to the restrictions set forth in this Section 15.9) or (ii) to the extent required to be disclosed by such Member or any of its Representatives pursuant to Law or the rules of any securities exchange on which the securities of such Member or any of its Affiliates is listed. As used herein, the term “Representatives” means, with respect to any Member, such Member’s officers, directors, employees, equityholders, partners, members, Affiliates, accountants, attorneys, consultants, co-investors, investors, potential partners, financing sources, bankers, advisors and other agents or representatives who actually receive Confidential Information; provided, however, that (A) no person shall be considered one of the Blocker Member’s or the Corporation’s Representatives or Affiliates unless such person receives Confidential Information from or on behalf of the Blocker Member or the Corporation and (B) no portfolio company of any Affiliate of the Corporation shall be deemed to have received Confidential Information solely due to the fact that such Affiliates’ directors, officers or employees may serve as directors, officers or employees of such portfolio company solely to the extent that any such individual does not provide any Confidential Information to such portfolio company and does not use any Confidential Information in connection with his or her role at such company.

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(b) As used herein, the “Confidential Information” means, with respect to each Protected Person, all data, information, reports, interpretations, forecasts and records, financial or otherwise, of such Protected Person that are not available to the general public; provided that Confidential Information shall not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by any Disclosing Person not otherwise permitted pursuant to this Section 15.9, (ii) was or becomes available to a Disclosing Person on a nonconfidential basis from a source other than the Protected Person; provided that, to the knowledge of the Disclosing Person, such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to such Protected Person with respect to such information, (iii) is developed independently by the Disclosing Party without the use of any Confidential Information (other than in such Person’s capacity as an officer, manager, director, employee or consultant of the Company or its Affiliates) or (iv) is required to be disclosed by applicable Law or by subpoena, summons or any other administrative or legal process, or by applicable regulatory standards, it being understood that, so long as it is permitted by applicable Law or such process or standards, the Disclosing Person shall provide written notice to the Protected Person as far in advance as reasonably practicable of such requirement and cooperate with the Protected Person, at the Protected Person’s sole expense, in seeking a protective order with respect to the Confidential Information sought pursuant to such requirement.

(c) Notwithstanding anything to the contrary herein, (i) each Member may disclose Confidential Information to any federal, state, local or foreign regulatory or self-regulatory body, or any securities exchange or listing authority, as part of a routine audit not targeted at such Confidential Information without providing notice to any other party hereto and (ii) nothing herein shall prohibit a Member from (1) filing and, as provided for under Section 21F of the Exchange Act, maintaining the confidentiality of, a claim with the SEC, (2) providing Confidential Information to the SEC or providing the SEC with information that would otherwise violate any part hereof to the extent permitted by Section 21F of the Exchange Act, (3) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company or any of its Affiliates or any other Member or (4) receiving a monetary award as set forth in Section 21F of the Exchange Act.

Section 15.10 Consent by Spouse. Each Non-Blocker Member who is a natural person and is married (and not formally separated with an agreed-upon division of assets) and is subject to the community property Laws of any state shall deliver a duly executed Consent by Spouse, in the form prescribed in Exhibit C, and at the time of execution hereof. Each such Non-Blocker Member shall also have such Consent by Spouse executed by any spouse married to him or her at any time subsequent thereto while such natural person is a Non-Blocker Member. Each Non-Blocker Member agrees and acknowledges that compliance with the requirements of this Section 15.13 by each other Non-Blocker Member constitutes an essential part of the consideration for his or her execution hereof.

Section 15.11 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Delivery of an executed counterpart hereof in .pdf format via email shall be effective as delivery of an original counterpart hereof.

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Section 15.12 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

Section 15.13 Survival. The provisions of Section 7.6 and this Article XV (and any other provisions herein necessary for the effectiveness of the foregoing sections) shall survive the termination of the Company and/or the termination hereof.

Section 15.14 Expenses. Each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the transactions contemplated hereby.

Section 15.15 Assignability. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated, in whole or in part, by operation of law or otherwise, by (a) the Company without the prior written consent of all Members or (b) any Member without the prior written consent of the Board of Managers, and any such assignment without such prior written consent shall be null and void; provided that the Blocker Member may transfer all (but not less than all) of its rights, interests and obligations hereunder to the Corporation without the consent of any Member or the Board of Managers, including by operation of law or otherwise, and all references hereunder to the Blocker Member shall refer to the Corporation following such transfer.

Section 15.16 Waiver. No failure on the part of any party hereto to exercise any power, right, privilege or remedy hereunder, and no delay on the part of any party hereto in exercising any power, right, privilege or remedy hereunder, shall operate as a waiver of such power, right, privilege or remedy, and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party hereto shall be deemed to have waived any claim arising out hereof, or any power, right, privilege or remedy hereunder, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Joseph Marinucci
Name: Joseph Marinucci
Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:

PRISM DATA, LLC, a Delaware limited liability company

By:	/s/ Joseph Marinucci
Name: Joseph Marinucci
Title: Manager

CEP V-A DMS AIV LIMITED PARTNERSHIP, a Delaware limited partnership

By:	/s/ James H Miller
Name: James H Miller
Title: Corporate Secretary

By:	/s/ Michael Wagman
Name: Michael Wagman
Title: President

CEP V DMS US BLOCKER COMPANY, a Delaware corporation

By:	/s/ James H Miller
Name: James H Miller
Title: Corporate Secretary

By:	/s/ Michael Wagman
Name: Michael Wagman
Title: President

[Signature Page to Amended and Restated Partnership Agreement of Digital Media Solutions Holdings, LLC]

Solely with respect to Section 4.4, Section 4.5, Section 4.6, Section 7.2, Section 7.3, Section 11.7 and Section 14.1(b):

DIGITAL MEDIA SOLUTIONS, INC., a Delaware corporation

By:	/s/ Joseph Marinucci
Name: Joseph Marinucci Title: Chief Executive Officer

Solely with respect to Section 7.2(b) and Section 7.3(d):

/s/ Joseph Marinucci
Joseph Marinucci

/s/ Luis Ruelas
Luis Ruelas

/s/ Fernando Borghese
Fernando Borghese

/s/ Matthew Goodman
Matthew Goodman

/s/ David Shteif
David Shteif

/s/ Jonathan Katz
Jonathan Katz

[Signature Page to Amended and Restated Partnership Agreement of Digital Media Solutions Holdings, LLC]

SCHEDULE I

MEMBERS AND ASSIGNEES AS OF JULY 16, 2020

Member / Assignee	Address (for Notices)	Capital Account Balance as of Closing Date	Additional Capital Contributions (and Date Thereof)	Common Units
CEP V DMS US Blocker Company (Member)	CEP V DMS US Blocker Company c/o Digital Media Solutions, Inc. 4800 140th Avenue N., Suite 101 Clearwater, FL 33762 Email: rfoster@dmsgroup.com Attention: Ryan Foster	$322,937,930	N/A	32,293,793
Prism Data, LLC (Member)	Prism Data, LLC c/o Digital Media Solutions Holdings, LLC 4800 140th Avenue N., Suite 101 Clearwater, FL 33762 Email: jmarinucci@dmsgroup.com Attention: Joe Marinucci	$236,016,370	N/A	23,601,637
CEP V-A DMS AIV Limited Partnership (Member)	Clairvest GP Manageco Inc. 22 St. Clair Avenue East, Suite 1700 Toronto, ON M4T 2S3 Email: jmiller@clairvest.com Attention: James H. Miller	$22,554,330	N/A	2,255,433
Mathew Frary (Member)	Mathew Frary 1792 Covy Ct. Castle Rock, CO 80104	$0	$1,725,900 (July 16, 2020)	176,834
Stuart Butler (Member)	Stuart Butler 1967 Ridgetrail Drive Castle Rock, CO 80104	$0	$473,700 (July 16, 2020)	48,535

Member / Assignee	Address (for Notices)	Capital Account Balance as of Closing Date	Additional Capital Contributions (and Date Thereof)	Common Units
Douglas Davis (Member)	Douglas Davis 1606 Quail Lane Castle Rock, CO 80104	$0	$473,700 (July 16, 2020)	48,535
Beth Lazar (Member)	Beth Lazar 5452 Hacienda Pl. Parker, CO 80134	$0	$54,900 (July 16, 2020)	5,625
Per Pettersen (Member)	Per Pettersen 3 Las Alturas Road Santa Barbara, CA 93101	$0	$35,100 (July 16, 2020)	3,596
Nate Schaub (Member)	Nate Schaub 35 Bostick Circle, Beaufort, SC 29902	$0	$76,500 (July 16, 2020)	7,838
Terra Matrix LLC (Member)	Terra Matrix LLC c/o Estalea I LP 223 East De La Guerra Street Santa Barbara, CA 93101	$0	$89,700 (July 16, 2020)	9,191
Estalea I LP (Member)	Estalea I LP 223 East De La Guerra Street Santa Barbara, CA 93101	$0	$70,500 (July 16, 2020)	7,223

TOTAL		$581,508,630	$3,000,000 (July 16, 2020)	58,458,240

JOINDER AGREEMENT

Reference is hereby made to the Amended and Restated Limited Liability Company Agreement, dated as of July 15, 2020 (as it may be further amended from time to time, the “LLC Agreement”), of Digital Media Solutions Holdings, LLC, a Delaware limited liability company (the “Company”). In accordance with Section 12.1 of the LLC Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the LLC Agreement and agrees that upon execution of this joinder, such Person shall become a party to the LLC Agreement and shall be fully bound by, and subject to, all of the provisions, covenants, terms and conditions of the LLC Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the LLC Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of July 16, 2020.

By:	/s/ Beth Lazar
Name: Beth Lazar

JOINDER AGREEMENT

Reference is hereby made to the Amended and Restated Limited Liability Company Agreement, dated as of July 15, 2020 (as it may be further amended from time to time, the “LLC Agreement”), of Digital Media Solutions Holdings, LLC, a Delaware limited liability company (the “Company”). In accordance with Section 12.1 of the LLC Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the LLC Agreement and agrees that upon execution of this joinder, such Person shall become a party to the LLC Agreement and shall be fully bound by, and subject to, all of the provisions, covenants, terms and conditions of the LLC Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the LLC Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of July 16, 2020.

By:	/s/ Douglas Davis
Name: Douglas Davis

JOINDER AGREEMENT

Reference is hereby made to the Amended and Restated Limited Liability Company Agreement, dated as of July 15, 2020 (as it may be further amended from time to time, the “LLC Agreement”), of Digital Media Solutions Holdings, LLC, a Delaware limited liability company (the “Company”). In accordance with Section 12.1 of the LLC Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the LLC Agreement and agrees that upon execution of this joinder, such Person shall become a party to the LLC Agreement and shall be fully bound by, and subject to, all of the provisions, covenants, terms and conditions of the LLC Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the LLC Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of July 16, 2020.

ESTALEA I LP

By:	/s/ Per Pettersen
Name: Per Pettersen
Title: Chief Executive Officer

JOINDER AGREEMENT

Reference is hereby made to the Amended and Restated Limited Liability Company Agreement, dated as of July 15, 2020 (as it may be further amended from time to time, the “LLC Agreement”), of Digital Media Solutions Holdings, LLC, a Delaware limited liability company (the “Company”). In accordance with Section 12.1 of the LLC Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the LLC Agreement and agrees that upon execution of this joinder, such Person shall become a party to the LLC Agreement and shall be fully bound by, and subject to, all of the provisions, covenants, terms and conditions of the LLC Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the LLC Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of July 16, 2020.

By:	/s/ Mathew Frary
Name: Mathew Frary

JOINDER AGREEMENT

Reference is hereby made to the Amended and Restated Limited Liability Company Agreement, dated as of July 15, 2020 (as it may be further amended from time to time, the “LLC Agreement”), of Digital Media Solutions Holdings, LLC, a Delaware limited liability company (the “Company”). In accordance with Section 12.1 of the LLC Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the LLC Agreement and agrees that upon execution of this joinder, such Person shall become a party to the LLC Agreement and shall be fully bound by, and subject to, all of the provisions, covenants, terms and conditions of the LLC Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the LLC Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of July 16, 2020.

By:	/s/ Nathan Schaub
Name: Nathan Schaub

JOINDER AGREEMENT

Reference is hereby made to the Amended and Restated Limited Liability Company Agreement, dated as of July 15, 2020 (as it may be further amended from time to time, the “LLC Agreement”), of Digital Media Solutions Holdings, LLC, a Delaware limited liability company (the “Company”). In accordance with Section 12.1 of the LLC Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the LLC Agreement and agrees that upon execution of this joinder, such Person shall become a party to the LLC Agreement and shall be fully bound by, and subject to, all of the provisions, covenants, terms and conditions of the LLC Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the LLC Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of July 16, 2020.

By:	/s/ Stuart Butler
Name: Stuart Butler

JOINDER AGREEMENT

Reference is hereby made to the Amended and Restated Limited Liability Company Agreement, dated as of July 15, 2020 (as it may be further amended from time to time, the “LLC Agreement”), of Digital Media Solutions Holdings, LLC, a Delaware limited liability company (the “Company”). In accordance with Section 12.1 of the LLC Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the LLC Agreement and agrees that upon execution of this joinder, such Person shall become a party to the LLC Agreement and shall be fully bound by, and subject to, all of the provisions, covenants, terms and conditions of the LLC Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the LLC Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of July 16, 2020.

TERRA MATRIX LLC

By:	/s/ Per Pettersen
Name: Per Pettersen
Title: Chief Executive Officer

JOINDER AGREEMENT

Reference is hereby made to the Amended and Restated Limited Liability Company Agreement, dated as of July 15, 2020 (as it may be further amended from time to time, the “LLC Agreement”), of Digital Media Solutions Holdings, LLC, a Delaware limited liability company (the “Company”). In accordance with Section 12.1 of the LLC Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the LLC Agreement and agrees that upon execution of this joinder, such Person shall become a party to the LLC Agreement and shall be fully bound by, and subject to, all of the provisions, covenants, terms and conditions of the LLC Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the LLC Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of July 16, 2020.

By:	/s/ Per Pettersen
Name: Per Pettersen

Exhibit 10.4

EXECUTION VERSION

DIGITAL MEDIA SOLUTIONS, INC.

DIRECTOR NOMINATION AGREEMENT

This Director Nomination Agreement (this “Agreement”) is made and entered into as of July 15, 2020, by and between Digital Media Solutions, Inc., a Delaware corporation (the “Company”), Leo Investors Limited Partnership, a Cayman limited partnership (the “Sponsor”), Lion Capital (Guernsey) Bridgeco Limited, a Guernsey limited company, (“Lion”), Clairvest Group Inc., a Delaware corporation (together with its Affiliates, “Clairvest”), and Prism Data, LLC, a Delaware limited liability company (“Prism”). Each of Lion, Clairvest and Prism, and any of their respective permitted assigns, are referred to herein as a “Stockholder”. Unless otherwise specified herein, all of the capitalized terms used herein are defined in Section 2 hereof.

WHEREAS, pursuant to the Business Combination Agreement, the Company has agreed to permit Clairvest, or its permitted assigns, which will Beneficially Own approximately 75% of the issued and outstanding Voting Interests at the Effective Time, to designate two (2) individuals for (i) appointment to the board of directors of the Company (the “Board”) at the Effective Time and (ii) certain nomination rights thereafter, in each case, on the terms and conditions set forth herein;

WHEREAS, pursuant to the Business Combination Agreement, the Company has agreed to permit Prism, or its permitted assigns, which will Beneficially Own approximately 75% of the issued and outstanding Voting Interests at the Effective Time, to designate one (1) individual for (i) appointment to the Board at the Effective Time and (ii) certain nomination rights thereafter, in each case, on the terms and conditions set forth herein;

WHEREAS, the Company has agreed to permit Lion, or its permitted assigns, which will Beneficially Own approximately 13% of the issued and outstanding Voting Interests at the Effective Time, to designate one (1) individual for (i) appointment to the Board at the Effective Time and (ii) certain nomination rights thereafter, in each case, on the terms and conditions set forth herein; and

WHEREAS, pursuant to the Business Combination Agreement, the Company has agreed to permit Clairvest and Prism to mutually designate one (1) additional individual for (i) appointment to the Board at the Effective Time and (ii) certain nomination rights thereafter, in each case, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Board of Directors.

(a) The Company shall take all necessary and desirable actions within its control such that, as of the Effective Time:

(i) the size of the Board is set at seven (7) Directors;

(ii) sufficient existing Directors resign or are removed from the Board such that five (5) Director positions are vacant immediately prior to the nomination and appointment of the Stockholder Directors (other than the Lion Director) provided for herein;

(iii) Lyndon Lea and Robert Darwent (the “Retained Directors”) shall be retained as Directors on the Board, with Robert Darwent appointed as the Lion Director;

(iv) each of Robbie Isenberg and James Miller shall be nominated and appointed as a Clairvest Director;

(v) Fernando Borghese shall be nominated and appointed as a Prism Director;

(vi) Mary Minnick shall be nominated and appointed as an Independent Stockholder Director; and

(vii) the current Chief Executive Officer of the Company, shall be nominated and appointed as a Director on the Board (the “CEO Director”).

(b) From and after the Effective Time and until a Stockholder Termination Event shall have occurred with respect to Clairvest, Clairvest, or its permitted assigns, shall have the right to designate two (2) Nominees in connection with any meeting of the stockholders of the Company called (or written consent of the stockholders) with respect to the election of Directors, and the Company shall, as promptly as practicable, take all necessary and desirable actions within its control (including, without limitation, calling special meetings of the Board and the stockholders of the Company and recommending, supporting and soliciting proxies), such that there are two (2) Clairvest Directors on the Board at all times prior to such a Stockholder Termination Event; provided, that one (1) of such Nominees and one (1) of the Clairvest Directors shall be independent under the applicable rules of the NYSE (or any applicable exchange on which the Company’s securities may be listed); provided, however, that, from and after the date that Clairvest and Prism collectively cease to Beneficially Own or control, directly or indirectly, at least forty percent (40%) of the total number of Voting Interests issued and outstanding at any time, Clairvest, or its permitted assigns, shall have the right to designate only one (1) Nominee and only one (1) Clairvest Director shall be required to be on the Board at all times prior to a Stockholder Termination Event with respect to Clairvest and such Nominee and such Clairvest Director shall not be required to be independent under the applicable rules of the NYSE (or any applicable exchange on which the Company’s securities may be listed). If (i) a vacancy on the Board occurs because of the death, disability, disqualification, resignation, or removal of a Clairvest Director and (ii) Clairvest, or its permitted assigns, had the right to have such number of Clairvest Directors serve on the Board as were serving immediately prior to the occurrence of such vacancy, then Clairvest, or its permitted assigns, shall be entitled to designate a Nominee, and the Company will, within ten (10) days of such designation of such Nominee, take all necessary and desirable actions within its control such that such vacancy shall be filled with such Nominee, provided that such nominee meets the independence requirements set forth in this Section 1(b). Notwithstanding anything to the

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contrary, the Director position for a Clairvest Director shall not be filled pending such designation and appointment unless Clairvest fails to designate a Nominee within thirty (30) days after receipt of written notice from the Company notifying it that such vacancy has occurred, and after such thirty- (30-) day period, the Company may appoint a nominee who may serve as a Director only until Clairvest, or its permitted assigns, designates a Nominee.

(c) From and after the Effective Time and until a Stockholder Termination Event shall have occurred with respect to Prism, Prism, or its permitted assigns, shall have the right to designate one (1) Nominee in connection with any meeting of the stockholders of the Company called (or written consent of the stockholders) with respect to the election of Directors, and the Company shall, as promptly as practicable, take all necessary and desirable actions within its control (including, without limitation, calling special meetings of the Board and the stockholders of the Company and recommending, supporting and soliciting proxies), such that one (1) Prism Director serves on the Board at all times prior to such a Stockholder Termination Event. If (i) a vacancy on the Board occurs because of the death, disability, disqualification, resignation, or removal of the Prism Director and (ii) immediately prior to the occurrence of such vacancy, Prism, or its permitted assigns, had the right to have a Prism Director serve on the Board, then Prism shall be entitled to designate a Nominee, and the Company will, within ten (10) days of such designation of such Nominee, take all necessary and desirable actions within its control such that such vacancy shall be filled with such Nominee. Notwithstanding anything to the contrary, the Director position for the Prism Director, shall not be filled pending such designation and appointment unless Prism, or its permitted assigns, fails to designate a Nominee within thirty (30) days after receipt of written notice from the Company notifying it that such vacancy has occurred, and after such thirty- (30-) day period, the Company may appoint a nominee who may serve as a Director only until Prism designates a Nominee.

(d) From and after the Effective Time and until Clairvest and Prism cease to collectively Beneficially Own or control, directly or indirectly, more than fifty percent (50%) of the total number of Voting Interests issued and outstanding at any time (such time, the “Majority Termination Event”), Clairvest and Prism shall have the right to mutually designate one (1) additional Nominee, who shall be independent, and qualified to serve on the audit committee of the Board, under the applicable rules of the NYSE (or any applicable exchange on which the Company’s securities may be listed) and the SEC (including Rule 10A-3 of the Exchange Act), in connection with any meeting of the stockholders of the Company called (or written consent of the stockholders) with respect to the election of Directors, and the Company shall, as promptly as practicable, take all necessary and desirable actions within its control (including, without limitation, calling special meetings of the Board and the stockholders of the Company and recommending, supporting and soliciting proxies), such that one (1) Independent Stockholder Director, who shall be independent, and qualified to serve on the audit committee of the Board, under the applicable rules of the NYSE (or any applicable exchange on which the Company’s securities may be listed) and the SEC (including Rule 10A-3 of the Exchange Act), serves on the Board at all times prior to the Majority Termination Event. If (i) a vacancy on the Board occurs because of the death, disability, disqualification, resignation, or removal of the Independent Stockholder Director and (ii) immediately prior to the occurrence of such vacancy, Clairvest and Prism had the right to have an Independent Stockholder Director serve on the Board, then Clairvest and Prism shall be entitled to mutually designate a Nominee, and the Company will, within ten (10) days of such designation of such Nominee, take all necessary and desirable

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actions within its control such that such vacancy shall be filled with such Nominee, provided that such nominee meets the independence requirements set forth in this Section 1(d). Notwithstanding anything to the contrary, the Director position for the Independent Stockholder Director, shall not be filled pending such designation and appointment unless the Clairvest and Prism fail to mutually designate a Nominee within thirty (30) days after receipt of written notice from the Company notifying it that such vacancy has occurred, and after such thirty- (30-) day period, the Company may appoint a nominee who may serve as a Director only until Clairvest and Prism mutually designate a Nominee.

(e) From and after the Effective Time, the Company shall, as promptly as practicable, take all necessary and desirable actions within its control (including, without limitation, calling special meetings of the Board and the stockholders of the Company and recommending, supporting and soliciting proxies), such that the CEO Director serves on the Board at all times unless and until a Stockholder Termination Event shall have occurred with respect to Prism or, if earlier, the CEO Director otherwise ceases to be the Chief Executive Officer of the Company.

(f) From and after the Effective Time and until a Stockholder Termination Event shall have occurred with respect to Lion, Lion, or its permitted assigns, shall have the right to designate one (1) Nominee, who shall be independent, and qualified to serve on the audit committee of the Board, under the applicable rules of the NYSE (or any applicable exchange on which the Company’s securities may be listed) and the SEC (including Rule 10A-3 of the Exchange Act), in connection with any meeting of the stockholders of the Company called (or written consent of the stockholders) with respect to the election of Directors, and the Company shall, as promptly as practicable, take all necessary and desirable actions within its control (including, without limitation, calling special meetings of the Board and the stockholders of the Company and recommending, supporting and soliciting proxies), such that one (1) Lion Director, who shall be independent, and qualified to serve on the audit committee of the Board, under the applicable rules of the NYSE (or any applicable exchange on which the Company’s securities may be listed) and the SEC (including Rule 10A-3 of the Exchange Act), serves on the Board at all times prior to such a Stockholder Termination Event. If (i) a vacancy on the Board occurs because of the death, disability, disqualification, resignation, or removal of the Lion Director and (ii) immediately prior to the occurrence of such vacancy, Lion, or its permitted assigns, had the right to have a Lion Director serve on the Board, then Lion shall be entitled to designate a Nominee, and the Company will, within ten (10) days of such designation of such Nominee, take all necessary and desirable actions within its control such that such vacancy shall be filled with such Nominee, provided that such nominee meets the independence requirements set forth in this Section 1(f). Notwithstanding anything to the contrary, the Director position for the Lion Director, shall not be filled pending such designation and appointment unless Lion, or its permitted assigns, fails to designate a Nominee within thirty (30) days after receipt of written notice from the Company notifying it that such vacancy has occurred, and after such thirty- (30-) day period, the Company may appoint a nominee who may serve as a Director only until Lion designates a Nominee.

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(g) If a Stockholder Director is entitled to serve on the Board pursuant to Section 1(b), Section 1(c), Section 1(d), Section 1(e) or Section 1(f), the Company shall take all actions necessary in connection with the election or re-election of such Nominee to ensure that (i) the Nominee is included in the Board’s slate of nominees to the stockholders of the Company for the applicable election of Directors and (ii) the Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for the applicable meeting of the stockholders of the Company called with respect to the election of Directors, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to the applicable election of members of the Board. If, prior to the stockholders’ meeting (or action by written consent), a Nominee ceases to be a nominee due to such Nominee’s death, disability, withdrawal as a nominee for election to the Board or for any other reason, the Company shall, subject to Section 1(g) below, take such steps and actions as appropriate or necessary to cause a replacement Nominee (as designated by the applicable Stockholder(s)) to be included in such slate of nominees for election.

(h) If a Nominee is not elected because of such Nominee’s death, disability, disqualification, withdrawal as a nominee for election to the Board or for any other reason (and such Nominee is not replaced as a nominee pursuant to Section 1(g) above), (i) the applicable Stockholder(s) shall be entitled to promptly designate a replacement Nominee, (ii) the Company will, within ten (10) days of such designation, take all necessary and desirable actions within its control such that such replacement Nominee is appointed as a Director the Company and (iii) the Company will take all necessary and desirable actions within its control such that the Director position for which the original Nominee was nominated shall not be filled pending such designation of a replacement Nominee. Notwithstanding anything to the contrary, the Director position for which such original Nominee was nominated shall not be filled pending such designation and appointment unless the applicable Stockholder(s) shall fail to designate such replacement Nominee within thirty (30) days after receipt of written notice from the Company notifying such Stockholder that such Nominee was not elected, and after such thirty- (30-) day period, the Company may appoint a successor nominee who may serve as a Director only until the applicable Stockholder(s) shall designate a replacement Nominee.

(i) From and after the Effective Time, the Sponsor and each of the Stockholders, unless and until a Stockholder Termination Event may have occurred with respect to such Stockholder, hereby agree to vote, or cause to be voted, all of their respective Voting Interests at any meeting (or written consent) of the stockholders of the Company with respect to the election of directors, in favor of each of the Nominees designated in accordance with this Agreement; provided, that, for the avoidance of doubt, any vote taken to remove any Stockholder Director elected pursuant hereto, or to fill any vacancy created by the death, disability, disqualification, resignation, or removal of any Stockholder Director elected pursuant to this hereto, shall also be subject to the provisions of this Section 1(i); provided, however, that the parties hereto acknowledge and agree that (A) the obligations of Sponsor and Lion under this Section 1(i) are owed to the Company and not to any other Stockholder and no such other Stockholder shall have the right to enforce such obligations hereunder and (B) the obligations of Prism and Clairvest under this Section 1(i) to vote in favor of the Lion Director are owed to the Company and not to any other Stockholder and no such other Stockholder shall have the right to enforce such obligations hereunder.

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(j) In accordance with the Bylaws, the Company may from time to time by resolution establish and maintain one or more committees of the Board, each committee to consist of one (1) or more Directors. To the extent feasible, the Company shall notify Clairvest and Prism in writing of any new committee of the Board to be established at least fifteen (15) days prior to the effective establishment of such committee. If requested by Clairvest or Prism, the Company shall take all necessary steps to cause at least one (1) Stockholder Director as requested by each of Clairvest or Prism to be appointed as a member of each such committee of the Board unless such designation would violate any legal restriction on such committee’s composition or the rules and regulations of any applicable exchange on which the Company’s securities may be listed; provided, that the foregoing sentence shall not apply, with respect to any Stockholder, to any special committee of the Board established specifically for the purpose of evaluating a transaction or other corporate action involving such Stockholder.

(k) The Company shall pay all reasonable, documented out-of-pocket expenses incurred by each Stockholder Director and Retained Director in connection with his or her service provided to or on behalf of the Company, including, but not limited to, attending meetings or events attended on behalf of the Company at the Company’s request.

(l) The Company shall (i) purchase directors’ and officers’ liability insurance in an amount determined by the Board to be reasonable and customary and (ii) for so long as any Stockholder Director or Retained Director serves as a Director, maintain such directors’ and officers’ liability insurance coverage with respect to such Director; provided, that upon removal or resignation of such Stockholder Director or Retained Director for any reason, the Company shall take all actions reasonably necessary to extend such directors’ and officers’ liability insurance coverage with respect to such Stockholder Director or Retained Director for a period of not less than six (6) years from any such event in respect of any act or omission of such Stockholder Director or Retained Director occurring at or prior to such event.

(m) For so long as any Stockholder Director or Retained Director serves as a Director, the Company (i) shall provide such Stockholder Director or Retained Director with the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other Directors; provided, that any Stockholder Director who is also an employee of the applicable Stockholder (or its Affiliates) may elect not to receive any standard director fees paid by the Company to Directors, and (ii) shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any Stockholder Director or Retained Director as and to the extent consistent with applicable law, including but not limited to Article SEVENTH of the Certificate of Incorporation and Article VII of the Bylaws (whether such right is contained in the Certificate of Incorporation, the Bylaws or another document) (except to the extent such amendment or alteration permits the Company to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

(n) Any Nominee will be subject to the Company’s customary due diligence process, including its review of a completed questionnaire and a background check. Based on the foregoing, the Company may reasonably object to any Nominee (i) provided it does so in good faith and (ii) solely to the extent such objection is based upon any of the following: (1) such Nominee was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (2) such Nominee was the subject of any order, judgment, or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining such proposed director

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from, or otherwise limiting, the following activities: (A) engaging in any type of business practice, or (B) engaging in any activity in connection with the purchase or sale of any security or in connection with any violation of federal or state securities laws; (3) such Nominee was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in clause (2)(B), or to be associated with persons engaged in such activity; (4) such Nominee was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated; or (5) such Nominee was the subject of, or a party to any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to a violation of any federal or state securities laws or regulations. In the event the Board reasonably finds the Nominee to be unsuitable based upon one or more of the foregoing clauses (1) through (5) and reasonably objects to the identified director, the applicable Stockholder shall be entitled to propose a different nominee to the Board within thirty (30) days of the Company’s notice to such Stockholder of its objection to the Nominee and such replacement Nominee shall be subject to the review process outlined above.

Section 2. Definitions.

“Action” has the meaning set forth in Section 11(b).

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Agreement” has the meaning set forth in the preamble.

“Beneficially Own” has the meaning ascribed to it in Section 13(d) of the Securities Exchange Act of 1934, as amended.

“Board” has the meaning set forth in recitals.

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of April 23, 2020, by and among Leo Holdings Corp., Prism and Clairvest and the other parties thereto, as amended or modified from time to time.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

“Bylaws” means the Amended and Restated Bylaws of the Company, as in effect immediately following the Effective Time, as the same may be amended from time to time.

“CEO Director” has the meaning set forth in Section 1(a).

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“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as in effect immediately following the Effective Time, as the same may be amended from time to time.

“Clairvest” has the meaning set forth in the preamble.

“Clairvest Director” means an individual designated by Clairvest, or its permitted assigns, as a nominee to the Board that has been elected or appointed as a Director.

“Company” has the meaning set forth in the preamble.

“Director” means a member of the Board until such individual’s death, disability, disqualification, resignation, or removal.

“Effective Time” means the time immediately after the consummation of the transactions contemplated by the Business Combination Agreement (including all issuances of Voting Interests) on the date hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Independent Stockholder Director” means an individual mutually designated by Clairvest and Prism as a nominee to the Board that has been elected or appointed as a Director and who is independent, and qualified to serve on the audit committee of the Board, under the applicable rules of the NYSE (or any applicable exchange on which the Company’s securities may be listed) and the SEC (including Rule 10A-3 of the Exchange Act).

“Lion” has the meaning set forth in the preamble.

“Lion Director” means an individual designated by Lion, or its permitted assigns, as a nominee to the Board that has been elected or appointed as a Director.

“Majority Termination Event” has the meaning set forth in Section 1(d).

“Nominee” means an individual designated by a Stockholder as a nominee to the Board pursuant to this Agreement.

“NYSE” means the New York Stock Exchange.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Prism” has the meaning set forth in the preamble.

“Prism Director” means an individual designated by Prism, or its permitted assigns, as a nominee to the Board that has been elected or appointed as a Director.

“Retained Directors” has the meaning set forth in Section 1(a).

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“SEC” means the Securities and Exchange Commission.

“Sponsor” has the meaning set forth in the preamble.

“Stockholder” has the meaning set forth in the preamble.

“Stockholder Director” means a Lion Director, Clairvest Director, Prism Director, Independent Stockholder Director or CEO Director, as applicable.

“Stockholder Termination Event” has the meaning set forth in Section 16.

“Transfer” means any sale, transfer, assignment or other disposition of (whether with or without consideration and whether voluntary or involuntary or by operation of law) of Voting Interests.

“Voting Interests” means the Class A common stock, par value $0.0001 per share, Class B common stock, par value $0.0001 per share, and Class C common stock, par value $0.0001 per share, in each case of the Company, all considered together as a single class.

Section 3. Assignment; Binding Effect. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any of the parties, in whole or in part (including by operation of law), without the prior written consent of the Company; provided, that Lion, Clairvest or Prism may assign, in whole, but not in part, this Agreement without the prior written consent of the Company as part of a Transfer of Voting Interests, so long as the applicable assignee executes a joinder to this Agreement pursuant to which such assignee agrees to be bound by the terms hereof as though such assignee were Lion, Clairvest or Prism, as the case may be. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 4. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

Section 5. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or electronic mail or postage prepaid mail (registered or certified) or nationally recognized overnight courier service and shall be deemed given when so delivered by hand or electronic mail, or if mailed, three (3) days after mailing (one Business Day in the case of overnight courier service), as follows:

If to the Company, to:

Digital Media Solutions, Inc.

4800 140th Avenue N., Suite 101

Clearwater, FL 33762

Email:             rfoster@dmsgroup.com

Attention:       Ryan Foster

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with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, D.C. 20005

Facsimile:         (202) 661-8251

Email:               katherine.ashley@skadden.com

                           micah.kegley@skadden.com

Attention:          Katherine D. Ashley

                           Micah R. Kegley

If to Clairvest, to:

Clairvest GP Manageco Inc.

22 St. Clair Avenue East, Suite 1700

Toronto, ON M4T 2S3

Email:             jmiller@clairvest.com

Attention:       James H. Miller

If to Prism, to:

Prism Data, LLC

c/o Digital Media Solutions Holdings, LLC

4800 140th Avenue N., Suite 101

Clearwater, FL 33762

Email:             jmarinucci@dmsgroup.com

Attention:       Joe Marinucci

If to the Sponsor, to:

Leo Investors Limited Partnership

21 Grosvenor Place

London SWIX 7HF

United Kingdom

Facsimile:         +44 (0) 20 7201 2222

Email:               brown@lioncapital.com

Attention:         Simon Brown, Secretary

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Facsimile:         (212) 446-4900

Email:               christian.nagler@kirkland.com

                           peter.seligson@kirkland.com

Attention:          Christian O. Nagler

                           Peter S. Seligson

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If to Lion, to:

Lion Capital (Guernsey) Bridgeco Limited

East Wing, Trafalgar Court

Les Banques, St. Peter Port

Guernsey, GY1 3PP

Facsimile:         +44 (0) 1481 749749

Email:               barton@lioncapital.com

Attention:          Nick Barton

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Facsimile:          (212) 446-4900

Email:                christian.nagler@kirkland.com

                            peter.seligson@kirkland.com

Attention:          Christian O. Nagler

                           Peter S. Seligson

Section 6. Adjustments. If, and as often as, there are any changes in the Voting Interests by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or sale, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Voting Interests as so changed.

Section 7. No Presumption Against Drafting Party. Each of the parties hereto acknowledges that it has participated jointly in the negotiation and drafting of this Agreement and has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 8. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing in this Agreement expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights under this Agreement; provided, that, each Stockholder Director and Retained Director shall be an express third-party beneficiary of the provisions in Sections 1(k)–(m) and shall be entitled to enforce such provisions as though such Stockholder Director or Retained Director was a party hereto.

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Section 9. Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 10. Execution of Agreement. This Agreement may be executed in one (1) or more counterparts, all of which shall be considered one (1) and the same agreement, and shall become effective when one (1) or more such counterparts have been signed by each of the parties and delivered to the other party. Facsimile or electronic mail transmission of counterpart signatures to this Agreement shall be acceptable and binding.

Section 11. Governing Law.

(a) This Agreement and all disputes, claims or controversies relating to, arising out of, or in connection with this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts executed in and to be performed in the State of Delaware, without giving effect to any choice of law or conflict of laws, rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b) Each party irrevocably agrees that any action, claim, complaint, petition, suit, investigation, audit, mediation, litigation, arbitration or other proceeding by or before any Governmental Authority or arbitrator, whether civil or criminal, at law or in equity (each, an “Action”), arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Court of Chancery of the State of Delaware (or, solely if such courts decline jurisdiction, in any federal court located in the State of Delaware), and each party hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Action arising out of or relating to this Agreement and the transactions contemplated hereby. Each party agrees not to commence any Action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each party further agrees that notice as provided herein shall constitute sufficient service of process and each party further waives any argument that such service is insufficient. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (1) the Action in any such court is brought in an inconvenient forum, (2) the venue of such Action is improper or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

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Section 12. Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 12.

Section 13. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any prior agreements or understandings relating to such subject matter between the parties.

Section 14. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 15. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against a party, unless such modification is approved in writing by such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

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Section 16. Termination. Notwithstanding anything to the contrary contained herein, if any Stockholder ceases to Beneficially Own or control, directly or indirectly, at least eight percent (8%) of the total number of Voting Interests issued and outstanding at any time (a “Stockholder Termination Event”), then this Agreement shall expire and automatically terminate solely with respect to such Stockholder; provided, however, that Sections 1(k)–(m) and Sections 2–15 shall survive any termination of this Agreement with respect to such Stockholder.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Company:

DIGITAL MEDIA SOLUTIONS, INC.

By:	/s/ Joseph Marinucci
Name: Joseph Marinucci
Title: Chief Executive Officer

Stockholders:

CLAIRVEST GROUP INC.

By:	/s/ James H Miller
Name: James H Miller
Title: General Counsel and Corporate Secretary

By:	/s/ Michael Wagman
Name: Michael Wagman
Title: President and Managing Director

PRISM DATA, LLC

By:	/s/ Joseph Marinucci
Name: Joseph Marinucci
Title: Manager

LEO INVESTORS LIMITED PARTNERSHIP

By: Leo Investors General Partner Limited, its general partner

By:	/s/ Simon Brown
Name: Simon Brown
Title: Secretary

LION CAPITAL (GUERNSEY) BRIDGECO LIMITED

By:	/s/ Nick Barton
Name: Nick Barton
Title: Director

Exhibit 10.5

EXECUTION VERSION

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of July 15, 2020, is made and entered into by and among Digital Media Solutions, Inc., a Delaware corporation and successor to Leo Holdings Corp., a Cayman Islands exempted company (including any of its successors or assigns, the “Company”), certain parties identified as “Holders” on the signature pages of this Agreement (each a “Holder” and, collectively, the “Holders”).

RECITALS

WHEREAS, the Company and Leo Investors Limited Partnership, a Cayman Islands exempted limited partnership (including any of its successor or assigns, the “Sponsor”), entered into that certain Registration and Shareholder Rights Agreement, dated as of February 15, 2018 (the “Original RSRA”);

WHEREAS, the Company and certain other parties have entered into that certain Business Combination Agreement, dated as of April 23, 2020 (as it may be amended or supplemented from time to time, the “BCA”);

WHEREAS, (a) the Sponsor and Robert Bensoussan, Lori Bush and Mary E. Minnick (collectively, the “Director Holders”) hold shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”) (collectively, the “Founder Shares”) and (b) the Sponsor holds warrants to purchase shares of Class A Common Stock (the “Warrants”);

WHEREAS, immediately after giving effect to the Business Combination, (a) Prism Data, LLC, a Delaware limited liability company (“Prism”), CEP V-A DMS AIV Limited Partnership, a Delaware limited partnership (“Clairvest Direct Seller”), Clairvest Equity Partners V Limited Partnership, an Ontario, Canada limited partnership (“Blocker Seller 1”) and CEP V Co-Investment Limited Partnership, a Manitoba, Canada limited partnership (“Blocker Seller 2”, and together with Prism, Clairvest Direct Seller and Blocker Seller 1, the “Sellers”), will hold a combination of Surviving Partnership Common Units (each as defined in the BCA) and certain shares of the Company’s common stock, (b) Lion Capital (Guernsey) Bridgeco Limited, a Guernsey company (“Lion Capital” and, together with the Sponsor and their respective transferees and assignees, the “Lion Holders”), and the Sponsor will hold a combination of shares of Class A Common Stock and Warrants and (c) the Director Holders will hold shares of Class A Common Stock;

WHEREAS, the Company and the Holders desire to enter into this Agreement, pursuant to which the Company shall grant the Holders, including the Lion Holders and the Sellers, certain registration rights with respect to the securities of the Company, as set forth in this Agreement; and

WHEREAS, in connection with the execution of this Agreement, the Company and the Sponsor desire to terminate the Original RSRA and replace it with this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the chief executive officer or principal financial officer of the Company, after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) the Company has a bona fide business purpose for not making such information public.

“Affiliate” means, with respect to any person, any other person who directly or indirectly, through one (1) or more intermediaries, controls, is controlled by, or is under common control with, such person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Agreement” has the meaning given in the Preamble.

“Automatic Shelf Registration Statement” has the meaning set forth in Rule 405 promulgated by the Commission pursuant to the Securities Act.

“BCA” has the meaning given in the Recitals hereto.

“Business Combination” means the consummation of the transactions contemplated by the BCA.

“Closing Date” means July 15, 2020.

“Commission” means the Securities and Exchange Commission.

“Class A Common Stock” has the meaning given in the Recitals hereto.

“Company” has the meaning given in the Preamble.

“Demanding Holder” has the meaning given in subsection 2.1.3.

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“Director Holders” has the meaning given in the Recitals hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1 Shelf” has the meaning given in subsection 2.1.1.

“Form S-3 Shelf” has the meaning given in subsection 2.1.1.

“Founder Shares” is defined in the Recitals hereto.

“Founder Shares Lock-up Period” means, with respect to the Founder Shares, the period ending on the earlier of (a) one (1) year after the completion of the Business Combination or (b) subsequent to the Business Combination, (i) if the closing price of the Surviving Company Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A Common Stock for cash, securities or other property.

“Holders” means the Lion Holders, the Sellers, the Director Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement.

“Holder Information” has the meaning given in subsection 4.1.2.

“Maximum Number of Securities” has the meaning given in subsection 2.1.4.

“Lion Capital” has the meaning given in the Recitals hereto.

“Lion Holders” has the meaning given in the Recitals hereto.

“Seller Lock-up Period” means the period beginning on the Closing Date and ending on the date that is six (6) months after the Closing Date.

“Minimum Takedown Threshold” has the meaning given in subsection 2.1.3.

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.

“Original RSRA” has the meaning given in the Recitals hereto.

“Piggyback Registration” has the meaning given in subsection 2.2.1.

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“Permitted Transferee” means, in the case of any Holder, a person to whom, or entity to which, Registrable Securities are transferred by such Holder; provided that (a) such transfer does not violate the Company’s governing documents, or any agreements between such Holder and the Company or any of the Company’s subsidiaries and (b) such transferee shall only be a Permitted Transferee if and to the extent the transferor designates the transferee as a Permitted Transferee entitled to rights hereunder pursuant to subsection 5.2.3.

“Prospectus” means the prospectus included in any Registration Statement, (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rules 430A or 430B under the Securities Act or any successor rule thereto), as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” means at any time (a) any outstanding shares of Class A Common Stock (which shall include all shares of Class A Common Stock issuable upon the exchange of Surviving Partnership Units outstanding on the date of this Agreement, or the exercise of any Warrants) and (b) any Warrants, in each case, held by a Holder (other than any security received pursuant to an incentive plan adopted by the Company or its subsidiaries on or after the Closing Date); provided, however, that, as to any particular Registrable Security, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (i) the date on which such securities have been sold, transferred, disposed of or exchanged pursuant to an effective registration statement or Rule 144 under the Securities Act; and (ii) the date on which such securities cease to be outstanding.

“Registration” means a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” means the out-of-pocket expenses of a Registration, including, without limitation, the following:

(a)

all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Class A Common Stock is then listed;

(b)

fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c)	printing, messenger, telephone and delivery expenses;

(d)	reasonable fees and disbursements of counsel for the Company;

(e)	reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

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(f)	reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders in an Underwritten Offering.

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” means any Holder requesting piggyback rights pursuant to this Agreement with respect to an Underwritten Shelf Takedown.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Shelf” has the meaning given in subsection 2.1.1.

“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” means an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Sponsor” has the meaning given in the Recitals hereto.

“Seller” has the meaning given in the Recitals hereto.

“Subsequent Shelf Registration” has the meaning given in subsection 2.1.2.

“Surviving Partnership Common Units” has the meaning given in the BCA.

“Underwriter” means any investment banker(s) and manager(s) appointed to administer the offering of any Registerable Securities as principal in an Underwriting Offering.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter for distribution to the public.

“Underwritten Shelf Takedown” has the meaning given in subsection 2.1.3.

“Warrants” has the meaning given in the Recitals hereto.

“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Withdrawal Notice” has the meaning given in subsection 2.1.5.

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ARTICLE II

REGISTRATIONS

2.1 Shelf Registration.

2.1.1 Filing. The Company shall file, within 30 days of the Closing Date, a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”) or if the Company is ineligible to use a Form S-3 Shelf, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf,” and together with the Form S-3 Shelf (and any Subsequent Shelf Registration), the “Shelf”), in each case, covering the resale of all the Registrable Securities (determined as of two (2) business days prior to such filing) on a delayed or continuous basis. The Company shall use its reasonable best efforts to cause the Shelf to become effective as soon as practicable after such filing. The Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder. The Company shall maintain the Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its reasonable best efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3.

2.1.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its reasonable best efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any Holder. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (a) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer) and (b) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon request of a Holder shall promptly use its reasonable best efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, the Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms hereof; provided, however, the Company shall only be required to cause such Registrable Securities to be so covered once annually after inquiry of the Holders.

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2.1.3 Requests for Underwritten Shelf Takedowns. At any time and from time to time after the Shelf has been declared effective by the Commission, the Lion Holders or the Sellers may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $20,000,000 (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. The Holders that requested such Underwritten Shelf Takedown (the “Demanding Holders”) shall have the right to select the Underwriters for such offering (which shall consist of one (1) or more reputable nationally or regionally recognized investment banks), and to agree to the pricing and other terms of such offering. The Company shall not be required to effect more than four (4) Underwritten Shelf Takedowns in any six- (6-) month period.

2.1.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advise the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other equity securities that the Company desires to sell and all other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggyback registration rights held by any other shareholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: At all times (a) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the equity securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; and (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b) such other equity securities of other persons or entities that the Company is obligated to include in such Underwritten Offering pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

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2.1.5 Withdrawal. Any of the Demanding Holders initiating a Shelf Takedown shall have the right to withdraw from a Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Shelf Takedown; provided that the Lion Holders or the Sellers not so withdrawing may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown for purposes of subsection 2.1.3, unless either (a) such withdrawal occurs during a period the Company has deferred taking action pursuant to Section 3.4 hereof or (b) the withdrawing Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown; provided, that if a Holder elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall count as an Underwritten Shelf Takedown for purposes of subsection 2.1.3. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this subsection 2.1.5, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to the second sentence of this subsection 2.1.5.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If the Company (for its own account or for the account of persons or entities other than the Holders of Registrable Securities) or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities of the Company, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities of the Company, for its own account or for the account of shareholders of the Company (or by the Company and by the shareholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 2.1 hereof), other than a Registration Statement (or any registered offering with respect thereto) (a) filed in connection with any employee stock option or other benefit plan, (b) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (c) for an offering of debt that is convertible into equity securities of the Company or (d) for a dividend reinvestment plan, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than 5 days before the anticipated filing date of such Registration Statement or, in the case of an underwritten offering pursuant to a Shelf Registration, the launch date of such offering, which notice shall (i) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any and if known, in such offering, and (ii) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within two (2) days after receipt of such written notice (such registered offering, a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a

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Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to abide by the terms of Section 3.3 below.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the equity securities that the Company desires to sell, taken together with (a) the Registrable Securities, if any, as to which registration has been requested pursuant to Section 2.2 hereof and (b) the equity securities, if any, as to which Registration has been requested pursuant to separate written contractual registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then:

(i) If the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, the equity securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Registration, that can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the equity securities, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other shareholders of the Company, that can be sold without exceeding the Maximum Number of Securities;

(ii) If the Registration or registered offering is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, the equity securities of such requesting persons or entities that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, pro rata based on the number of Registrable Securities that each Holder has requested be included in such Underwritten Offering, that can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the equity securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual piggyback arrangements with such persons or entities that can be sold without exceeding the Maximum Number of Securities.

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2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include the Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, subject to subsection 2.1.5, any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a demand for an Underwritten Shelf Takedown under subsection 2.1.3 hereof.

2.3 Restrictions on Transfer. In connection with any Underwritten Offering of equity securities of the Company, each Holder that holds more than 10% of the issued and outstanding Class A Common Stock (on a fully-exchanged basis after giving effect to the exchange of all Surviving Partnership Common Units for Class A Common Stock), agrees that it shall not transfer any Class A Common Stock (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the seven (7) days prior (to the extent notice of such Underwritten Offering has been provided) to and the 90-day period beginning on the date of pricing of such offering, except in the event the Underwriter managing the offering otherwise agrees by written consent. Each Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders). Notwithstanding the foregoing, with respect to an Underwritten Offering, a Holder shall not be subject to this Section 2.3 with respect to an Underwritten Offering unless each shareholder of the Company that (together with their Affiliates) hold at least 10% of the issued and outstanding Class A Common Stock (on a fully-exchanged basis after giving effect to the exchange of all Surviving Partnership Common Units for Class A Common Stock) and each of the Company’s directors and executive officers have executed a lock-up on terms at least as restrictive with respect to such Underwritten Offering as requested of the Holders. A Holder’s obligations under the second sentence of this Section 2.3 shall only apply for so long as such Holder (together with its Affiliates) holds at least 10% of the issued and outstanding Class A Common Stock (on a fully-exchanged basis after giving effect to the exchange of all Surviving Partnership Common Units for Class A Common Stock).

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ARTICLE III

COMPANY PROCEDURES

3.1 General Procedures. In connection with effecting any Shelf Registration, Shelf Takedown and/or other disposition of Registrable Securities pursuant to a registration statement contemplated herein (to the extent applicable), the Company shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by any Lion Holder or Seller or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its best efforts to (a) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (b) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

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3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus furnish a draft thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 permit representatives of the Holders, the Underwriters or other financial institutions facilitating each transaction, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives, Underwriters or financial institutions agree to confidentiality arrangements reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering or other disposition pursuant to a registration statement contemplated herein that is facilitated by a financial institution which the participating Holders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters or financial institution, if any, covering such legal matters with respect

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to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, Underwriter or financial institution may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.13 in the event of any Underwritten Offering or other disposition pursuant to a registration statement contemplated herein that is facilitated by a financial institution or similar agent, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering or such applicable financial institution;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15 if an Underwritten Offering involves Registrable Securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $35,000,000, use its reasonable best efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No Holder may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration hereunder unless such person (a) agrees to sell such Holder’s securities on the basis provided in any underwriting and other arrangements approved by the Company in the case of an Underwritten Offering initiated by the Company, and the Demanding Holders in the case of an Underwritten Offering initiated by the Demanding Holders and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements

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and other customary documents as may be reasonably required under the terms of such underwriting arrangements. Subject to the minimum thresholds set forth in Section 2.1.3 and 3.1.15 of this Agreement, the exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each Holder shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than 45 days, determined in good faith by the Company to be necessary for such purpose; provided that such right to delay or suspend shall be exercised by the Company not more than two (2) times, which may be consecutive, in any 12-month period. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5.

3.6 Other Obligations. In connection with a sale or transfer of Registrable Securities exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within the Prospectus and pursuant to the Registration Statement of which such Prospectus forms a part, the Company shall, subject to the receipt of the any customary documentation reasonably required from the applicable Holders in connection therewith, (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being sold or transferred and (b) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (a). In addition, the Company shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with the aforementioned sales or transfers; provided, however, that the Company shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any sale or transfer of Registrable Securities in any transaction that does not constitute an Underwritten Offering.

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ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any (a) untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) any violation or alleged violation by the Company of the Securities Act or any other applicable federal or state securities laws or any rule or regulation promulgated thereunder application and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, except, in each case, insofar as the same are caused by (or, in the case of (a) contained in) any information furnished in writing to the Company by or on behalf of such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders, and the liability of each such Holder shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

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4.1.3 Any person entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under this Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method

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of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or electronic mail or postage prepaid mail (registered or certified) or nationally recognized overnight courier service and shall be deemed given when so delivered by hand or electronic mail, or if mailed, three (3) days after mailing (one (1) Business Day in the case of overnight courier service), as follows:

If, to the Company, to:

Digital Media Solutions, Inc.

c/o Digital Media Solutions Holdings, LLC

4800 140th Avenue N., Suite 101

Clearwater, FL 33762

Email:       rfoster@dmsgroup.com

Attention: Ryan Foster

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, D.C. 20005

Email:        katherine.ashley@skadden.com

 micah.kegley@skadden.com

Attention:  Katherine D. Ashley

 Micah R. Kegley

If, to Blocker Corp, Clairvest Direct Seller, Blocker Seller 1 or Blocker Seller 2, to:

Clairvest GP Manageco Inc.

22 St. Clair Avenue East, Suite 1700

Toronto, ON M4T 2S3

Email:       jmiller@clairvest.com

Attention: James H. Miller

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If to Prism to:

Prism Data, LLC

c/o Digital Media Solutions Holdings, LLC

4800 140th Avenue N., Suite 101

Clearwater, FL 33762

Email:       jmarinucci@dmsgroup.com

Attention: Joe Marinucci

If, to any Lion Holder, to:

Lion Capital LLP

21 Grosvenor Place

London SWIX 7HF

United Kingdom

Facsimile: +44 (0) 20 7201 2222

Email:       brown@lioncapital.com

Attn:         Simon Brown

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Facsimile: (212) 446-4900

Email: christian.nagler@kirkland.com

peter.seligson@kirkland.com

Attn:    Christian O. Nagler

Peter S. Seligson

If to any other Holder, at such Holder’s address or facsimile number as set forth in the Company’s books and records.

Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective 10 days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 Prior to the expiration of the Seller Lock-up Period or the Founder Shares Lock-up Period to the extent applicable to such Holder, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except to (a) an Affiliate of such Holder, (b) direct and/or indirect equity holders of any Lion Holder or any Seller pursuant to a distribution as described in Section 5.15 of this Agreement or (c) any person with the prior written consent of the Company. A sale or transfer that qualifies pursuant to an exemption from the Securities Act shall not be deemed to have been made pursuant to a registration statement.

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5.2.3 After the expiration of the Seller Lock-up Period or the Founder Shares Lock-up Period to the extent applicable to such Holder, a Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, to (a) up to five (5) Permitted Transferees, provided, however, that each such Permitted Transferee holds, after giving effect to such assignment or delegation, at least two percent (2%) of the then-outstanding Class A Common Stock, (b) an Affiliate of such Holder, (c) direct and/or indirect equity holders of any Lion Holder or any Seller pursuant to a distribution as described in Section 5.15 of this Agreement or (d) any person with the prior written consent of the Company.

5.2.4 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders.

5.2.5 Other than as expressly set forth herein, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing in this Agreement expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights under this Agreement.

5.2.6 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (a) written notice of such assignment as provided in Section 5.1 hereof and (b) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Execution of Agreement. This Agreement may be executed in one (1) or more counterparts, all of which shall be considered one (1) and the same agreement, and shall become effective when one (1) or more such counterparts have been signed by each of the parties and delivered to the other party. Facsimile or electronic mail transmission of counterpart signatures to this Agreement shall be acceptable and binding.

5.4 Governing Law; Venue.

5.4.1 This Agreement and all disputes, claims or controversies relating to, arising out of, or in connection with this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts executed in and to be performed in the State of Delaware, without giving effect to any choice of law or conflict of laws, rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

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5.4.2 Each party irrevocably agrees that any action, claim, complaint, petition, suit, investigation, audit, mediation, litigation, arbitration or other proceeding by or before any Governmental Authority or arbitrator, whether civil or criminal, at law or in equity (each, an “Action”), arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Court of Chancery of the State of Delaware (or, solely if such courts decline jurisdiction, in any federal court located in the State of Delaware), and each party hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Action arising out of or relating to this Agreement and the transactions contemplated hereby. Each party agrees not to commence any Action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each party further agrees that notice as provided herein shall constitute sufficient service of process and each party further waives any argument that such service is insufficient. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

5.5 Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (c) IT MAKES SUCH WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.5.

5.6 Amendments and Waivers. Only upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question as determined in good faith by the Company, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially

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different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party or parties against whom such waiver is to be effective. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

5.7 Other Registration Rights. Other than the registration rights conferred in certain subscription agreements with respect to equity securities of the Company to be issued on the Closing Date, the Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.8 Preservation of Rights. The Company shall not (a) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the holders of Registrable Securities in this Agreement.

5.9 Rule 144. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act, the Company covenants that it will (a) make available information necessary to comply with Rule 144, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, and (b) take such further action as the Holders may reasonably request, all to the extent required from time to time to enable them to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time. Upon the reasonable request of the Holders, the Company will deliver to it a written statement as to whether they have complied with such information requirements, and, if not, the specific reasons for non-compliance.

5.10 Term. This Agreement shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.5 and Article IV shall survive any termination.

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5.11 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder, including, without limitation, for purposes of Section 5.8 hereof.

5.12 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.13 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by a Holder and to enforce specifically the terms and provisions hereof.

5.14 Entire Agreement; Restatement. This Agreement constitutes the full and entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Upon the Business Combination, the Original RSRA shall no longer be of any force or effect.

5.15 Distributions.

5.15.1 In the event that any Lion Holder distributes, or has distributed, any of its Registrable Securities to its direct and/or indirect equity holders, such distributees shall be treated as the applicable Lion Holder hereunder; provided that only the holders of a majority of the Registrable Securities held by all such distributees, as determined in good faith by the Company, shall be entitled to take any action under this Agreement that such Lion Holder is entitled to take, provided, further, that such distributees, taken as a whole, shall not be entitled to rights in excess of those conferred to the applicable Lion Holder, as if it remained a single entity party to this Agreement.

5.15.2 In the event that any Seller distributes, or has distributed, any of its Registrable Securities to its direct and/or indirect equity holders, such distributees shall be treated as a Seller hereunder; provided that only the holders of a majority of the Registrable Securities held by all such distributees, as determined in good faith by the Company, shall be entitled to take any action under this Agreement that the Seller is entitled to take, provided, further, that such distributees, taken as a whole, shall not be entitled to rights in excess of those conferred to the Seller, as if it remained a single party to this Agreement.

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5.16 Adjustments. If, and as often as, there are any changes in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or sale, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Registrable Securities as so changed.

5.17 Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

[SIGNATURE PAGES FOLLOW]

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COMPANY:

Digital Media Solutions, Inc., a Delaware corporation

By:	/s/ Joseph Marinucci
Name: Joseph Marinucci Title: Chief Executive Officer

HOLDERS:

PRISM DATA, LLC

By:	/s/ Joseph Marinucci
Name: Joseph Marinucci Title: Manager

CEP V-A DMS AIV LIMITED PARTNERSHIP

By:	/s/ James H Miller
Name: James H Miller Title: Corporate Secretary

By:	/s/ Michael Wagman
Name: Michael Wagman Title: President

CLAIRVEST EQUITY PARTNERS V LIMITED PARTNERSHIP

By:	/s/ James H Miller
Name: James H Miller Title: Corporate Secretary

By:	/s/ Michael Wagman
Name: Michael Wagman Title: President

CEP V CO-INVESTMENT LIMITED PARTNERSHIP

By:	/s/ James H Miller
Name: James H Miller Title: Corporate Secretary

By:	/s/ Michael Wagman
Name: Michael Wagman Title: President

LEO INVESTORS LIMITED PARTNERSHIP

By: Leo Investors General Partner Limited, its general partner

By:	/s/ Simon Brown
Name: Simon Brown Title: Director

LION CAPITAL (GUERNSEY) BRIDGECO LIMITED

By:	/s/ Nick Barton
Name: Nick Barton Title: Director

ROBERT BENSOUSSAN

By:	/s/ Robert Bensoussan

LORI BUSH

By:	/s/ Lori Bush

MARY E. MINNICK

By:	/s/ Mary E. Minnick

Exhibit 10.6

EXECUTION VERSION

TAX RECEIVABLE AGREEMENT

by and among

DIGITAL MEDIA SOLUTIONS, INC.

CERTAIN OTHER PERSONS NAMED HEREIN,

and

AGENT

DATED AS OF JULY 15, 2020

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (this “Agreement”), dated as of July 15, 2020, is hereby entered into by and among Digital Media Solutions, Inc., a Delaware corporation (the “Parent Corporation”), CEP V DMS US Blocker Company, a Delaware corporation (“Blocker Corp.”), Prism Data, LLC, a Delaware limited liability company (“Prism”), CEP V-A DMS AIV Limited Partnership, a Delaware limited partnership (“Clairvest Direct Seller”), Clairvest Equity Partners V Limited Partnership, an Ontario, Canada limited partnership (“Blocker Seller 1”), CEP V Co-Investment Limited Partnership, a Manitoba, Canada limited partnership (“Blocker Seller 2” and, together with Blocker Seller 1, “Blocker Sellers”), and Clairvest GP Manageco Inc., an Ontario, Canada corporation (the “Agent”).

RECITALS

WHEREAS, the Parent Corporation, Blocker Corp., Prism, Clairvest Direct Seller, the Blocker Sellers, Digital Media Solutions Holdings, LLC, a Delaware limited liability company (“Holdings LLC”), the Agent and solely for purposes of Section 1.1, Article VIII Section 9.5(a), Section 9.14(f), Section 9.14(i), Section 9.24, Article X and Article XI (and any corresponding definitions set forth in Annex I) thereof, Leo Investors Limited Partnership, a Cayman limited partnership, entered into the Business Combination Agreement, dated April 23, 2020 (the “BCA”);

WHEREAS, pursuant and subject to the terms and conditions set forth in the BCA, the parties will consummate a series of transactions pursuant to which (i) the Parent Corporation will acquire certain interests (the “Acquired Interests”) in Holdings LLC held by Prism and Clairvest Direct Seller (the “Holdings LLC Sale”) and will acquire all of the issued and outstanding stock of Blocker Corp. (the “Blocker Corp. Share Sale”, and together with the Holdings LLC Sale, the “Sale Transactions”) and (ii) the Parent Corporation will contribute the Acquired Interests to Blocker Corp. (the “Contribution”);

WHEREAS, for U.S. federal income tax purposes, the Contribution is intended to be treated as a transfer pursuant to section 351 of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, following the Sale Transactions and the Contribution, Blocker Corp., Clairvest Direct Seller and Prism will collectively own all of the interests in Holdings LLC, which will continue to be treated as a partnership for U.S. federal income tax purposes;

WHEREAS, Clairvest Direct Seller and Prism (the “Members”) will hold Common Units in Holdings LLC (“Common Units”), which Common Units will be redeemable or exchangeable by Holdings LLC or the Parent Corporation, in certain circumstances, for shares of Class A common stock, $0.001 par value per share, of the Parent Corporation (the “Class A Shares”) and/or cash pursuant to the Second Amended and Restated Limited Liability Company Agreement, dated as of July 15, 2020, of Holdings LLC (the “Holdings LLC Agreement”);

WHEREAS, Holdings LLC will have in effect an election under section 754 of the Code for the taxable year that includes the Sale Transactions and for each other taxable year in which an Exchange (as defined below) occurs, which election is intended to result in an adjustment to the tax basis of the assets owned by Holdings LLC and its Subsidiaries, solely with respect to any member(s) of the Parent Corporation Group, at the time of the Holdings LLC Sale, an Exchange or any other acquisition of Common Units for cash or otherwise, by reason of the Holdings LLC Sale, such Exchange, such other acquisition of Common Units, and the receipt of payments under this Agreement; and

WHEREAS, the parties hereto are entering into this Agreement to set forth the agreements regarding the sharing of certain of the Tax benefits realized by the Parent Corporation Group (as hereinafter defined).

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“AAA” has the meaning set forth in Section 7.5(b)(i).

“Accrued Amount” means, with respect to any portion of a Net Tax Benefit, the interest on the Net Tax Benefit for a Taxable Year calculated at the Agreed Rate from the due date (without extensions) for filing the Parent Corporation Return for such Taxable Year until the Payment Date. For the avoidance of doubt, for Tax purposes, the Accrued Amount shall not be treated as interest, but shall instead be treated as additional consideration unless otherwise required by law.

“Actual Tax Liability” means, with respect to any Taxable Year, the actual liability for Taxes of the Parent Corporation Group (or Holdings LLC, but only with respect to Taxes imposed on Holdings LLC and allocable to the Parent Corporation Group for such Taxable Year).

“Additional Basis” means any Basis Adjustment resulting from payments made pursuant to this Agreement as described in Section 2.3(b).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agent” has the meaning set forth in the Preamble.

“Agreed Rate” means LIBOR plus 150 basis points.

“Agreement” has the meaning set forth in the Preamble.

“Applicable TRA Holder” means any TRA Holder to whom any portion of a Net Tax Benefit is Attributable hereunder.

“Amended Schedule” has the meaning set forth in Section 2.4(b).

“Arbitration” has the meaning set forth in Section 7.5(b)(i).

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“Attributable”. The portion of any (i) Realized Tax Benefit of the Parent Corporation Group that is Attributable to any TRA Holder shall be determined by reference to (A) the assets from which arise the depreciation, amortization, or other similar deductions for recovery of cost or basis (“Depreciation”) and with respect to increased basis upon a disposition of an asset, (B) the Blocker NOLs or Transaction Tax Deductions or (C) Imputed Interest or payment that produces the Realized Tax Benefit, and (ii) Pre-Closing Tax Refund or Pre-Closing Tax Payment that is Attributable to any TRA Holder shall be determined, under the following principles:

(i)

Any Realized Tax Benefit arising from a deduction to the Parent Corporation Group with respect to a Taxable Year for Depreciation arising in respect of a Basis Adjustment to a Reference Asset is Attributable to the Applicable TRA Holder to the extent that the ratio of all Depreciation for the Taxable Year in respect of Basis Adjustments resulting from the Holdings LLC Sale and all Exchanges (in the aggregate) by the Applicable TRA Holder bears to the aggregate of all Depreciation for the Taxable Year in respect of Basis Adjustments resulting from the Holdings LLC Sale and all Exchanges (in the aggregate) by all Members.

(ii)

Any Realized Tax Benefit arising from a deduction to the Parent Corporation Group with respect to a Taxable Year for Depreciation arising in respect of Closing Date Basis is Attributable to the Blocker Sellers in proportion to their respective ownership interests in Blocker Corp. immediately prior to the Blocker Corp. Share Sale.

(iii)

Any (x) Realized Tax Benefit arising from a loss or deduction to the Parent Corporation Group with respect to a Taxable Year for a Blocker NOL or (y) Pre-Closing Tax Refund received as the result of any Blocker NOLs that are carried back to any taxable period ending on or prior to the Closing Date is Attributable to the Blocker Sellers in proportion to their respective ownership interests in Blocker Corp. immediately prior to the Blocker Corp. Share Sale.

(iv)

Any Realized Tax Benefit arising from a loss or deduction to the Parent Corporation Group with respect to a Taxable Year for a Transaction Tax Deduction is Attributable to Prism, Clairvest Direct Seller and the Blocker Sellers in proportion to their respective direct or indirect ownership interests in Holdings LLC immediately prior to the Blocker Corp. Share Sale.

(v)

Any Realized Tax Benefit arising from a Basis Adjustment that is realized upon the disposition of an asset is Attributable to the Applicable TRA Holder to the extent that the ratio of all Basis Adjustments resulting from the Holdings LLC Sale and all Exchanges (in the aggregate) by the Applicable TRA Holder with respect to such asset bears to the aggregate of all Basis Adjustments resulting from the Holdings LLC Sale and all Exchanges (in the aggregate) with respect to such asset.

(vi)

Any Realized Tax Benefit arising from the disposition of an asset is Attributable to the Blocker Sellers in proportion to their respective ownership interests in Blocker Corp. immediately prior to the Blocker Corp. Share Sale to the extent that the Realized Tax Benefit is related to Closing Date Basis with respect to such asset.

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(vii)

Any Realized Tax Benefit arising from a deduction to the Parent Corporation Group with respect to a Taxable Year in respect of Imputed Interest is Attributable to the TRA Holder that is required to include the Imputed Interest in income (without regard to whether such TRA Holder is actually subject to tax thereon).

(viii)

Any Pre-Closing Tax Refund received as the result of any Designated NOLs that are carried back to any taxable period ending on or prior to the Closing Date is Attributable to the TRA Holders to whom the Realized Tax Benefit would have been Attributable had the Designated NOLs instead been utilized in a Taxable Year beginning after the Closing Date so as to give rise to a Realized Tax Benefit.

(ix)

Any (x) Pre-Closing Tax Refund described in clause (2) of the definition thereof or (y) Pre-Closing Tax Payment is Attributable to the TRA Holders that would have been entitled to the benefit of such Pre-Closing Tax Refund or would have borne the burden of such Pre-Closing Tax Payment, directly or indirectly, as the case may be, if such Pre-Closing Tax Refund had been received, or such Pre-Closing Tax Payment had been made, immediately prior to the Closing Date.

Schedule A hereto sets forth an illustrative example of an allocation of a hypothetical Tax Benefit Payment among the TRA Holders to which such hypothetical Tax Benefit Payment would be Attributable. Notwithstanding anything herein to the contrary, the Parent Corporation shall be held harmless in any disputes between the TRA Holders regarding the applicable portion of a Tax Benefit Payment that is Attributable to a TRA Holder.

“Basis Adjustment” means any adjustment to the Tax basis of a Reference Asset as a result of the Holdings LLC Sale, any Exchange, and the payments made pursuant to this Agreement (as calculated under Section 2.3), including, but not limited to: (i) under Sections 734(b) and 743(b) of the Code (in situations where Holdings LLC remains classified as a partnership for U.S. federal income Tax purposes) and (ii) under Sections 732(b), 734(b) and 1012 of the Code (in situations where Holdings LLC becomes an entity that is disregarded as separate from its owner for U.S. federal income Tax purposes).

“Basis Schedule” has the meaning set forth in Section 2.2.

“BCA” has the meaning set forth in the Recitals of this Agreement.

A “Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Blocker Holders” means, as applicable, the Blocker Sellers and their respective successors and assigns pursuant to Section 7.7(a).

“Blocker NOLs” means the net operating losses of Blocker Corp. relating to taxable periods ending on or prior to the Closing Date, including, for the avoidance of doubt, any net operating loss of Blocker Corp. attributable to any Transaction Tax Deductions of Holdings LLC (as defined in the BCA) that are (i) for the Taxable Year that includes the Closing, allocated to the period of such Taxable Year beginning prior to the Sale Transactions in accordance with Section 706 of the Code and (ii) allocated solely to Blocker Corp.

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“Board” means the Board of Directors of the Parent Corporation.

“Business Day” means any day other than (i) any Saturday or Sunday or (ii) any other day on which banks located in New York, New York are required or authorized by Law to be closed for business.

“Change of Control” means the occurrence of any of the following events:

(i)

any Person or any group of Persons acting together which would constitute a “group” for purposes of section 13(d) of the Exchange Act, or any successor provisions thereto, excluding a group of Persons, which, if it includes any Member or any of his Affiliates, includes all Members then employed by the Parent Corporation or any of its Affiliates, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Parent Corporation representing more than fifty percent (50%) of the combined voting power of the Parent Corporation’s then outstanding voting securities; or

(ii)

there is consummated a merger or consolidation of the Parent Corporation or any direct or indirect subsidiary of the Parent Corporation with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, all of the Persons who were the respective Beneficial Owners of the voting securities of the Parent Corporation immediately prior to such merger or consolidation do not Beneficially Own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation; or

(iii)

the shareholders of the Parent Corporation approve a plan of complete liquidation or dissolution of the Parent Corporation or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Parent Corporation of all or substantially all of the Parent Corporation’s assets, other than the sale or other disposition by the Parent Corporation of all or substantially all of the Parent Corporation’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are Beneficially Owned by shareholders of the Parent Corporation in substantially the same proportions as their Beneficial Ownership of such securities of the Parent Corporation immediately prior to such sale.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of (a) except with respect to clause (ii) above, the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Parent Corporation (or successor thereto) immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Parent Corporation immediately following such transaction or series of transactions or (b) (1) the automatic conversion of all of the shares of Class B common stock, $0.001 par value per share, of the Parent Corporation in accordance with the Charter, or (2) the conversion, at the Parent Corporation’s election, of any or all of the shares of Class C common stock, $0.001 par value per share, of the Parent Corporation in accordance with Article Fourth, Section B(x) of the Charter.

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“Closing Date” means the closing date of the Sale Transactions.

“Closing Date Basis” means the adjustment under Section 743(b) of the Code that Blocker Corp. has with respect to Holdings LLC as of immediately prior to the Blocker Corp. Share Sale.

“Code” has the meaning set forth in the Recitals of this Agreement.

“Confidential Information” has the meaning set forth in Section 7.12(b).

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Corporate Entity” means Blocker Corp. and any other Subsidiary of the Parent Corporation that is classified as a corporation for U.S. federal income tax purposes.

“Cumulative Net Realized Tax Benefit” for a Taxable Year means the excess, if any, of the cumulative amount of Realized Tax Benefits for all Taxable Years of the Parent Corporation Group, up to and including such Taxable Year, over the cumulative amount of Realized Tax Detriments for the same period. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination.

“Default Rate” means LIBOR plus 400 basis points.

“Delaware Courts” has the meaning set forth in Section 7.5(b)(v).

“Designated NOLs” means the portion of any net operating losses of any member of the Parent Corporation Group relating to taxable periods ending after the Closing Date attributable to the Designated Tax Attributes (other than the Blocker NOLs) determined in accordance with the “with and without” methodology.

“Designated Tax Attributes” means, without duplication, the Closing Date Basis, any Basis Adjustment, any Additional Basis, any Imputed Interest, any Blocker NOLs and any Transaction Tax Deduction Attributes.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax, including, for the avoidance of doubt, a concession of an issue by the taxpayer or agreement with a Taxing Authority on any issue.

“Disclosing Person” has the meaning set forth in Section 7.12(a).

“Dispute” has the meaning set forth in Section 7.5(b)(i).

“Disputing Party” has the meaning set forth in Section 7.5(c).

“Early Termination” has the meaning set forth in Section 4.1.

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

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“Early Termination Effective Date” has the meaning set forth in Section 4.3.

“Early Termination Notice” has the meaning set forth in Section 4.3.

“Early Termination Payment” has the meaning set forth in Section 4.4(b).

“Early Termination Rate” means LIBOR plus 150 basis points.

“Early Termination Schedule” has the meaning set forth in Section 4.3.

“Exchange” means any Redemption, Termination Transaction Redemption or Corporation Unit Acquisition as those terms are defined in the Holdings LLC Agreement.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Assets” shall have the meaning set forth in Section 7.11(c).

“Exchange Date” means the date of the consummation of an Exchange.

“Expert” means such nationally recognized expert in the particular area of disagreement as is mutually acceptable to both parties and is described in Section 7.5(c).

“Holdings LLC” has the meaning set forth in the Recitals of this Agreement.

“Holdings LLC Agreement” has the meaning set forth in the Recitals of this Agreement.

“Holdings LLC Sale” has the meaning set forth in the Recitals of this Agreement.

“Hypothetical Tax Liability” means, with respect to any Taxable Year, the liability for Taxes of the Parent Corporation Group (or Holdings LLC, but only with respect to Taxes imposed on Holdings LLC and allocable to the Parent Corporation Group) (using the same methods, elections, conventions, U.S. federal income tax rate and similar practices used on the relevant Parent Corporation Return), but without taking into account any Designated Tax Attributes. For the avoidance of doubt, Hypothetical Tax Liability shall be determined without taking into account the carryover or carryback of any Tax item (or portions thereof) that is attributable to any Designated Tax Attribute (including any Designated NOLs).

“Imputed Interest” means any interest imputed under section 1272, 1274 or 483 or other provision of the Code with respect to the Parent Corporation’s payment obligations under this Agreement.

“IRS” means the U.S. Internal Revenue Service.

“Law” means any applicable local or foreign law (including common law), statute, ordinance, code, treaty, rule, regulation, instruction, order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a governmental authority.

“LIBOR” means during any period, an interest rate per annum equal to the one-year LIBOR rate reported, on the date two (2) calendar days prior to the first day of such period, on the Telerate Page 3750 (or if such screen shall cease to be publicly available, as reported on Reuters Screen page “LIBOR01” or by any other publicly available source of such market rate) for London interbank offered rates for United States dollar deposits for such period. If LIBOR ceases to be published in accordance with this definition, the Parent Corporation, Prism and Agent shall work together in good faith to select an alternative with similar characteristics that gives due consideration to the prevailing market conventions for determining rates of interest in the United States at such time.

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“Material Objection Notice” has the meaning set forth in Section 4.3.

“Market Value” means the Value (as defined in the Holdings LLC Agreement) of the Class A Shares on the applicable Exchange Date.

“Net Tax Benefit” for each Taxable Year shall mean the sum of (i) an amount equal to the excess, if any, of (A) 85% of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year over (B) the total amount of payments previously made under Section 3.1 in respect of the Cumulative Net Realized Tax Benefit (excluding payments attributable to Accrued Amounts), (ii) 85% of the amount of any Pre-Closing Tax Refunds described in clause (1) of the definition thereof that are received during such Taxable Year and (iii) 100% of the amount equal to the excess, if any, of (A) the amount of any Pre-Closing Tax Refunds described in clause (2) of the definition thereof that are received during such Taxable Year over (B) the amount of any Pre-Closing Tax Payments made during such Taxable Year; provided, that for the avoidance of doubt, none of the amounts described in clauses (i) – (iii) shall be less than zero (0).

“Non-Blocker Holders” means, as applicable, Prism, Clairvest Direct Seller, and their respective successors and assigns pursuant to Section 7.7(a).

“Objection Notice” has the meaning set forth in Section 2.4(a).

“Parent Corporation” has the meaning set forth in the Preamble of this Agreement.

“Parent Corporation Group” means the Parent Corporation, Blocker Corp., any other direct or indirect Subsidiary of the Parent Corporation and any consolidated, combined, unitary or similar group of entities that join in filing any Tax Return with the Parent Corporation.

“Parent Corporation Return” means the U.S. federal income Tax Return of the Parent Corporation (including any consolidated group of which the Parent Corporation is a member, as further described in Section 7.11) filed with respect to any Taxable Year.

“Payment Date” means any date on which a payment is required to be made pursuant to this Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“Pre-Closing Tax Payment” has the meaning set forth in Section 2.3(a).

“Pre-Closing Tax Refund” has the meaning set forth in Section 2.3(a).

“Pre-Exchange Transfer” means any direct or indirect transfer (including upon the death of a Member) of one or more Common Units (i) that occurs prior to an Exchange of such Common Units, and (ii) to which section 743(b) of the Code applies.

“Protected Person” has the meaning set forth in Section 7.12(a).

“Realized Tax Benefit” means, for a Taxable Year, the excess, if any, of the Hypothetical Tax Liability over the Actual Tax Liability. If all or a portion of the Actual Tax Liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

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“Realized Tax Detriment” means, for a Taxable Year, the excess, if any, of the Actual Tax Liability over the Hypothetical Tax Liability. If all or a portion of the Actual Tax Liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

“Reconciliation Dispute” has the meaning set forth in Section 7.5(c).

“Reconciliation Procedures” means the procedures described in Section 7.5(c).

“Reference Asset” means an asset (other than cash or a cash equivalent) that is held by Holdings LLC or any of the direct or indirect Subsidiaries of Holdings LLC. A Reference Asset also includes any asset that is “substituted basis property” under section 7701(a)(42) of the Code with respect to a Reference Asset.

“Related Arbitration Agreements” has the meaning set forth in Section 7.5(b)(iii).

“Representatives” has the meaning set forth in Section 7.12(a).

“Rules” has the meaning set forth in Section 7.5(b)(i).

“Sale Transactions” has the meaning set forth in the Recitals of this Agreement.

“Schedule” means any of the following: (i) the Basis Schedule, (ii) a Tax Benefit Schedule, or (iii) the Early Termination Schedule.

“SEC” means the Securities and Exchange Commission.

“Senior Obligations” has the meaning set forth in Section 5.1.

“Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls more than 50% of the voting power or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“Tax Benefit Payment” has the meaning set forth in Section 3.1.

“Tax Benefit Schedule” has the meaning set forth in Section 2.3.

“Tax Proceeding” has the meaning set forth in Section 6.1.

“Tax Return” means any return, declaration, report or similar statement required to be filed with respect to Taxes (including any attached schedules), including any information return, claim for refund, amended return and declaration of estimated Tax.

“Taxable Year” means a taxable year of the Parent Corporation as defined in Section 441(b) of the Code (and, therefore, for the avoidance of doubt, may include a period of less than twelve (12) months for which a Tax Return is made), ending on or after the Closing Date.

“Taxes” means any and all taxes, assessments or similar charges imposed by the United States or any subdivision thereof that are based on or measured with respect to net income or profits, and any interest related to such Tax.

“Taxing Authority” means any federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

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“TRA Holders” means the Blocker Holders and the Non-Blocker Holders.

“Transaction Tax Deduction Attributes” means any Transaction Tax Deductions (as defined in the BCA) that are (i) for the Taxable Year that includes the Closing, allocated to the period of such Taxable Year beginning after the Sale Transactions in accordance with Section 706 of the Code and (ii) allocated solely to the Parent Corporation Group.

“Transferor” has the meaning set forth in Section 7.11(b).

“Treasury Regulations” means the final, temporary and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant Taxable Year.

“Tribunal” has the meaning set forth in Section 7.5(b)(ii).

“Valuation Assumptions” means, as of an Early Termination Date, the assumptions that (1) in each Taxable Year ending on or after such Early Termination Date, the Parent Corporation Group will have taxable income sufficient to fully utilize the deductions arising from all Designated Tax Attributes during such Taxable Year, (2) the federal income Tax rates and state, local, and foreign income tax rates for each such Taxable Year will be those specified for each such Taxable Year by the Code and other Law as in effect on the Early Termination Date, (3) any loss carryovers generated by the Designated Tax Attributes available as of the date of the Early Termination Schedule will be utilized by the Parent Corporation Group ratably each year from the date of the Early Termination Schedule through the scheduled expiration date of such loss carryovers (or, if there is no scheduled expiration date, then the scheduled expiration date for these purposes shall be deemed to be the tenth (10th) anniversary of such Early Termination Date), (4) any non-amortizable assets are deemed to be disposed of for an amount sufficient to fully utilize the Basis Adjustment with respect to such Reference Asset, on the later of (A) the fifth (5th) anniversary of the Early Termination Date or (B) the tenth (10th) anniversary of the applicable Basis Adjustment, provided that in the event of a Change of Control, non-amortizable assets shall be deemed disposed of at the earlier of (i) the time of direct (for U.S. federal income tax purposes) sale of the relevant asset or (ii) as generally provided in this Valuation Assumption (4), and (5) if, at the Early Termination Date, there are Common Units that have not been Exchanged, then each such Common Unit shall be deemed to be Exchanged for the Market Value of the Class A Shares and the amount of cash that would be transferred if the Exchange occurred on the Early Termination Date.

Section 1.2 Interpretation.

(a) The parties hereto are sophisticated and have carefully negotiated the provisions hereof. As a consequence, the parties hereto do not intend that the presumptions of Laws relating to the interpretation of contracts against the drafter of any particular clause should be applied hereto or any agreement or instrument executed in connection herewith, and therefore waive their effects.

(b) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant hereto, (i) the date that is the reference date in calculating such period shall be excluded and (ii) if the last day of such period is a not a Business Day, the period in question shall end on the next succeeding Business Day.

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(c) Unless otherwise specifically indicated, any reference herein to “$” means U.S. dollars.

(d) Any reference herein to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(e) When a reference is made herein to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, a Section, a Schedule or an Exhibit of or hereto unless otherwise indicated. The table of contents and headings herein are for reference purposes only and shall not affect in any way the meaning or interpretation hereof.

(f) Whenever the words “include,” “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation.”

(g) The words “hereof,” “hereto,” “hereby,” “herein”, “herewith” and “hereunder” and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision hereof.

(h) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(i) Any contract, agreement or Law defined or referred to herein means such contract or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated, and the reference to any Law includes any rules or regulations promulgated thereunder by a governmental authority of competent jurisdiction and any successor statute to any such Law.

(j) References to a person are also to its successors and permitted assigns.

(k) The Exhibits and Schedules hereto are incorporated and made a part hereof and are an integral part hereof.

ARTICLE II

DETERMINATION OF CERTAIN REALIZED TAX BENEFIT

Section 2.1 Basis Adjustment. For purposes of this Agreement, Basis Adjustments are intended to result from the Holdings LLC Sale, any Exchange, and the payments made pursuant to this Agreement in respect of any Basis Adjustment in connection with the Holdings LLC Sale or any Exchange. For the avoidance of doubt, payments made under this Agreement shall not be treated as resulting in a Basis Adjustment to the extent such payments are treated as Imputed Interest. Notwithstanding any other provision of this Agreement, the amount of any Basis Adjustment resulting from an Exchange of one or more Common Units shall be determined without regard to any Pre-Exchange Transfer of such Common Units and as if any such Pre-Exchange Transfer had not occurred.

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Section 2.2 Basis Schedule. Within sixty (60) calendar days after the filing of the Parent Corporation Return for the Taxable Year in which the Sale Transactions are effected, the Parent Corporation shall deliver to Prism and Agent a schedule (the “Closing Date Attribute Schedule”) that shows, in reasonable detail necessary to perform the calculations required by this Agreement, (i) the Closing Date Basis, (ii) the Basis Adjustments resulting from the Holdings LLC Sale, (iii) the period (or periods) over which such Closing Date Basis and Basis Adjustments resulting from the Holdings LLC Sale are amortizable and/or depreciable, (iv) the Blocker NOLs and the Transaction Tax Deduction Attributes, and (v) the scheduled expiration dates of the Blocker NOLs and the Transaction Tax Deduction Attributes, if any. Within sixty (60) calendar days after the filing of the Parent Corporation Return for each subsequent Taxable Year, the Parent Corporation shall deliver to Prism and Agent a schedule (together with the Closing Date Attribute Schedule, the “Basis Schedule”) that shows, in reasonable detail necessary to perform the calculations required by this Agreement, (i) the items set forth on the Closing Date Attribute Schedule, taking into account any adjustments thereto since the Closing Date Attribute Schedule was delivered to Prism and Agent pursuant to this Section 2.2, (ii) the actual unadjusted tax basis of the Reference Assets as of each applicable Exchange Date, (iii) the Basis Adjustment with respect to the Reference Assets as a result of the Exchanges effected in such Taxable Year and all prior Taxable Years, calculated (a) in the aggregate and (b) solely with respect to Exchanges by the Applicable TRA Holder, (iv) the period or periods, if any, over which the Reference Assets are amortizable and/or depreciable, (v) the period or periods, if any, over which each Basis Adjustment is amortizable and/or depreciable (which, for non-amortizable assets shall be based on the Valuation Assumptions), (vi) the Designated NOLs, if any, and (vii) the scheduled expiration date of such Designated NOLs, if any.

Section 2.3 Tax Benefit Schedule.

(a) Within sixty (60) calendar days after the filing of the Parent Corporation Return for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment or in which a Pre-Closing Tax Refund is received, the Parent Corporation shall provide to each of Prism and Agent: (i) a schedule showing, in reasonable detail, (A) the calculation of the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year, (B) the amount of (1) any Tax refund received as the result of any Blocker NOLs or Designated NOLs that are carried back to any taxable period ending on or prior to the Closing Date determined in accordance with the “with and without” methodology and (2) with respect to any Taxable Year beginning after the date hereof and within two (2) years after the Closing Date, Blocker Corp.’s or the Parent Corporation’s direct or indirect share of any other Tax refund (including, for these purposes, a Tax refund that is instead used as a credit to offset Taxes for a taxable period (or portion thereof) beginning after the Closing Date) received by or with respect to Holdings LLC, the Parent Corporation or any of their respective Subsidiaries (including Blocker Corp.) during such Taxable Year that is for a taxable period (or portion thereof) of Holdings LLC, Blocker Corp. or any of their respective Subsidiaries ending on or before the Closing Date excluding any such refund resulting from the carryback of a Blocker NOL or Designated NOL (which, for the avoidance of doubt, shall be governed by clause (1)) or other net operating loss generated in the taxable period (or periods) beginning after the Closing Date determined in accordance with the “with and without” methodology (either of (1) or (2), a “Pre-Closing Tax Refund”) and (3) with respect to any Taxable Year beginning after the date hereof and within two (2) years after the Closing Date, Blocker Corp.’s or the Parent Corporation’s direct or indirect share of any Tax payment made by or with respect to Holdings LLC, the Parent Corporation or any of their Subsidiaries (including Blocker Corp.) during such Taxable Year that is for a taxable period (or portion thereof) of Holdings LLC, Blocker Corp. or any of their respective Subsidiaries ending on or before the Closing Date except to the extent such Tax was reflected as a liability in Unpaid

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Taxes and included in the Closing Date Indebtedness of Blocker Corp or Closing Date Indebtedness of the Company Group (in each case as defined in the BCA), as applicable (a “Pre-Closing Tax Payment”) and (C) an allocation of the amount of any Net Tax Benefit among the TRA Holders, which allocation shall set forth the portion of such Net Tax Benefit Attributable to each TRA Holder (a “Tax Benefit Schedule”), (ii) documentation evidencing the amount of any Pre-Closing Tax Refund or Pre-Closing Tax Payment, which documentation shall be reasonably satisfactory to Prism and Agent, (iii) the Parent Corporation Return, (iv) a reasonably detailed calculation by the Parent Corporation of the Hypothetical Tax Liability, (v) a reasonably detailed calculation by the Parent Corporation of the Actual Tax Liability, and (vi) any other work papers related thereto that are reasonably available to the Parent Corporation and reasonably requested by Prism or Agent. In addition, the Parent Corporation shall allow each of Prism and Agent reasonable access to the appropriate representatives of the Parent Corporation Group in connection with a review of such Tax Benefit Schedule during normal business hours with prior advance notice and that is in a manner that is not disruptive to the normal operations of the Parent Corporation. The Parent Corporation may use reasonable estimation methodologies for calculating the portion of any Realized Tax Benefit or Realized Tax Detriment attributable to U.S. state or local Taxes. The Tax Benefit Schedule will become final as provided in Section 2.4(a) and may be amended as provided in Section 2.4(b) (subject to the procedures set forth in Section 2.4(b)).

(b) For purposes of calculating the Realized Tax Benefit or Realized Tax Detriment for any Taxable Year, carryovers or carrybacks of any Designated Tax Attribute or Designated NOL shall be considered to be subject to the rules of the Code and the Treasury Regulations, as applicable, governing the use, limitation and expiration of carryovers or carrybacks of the relevant type. If a carryover or carryback of any Tax item includes a portion that is attributable to any Designated Tax Attribute and another portion that is not so attributable, such respective portions shall be considered to be used in accordance with the “with and without” methodology. The parties agree that (i) any payment under this Agreement (to the extent permitted by Law and other than amounts accounted for as Imputed Interest) will have the effect of creating Additional Basis in Reference Assets for the Parent Corporation Group in the year of payment to the extent that the payment is made to Non-Blocker Holders, and (ii) as a result, such Additional Basis will be incorporated into the calculation for the year of payment and into future year calculations, as appropriate.

(c) Each of the Parent Corporation and Blocker Corp. shall, and shall cause Holdings LLC and their other respective Subsidiaries and Affiliates to, (i) (A) to the maximum extent permitted by applicable Law, carry back any Blocker NOLs or Designated NOLs to the taxable period (or periods) ending on or prior to the Closing Date that will result in the maximum Pre-Closing Tax Refund and (B) use reasonable best efforts to obtain any Pre-Closing Tax Refunds promptly and (ii) not take any action intended to delay or otherwise fail to collect any Pre-Closing Tax Refunds. The Parent Corporation may, in its sole discretion, elect to carry back to the taxable period (or periods) ending on or prior to the Closing Date any other net operating loss generated in the taxable period (or periods) beginning after the Closing Date.

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Section 2.4 Procedure; Amendments.

(a) An applicable Schedule or amendment thereto shall become final and binding on all parties thirty (30) calendar days from the first date on which Prism and Agent have received the applicable Schedule or amendment thereto unless Prism or Agent (i) within thirty (30) calendar days after receiving an applicable Schedule or amendment thereto, provides the Parent Corporation with notice of a material objection to such Schedule (“Objection Notice”) made in good faith or (ii) provides a written waiver of such right of any Objection Notice within the period described in clause (i) above, in which case such Schedule or amendment thereto becomes binding on the date the waiver is received by the Parent Corporation. If the Parent Corporation, Prism and Agent, for any reason, are unable to successfully resolve the issues raised in an Objection Notice within thirty (30) calendar days after receipt by the Parent Corporation of such Objection Notice, the Parent Corporation, Prism and Agent shall employ the Reconciliation Procedures.

(b) The applicable Schedule for any Taxable Year may be amended from time to time by the Parent Corporation (i) in connection with a Determination affecting such Schedule, (ii) to correct inaccuracies in the Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was provided to Prism and Agent, (iii) to correct inaccuracies in the Schedule as a result of a change in Law or applicable rules or regulations (including, if applicable, any such change having retroactive effect); provided that any such amendment, to the extent applicable, must be consistent with the Tax Returns (including any amendments) of the Parent Corporation Group, (iv) to correct inaccuracies in the Schedule as a result of a clerical or computational error in preparation of the Schedule, (v) to comply with the Expert’s determination under the Reconciliation Procedures, (vi) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other Tax item to such Taxable Year, (vii) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year or (viii) to adjust a Basis Schedule to take into account payments made pursuant to this Agreement (any such Schedule, an “Amended Schedule”). The Parent Corporation shall provide an Amended Schedule to Prism and Agent within sixty (60) calendar days of the occurrence of an event referenced in clauses (i) through (viii) of the preceding sentence. For the avoidance of doubt, in the event a Schedule is amended after such Schedule becomes final pursuant to Section 2.4(a), the Amended Schedule shall not be taken into account in calculating any Tax Benefit Payment in the Taxable Year to which the amendment relates but instead shall be taken into account in calculating the Cumulative Net Realized Tax Benefit for the Taxable Year in which the amendment actually occurs.

ARTICLE III

TAX BENEFIT PAYMENTS

Section 3.1 Payments. Within five (5) Business Days after a Tax Benefit Schedule for a Taxable Year becomes final in accordance with Section 2.4(a), the Parent Corporation shall pay the Net Tax Benefit to the TRA Holders and the Accrued Amount with respect thereto. The payment of the Net Tax Benefit for such Taxable Year shall be made to the TRA Holders in accordance with the Tax Benefit Schedule for such Taxable Year. Payment of the portion of Net Tax Benefit and the Accrued Amount with respect thereto that is Attributable to each TRA Holder (together a “Tax Benefit Payment”) shall be made by check, by wire transfer of immediately available funds to the bank account previously designated by the TRA Holder to the Parent Corporation, or as otherwise agreed by the Parent Corporation and the TRA Holder. No TRA Holder shall be required to return any portion of any previously made Tax Benefit

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Payment. Notwithstanding the foregoing, for each Taxable Year ending on or after the date of a Change of Control, all Tax Benefit Payments (for the avoidance of doubt, excluding any Early Termination Payment) shall be calculated by using Valuation Assumptions (1), (3), and (4), substituting in each case the terms “the date on which a Change of Control becomes effective” for an “Early Termination Date”.

Section 3.2 No Duplicative Payments. It is intended that the provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement. It is also intended that the provisions of this Agreement will result in (i) 85% of the Cumulative Net Realized Tax Benefit, (ii) 85% of any Pre-Closing Tax Refunds described in clause (1) of the definition thereof, (iii) 100% of the excess, if any, of any Pre-Closing Tax Refunds described in clause (2) of the definition thereof over the amount of any Pre-Closing Tax Payments and (iv) the Accrued Amount with respect to clauses (i) – (iii), being paid to the Persons due payments pursuant to this Agreement. The provisions of this Agreement shall be construed in the appropriate manner to achieve these fundamental results.

Section 3.3 Pro Rata Payments. If for any reason the Parent Corporation does not fully satisfy its payment obligations to make all Tax Benefit Payments due under this Agreement in respect of a particular Taxable Year, then (a) the Parent Corporation will pay the same proportion of each Tax Benefit Payment due to each Person due a payment under this Agreement in respect of such Taxable Year, without favoring one obligation over the other, and (b) no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments in respect of prior Taxable Years have been made in full.

Section 3.4 Section 481 Adjustments. After the date hereof, the parties hereto shall cooperate in good faith (including through amendments to this Agreement or the Holdings LLC Agreement, as necessary) in respect of any adjustments pursuant to Section 481 of the Code (or similar provision of state, local or non-U.S. Law) with respect to changes in method of accounting that (i) are made on the Company’s Tax Return for the taxable period that includes the Closing Date and (ii) relate to adjustments to the books and records of the Company made in anticipation of the transactions contemplated by the BCA and occurring prior to the Closing, in order to ensure that the TRA Holders are entitled to the benefits, and bear the detriments, of such Section 481 adjustments, to the maximum extent possible, in proportion to their respective direct or indirect ownership interests in Holdings LLC immediately prior to the Blocker Corp. Share Sale, whether through allocations under the Holdings LLC Agreement or through the calculation of Tax Benefit Payments pursuant to this Agreement; provided, that for the avoidance of doubt, no payment shall be required to be made from a TRA Holder to the Parent Corporation or the Blocker Corp. as a result of this Section 3.4.

ARTICLE IV

TERMINATION

Section 4.1 Early Termination at Election of the Corporate Taxpayer. The Parent Corporation may terminate this Agreement at any time by paying to each TRA Holder the Early Termination Payment due to such TRA Holder pursuant to Section 4.4(b) (an “Early Termination”); provided that the Parent Corporation may withdraw any notice to execute its termination rights under this Section 4.1 prior to the time at which any Early Termination Payment has been paid. Upon payment of the Early Termination Payment by the Parent

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Corporation, the Parent Corporation shall not have any further payment obligations under this Agreement, other than for any Tax Benefit Payment previously due and payable but unpaid as of the Early Termination Notice. Upon payment of all amounts provided for in this Section 4.1, this Agreement shall terminate.

Section 4.2 Breach of Agreement.

(a) In the event that the Parent Corporation or Blocker Corp. breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, failure to honor any other material obligation required hereunder or by operation of law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise, and such breach is not cured by the Parent Corporation or Blocker Corp., as applicable, within thirty (30) days after written notice is provided by Prism or Agent, then if the TRA Holders who would be entitled to receive a majority of the Early Termination Payments payable to all TRA Holders hereunder as of the date of the breach (excluding, for purposes of this sentence, all payments made to any TRA Holder pursuant to this Agreement as of the date of the breach) so elect, such breach shall be treated as an Early Termination. Upon such election, all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such breach and shall include (i) the Early Termination Payment, calculated as if an Early Termination Notice had been delivered on the date of a breach and (ii) any Tax Benefit Payment previously due and payable but unpaid as of the date of a breach. Notwithstanding the foregoing, in the event that the Parent Corporation or Blocker Corp. breaches this Agreement, the TRA Holders shall be entitled to elect to receive the amounts set forth in clauses (i) and (ii) above or to seek specific performance of the terms hereof.

(b) The parties agree that the failure to make any payment due pursuant to this Agreement within three (3) months of the date such payment is due shall be deemed to be a breach of a material obligation under this Agreement for all purposes of this Agreement, and that it shall not be considered to be a breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within three (3) months of the date such payment is due. Notwithstanding anything in this Agreement to the contrary, it shall not be a breach of this Agreement if the Parent Corporation fails to make any Tax Benefit Payment when due to the extent that the Parent Corporation has insufficient funds to make such payment; provided that the interest provisions of Section 5.2 shall apply to such late payment (unless the Parent Corporation does not have sufficient cash to make such payment as a result of limitations imposed by existing credit agreements to which Parent Corporation or any Subsidiary of Parent Corporation is a party, in which case Section 5.2 shall apply, but the Default Rate shall be replaced by the Agreed Rate); provided, further, that it shall be a breach of this Agreement, and the provisions of Section 4.2(a) shall apply as of the original due date of the Tax Benefit Payment, if the Parent Corporation makes any distribution of cash or other property to its shareholders while any Tax Benefit Payment is due and payable but unpaid.

Section 4.3 Early Termination Notice. If the Parent Corporation chooses to exercise its right of early termination under Section 4.1 above, the Parent Corporation shall deliver to each of Prism and Agent notice of such intention to exercise such right (the “Early Termination Notice”) and a schedule (the “Early Termination Schedule”) showing in reasonable detail the calculation of the Early Termination Payment. The Early Termination Schedule shall become final and binding on all parties thirty (30) calendar days from the first date on which Prism and Agent

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have received such Schedule or amendment thereto unless Prism or Agent (i) within thirty (30) calendar days after receiving the Early Termination Schedule, provides the Parent Corporation with written notice of a material objection to such Schedule made in good faith (“Material Objection Notice”), including reasonable details for such objection or (ii) provides a written waiver of such right of a Material Objection Notice within the period described in clause (i) above, in which case such Schedule becomes binding on the date the waiver is received by the Parent Corporation (the “Early Termination Effective Date”). If the Parent Corporation, Prism and Agent, for any reason, are unable to successfully resolve the issues raised in such notice within thirty (30) calendar days after receipt by the Parent Corporation of the Material Objection Notice, the Parent Corporation, Prism and Agent shall employ the Reconciliation Procedures.

Section 4.4 Payment upon Early Termination.

(a) Subject to its right to withdraw any notice of Early Termination pursuant to Section 4.1, within five (5) Business Days after the Early Termination Effective Date, the Parent Corporation shall pay to each TRA Holder its Early Termination Payment. Each such payment shall be made by check, by wire transfer of immediately available funds to a bank account or accounts designated in writing by the TRA Holder, or as otherwise agreed by the Parent Corporation and the TRA Holder.

(b) The “Early Termination Payment” shall equal, with respect to each TRA Holder, the present value, discounted at the Early Termination Rate as of the Early Termination Date, of all Tax Benefit Payments that would be required to be paid by the Parent Corporation to such TRA Holder beginning from the Early Termination Date (including, for the avoidance of doubt, any Tax Benefit Payment due and unpaid for the Taxable Year ending with or including the date of the Early Termination Notice) and assuming that the Valuation Assumptions are applied.

Section 4.5 Treatment of Tax Benefit Payments. The undersigned parties hereby acknowledge and agree that (i) the timing, amounts and aggregate value of Tax Benefit Payments pursuant to this Agreement are not reasonably ascertainable as of the date hereof and (ii) except as otherwise required pursuant to a Determination, all Tax Benefit Payments paid to the Blocker Sellers pursuant to this Agreement shall be treated as additional consideration received by the Blocker Sellers from the Parent Corporation in the Blocker Corp. Share Sale to the maximum extent permitted by applicable Law. Notwithstanding any provision of this Agreement to the contrary, any TRA Holder may elect, with respect to any Exchange or any Tax Benefit Payment made with respect to the Holdings LLC Sale, to limit the aggregate Tax Benefit Payments made to such TRA Holder in respect of any such Exchange or the Holdings LLC Sale, as applicable, to a dollar amount specified by such TRA Holder (or, in each case, such other limitation selected by the TRA Holder and consented to by the Parent Corporation, which consent shall not be unreasonably withheld, conditioned or delayed).

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ARTICLE V

SUBORDINATION AND LATE PAYMENTS

Section 5.1 Subordination. Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment, Early Termination Payment or any other payment required to be made by the Parent Corporation to any TRA Holder under this Agreement shall rank subordinate and junior in right of payment to any principal, interest or other amounts due and payable in respect of any secured obligations or obligations in respect of indebtedness for borrowed money of the Parent Corporation and its Subsidiaries (such obligations, “Senior Obligations”) and shall rank pari passu with all current or future unsecured obligations of the Parent Corporation that are not Senior Obligations. For the avoidance of doubt, notwithstanding the above, the determination of whether it is a breach of this Agreement if the Parent Corporation fails to make any Tax Benefit Payment when due is governed by Section 4.2(a).

Section 5.2 Late Payments by the Parent Corporation. The amount of all or any portion of any Tax Benefit Payment, Early Termination Payment or any other payment under this Agreement not made to any TRA Holder when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate (or, if so provided in Section 4.2(a), at the Agreed Rate) and commencing from the date on which such Tax Benefit Payment, Early Termination Payment or any other payment under this Agreement was due and payable.

ARTICLE VI

NO DISPUTES; CONSISTENCY; COOPERATION

Section 6.1 Participation in the Parent Corporation Group’s Tax Matters. Except as otherwise provided herein, the Parent Corporation shall have full responsibility for, and sole discretion over, all Tax matters concerning the Parent Corporation Group, including without limitation the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes. Notwithstanding the foregoing, the Parent Corporation shall notify Prism and Agent of, and keep Prism and Agent reasonably informed with respect to, the portion of any audit, examination, or any other administrative or judicial proceeding (a “Tax Proceeding”) of any member of the Parent Corporation Group by a Taxing Authority the outcome of which is reasonably expected to affect the rights and obligations of the TRA Holders under this Agreement, and shall provide to each of Prism and Agent reasonable opportunity to provide information and other input to the members of the Parent Corporation Group and their respective advisors concerning the conduct of any such portion of such Tax Proceeding; provided, however, that the Parent Corporation Group shall not be required to take any action that is inconsistent with any provision of the Holdings LLC Agreement.

Section 6.2 Consistency. Except in the case of a Determination to the contrary, the Parent Corporation and the TRA Holders agree to report and cause to be reported for all purposes, including U.S. federal, state and local Tax purposes and financial reporting purposes, all Tax-related items (including the Designated Tax Attributes and each Tax Benefit Payment) in a manner consistent with that set forth in any Schedule or Amended Schedule required to be provided by or on behalf of the Parent Corporation under this Agreement, as finally determined pursuant to Section 2.4. If the Parent Corporation and any TRA Holder, for any reason, are unable to successfully resolve the any disagreement concerning such treatment within thirty (30) calendar days, the Parent Corporation and such TRA Holder shall employ the Reconciliation Procedures.

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Section 6.3 Cooperation. Each TRA Holder shall (i) furnish to the Parent Corporation in a timely manner such information, documents and other materials as the Parent Corporation may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any Tax Proceeding (for the avoidance of doubt, excluding any information, documents or materials relating to the owners of a TRA Holder), (ii) make itself and any necessary personnel available to the Parent Corporation and its representatives to provide explanations of the documents and materials and such other information as the Parent Corporation or its representatives may reasonably request in connection with any of the matters described in clause (i) above, and (iii) reasonably cooperate in connection with any such matter, and the Parent Corporation shall cause Holdco LLC to reimburse each TRA Holder for any reasonable and documented third-party costs and expenses incurred pursuant to this Section.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by email (with written confirmation of transmission) or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case as set forth below:

If to the Parent Corporation or Blocker Corp., to:

Digital Media Solutions Inc.

4800 140th Avenue North, Suite 101

Clearwater, FL 33762

Attention:       General Counsel

Email:             rfoster@dmsgroup.com

with copies (which shall not constitute notice to the Parent Corporation or Blocker Corp.) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Email: christian.nagler@kirkland.com

            peter.seligson@kirkland.com

Attention:         Christian O. Nagler

                         Peter S. Seligson

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and

Kirkland & Ellis LLP

2049 Century Park East, 37th Floor

Los Angeles, CA 90067

Email:    damon.fisher@kirkland.com

               jennifer.yapp@kirkland.com

Attention:         Damon R. Fisher, P.C.

                          Jennifer Yapp

If to Prism, to:

Prism Data, LLC

c/o Digital Media Solutions Holdings, LLC

4800 140th Avenue N., Suite 101

Clearwater, FL 33762

Email:             jmarinucci@thedmsgrp.com

Attention:       Joe Marinucci

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, D.C. 20005

Email:               katherine.ashley@skadden.com

      micah.kegley@skadden.com

Attention:         Katherine D. Ashley

      Micah R. Kegley

If to Agent, Clairvest Direct Seller, or the Blocker Sellers to:

Clairvest GP Manageco Inc.

22 St. Clair Avenue East, Suite 1700

Toronto, ON M4T 2S3

Email:               jmiller@clairvest.com

Attention:         James H. Miller

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, D.C. 20005

Facsimile:     (202)-661.8251

Email:            katherine.ashley@skadden.com

   micah.kegley@skadden.com

Attention:      Katherine D. Ashley

   Micah R. Kegley

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Any party may change its address or fax number by giving the other party written notice of its new address or fax number in the manner set forth above.

Section 7.2 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Delivery of an executed counterpart hereof in .pdf format via email shall be effective as delivery of an original counterpart hereof.

Section 7.3 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.4 Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors and its permitted assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish and deliver such other instruments, documents and statements, and to take such other action as may be required by Law or reasonably necessary to effectively carry out the purposes hereof.

Section 7.5 Governing Law; Arbitration; Reconciliation.

(a) Governing Law. This Agreement, and all claims, causes of action and disputes (whether in contract or in tort or otherwise, or whether at Law (including at common law or by statute) or in equity) that may be based on, arise out of or relate hereto or the negotiation, execution, performance or subject matter hereof, shall be governed by the Laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.

(b) Arbitration.

(i) Except as otherwise set forth in Section 7.5(c), all claims, causes of actions and disputes (whether in contract or in tort or otherwise, or whether at Law (including at common law or by statute) or in equity) that may be based on, arise out of or relate hereto or the negotiation, execution, performance or subject matter hereof, including any dispute regarding the interpretation or scope of this arbitration agreement (each, a “Dispute”), shall be resolved by final and binding arbitration (the “Arbitration”). The arbitration shall be administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Rules then in effect (the “Rules”), as modified herein.

(ii) There shall be three (3) arbitrators (the “Tribunal”). If there are only two (2) parties to the arbitration, each party shall select one (1) arbitrator within thirty days of the receipt by respondent of a copy of the demand for arbitration. The two (2) arbitrators so appointed shall nominate the third and presiding arbitrator within ten (10) days of the appointment of the second arbitrator. If there are more than two (2)

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parties to the arbitration, the parties shall have fifteen (15) days from receipt by respondents of the request for arbitration to agree in writing to a method for the constitution of the arbitral tribunal, failing which all three (3) arbitrators shall be appointed by the AAA pursuant to the Rules. If any of the parties or their nominated arbitrators fail to appoint an arbitrator within the time periods specified herein, such arbitrator shall be appointed by the AAA pursuant to the Rules. Any arbitrator appointed by the AAA shall be a retired judge or a practicing attorney with no less than fifteen (15) years of experience with litigating large, complex commercial disputes, including substantial experience with Delaware alternative entity law.

(iii) If a Dispute arises or arbitration is filed when one (1) or more arbitrations are already pending under this Agreement or the Holdings LLC Agreement (collectively, the “Related Arbitration Agreements”), then any party hereto may request that the new Dispute or subsequently filed arbitration be consolidated into any prior pending arbitration, whether or not the arbitrations are between identical parties. The new Dispute or arbitration shall be so consolidated; provided that the arbitral tribunal for the prior pending arbitration determines that (1) there are issues of fact or law common to the proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (2) no party would be unduly prejudiced as a result of such consolidation through undue delay or otherwise. Any such order of consolidation issued by the arbitral tribunal shall be final and binding upon the parties. The arbitral tribunal for the prior pending arbitration into which a new Dispute is consolidated shall serve as the arbitral tribunal for the consolidated arbitration. The parties agree that upon such an order of consolidation, they will promptly dismiss any arbitration brought under this Agreement or any Related Arbitration Agreement, the subject of which has been consolidated into another arbitral proceeding under this Agreement or any Related Arbitration Agreement.

(iv) The place of arbitration shall be New York, New York. Judgment upon any award rendered in the arbitration will be binding and may be entered and enforced in any court of competent jurisdiction. There shall be limited discovery prior to the arbitration hearing as follows: (1) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated and (2) depositions of all party witnesses. Upon a showing of good cause, the Tribunal may permit additional depositions and direct further document discovery. The Tribunal shall have the discretion to control the scope and sequencing of discovery, consistent with the Rules. A court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. Within sixty (60) days of the completion of the arbitration hearing and any related briefing, the Tribunal shall provide in writing to the parties the basis for the award or order of the Tribunal, including the calculation of any damages awarded. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

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(v) By agreeing to arbitration, the parties hereto do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the Tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the Tribunal’s orders to that effect. In any such judicial action: (1) each of the parties irrevocably and unconditionally consents to the exclusive jurisdiction and venue of the federal or state courts located in Delaware (the “Delaware Courts”) for the purpose of any pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings, and to the non-exclusive jurisdiction of such courts for the enforcement of any judgment on any award; (2) each of the parties irrevocably waives, to the fullest extent they may effectively do so, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens or any right of objection to jurisdiction on account of its place of incorporation or domicile, which it may now or hereafter have to the bringing of any such action or proceeding in any Delaware Court; (3) each of the parties irrevocably consents to service of process or an arbitration demand by first class certified mail, return receipt requested, postage prepaid; and (4) each of the parties hereby irrevocably waives any and all right to trial by jury.

(vi) Each party hereto agrees and acknowledges that it will continue to perform its obligations hereunder during the pendency of any dispute that is under review by a Tribunal (except to the extent such performance requires performance of a condition precedent by another party hereto, which such other party fails to perform).

(c) Reconciliation. In the event that the Parent Corporation, Prism and Agent (with respect to matters governed by the definition of “Valuation Assumptions,” Section 2.4 and Section 4.3) or any TRA Holder (with respect to matters governed by Section 6.2) (as applicable, the “Disputing Party”) are unable to resolve a disagreement with respect to such matters within the relevant period designated in this Agreement (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted to the Expert. The Expert shall be a partner or principal in a nationally recognized accounting or law firm, and unless the Parent Corporation and the Disputing Party agree otherwise, the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with the Parent Corporation or the Disputing Party or other actual or potential conflict of interest. If the parties are unable to agree on an Expert within fifteen (15) calendar days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve any matter relating to the Exchange Schedule or an amendment thereto or the Early Termination Schedule or an amendment thereto within thirty (30) calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) calendar days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution; provided that in resolving any matter, the Expert shall not require the Parent Corporation or any Affiliate thereof to take a position, or to make any payment based on a position, that is not “more likely than not” to be sustained. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid on the date prescribed by this Agreement and such Tax Return may be filed as prepared by the Parent Corporation, subject to adjustment or amendment upon resolution. The Parent Corporation and

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the Disputing Party shall each bear its own costs and expenses of such proceeding, unless (i) the Expert adopts such Disputing Party’s position, in which case the Parent Corporation shall reimburse such Disputing Party for any reasonable out-of-pocket costs and expenses in such proceeding, or (ii) the Expert adopts the Parent Corporation’s position, in which case such Disputing Party shall reimburse the Parent Corporation for any reasonable out-of-pocket costs and expenses in such proceeding. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.5(c) shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.5(c) shall be binding on the Parent Corporation and its Subsidiaries and the Disputing Party and may be entered and enforced in any court having jurisdiction.

Section 7.6 Severability. If any provision hereof as applied to any party or to any circumstance, shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision herein, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole.

Section 7.7 Assignment; Successors

(a) Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated, in whole or in part, by operation of law or otherwise, by (i) the Parent Corporation without the prior written consent of the TRA Holders who would be entitled to receive a majority of the Early Termination Payments payable to all TRA Holders hereunder as of the date of the proposed assignment or (ii) any TRA Holder without the prior written consent of the Parent Corporation, and any such assignment without such prior written consent shall be null and void; provided, however, that (A) to the extent Common Units are effectively transferred in accordance with the terms of the Holdings LLC Agreement, any other agreements the TRA Holders may have entered into with each other and any other agreements a TRA Holder may have entered into with any member of the Parent Corporation Group and/or Holdings LLC, as applicable, the transferring TRA Holder (1) shall, in the case of a transfer by Prism to any of its members (including in connection with a redemption under Article XIV of the Holdings LLC Agreement), and (2) may, in the case of any other transfer by a TRA Holder, assign to the transferee of such Common Units the transferring TRA Holders’ rights under this Agreement with respect to such transferred Common Units, as long as such transferee has executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to this Agreement, in form and substance reasonably satisfactory to the Parent Corporation, agreeing to become a “TRA Holder” for all purposes of this Agreement, except as otherwise provided in such joinder, and (B) any and all payments that may become payable to a TRA Holder pursuant to this Agreement may be assigned to any Person or Persons, as long as any such Person has executed and delivered, or, in connection with such assignment, executes and delivers, a joinder to this Agreement, in form and substance reasonably satisfactory to the Parent Corporation, agreeing to be bound by Section 7.12.

(b) Except as otherwise expressly provided herein, this Agreement shall be binding on inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors and permitted assigns. Each of Blocker Corp. and the Parent Corporation shall cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Blocker Corp. or the Parent Corporation, as applicable, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Blocker Corp. or the Parent Corporation, as applicable, would be required to perform if no such succession had taken place.

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Section 7.8 Amendments; Waiver.

(a) Amendments. Amendments hereto must be approved in writing by each of the Parent Corporation and by the TRA Holders who would be entitled to receive a majority of the Early Termination Payments payable to all TRA Holders hereunder as of the date of the proposed amendment (excluding, for purposes of this sentence, all payments made to any TRA Holder pursuant to this Agreement as of the date of the proposed amendment); provided, however, that no such amendment shall be effective if such amendment would have a disproportionate effect on the payments certain TRA Holders will or may receive under this Agreement unless all such disproportionately affected TRA Holders consent in writing to such amendment. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

(b) Waiver. No failure on the part of any party hereto to exercise any power, right, privilege or remedy hereunder, and no delay on the part of any party hereto in exercising any power, right, privilege or remedy hereunder, shall operate as a waiver of such power, right, privilege or remedy, and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party hereto shall be deemed to have waived any claim arising out hereof, or any power, right, privilege or remedy hereunder, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 7.9 Expenses. Each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the transactions contemplated hereby.

Section 7.10 Withholding. The Parent Corporation shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as the Parent Corporation is required to deduct and withhold with respect to the making of such payment under the Code or any provision of U.S. federal, state, local or non-U.S. Tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Parent Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the relevant TRA Holder.

Section 7.11 Parent Corporation Consolidated Group; Transfers of Corporate Assets.

(a) The parties hereby acknowledge and agree that (i) the Parent Corporation is the parent of an affiliated group of corporations that files a consolidated income Tax Return pursuant to Sections 1501 et seq. of the Code (and applicable corresponding provisions of U.S. state or local Tax law); (ii) the provisions of this Agreement shall be applied with respect to such group as a whole; and (iii) Tax Benefit Payments, Early Termination Payments and other applicable items hereunder shall be computed with reference to the consolidated taxable income of such group as a whole to the extent that any applicable Designated Tax Attributes can be used against such consolidated taxable income of the group as a whole.

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(b) If the Parent Corporation (or any other entity that is obligated to make a Tax Benefit Payment or Early Termination Payment hereunder) or any of its direct or indirect Subsidiaries (a “Transferor”) transfers one or more Reference Assets to a corporation (or a Person classified as a corporation for U.S. federal income Tax purposes) with which the Transferor does not file a consolidated Tax Return pursuant to Section 1501 of the Code, the Transferor, for purposes of calculating the amount of any Tax Benefit Payment or Early Termination Payment (e.g., calculating the gross income of the entity and determining the Realized Tax Benefit of such entity) due hereunder, shall be treated as having disposed of such Reference Assets in a fully taxable transaction on the date of such contribution. The consideration deemed to be received by the Transferor shall be equal to the fair market value of the transferred Reference Assets, plus (i) the amount of debt to which any such Reference Asset is subject, in the case of a transfer of an encumbered Reference Asset or (ii) the amount of debt allocated to any such Reference Asset, in the case of a contribution of a partnership interest. For purposes of this Section 7.11(b), a transfer of a partnership interest shall be treated as a transfer of the Transferor’s share of each of the assets and liabilities of that partnership.

(c) Notwithstanding any other provision of this Agreement, if any member of the Parent Corporation Group acquires one or more assets that, as of an Exchange Date, have not been contributed to Holdings LLC (other than the Parent Corporation Group’s interests in Holdings LLC) (such assets, “Excluded Assets”), then all Tax Benefit Payments due hereunder shall be computed as if such assets had been contributed to Holdings LLC on the date such assets were first acquired by such member of the Parent Corporation Group; provided, however, that if an Excluded Asset consists of stock in a corporation, then, for purposes of this Section 7.11(c), such corporation (and any corporation Controlled by such corporation) shall be deemed to have contributed its assets to Holdings LLC (other than any interests in Holdings LLC) on the date on which the applicable member of the Parent Corporation Group acquired stock of such corporation.

Section 7.12 Confidentiality.

(a) Agent, each TRA Holder and each of their respective assignees shall not, and shall cause his, her or its Affiliates not to (each of the foregoing, in such capacity, the “Disclosing Person”), from and after the date hereof use in any manner detrimental to the business of the Parent Corporation Group or its Affiliates, or disclose, publish or divulge to any Person, any Confidential Information of the Parent Corporation Group or its Affiliates and successors or the TRA Holders (each, a “Protected Person”), learned by Agent or such TRA Holder heretofore or hereafter. Notwithstanding the foregoing, each party hereto shall be permitted to disclose Confidential Information of the Protected Persons (i) to any Representative of such Person so long as such Representative has a “need to know” such Confidential Information for a valid business purpose and has been advised of the confidential nature of such Confidential Information and has agreed to comply with this Section 7.12 applicable to such Confidential Information; provided that such Disclosing Person shall be liable for any breach of this Section 7.12 by any such Representative (assuming for purposes of this proviso that such Representative is a Disclosing Person subject to the restrictions set forth in this Section 7.12) or (ii) to the extent required to be disclosed by such Person or any of its Representatives pursuant to

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Law or the rules of any securities exchange on which the securities of the Parent Corporation or any of its Affiliates is listed. As used herein, the term “Representatives” means, with respect to any Person, such Person’s officers, directors, employees, equityholders, partners, members, Affiliates, accountants, attorneys, consultants, co-investors, investors, potential partners, financing sources, bankers, advisors and other agents or representatives.

(b) As used herein, “Confidential Information” means, with respect to each Protected Person, all data, information, reports, interpretations, forecasts and records, financial or otherwise, of such Protected Person that are not available to the general public; provided that Confidential Information shall not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by any Disclosing Person not otherwise permitted pursuant to this Section 7.12, (ii) was or becomes available to a Disclosing Person on a nonconfidential basis from a source other than the Protected Person; provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to such Protected Person with respect to such information, (iii) is developed independently by the Disclosing Party without the use of any Confidential Information (other than in such Person’s capacity as an officer, manager, director, employee or consultant of the Parent Corporation Group or its Affiliates), (iv) is provided to any bona fide prospective assignee of such TRA Holder’s rights under this Agreement, or prospective merger or other business combination partner of such TRA Holder, provided that such assignee or merger partner agrees to be bound by the provisions of this Section 7.12, (v) is required to be disclosed by applicable Law or by subpoena, summons or any other administrative or legal process, or by applicable regulatory standards, it being understood that, so long as it is permitted by applicable Law or such process or standards, the Disclosing Person shall provide written notice to the Protected Person as far in advance as reasonably practicable of such requirement and cooperate with the Protected Person, at the Protected Person’s sole expense, in seeking a protective order with respect to the Confidential Information sought pursuant to such requirement or (vi) is necessary for a TRA Holder to prepare and file its Tax Returns, to respond to any inquiries regarding the same from any Taxing Authority or to prosecute and defend any Tax Proceeding with respect to such Tax Returns.

(c) Notwithstanding anything to the contrary herein, (i) each party hereto may disclose Confidential Information to any federal, state, local or foreign regulatory or self-regulatory body, or any securities exchange or listing authority, as part of a routine audit not targeted at such Confidential Information without providing notice to any other party hereto and (ii) nothing herein shall prohibit a party from (1) filing and, as provided for under Section 21F of the Exchange Act, maintaining the confidentiality of, a claim with the SEC, (2) providing Confidential Information to the SEC or providing the SEC with information that would otherwise violate any part hereof to the extent permitted by Section 21F of the Exchange Act, (3) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Parent Corporation Group or any of its Affiliates or any TRA Holder or (4) receiving a monetary award as set forth in Section 21F of the Exchange Act.

Section 7.13 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

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Section 7.14 Holdings LLC Agreement. To the extent this Agreement imposes obligations upon Holdings LLC or a managing member of Holdings LLC, this Agreement shall be treated as part of the partnership agreement of Holdings LLC for tax purposes as described in section 761(c) of the Code and sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

Section 7.15 Joinder. Each of Blocker Corp. and the Parent Corporation hereby agrees that, to the extent it acquires a general partnership interest, managing member interest or similar interest in any Person after the date hereof, it shall cause such Person to execute and deliver a joinder to this Agreement promptly upon acquisition of such interest, and such person shall be treated in the same manner as Holdings LLC for all purposes of this Agreement. The Parent Corporation hereby agrees to cause any Corporate Entity that acquires an interest in Holdings LLC (or any entity described in the foregoing sentence) to execute a joinder to this Agreement (to the extent such Person is not already a party hereto) promptly upon such acquisition, and such Corporate Entity shall be treated in the same manner as the Parent Corporation and Blocker Corp. for all purposes of this Agreement. Holdings LLC shall have the power and authority (but not the obligation) to permit any Person who becomes a member of Holdings LLC to execute and deliver a joinder to this Agreement promptly upon acquisition of membership interests in Holdings LLC by such Person, and such Person shall be treated as a “Member” for all purposes of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parent Corporation, Blocker Corp., the TRA Holders, and the Agent have duly executed this Agreement as of the date first written above.

PARENT CORPORATION:

DIGITAL MEDIA SOLUTIONS, INC.

/s/ Joseph Marinucci
Name: Joseph Marinucci
Title: Chief Executive Officer

BLOCKER CORP.:

CEP V DMS US BLOCKER COMPANY

/s/ James H Miller
Name: James H Miller
Title: Corporate Secretary

/s/ Michael Wagman
Name: Michael Wagman
Title: President

CLAIRVEST DIRECT SELLER:

CEP V-A DMS AIV LIMITED PARTNERSHIP

/s/ James H Miller
Name: James H Miller
Title: Corporate Secretary

/s/ Michael Wagman
Name: Michael Wagman
Title: President

BLOCKER SELLERS:

CLAIRVEST EQUITY PARTNERS V LIMITED PARTNERSHIP

/s/ James H Miller
Name: James H Miller
Title: Corporate Secretary

/s/ Michael Wagman
Name: Michael Wagman
Title: President

CEP V CO-INVESTMENT LIMITED PARTNERSHIP

/s/ James H Miller
Name: James H Miller
Title: Corporate Secretary

/s/ Michael Wagman
Name: Michael Wagman
Title: President

AGENT:

CLAIRVEST GP MANAGECO INC.

/s/ James H Miller
Name: James H Miller
Title: Corporate Secretary

/s/ Michael Wagman
Name: Michael Wagman
Title: President

PRISM:

PRISM DATA, LLC

/s/ Joseph Marinucci
Name: Joseph Marinucci
Title: Manager

Exhibit 10.7

EXECUTION VERSION

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of July 15, 2020 by and among (a) Digital Media Solutions, Inc., a Delaware corporation (including any predecessor or successor entity thereto, the “Company”) and (b) CEP V DMS US Blocker Company, a Delaware corporation (“Blocker Corp”), Prism Data, LLC, a Delaware limited liability company (“Prism”), CEP V-A DMS AIV Limited Partnership, a Delaware limited partnership (“Clairvest Direct Seller”), Clairvest Equity Partners V Limited Partnership, an Ontario, Canada limited partnership (“Blocker Seller 1”), CEP V Co-Investment Limited Partnership, a Manitoba, Canada limited partnership (“Blocker Seller 2”, and together with Blocker Corp, Prism, Clairvest Direct Seller and Blocker Seller 1, the “Sellers”). Capitalized terms used but not otherwise defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement, dated as of April 23, 2020, by and among the Company, Digital Media Solutions Holdings, LLC, a Delaware limited liability company, the Sellers, Clairvest GP Manageco Inc., an Ontario corporation, and, solely for the limited purposes set forth therein, Leo Investors Limited Partnership, a Cayman limited partnership (as it may be amended or supplemented from time to time, the “BCA”). The Sellers and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 1 are referred to herein, individually, as a “Holder” and, collectively, as the “Holders.”

WHEREAS, pursuant to the BCA, and in view of the valuable consideration to be received by the parties thereunder, the parties desire to enter into this Agreement, pursuant to which the Leo Common Stock or any other equity securities of the Company or securities that may be converted, exchanged or exercised into or for equity securities of the Company (the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) The Holders hereby agree not to, during the period commencing from the Closing and through the one hundred and eightieth (180) day anniversary of the date of the Closing (the “Lock-Up Period”): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any Restricted Securities, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i) or (ii), a “Prohibited Transfer”); provided, for the avoidance of doubt, that nothing in this Agreement shall restrict any Holder’s right to cause the Company to file and cause to become effective a registration statement with the Securities and Exchange Commission naming such Holder as a selling securityholder (and to make any required disclosures on Schedule 13D in respect thereof). Notwithstanding the foregoing, the Lock-Up Period and restrictions set forth in this Section 1 shall not apply to the:

(A) transfer of any or all of the Restricted Securities by a bona fide gift or charitable contribution;

(B) transfer of any or all of the Restricted Securities to any Permitted Transferee;

(C) transfer of any shares of Class B common stock, par value $0.0001, of the Company in connection with a concurrent transfer of Surviving Partnership Common Units in accordance with, as permitted by and subject to the terms and conditions of this Agreement and the Amended Partnership Agreement; or

(D) establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Restricted Securities; provided, that such plan does not provide for the transfer of Restricted Securities during the Lock-Up Period;

provided, however, that in the case of either (A) or (B), it shall be a condition to such transfer that the transferee executes and delivers to the Company an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to such holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement; provided, further, that in the case of either (A) or (C) (to the extent such transfer is to a party other than a Permitted Transferee (other than any direct or indirect limited partner of the applicable Holder)), or in the event of a transfer to any direct or indirect limited partner of a Holder pursuant to clause (B), in each case such transfer or distribution shall not involve a disposition for value.

As used in this Agreement, the term “Permitted Transferee” shall mean:

(i) any direct or indirect general partner, limited partner, shareholder, member or owner of similar equity interests in a Holder; or

(ii) any affiliate of the Sellers.

The Holders further agree to execute such agreements as may be reasonably requested by the Company that are consistent with the foregoing or that are necessary to give further effect thereto.

(b) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, the Company may impose stop-transfer instructions with respect to the Restricted Securities (and permitted transferees and assigns thereof) until the end of the Lock-Up Period.

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(c) During the Lock-Up Period, each certificate or book-entry position evidencing any Restricted Securities shall be marked with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF JULY 15, 2020, BY AND AMONG THE ISSUER OF SUCH SECURITIES AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SECURITIES). A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) For the avoidance of doubt, each Holder shall retain all of its rights as a shareholder of the Company with respect to the Restricted Securities during the Lock-Up Period, including the right to vote any Restricted Securities that are entitled to vote. The Company agrees to (i) instruct its transfer agent to remove the legend in clause (c) immediately above upon the expiration of the Lock-Up Period and (ii) if requested by the transfer agent, cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i).

2. Miscellaneous.

(a) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any of the parties, in whole or in part (including by operation of law), without the prior written consent of the other parties hereto, which any such party may withhold in its absolute discretion.

(b) No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing in this Agreement expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights under this Agreement.

(c) Governing Law; Jurisdiction.

(A) This Agreement and all disputes, claims or controversies relating to, arising out of, or in connection with this Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to contracts executed in and to be performed in the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(B) Each party irrevocably agrees that any Action arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Court of Chancery of the State of Delaware (or, solely if such courts decline jurisdiction, in any federal court located in the State of Delaware), and each party hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Action arising out of or relating to this Agreement and the transactions contemplated

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hereby. Each party agrees not to commence any Action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each party further agrees that notice as provided herein shall constitute sufficient service of process and each party further waives any argument that such service is insufficient. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (1) the Action in any such court is brought in an inconvenient forum, (2) the venue of such Action is improper or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law.

(d) WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 2(D).

(e) Interpretation. The headings, titles and subtitles set forth in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Except when the context requires otherwise, any reference in this Agreement to any Section or clause shall be to the Sections and clauses of this Agreement. The words “herein,” “hereto,” “hereof” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement. The term “or” means “and/or”. The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation”. Reference to any person includes such person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a person in a particular capacity excludes such person in any other capacity or individually. Reference to any agreement

4

(including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, all as in effect on the date of this Agreement. Any reference to the masculine, feminine or neuter gender shall include such other genders and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires.

(f) No Presumption Against Drafting Party. Each of the parties acknowledges that it has participated jointly in the negotiation and drafting of this Agreement and has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

(g) Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or electronic mail or postage prepaid mail (registered or certified) or nationally recognized overnight courier service and shall be deemed given when so delivered by hand or electronic mail, or if mailed, three (3) days after mailing (one Business Day in the case of overnight courier service), as follows:

If to the Company, to:

Digital Media Solutions, Inc.

c/o Digital Media Solutions Holdings, LLC

4800 140th Avenue N., Suite 101

Clearwater, FL 33762

Email:         rfoster@dmsgroup.com

Attention:   Ryan Foster

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, D.C. 20005

Email:       katherine.ashley@skadden.com

                  micah.kegley@skadden.com

Attention: Katherine D. Ashley

                 Micah R. Kegley

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If to Blocker Corp, Clairvest Direct Seller, Blocker Seller 1 or Blocker Seller 2 to:

Clairvest GP Manageco Inc.

22 St. Clair Avenue East, Suite 1700

Toronto, ON M4T 2S3

Email:           jmiller@clairvest.com

Attention:     James H. Miller

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with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, D.C. 20005

Email:         katherine.ashley@skadden.com

                     micah.kegley@skadden.com

Attention:    Katherine D. Ashley

                    Micah R. Kegley

If to Prism to:

Data Prism, LLC

c/o Digital Media Solutions Holdings, LLC

4800 140th Avenue N., Suite 101

Clearwater, FL 33762

Email:             jmarinucci@dmsgroup.com

Attention:       Joe Marinucci

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, D.C. 20005

Email:            katherine.ashley@skadden.com

 micah.kegley@skadden.com

Attention:       Katherine D. Ashley

 Micah R. Kegley

Notices or other communications to any other Holder that becomes a party hereto pursuant to Section 1 shall be delivered to the address set forth in the applicable joinder agreement or other instrument executed by such Holder and binding such Holder to the terms of this Agreement.

(h) Amendments and Waivers. Only upon the approval by a majority of the members of the Board of Directors of the Company then in office that qualify as “independent” for purposes of audit committee membership under Section 10A-3 under the Exchange Act of 1934, as amended, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived by the Company, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of Restricted Securities, shall require the consent of the Holder so affected. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party or parties against whom such waiver is to be effective. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

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(i) Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(j) Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by a Holder and to enforce specifically the terms and provisions hereof.

(k) Entire Agreement. This Agreement constitutes the full and entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the BCA or any documents related thereto or referred to therein. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Company or any of the obligations of any of the Holders under any other agreement between any of the Holders and the Company or any certificate or instrument executed by any of the Holders in favor of the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Company or any of the obligations of any of the Holders under this Agreement.

(l) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Execution of Agreement. This Agreement may be executed in one (1) or more counterparts, all of which shall be considered one (1) and the same agreement, and shall become effective when one (1) or more such counterparts have been signed by each of the parties and delivered to the other party. Facsimile or electronic mail transmission of counterpart signatures to this Agreement shall be acceptable and binding.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

DIGITAL MEDIA SOLUTIONS, INC.

By:	/s/ Joseph Marinucci
Name: Joseph Marinucci Title: Chief Executive Officer

[Signature Page to Lock-Up Agreement]

SELLERS:

CEP V DMS US BLOCKER COMPANY

By:	/s/ James H Miller
Name: James H Miller
Title: Corporate Secretary

By:	/s/ Michael Wagman
Name: Michael Wagman
Title: President

PRISM DATA, LLC

By:	/s/ Joseph Marinucci
Name: Joseph Marinucci
Title: Manager

CEP V-A DMS AIV LIMITED PARTNERSHIP

By:	/s/ James H Miller
Name: James H Miller
Title: Corporate Secretary

By:	/s/ Michael Wagman
Name: Michael Wagman
Title: President

[Signature Page to Lock-Up Agreement]

CLAIRVEST EQUITY PARTNERS V LIMITED PARTNERSHIP

By:	/s/ James H Miller
Name: James H Miller
Title: Corporate Secretary

By:	/s/ Michael Wagman
Name: Michael Wagman
Title: President

CEP V CO-INVESTMENT LIMITED PARTNERSHIP

By:	/s/ James H Miller
Name: James H Miller
Title: Corporate Secretary

By:	/s/ Michael Wagman
Name: Michael Wagman
Title: President

[Signature Page to Lock-Up Agreement]

Exhibit 10.8

FORM OF INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and effective as of July [•], 2020, by and between Digital Media Solutions, Inc. (f/k/a Leo Holdings Corp., a Cayman Islands exempted company (the “Predecessor”)), a Delaware corporation (the “Company”), and [•], an individual (“Indemnitee” and, together with the Company, the “Parties”).

RECITALS

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is a director and/or officer of the Company;

WHEREAS, the Company and Indemnitee recognize the increased risk of litigation and other claims against directors and officers of public companies;

WHEREAS, the Company’s Bylaws (the “Bylaws”) require the Company to indemnify and advance expenses to its directors and officers to the extent provided therein, and Indemnitee serves as a director and/or officer of the Company, in part, in reliance on such provisions in the Bylaws;

WHEREAS, the Company has determined that its inability to retain and attract as directors and officers the most capable persons would be detrimental to the interests of the Company and that the Company therefore should seek to assure such persons that indemnification and insurance coverage will be available in the future; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner and Indemnitee’s reliance on the Bylaws, and in part to provide Indemnitee with specific contractual assurance that the protections promised by the Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the applicable provisions of the Bylaws, any change in the composition of the governing bodies of the Board of Directors or any acquisition transaction relating to the Company), the Company wishes to provide herein for the indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent (whether partial or complete) permitted by applicable law and as set forth herein and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the directors’ and officers’ liability insurance policy or policies of the Company.

NOW, THEREFORE, in consideration of such recitals and of Indemnitee’s continued service to the Company and/or any of its Subsidiaries directly on its and/or their behalf or at its and/or their request as an officer, director, manager, member, partner, tax matters partner, fiduciary, or trustee of, or in any other capacity with, another Person (as defined below) or any employee benefit plan, and intending to be legally bound hereby, the Parties agree as follows:

1. Certain Definitions. As used herein, each of the following underlined terms has the meaning specified in this Section 1:

(a) “Board of Directors” means the Board of Directors of the Company.

(b) “Change in Control” means the occurrence of any of the following after the date hereof:

(i) (1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (A) an affiliate of Clairvest Group Inc. or Prism Data, LLC, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (C) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of Voting Securities of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the total voting power represented by the Company’s then outstanding Voting Securities;

(ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the “Initial Board”), cease for any reason to constitute a majority thereof (a “Board Change”); provided, however, that no change to the composition of the Initial Board shall be considered for the purposes of determining whether a Board Change has occurred to the extent such change resulted from a designation made in accordance with the Directors Nomination Agreement, dated as of July [•], 2020, by and among the Company, Leo Investors Limited Partnership, Lion Capital (Guernsey Bridgeco Limited), Clairvest Group Inc. and Prism Data, LLC;

(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.

(c) “Claim” means any threatened, asserted, pending, or completed civil, criminal, administrative, investigative, or other action, suit, or proceeding of any kind whatsoever, including any arbitration or other alternative dispute resolution mechanism, or any appeal of any kind thereof, or any inquiry or investigation, whether instituted by the Company, any Subsidiary of the Company, any governmental agency, or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other, including any arbitration or other alternative dispute resolution mechanism.

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(d) “DGCL” means the General Corporation Law of the State of Delaware.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(g) “Expenses” means all direct or indirect costs, expenses, and obligations, including attorneys’ fees, judgments, fines, penalties, interest, appeal bonds, amounts paid in settlement with the approval of the Board of Directors, and counsel fees and disbursements (including experts’ fees, court costs, retainers, appeal bond premiums, transcript fees, duplicating, printing, and binding costs, as well as telecommunications, postage, and courier charges), paid or incurred in connection with investigating, prosecuting, defending, being a witness in, or participating in (including on appeal), or preparing to investigate, prosecute, defend, be a witness in, or participate in, any Claim relating to any Indemnifiable Event, and shall include all attorneys’ fees and all other expenses incurred by or on behalf of Indemnitee in connection with preparing and submitting any requests or statements for indemnification, advancement, or any other right provided by this Agreement (including such fees or expenses incurred in connection with legal proceedings contemplated by Section 2(d) hereof).

(h) “Indemnifiable Amounts” means (i) any and all liabilities, Expenses, damages, judgments, fines, penalties, ERISA excise taxes, and amounts paid in settlement (including all interest, assessments, and other charges paid or payable in connection with or in respect of such liabilities, Expenses, damages, judgments, fines, penalties, ERISA excise taxes, or amounts paid in settlement) arising out of or resulting from any Claim relating to an Indemnifiable Event, (ii) any liability pursuant to a loan, guaranty or otherwise, for any indebtedness of the Company or any Subsidiary of the Company, including any indebtedness that the Company or any Subsidiary of the Company has assumed or taken subject to and (iii) any liability that Indemnitee incurs as a result of acting on behalf of the Company or any Subsidiary of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration, or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liability is in the form of an excise tax assessed by the United States Internal Revenue Service, a penalty assessed by the Department of Labor, restitution to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust, or other funding mechanism, or otherwise).

(i) “Indemnifiable Event” means any event or occurrence, whether occurring before, on, or after the date hereof, related to the fact that Indemnitee is or was a director or officer, employee, agent or fiduciary of the Company or any Subsidiary of the Company, or is or was serving on behalf of the Company at the request of the Company as a director, officer, employee, manager, member, partner, tax matter partner, trustee, partnership representative, agent, fiduciary, or similar capacity, of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, or other entity or enterprise, or by reason of act or omission by Indemnitee in any such capacity (in all cases whether or not Indemnitee is acting or serving in any such capacity or has such status at the time any Indemnifiable Amount is incurred for which indemnification, advancement or any other right can be provided by this Agreement).

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(j) “Indemnitee-Related Entity” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company or any of its Subsidiaries or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which Indemnitee on behalf of the Company at the Company’s request, is serving as a director, officer, employee, or agent, which service is covered by the indemnity described herein) from which Indemnitee may be entitled to indemnification or advancement of Expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).

(k) “Independent Legal Counsel” means an attorney or firm of attorneys, selected pursuant to and in accordance with the provisions of Section 3, who is experienced in matters of corporate law and who shall not have otherwise performed services for the Company or Indemnitee within the last three (3) years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(l) “Jointly Indemnifiable Claim” means any Claim for which Indemnitee may be entitled to indemnification from both an Indemnitee-Related Entity and the Company pursuant to applicable law, any indemnification agreement, or the certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership, or comparable organizational documents of the Company and such Indemnitee-Related Entity.

(m) “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity, or other entity.

(n) “Reviewing Party” means any appropriate person or body consisting of a member or members of the Board of Directors or any other person or body appointed by the Board of Directors who is (A)(i) not a party to the particular Claim for which Indemnitee is seeking indemnification and (ii) independent of the Indemnitee, or (B) Independent Legal Counsel.

(o) “Subsidiary” means, with respect to any Person, any domestic or foreign partnership, limited liability company, corporation or other business entity of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, (ii) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof or (iii) in any case, such Person controls the management thereof.

(p) “Voting Securities” means any securities of the Company that vote generally in the election of directors.

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2. Basic Indemnification Arrangement; Advancement of Expenses.

(a) In the event that Indemnitee was, is or becomes subject to, a party to or witness or other participant in, or is threatened to be made subject to, a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee, or cause Indemnitee to be indemnified, to the fullest extent permitted by applicable law in effect on the date hereof and as amended from time to time; provided, however, that no change in applicable law shall have the effect of reducing the benefits available to Indemnitee hereunder based on applicable law as in effect on the date hereof or as such benefits may improve as a result of amendments to applicable law that become effective after the date hereof. The rights of Indemnitee provided in this Section 2 shall include the rights set forth in the other sections hereof. Payments of Indemnifiable Amounts shall be made as soon as practicable but in any event no later than sixty (60) days after written demand is presented to the Company.

(b) If so requested by Indemnitee, the Company shall advance, or cause to be advanced (as soon as practicable but in any event no later than twenty (20) days of such request), any and all Expenses incurred by Indemnitee (an “Expense Advance”). The Company shall, in accordance with such request (but without duplication), pay, or caused to be paid, such Expenses on behalf of Indemnitee, unless Indemnitee shall have elected to pay such Expenses and have such Expenses reimbursed, in which case the Company shall reimburse, or cause to be reimbursed, Indemnitee for such Expenses. To the fullest extent permitted by applicable law, Indemnitee’s right to an Expense Advance is absolute and shall not be subject to any prior determination by any Reviewing Party that Indemnitee has satisfied any applicable standard of conduct for indemnification. Indemnitee hereby undertakes to repay any amounts advanced (without interest) to the extent it is ultimately determined by final decision of a court of competent jurisdiction from which there is no future right to appeal that Indemnitee is not entitled under this Agreement to be indemnified by the Company in respect thereof. No other form of undertaking shall be required of Indemnitee other than execution hereof. If Indemnitee commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, then Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto.

(c) Notwithstanding anything herein to the contrary, Indemnitee shall not be entitled to indemnification or advancement of Expenses pursuant to this Agreement in connection with any Claim initiated by Indemnitee unless (i) the Board of Directors has authorized or consented to the initiation of such Claim or (ii) the Claim is one to enforce Indemnitee’s rights under this Agreement (including an action pursued by Indemnitee to secure a determination that Indemnitee should be indemnified under applicable law).

(d) Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(b) shall be subject to the condition that, if, when, and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who, by execution hereof, hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that, if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to

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reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control that has been approved by a majority of the members of the Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3. If there has been no determination by the Reviewing Party, or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

3. Change in Control. The Company agrees that, if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or under any provision of the certificate of incorporation of the Company or the Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4. Indemnification for Additional Expenses. The Company shall indemnify, or cause the indemnification of, Indemnitee against any and all Expenses and, if requested by Indemnitee, shall advance such Expenses to Indemnitee, subject to and in accordance with Section 2, which are incurred by Indemnitee in connection with any action brought by Indemnitee for (a) indemnification or an Expense Advance by the Company under this Agreement or any other agreement or provision of the certificate of incorporation of the Company or the Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events and (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, in each case, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance, or insurance recovery, as the case may be.

5. Partial Indemnity, Etc. If Indemnitee is entitled under any provision hereof to indemnification by the Company for some or a portion of the Expenses or other Indemnifiable Amounts in respect of a Claim but not, however, for the entire amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision hereof, to the extent that Indemnitee has been

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successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith. The Company acknowledges that a settlement or other disposition short of final judgment may be successful on the merits or otherwise for purposes of this Section 5 if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Claim relating to an Indemnifiable Event to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise for purposes of this Section 5.

6. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the Reviewing Party, court, or other finder of fact or appropriate Person shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company (or its representative) to establish by clear and convincing evidence that Indemnitee is not so entitled.

7. Reliance as Safe Harbor. For purposes hereof, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports, or statements furnished to Indemnitee by the officers or employees of the Company or any of its Subsidiaries in the course of their duties, or by committees of the Board of Directors, or by any other Person (including legal counsel, accountants, and financial advisors) as to matters Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and actions, or failures to act, of any director, officer, agent, or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

8. No Other Presumptions. For purposes hereof, the termination of any Claim by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

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9. Nonexclusivity. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the certificate of incorporation of the Company, the Bylaws, the DGCL or otherwise. To the extent that a change in the DGCL (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the certificate of incorporation of the Company, the Bylaws or this Agreement, it is the intent of the Parties that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. To the extent that there is a conflict or inconsistency between the terms hereof and the certificate of incorporation of the Company or Bylaws, it is the intent of the Parties that Indemnitee shall enjoy the greater benefits regardless of whether contained herein or in the certificate of incorporation of the Company or the Bylaws. No amendment or alteration of the certificate of incorporation of the Company or the Bylaws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

10. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer. If the Company has such insurance in effect at the time the Company receives from Indemnitee any notice of the commencement of a Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the applicable policy. The Company shall thereafter take reasonable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policy.

11. Amendments; Waivers. No supplement, modification or amendment hereof shall be binding unless executed in writing by both of the Parties. No waiver of any of the provisions hereof shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

12. Subrogation. Subject to Section 14, in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights. The Company shall pay or reimburse all Expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

13. No Duplication of Payments. Subject to Section 14, the Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy or any provision of the certificate of incorporation of the Company or the Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

14. Jointly Indemnifiable Claims. Given that certain Jointly Indemnifiable Claims may arise as a result of the relationship between the Indemnitee-Related Entities and the Company and the service of Indemnitee as a director and/or officer of the Company at the request of the Indemnitee-Related Entities, the Company acknowledges and agrees that the Company, as the primary indemnitor hereunder, shall be fully and primarily responsible for the payment to Indemnitee in respect of indemnification and advancement of Expenses in connection with any

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such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms hereof irrespective of any right of recovery Indemnitee may have from the Indemnitee-Related Entities or any other Person, and any such right of recovery Indemnitee may have from the Indemnitee-Related Entities or any other Person shall be secondary. Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities, and no right of recovery Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of Indemnitee or the obligations of the Company hereunder. In the event that any of the Indemnitee-Related Entities shall make any payment to Indemnitee in respect of indemnification or advancement of Expenses with respect to any Jointly Indemnifiable Claim, the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against the Company, and Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 14, entitled to enforce this Section 14 against the Company as though each such Indemnitee-Related Entity were a party to this Agreement.

15. Notification and Defense of Claims.

(a) Indemnitee shall notify the Company in writing as soon as practicable of any Claim that could relate to an Indemnifiable Event or for which Indemnitee could seek Expense Advances, including a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Claim. The failure by Indemnitee to timely notify the Company hereunder shall not relieve the Company from any liability hereunder unless the Company’s ability to participate in the defense of such claim was materially and adversely affected by such failure.

(b) The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided that, if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (b) the named parties in any such Claim (including any impleaded parties) include the Company or any Subsidiary of the Company, on the one hand, and Indemnitee, on the other hand, and Indemnitee concludes, after consultation with counsel selected by Indemnitee, that there may be one or more legal defenses available to him that are different from or in addition to those available to the Company or any Subsidiary of the Company or (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm, plus, if applicable, local counsel(s) in respect of any particular Claim) at the Company’s expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without the Company’s prior written consent. The Company shall not, without the prior written consent of Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event to which Indemnitee is or could have been a party unless such settlement involves solely the payment of money and includes a complete and unconditional release of Indemnitee from all liability on all claims that are the subject matter of such Claim. Neither the Company nor Indemnitee shall unreasonably withhold, condition, or delay its or his consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

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16. Section 409A. It is intended that any indemnification payment or advancement of Expenses made hereunder shall be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance issued thereunder (“Section 409A”) pursuant to Treasury Regulation Section 1.409A-1(b)(10). Notwithstanding the foregoing, if any indemnification payment or advancement of Expenses made hereunder shall be determined to be “nonqualified deferred compensation” within the meaning of Section 409A, then (a) the amount of the indemnification payment or advancement of Expenses during one taxable year shall not affect the amount of the indemnification payments or advancement of Expenses during any other taxable year, (b) the indemnification payments or advancement of Expenses must be made on or before the last day of the Indemnitee’s taxable year following the year in which the expense was incurred and (c) the right to indemnification payments or advancement of Expenses hereunder is not subject to liquidation or exchange for another benefit.

17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs, executors, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer and/or director of the Company or of any Subsidiary of the Company or of any other enterprise at the Company’s request.

18. Severability. The provisions hereof shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, illegal, void, or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

19. Notices. All notices, requests, consents, and other communications hereunder to any Party shall be deemed to be sufficient if contained in a written document delivered in person or sent by facsimile, email or other electronic transmission, nationally recognized overnight courier, or personal delivery, addressed to such Party at the address set forth below or such other address as may hereafter be designated on the signature pages hereof or in writing by such Party to the other Party:

(a)	If to the Company, to:

Digital Media Solutions, Inc.

4800 140th Avenue N., Suite 101

Clearwater, FL 33762

Attn: Ryan Foster

E-mail: rfoster@dmsgroup.com

(b)	If to Indemnitee, to the address set forth on the signature page hereof.

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All such notices, requests, consents, and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the Parties at the above addresses, sent by electronic transmission (including e-mail) to the email addresses specified above, or sent by facsimile transmission to the facsimile numbers specified above (or at such other address, e-mail address, or facsimile number for a Party as shall be specified by like notice). Any notice delivered by any Party hereto to any other Party hereto shall also be delivered to each other Party hereto simultaneously with delivery to the first party receiving such notice.

20. Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the Party against whom enforceability is sought need be produced to evidence the existence hereof.

21. Specific Performance. The Parties recognize that if any provision hereof is violated by the Parties, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either at law or in equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.

22. Governing Law. This Agreement, and all claims and causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate hereto or the negotiation, execution, performance or subject matter hereof, shall be governed by the laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law. Each Party (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the U.S. District Court for the District of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware, (b) agrees that all claims and causes of action shall be heard and determined exclusively in the courts identified in clause (a) of this Section 22, (c) waives any objection to laying venue in any such claim or cause of action in such courts, (d) waives any objection that any such court is an inconvenient forum or does not have jurisdiction over any Party and (e) agrees that service of process upon such Party in any such claim or cause of action shall be effective if such process is given as a notice under Section 19. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM OR CAUSE OF ACTION THAT MAY BE BASED ON, ARISE OUT OF OR RELATE HERETO OR TO THE NEGOTIATION, EXECUTION, PERFORMANCE OR SUBJECT MATTER HEREOF.

23. Construction.

(a) As used herein, the term “Company” shall be construed to include the Subsidiaries of the Company and such other corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, or other entity or enterprise as the context so requires.

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(b) The Parties agree that they have been represented by counsel during the negotiation and execution hereof and, therefore, waive the application of any law, holding or rule of construction providing that ambiguities in a contract or other document shall be construed against the Party drafting such contract or document. Each Party has participated in the drafting and negotiation hereof. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions hereof.

(c) When calculating the period of time prior to which, within which or after which any act is to be done or step taken pursuant hereto, (i) the date that is the reference date in calculating such period shall be excluded and (ii) if the last day of such period is not a business day, the period in question shall end on the next succeeding business day.

(d) Any reference herein to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(e) When a reference is made herein to a Section, such reference shall be to a Section hereof unless otherwise indicated.

(f) Whenever the words “include,” “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation.”

(g) The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision hereof.

(h) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

24. Merger. This Agreement amends, restates, supersedes and replaces any indemnification agreement, if any, between the Predecessor and Indemnitee.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

DIGITAL MEDIA SOLUTIONS, INC.

By

Name: Joseph Marinucci
Title: Chief Executive Officer

[Signature Page to Indemnification Agreement]

Name:

Address:

[Signature Page to Indemnification Agreement]

Exhibit 10.9

DIGITAL MEDIA SOLUTIONS, INC.

2020 OMNIBUS INCENTIVE PLAN

Section 1. Purpose of Plan.

The name of this Plan is the Digital Media Solutions, Inc. 2020 Omnibus Incentive Plan (the “Plan”). The purposes of the Plan are to provide an additional incentive to selected employees, directors, independent contractors and Consultants of the Company or its Affiliates whose contributions are essential to the growth and success of the Company’s business in order to strengthen the commitment of such persons to the Company and its Subsidiaries, motivate such persons to faithfully and diligently perform their responsibilities, and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Other Share-Based Awards, Cash Awards or any combination of the foregoing.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

(b) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

(c) “Applicable Laws” means the applicable requirements under U.S. federal and state corporate laws, U.S. federal and state securities laws, including the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as are in effect from time to time.

(d) “Authorized Officer” has the meaning set forth in Section 3(c) hereof.

(e) “Award” means any Option, Share Appreciation Right, Restricted Share, Restricted Share Unit, Other Share-Based Award or Cash Award granted under the Plan.

(f) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

(g) “Base Price” has the meaning set forth in Section 8(b) hereof.

(h) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(i) “Board” means the Board of Directors of the Company.

(j) “Bylaws” mean the bylaws of the Company, as may be amended and/or restated from time to time.

(k) “Cash Award” means an Award granted pursuant to Section 12 hereof, including cash awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Plan.

(l) “Cause” shall have the meaning assigned to such term in any individual employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Cause,” Cause means: (i) the commission of an act of fraud or dishonesty by the Participant in the course of the Participant’s employment or service; (ii) the indictment of, or conviction of, or entering of a plea of nolo contendere by, the Participant for a crime constituting a felony or in respect of any act of fraud or dishonesty; (iii) the commission of an act by the Participant which would make the Participant or the Company (including any of its Subsidiaries or Affiliates) subject to being enjoined, suspended, barred or otherwise disciplined for violation of federal or state securities laws, rules or regulations, including a statutory disqualification; (iv) gross negligence or willful misconduct in connection with the Participant’s performance of his or her duties in connection with the Participant’s employment by or service to the Company (including any Subsidiary or Affiliate for whom the Participant may be employed by or providing services to at the time) or the Participant’s failure to comply with any of the restrictive covenants to which the Participant is subject; (v) the Participant’s willful failure to comply with any material policies or procedures of the Company as in effect from time to time, provided that the Participant shall have been delivered a copy of such policies or notice that they have been posted on a Company website prior to such compliance failure; or (vi) the Participant’s failure to perform the material duties in connection with the Participant’s position, unless the Participant remedies the failure referenced in this clause (vi) no later than ten (10) days following delivery to the Participant of a written notice from the Company (including any of its Subsidiaries or Affiliates) describing such failure in reasonable detail (provided that the Participant shall not be given more than one opportunity in the aggregate to remedy failures described in this clause (vi)).

(m) “Change in Capitalization” means any (i) merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, shares of Common Stock or other property), stock split, reverse stock split, share subdivision or consolidation, (iii) combination or exchange of shares or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

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(n) “Change in Control” means an event set forth in any one of the following paragraphs shall have occurred:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person or any securities acquired directly from the Company or any Affiliate thereof) representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (iii) below;

(ii) there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (i) a merger or consolidation which results in (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, more than fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended (“Incumbent Directors”) continuing immediately thereafter to represent at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a Subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (i) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (ii) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock and other equity securities of the Company immediately prior to such transaction or series of transactions continue to have substantially the same direct or indirect proportionate ownership in an entity which, directly or indirectly, owns all

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or substantially all of the assets of the Company immediately following such transaction or series of transactions, and (y) if all or a portion of an Award constitutes deferred compensation under Section 409A of the Code and such Award (or portion thereof) is to be settled, distributed or paid on an accelerated basis due to a Change in Control event that is not a “change in control event” described in Treasury Regulation Section 1.409A-3(i)(5) or successor guidance, if such settlement, distribution or payment would result in additional tax under Section 409A of the Code, such Award (or the portion thereof) shall vest at the time of the Change in Control (provided such accelerated vesting will not result in additional tax under Section 409A of the Code), but settlement, distribution or payment, as the case may be, shall not be accelerated.

(o) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(p) “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Unless the Board determines otherwise, the Committee shall be composed entirely of individuals who meet the qualifications of (i) a “non-employee director” within the meaning of Rule 16b-3 and (ii) any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee.

(q) “Common Stock” means the Class A common stock, par value U.S. $0.001 per share, of the Company.

(r) “Company” means Digital Media Solutions, Inc., a Delaware corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).

(s) “Consultant” means any natural person who is an advisor or consultant who provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliates’ securities.

(t) “Disability” means, with respect to any Participant, that such Participant (i) as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.

(u) “Effective Date” has the meaning set forth in Section 19 hereof.

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(v) “Eligible Recipient” means an employee, director, independent contractor or Consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Share Appreciation Right means an employee, non-employee director, independent contractor or Consultant of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code; and provided, further, that an Eligible Recipient of an ISO means an individual who is a U.S. employee of the Company, a “parent corporation” (as such term is defined in Section 424(e) of the Code) of the Company or a “subsidiary corporation” (as such term is defined in Section 424(f) of the Code) of the Company.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(x) “Executive Officer” means an officer of the Company who is subject to the liability provisions of Section 16 of the Exchange Act.

(y) “Exercise Price” means, with respect to any Option, the per share price at which a holder of such Option may purchase Shares issuable upon the exercise of such Option which price may be at no less than Fair Market value on the date of grant.

(z) “Fair Market Value” of a share of Common Stock or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, (i) if the Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date (or if no shares of Common Stock or such other security (as the case may be) were traded on such date, on the last preceding date on which there was a sale of a share of Common Stock or other security on such exchange), or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share or other security in such over-the-counter market for the last preceding date on which there was a sale of such share in such market (or, if none, for the last preceding date on which there was a sale of such share or other security in such market).

(aa) “Free Standing Right” has the meaning set forth in Section 8(a) hereof.

(bb) “Incumbent Directors” has the meaning set forth in the definition of Change in Control in this Section 2.

(cc) “ISO” means an Option intended to be and designated as, and that satisfies the requirements to be, an “incentive stock option” within the meaning of Section 422 of the Code.

(dd) “Nonqualified Stock Option” means an Option that is not designated as an ISO or that otherwise does not satisfy the requirements to be an ISO, as such requirements are set forth in Section 422 of the Code.

(ee) “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof. The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”

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(ff) “Other Share-Based Award” means an Award granted pursuant to Section 10 hereof.

(gg) “Participant” means any Eligible Recipient selected, pursuant to the authority provided for in Section 3 below, to receive grants of Awards, any permitted assigns, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

(hh) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.

(ii) “Plan” has the meaning set forth in Section 1 hereof.

(jj) “Related Right” has the meaning set forth in Section 8(a) hereof.

(kk) “Restricted Shares” means Shares granted pursuant to Section 9 hereof subject to certain restrictions that lapse at the end of a specified period (or periods) and/or upon attainment of specified performance objectives.

(ll) “Restricted Share Unit” means the right granted pursuant to Section 9 hereof to receive a Share or cash at the end of a specified restricted period (or periods) of time and/or upon attainment of specified performance objectives.

(mm) “Rule 16b-3” has the meaning set forth in Section 3(a) hereof.

(nn) “Shares” means Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, amalgamation, consolidation or other reorganization) security.

(oo) “Share Appreciation Right” means the right pursuant to an Award granted under Section 8 hereof to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Base Price of such Award or such portion thereof.

(pp) “Share Bonus” means a bonus payable in fully vested shares of Common Stock granted pursuant to Section 11 hereof.

(qq) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

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(rr) “Transfer” has the meaning set forth in Section 17 hereof.

Section 3. Administration.

(a) The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), to the extent applicable.

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1) to select those Eligible Recipients who shall be Participants;

(2) to determine whether and to what extent Awards are to be granted hereunder to Participants;

(3) to determine the number of Shares to be covered by each Award granted hereunder;

(4) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including (i) the restrictions applicable to Restricted Shares or Restricted Share Units and the conditions under which restrictions applicable to such Restricted Shares or Restricted Share Units shall lapse, (ii) the performance goals and periods applicable to Awards, (iii) the Exercise Price of each Option and the Base Price of each Share Appreciation Right, (iv) the vesting schedule applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including equitable adjustments to performance goals in recognition of unusual or non-recurring events affecting the Company or any Affiliate thereof or the financial statements of the Company or any Affiliate thereof, in response to changes in Applicable Laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles);

(5) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;

(6) to determine the Fair Market Value in accordance with the terms of the Plan;

(7) to determine in compliance with Applicable Laws, the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment or service for purposes of Awards granted under the Plan;

(8) to determine in compliance with Applicable Laws, the impact of leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, on Awards, both with regard to vesting schedule and termination;

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(9) to adopt, alter and repeal such administrative rules, regulations, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(10) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan; and

(11) to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, which rules and regulations may be set forth in an appendix or appendixes to the Plan.

(c) To the extent permitted by Applicable Law, the Board or the Committee may, by resolution, authorize one or more Executive Officers (each, an “Authorized Officer”) to do one or both of the following on the same basis as (and as if the Authorized Officer for such purposes were) the Administrator: (i) designate Eligible Recipients to receive Awards and (ii) determine the size and terms of any such Awards; provided, however, that (1) the Board or the Committee shall not delegate such responsibilities to any Executive Officer for Awards granted to an Eligible Recipient who is an Executive Officer, a non-employee director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined in accordance with Section 16 of the Exchange Act, and (2) the resolution providing for such authorization shall set forth the total number of shares of Common Stock the Authorized Officer may grant during any period. The Authorized Officer(s) shall report periodically to the Board or Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

(d) Subject to Section 5 hereof, neither the Board nor the Committee shall have the authority to reprice or cancel and regrant any Award at a lower Exercise Price, Base Price or purchase price or cancel any Award with an Exercise Price, Base Price or purchase price in exchange for cash, property or other Awards without first obtaining the approval of the Company’s shareholders.

(e) The Administrator may accelerate the vesting of or waive restrictions on Awards in whole or in part for any reason.

(f) Any vested Option or Share Appreciation Right which is not exercised before the earlier of the date provided in the Award Agreement or its term shall expire. Unless otherwise accelerated or where an Award Agreement or the Administrator provides for continued vesting after termination of employment, all unvested Awards shall be forfeited upon termination of employment.

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(g) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4. Shares Reserved for Issuance; Certain Limitations; Minimum Vesting.

(a) The maximum number of shares of Common Stock reserved for issuance under the Plan shall be the lesser of (i) 12,000,000 and (ii) twenty percent (20%) of the number of shares of Common Stock that are outstanding on an as-converted and as-redeemed basis as of immediately following the “Closing” within the meaning of that certain Business Combination Agreement, dated as of April 23, 2020, as it may be amended from time to time (the “Business Combination Agreement”), by and among Leo Holdings Corp., Digital Media Solutions Holdings, LLC, CEP V DMS US Blocker Company, Prism Data, LLC, CEP V-A DMS AIV Limited Partnership, Clairvest Equity Partners V Limited Partnership, CEP V Co-Investment Limited Partnership, Clairvest GP Manageco Inc., as Seller Representative (as defined therein), and, solely for the limited purposes set forth therein, Leo Investors Limited Partnership.

(b) Notwithstanding anything in this Plan to the contrary, subject to adjustment as provided by Section 5 hereof, the maximum number of Shares subject to Awards granted during a single fiscal year to any non-employee director, when aggregated with such non-employee director’s cash fees with respect to the fiscal year, shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair market value of such Awards for financial reporting purposes). The foregoing limit shall be increased to $750,000 for any non-employee director who serves as Chairman of the Board.

(c) All of the shares of Common Stock available for issuance under the Plan may be made subject to an Award that is an ISO.

(d) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Shares of Common Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise of any Option or Share Appreciation Right under the Plan or the payment of any purchase price with respect to any other Award under the Plan, as well as any shares of Common Stock exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award under the Plan, shall not again be available for subsequent Awards under the Plan, and notwithstanding that a Share Appreciation Right is settled by the delivery of a net number of Shares, the full number of Shares underlying such Share Appreciation Right shall not be available for subsequent Awards under the Plan. Upon the exercise of any Award granted in tandem with

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any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of Shares shall no longer be available for Awards under the Plan. In addition, (i) to the extent an Award is denominated in shares of Common Stock, but paid or settled in cash, the number of Shares with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) shares of Common Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan.

Section 5. Equitable Adjustments.

(a) In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, to prevent the dilution or enlargement of the rights of Participants, in (i) the aggregate number of shares of Common Stock reserved for issuance under the Plan (ii) the kind and number of securities subject to, and the Exercise Price or Base Price of, any outstanding Options and Share Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of shares of Common Stock, or the amount of cash or amount or type of other property, subject to outstanding Restricted Shares, Restricted Share Units, Share Bonuses and Other Share-Based Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.

(b) Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, reduced by the aggregate Exercise Price or Base Price thereof, if any; provided, however, that if the Exercise Price or Base Price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant. Further, without limiting the generality of the foregoing, with respect to Awards subject to foreign laws, adjustments made hereunder shall be made in compliance with applicable requirements.

(c) With respect to ISOs, any adjustment pursuant to this Section 5 shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder. No adjustment pursuant to this Section 5 shall cause any Award which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of Section 409A of the Code.

(d) The determinations made by the Administrator, pursuant to this Section 5 shall be final, binding and conclusive.

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Section 6. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals who qualify as Eligible Recipients.

Section 7. Options.

(a) General. Each Award Agreement evidencing the grant of an Option shall contain such terms and conditions as the Administrator shall determine, in its sole discretion, but shall include, among other things, the Exercise Price of the Option, the term of the Option, the provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Stock Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Stock Option). The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

(b) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but, in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of the related shares of Common Stock on the date of grant.

(c) Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement.

(d) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure established with a securities brokerage firm approved by the Administrator, (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) by having the Company retain from the Shares otherwise issuable upon exercise of any Option, a number of Shares having a Fair Market Value equal as of the date of exercise to the aggregate Exercise Price for the number of Shares as to which the Option is being exercised, (iv) any other form of consideration approved by the Administrator and permitted by Applicable Law or (v) any combination of the foregoing.

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(f) ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan.

(i) ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

(ii) $100,000 Per Year Limitation For ISOs. To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(iii) Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall if requested by the Company, notify the Company in writing of the date the Participant makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two (2) years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Shares by exercising the ISO. The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

(g) Rights as Shareholder. A Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a shareholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares, the Shares have been issued and the Participant has satisfied the requirements of Section 16 hereof.

(h) Termination of Employment or Service. Subject to Section 3 hereof, in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Options, such Options shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.

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Section 8. Share Appreciation Rights.

(a) General. Share Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made, the number of Shares to be awarded, the Base Price, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Base Price. Except as provided in the applicable Award Agreement, each Share Appreciation Right shall be granted with a base price that is not less than one hundred percent (100%) of the Fair Market Value of the related Common Stock on the date of grant (such amount, the “Base Price”).

(c) Awards; Rights as Stockholder. A Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a shareholder with respect to the Common Stock, if any, subject to a Share Appreciation Right until the Participant has given written notice of the exercise thereof, any underlying Shares have been issued and the Participant has satisfied the requirements of Section 16 hereof.

(d) Exercisability.

(1) Share Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement (which may include achievement of performance goals).

(2) Share Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.

(e) Consideration Upon Exercise.

(1) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value of a share of Common Stock as of the date of exercise over the Base Price per share specified in the Free Standing Right, multiplied by (ii) the number of Shares in respect of which the Free Standing Right is being exercised.

(2) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value of a share of Common Stock as of the date of exercise over the Base Price specified in the related Option, multiplied by (ii) the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

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(3) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).

(f) Termination of Employment or Service. Subject to Section 3 hereof:

(1) In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement; and

(2) In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(g) Term.

(1) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(2) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

Section 9. Restricted Shares and Restricted Share Units.

(a) General. Restricted Shares and Restricted Share Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Shares or Restricted Share Units shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares or Restricted Share Units; the period of time prior to which Restricted Shares or Restricted Share Units become vested and free of restrictions on Transfer (the “Restricted Period”); the performance goals (if any) upon whose attainment the Restricted Period shall lapse in part or full; and all other conditions of the Restricted Shares and Restricted Share Units. If the restrictions, performance goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares or Restricted Share Units, in accordance with the terms of the grant. The provisions of Restricted Shares or Restricted Share Units need not be the same with respect to each Participant.

(b) Awards and Certificates.

(1) Except as otherwise provided in Section 9(b)(3) hereof, (i) each Participant who is granted an Award of Restricted Shares may, in the Company’s sole discretion, be issued a share certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company

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may require that the share certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Shares, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the Shares covered by such Award. Certificates for unrestricted shares of Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares.

(2) Subject to Section 9(e) below, with respect to Restricted Share Units to be settled in Shares, at the expiration of the Restricted Period, share certificates in respect of the shares of Common Stock underlying such Restricted Share Units may, in the Company’s sole discretion, be delivered to the Participant, or his or her legal representative, in a number equal to the number of shares of Common Stock underlying the Award of Restricted Share Units.

(3) Notwithstanding anything in the Plan to the contrary, any Restricted Shares or Restricted Share Units to be settled in Shares (at the expiration of the Restricted Period, and whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form.

(4) Further, with respect to Restricted Share Units, at the expiration of the Restricted Period, Shares shall promptly be issued to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance shall in any event be made within such period as is required to avoid the imposition of tax under Section 409A of the Code.

(c) Restrictions and Conditions. The Restricted Shares and Restricted Share Units granted pursuant to this Section 9 shall be subject to any restrictions or conditions as determined by the Administrator (which may include achievement of performance goals) at the time of grant or, subject to Section 409A of the Code where applicable, thereafter. Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Shares during the Restricted Period, including the right to vote such Shares and to receive any dividends declared with respect to such Shares; provided, however, that any dividends declared during the Restricted Period with respect to such Shares shall only become payable if (and to the extent) the underlying Restricted Shares vest. The Participant shall generally not have the rights of a shareholder with respect to Shares subject to Restricted Share Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to any dividends declared during the Restricted Period with respect to the number of Shares covered by Restricted Share Units may, to the extent set forth in an Award Agreement, be provided to the Participant at the time (and to the extent) that Shares in respect of the related Restricted Share Units are delivered to the Participant.

(d) Termination of Employment or Service. Subject to Section 3 hereof, the rights of Participants granted Restricted Shares or Restricted Share Units upon termination of employment or service with the Company and all Affiliates thereof for any reason during the Restricted Period shall be set forth in the Award Agreement.

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(e) Form of Settlement. The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Share Unit represents the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.

Section 10. Other Share-Based Awards.

Other forms of Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the Common Stock (including unrestricted Shares, Restricted Share Units, dividend equivalents or performance units, each of which may be subject to the attainment of performance goals or a period of continued employment or other terms or conditions as permitted under the Plan), may be granted either alone or in addition to other Awards (other than in connection with Options or Share Appreciation Rights) under the Plan. Any dividend or dividend equivalent awarded hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Awards and shall only become payable if (and to the extent) the underlying Awards vest. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Share-Based Awards shall be granted, the number of shares of Common Stock to be granted pursuant to such Other Share-Based Awards, or the manner in which such Other Share-Based Awards shall be settled (e.g., in shares of Common Stock, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Share-Based Awards (which may include achievement of performance goals) and all other terms and conditions of such Other Share-Based Awards.

Section 11. Share Bonuses.

In the event that the Administrator grants a Share Bonus, the Shares constituting such Share Bonus shall, as determined by the Administrator, be evidenced in certificated or uncertificated form in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Share Bonus is payable.

Section 12. Cash Awards.

The Administrator may grant Awards that are denominated in, or payable solely in, cash as deemed by the Administrator to be consistent with the purposes of the Plan, and such Cash Awards shall be subject to the terms, conditions, restrictions and limitations as determined by the Administrator, in its sole discretion, from time to time. Cash Awards may be granted with value and payment contingent upon the achievement of performance goals.

Section 13. Change in Control Provisions.

To the extent the Administrator determines in its sole discretion pursuant to Section 3(e) hereof to accelerate the vesting of an Award in connection with a Change in Control, the Administrator shall also have discretion in connection with such action to provide, subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, reduced by the aggregate Exercise Price or Base Price thereof, if any; provided,

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however, that if the Exercise Price or Base Price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant. Further, without limiting the generality of the foregoing, with respect to Awards subject to foreign laws, adjustments made hereunder shall be made in compliance with applicable requirements.

Section 14. Amendment and Termination.

The Board may amend, alter or terminate the Plan at any time, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s stockholders for any amendment to the Plan that would require such approval in order to satisfy any rules of the stock exchange on which the shares of Common Stock are traded or other Applicable Law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan and the immediately preceding sentence, no such amendment shall impair the rights of any Participant without his or her consent.

Section 15. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 16. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, an amount in respect of such taxes up to the maximum statutory rates in the Participant’s applicable jurisdiction(s) with respect to the Award, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto as determined by the Company. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations as determined by the Company; provided, however, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (ii) by delivering already owned unrestricted shares of Common Stock, in each case, having a value equal to the applicable taxes to be withheld and applied to the tax obligations as determined by the Company (with any fractional share amounts resulting therefrom settled by the Participant in cash). Such withheld or

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already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award as determined by the Company.

Section 17. Transfer of Awards.

No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof will be valid, except as otherwise expressly provided in an Award Agreement or with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any other purported Transfer of an Award or any economic benefit or interest therein shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of this Section 17 shall not be entitled to be recognized as a holder of any shares of Common Stock or other property underlying such Award. Unless otherwise determined by the Administrator, an Option or Share Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal Disability, by the Participant’s guardian or legal representative.

Section 18. Continued Employment or Service.

Neither the adoption of the Plan nor the grant of an Award hereunder shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 19. Effective Date.

The Plan was adopted by the Board on June 24, 2020 and shall become effective on the later of (i) the date that it is approved by the Company’s shareholders, and (ii) the “Closing” within the meaning of the Business Combination Agreement (the later to occur of (i) and (ii), the “Effective Date”).

Section 20. Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Board’s adoption of the Plan, but Awards theretofore granted may extend beyond that date.

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Section 21. Securities Matters and Regulations.

(a) Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all Applicable Laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator in its sole discretion. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b) Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Shares is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no such Award shall be granted or payment made or Shares issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and the Administrator may require a Participant receiving shares of Common Stock pursuant to the Plan, as a condition precedent to receipt of such shares of Common Stock, to represent to the Company in writing that the shares of Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 22. Section 409A of the Code.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or upon death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

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Section 23. Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of Restricted Shares under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

Section 24. No Fractional Shares.

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 25. Beneficiary.

A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 26. Paperless Administration.

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 27. Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 28. Clawback.

Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement, Award Agreement or Company policy, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any Award Agreement or policy adopted by the Company pursuant to any such law, government regulation, stock exchange listing requirement or otherwise).

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Section 29. Governing Law.

The Plan and all determinations made and actions taken pursuant thereto shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.

Section 30. Titles and Headings.

The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Section 31. Interpretation.

Unless the context of the Plan otherwise requires, words using the singular or plural number also include the plural or singular number, respectively; derivative forms of defined terms will have correlative meanings; the terms “hereof,” “herein” and “hereunder” and derivative or similar words refer to this entire Plan; the term “Section” refers to the specified Section of this Plan and references to “paragraphs” or “clauses” shall be to separate paragraphs or clauses of the Section or subsection in which the reference occurs; the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; and the word “or” shall be disjunctive but not exclusive.

Section 32. Successors.

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

Section 33. Relationship to other Benefits.

No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

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Exhibit 10.10

July 8, 2020

Digital Media Solutions, LLC

4800 140th Avenue N., Suite 101

Clearwater, Fl 33762

Attention: Ryan Foster

Re: Employee Incentive Plan

Dear Mr. Liner:

This letter agreement relates to the Digital Media Solutions, LLC Employee Incentive Plan (the “EIP”), the Points Award Agreement, dated February 1, 2019 (the “Points Award Agreement”), by and between you and Digital Media Solutions, LLC (the “Company”), and the transaction (the “Transaction”) contemplated by the Business Combination Agreement, dated as of April 23, 2020 (as it may be amended from time to time, the “Business Combination Agreement”), by and among Leo Holdings Corp., a Cayman Islands exempted company (“LHC”), Digital Media Solutions Holdings, LLC, a Delaware limited liability company, CEP V DMS US Blocker Company, a Delaware corporation, Prism Data, LLC, a Delaware limited liability company, CEP V-A DMS AIV Limited Partnership, a Delaware limited partnership, Clairvest Equity Partners V Limited Partnership, an Ontario, Canada limited partnership, CEP V Co-Investment Limited Partnership, a Manitoba, Canada limited partnership, Clairvest GP Manageco Inc., an Ontario corporation as a Seller Representative (as defined in the Business Combination Agreement), and, solely for the limited purposes set forth therein, Leo Investors Limited Partnership, a Cayman Islands exempted limited partnership.

Subject to and conditioned upon the consummation of the Transaction (the “Closing”), you and the Company acknowledge and agree that the Transaction will not constitute a “Sale of the Company” within the meaning of the EIP and further agree that:

(a)

notwithstanding the foregoing, the Company will pay to you, net of applicable withholdings and not more than ten (10) days following the Closing, a lump-sum cash payment equal to the excess of (i) the amount that would have been paid to you under the EIP and the Points Award Agreement had (A) the Transaction constituted a Sale of the Company and (B) the aggregate amount of Cash Consideration (within the meaning of the Business Combination Agreement) constituted the “equity value” of the Company for purposes of the EIP (notwithstanding that such Cash Consideration is only a portion of the aggregate consideration being provided to Company equityholders under the Business Combination Agreement) over (ii) $30,000;

(b)	as of the Closing, your participation in the EIP will terminate, and you will not be entitled to any award under, or have any rights with respect to, the EIP and the Points Award Agreement thereafter;

(c)

the Company will grant you one or more equity incentive compensation awards upon or following the Closing under an equity incentive compensation plan that it expects will be adopted by LHC effective as of the Closing, subject to such equity incentive compensation plan becoming effective; and

(d)

upon termination of your participation in the EIP, the Points Award Agreement will be of no further force and effect and the Company shall have no further obligations or liabilities to you under the EIP or the Points Award Agreement.

Our agreement to the above is subject to and conditioned upon the occurrence of the Closing. If the Business Combination Agreement is terminated for any reason prior to the Closing, this letter agreement will also terminate and have no more force and effect on you or the Company.

This letter agreement will be governed by and construed in accordance with the laws of the State of Delaware. This letter agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement. Signatures hereon delivered by facsimile or in .pdf format shall be deemed effective for all purposes.

Please acknowledge your acceptance of the foregoing by signing below.

Sincerely,

DIGITAL MEDIA SOLUTIONS, LLC

By:	/s/ Joseph Marinucci
Name: Joseph Marinucci
Title: Chief Executive Officer

Accepted and agreed as of the date hereof:

/s/ Joey Liner
Joey Liner

[Signature Page to Letter Agreement]

Exhibit 10.11

July 8, 2020

Digital Media Solutions, LLC

4800 140th Avenue N., Suite 101

Clearwater, Fl 33762

Attention: Ryan Foster

Re: Employee Incentive Plan

Dear Mr. Koubek:

This letter agreement relates to the Digital Media Solutions, LLC Employee Incentive Plan (the “EIP”), the Points Award Agreement, dated February 1, 2019 (the “Points Award Agreement”), by and between you and Digital Media Solutions, LLC (the “Company”), and the transaction (the “Transaction”) contemplated by the Business Combination Agreement, dated as of April 23, 2020 (as it may be amended from time to time, the “Business Combination Agreement”), by and among Leo Holdings Corp., a Cayman Islands exempted company (“LHC”), Digital Media Solutions Holdings, LLC, a Delaware limited liability company, CEP V DMS US Blocker Company, a Delaware corporation, Prism Data, LLC, a Delaware limited liability company, CEP V-A DMS AIV Limited Partnership, a Delaware limited partnership, Clairvest Equity Partners V Limited Partnership, an Ontario, Canada limited partnership, CEP V Co-Investment Limited Partnership, a Manitoba, Canada limited partnership, Clairvest GP Manageco Inc., an Ontario corporation as a Seller Representative (as defined in the Business Combination Agreement), and, solely for the limited purposes set forth therein, Leo Investors Limited Partnership, a Cayman Islands exempted limited partnership.

Subject to and conditioned upon the consummation of the Transaction (the “Closing”), you and the Company acknowledge and agree that the Transaction will not constitute a “Sale of the Company” within the meaning of the EIP and further agree that:

(a)

notwithstanding the foregoing, the Company will pay to you, net of applicable withholdings and not more than ten (10) days following the Closing, a lump-sum cash payment equal to the amount that would have been paid to you under the EIP and the Points Award Agreement had (A) the Transaction constituted a Sale of the Company and (B) the aggregate amount of Cash Consideration (within the meaning of the Business Combination Agreement) constituted the “equity value” of the Company for purposes of the EIP (notwithstanding that such Cash Consideration is only a portion of the aggregate consideration being provided to Company equityholders under the Business Combination Agreement);

(b)	as of the Closing, your participation in the EIP will terminate, and you will not be entitled to any award under, or have any rights with respect to, the EIP and the Points Award Agreement thereafter;

(c)

the Company will grant you one or more equity incentive compensation awards upon or following the Closing under an equity incentive compensation plan that it expects will be adopted by LHC effective as of the Closing, subject to such equity incentive compensation plan becoming effective; and

(d)

upon termination of your participation in the EIP, the Points Award Agreement will be of no further force and effect and the Company shall have no further obligations or liabilities to you under the EIP or the Points Award Agreement.

Our agreement to the above is subject to and conditioned upon the occurrence of the Closing. If the Business Combination Agreement is terminated for any reason prior to the Closing, this letter agreement will also terminate and have no more force and effect on you or the Company.

This letter agreement will be governed by and construed in accordance with the laws of the State of Delaware. This letter agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement. Signatures hereon delivered by facsimile or in .pdf format shall be deemed effective for all purposes.

Please acknowledge your acceptance of the foregoing by signing below.

Sincerely,

DIGITAL MEDIA SOLUTIONS, LLC

By:	/s/ Joseph Marinucci
Name: Joseph Marinucci
Title: Chief Executive Officer

Accepted and agreed as of the date hereof:

/s/ Randall Koubek
Randall Koubek

[Signature Page to Letter Agreement]

Exhibit 10.12

Digital Media Solutions, LLC

4800 140th Ave N Suite 101

Clearwater, FL 33762

November 15, 2018

Joey Liner

10531 E Salt Bush Drive

Scottsdale, AZ 85255

Re: Offer of Employment

Dear Joey,

Digital Media Solutions, LLC, together with its parent, subsidiaries and affiliates (collectively, the “Company”) is pleased to offer you a full-time position as Chief Revenue Officer “CRO”, reporting to Joe Marinucci and Fernando Borghese. We welcome your knowledge, skills and experience and look forward to working with you. Your date of hire will be December 11, 2018 (the “Commencement Date”).

Should you accept this offer, your compensation will be structured such that you will receive salary at the rate of $300,000/year, less applicable payroll deductions and withholdings. You will be paid in accordance with the Company’s customary payroll schedule then-currently in effect. Currently, Company salaries are paid on a weekly basis, except in the event that such day falls on a weekend or holiday, in which case, you will be paid on the business day prior to such weekend or holiday. Health and related insurance for you and your dependents, will be offered to you at the Company’s “Executive Level” tier. The salary shall be in effect for 1 year. Prior to the 1-year anniversary, December 11th 2019, the Company will negotiate in good faith to recalibrate the salary to a level commensurate with performance. In the event that the parties cannot come to an agreement on the base salary to go into effect after the 1-year anniversary, this amount will default to a rate of $400,000 / year, less applicable payroll deductions and withholdings.

Payment of your salary is conditional on your compliance with all of the terms and obligations of your employment with the Company. Please note the Company may modify job titles, bonus, work location and benefits, from time to time, as it deems necessary.

You will be eligible to earn a sign-on bonus which accrues every three months as follows: $50,000 on December 15th, 2018, $50,000 on March 15th, 2019, $50,000 on June 14th, 2019, and $50,000 on September 21st, 2019. Payment of each bonus is conditional of your ongoing employment with the Company. In the event you are terminated before all bonuses are earned, you will receive all earned monies due up to and included those not previously paid on a pro-rated basis. In the event of a change of control, defined as the sale of more than 50 (fifty) percent of the stock or assets of the Company, the Company agree to accelerate payment of the remainder of the sign-on bonus within 30 days of closing.

You will also be eligible to earn both a monthly performance incentive along with an annual performance incentive “Performance Incentive Plan” as outlined in Schedule A which is attached hereto. Payments of the performance incentive will be in accordance with the Company’s customary payroll structure for monthly and annual incentive plans.

The Company has instituted an employee bonus points pool which would be triggered in the event of a sale, the “Bonus Pool”. You will be provided with your interest and vesting schedule in the Bonus Pool prior to your start date. Your initial participation / interest will be a grant of 30 points on terms consistent with that of other DMS executives. Participation in the Bonus Pool commences on the first day of your employment. Definitive documentation will be provided for entry into this plan after the Commencement Date.

You will also be eligible to participate in our customary employee benefits, including health and related insurance, vacation and sick leave, and 401(k) retirement benefits, all subject to participation requirements and provided in accordance with normal Company policies. Our benefits are provided through TriNet, a professional employer organization (“TriNet”). The Company’s benefits, payroll, and other human resource management services are provided through TriNet. As a result of the Company’s arrangement with TriNet, TriNet will be considered your employer of record for these purposes, and the Company will be responsible for directing your work and reviewing your performance. An introduction of our benefits program will be given to you during your first week of employment. Additional information will be available on-line, subject to the terms and conditions included in the End User License Agreement (“EULA”) each new employee must accept in order to access TriNet’s on-line self-service portal. You should note that the Company may modify or terminate benefits, from time to time, as it deems necessary or appropriate.

As a condition of your employment, you will be required to abide by the Company’s general policies and rules of conduct as modified from time to time including standard provisions concerning your confidentiality and non-solicitation obligations to the Company, and all of the Company policies set out in the employee handbook. If you have not already done so, please disclose to the Company any and all conflicting employment restrictions and/or agreements relating to your prior employment that may affect your eligibility to be employed by the Company or limit the manner in which you may be employed, such as prior employment, compensation, non-competition or confidentiality agreements.

You will also be required to sign an employment agreement and to acknowledge and sign a hiring protocol that establishes the terms and conditions of your employment to ensure you comply fully with any reasonable post-employment restrictions you may have, both of which will be provided to you at least two weeks prior to the Commencement Date.

You recognize and understand that, in performing your duties and obligations for the Company and in consideration of the compensation you are eligible for hereunder, you will be expected to act with the business interests of the Company and not in any manner which would be detrimental to any of them. You therefore agree that you will not enter into any business relationship or interfere with the Company’s relationships with current or prospective suppliers, customers, investors, or business partners known or disclosed to you during the course of your employment with the Company. Notwithstanding the foregoing, nothing shall prevent the you from owning a passive investment in securities listed on a public stock exchange or quotation system in Canada or the U.S., so long as those securities do not represent more than 1% of the issued securities of any such class.

Your employment relationship with the Company will be at-will. Therefore, you may terminate your employment with the Company at any time and for any reason whatsoever, simply by notifying the Company. Similarly, the Company is free to conclude its employment relationship with you at any time, with or without cause, and with or without notice. Your acceptance of the offer does not create a contract of employment between the Company and you for any specified term.

If your employment is terminated by the Company without Cause, you will be entitled to receive during the six-month period beginning on the date of such termination (the “Severance Payment Period”), your base salary, payable periodically in equal amounts at the same intervals as if the employment period had not ended. During the Severance Payment Period, subject to applicable law and your timely election of continuation coverage under Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), payment of the Company’s portion of premium costs for healthcare continuation coverage under COBRA at the same level of coverage that the Executive was a participant at the time of such termination of employment, subject to the terms and conditions of the applicable plans and policies as may be in effect at the time of your termination. Cause shall mean: (i) The Employee’s violation of Company’s current documented policies; (ii) The Employee’s failure to substantially perform the Employee’s duties under this Agreement; (iii) The Employee’s failure to reasonably cooperate with any lawful investigation undertaken by the Company; (iv) The Employee’s gross negligence or breach of fiduciary duty or (v) Any (A) conviction of the Employee under any local, state, provincial or federal statute which makes the performance of the Employee’s duties impracticable or impossible, (B) arrest of the Employee for any criminal offense against the Company or its personnel, Affiliates, or customers, or (C) arrest of the Employee for any other felony criminal offense which in the view of the Company may harm the reputation of the Company or any of its Affiliates; (vi) Any intentional misconduct, gross incompetence or conduct materially incompatible with the Employee’s duties hereunder, or prejudicial to the Company’s business; or (vii) Gross insubordination or willful disobedience to the lawful directions of management of the Company, provided that the Employee has been given written notice thereof and has failed to correct such conduct forthwith.

The Company reserves the right to conduct background investigations and/or reference checks on all of its potential employees. Therefore, this offer is contingent upon a clearance of such a background investigation and/or reference check(s), if any.

As required by law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to the Company within three (3) business days of your Commencement Date.

To ensure the rapid and economical resolution of disputes that may arise in connection with your employment, you and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to the enforcement, breach, performance, or interpretation of this offer, the terms or conditions of your employment, or involving any other employee, officer, director, client, vendor, business partner, agent or professional representative, or occurring on Company property, shall be resolved under the laws of the State of Florida, by way of mediation administered by the American Arbitration Association (“AAA”) under its Commercial Mediation Procedures. Prior to mediation, the parties agree to use their reasonable efforts to settle any dispute by negotiating in good faith to reach a solution satisfactory to all parties. If they do not reach a solution within sixty (60) days, then, upon written notice by either party, the parties agree to attempt to resolve the dispute by mediation as set forth herein. If mediation is unsuccessful, the parties agree to have such dispute settled by, and consent to the process of, arbitration, under the laws of the State of Florida, administered by the AAA in accordance with its Commercial Arbitration Rules in lieu of litigation, with judgment on the award rendered by one arbitrator entered in any court having jurisdiction and the parties irrevocably waive their right to litigate. The location of the negotiation, mediation or arbitration shall be in Pinellas or Hillsborough County, Florida, under the laws of the State of Florida, and each party shall assume their own costs, including attorneys’ fees.

This letter forms the complete and exclusive statement of the terms of the offer of employment with the Company. The parties agree it is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and this letter entirely supersedes and replaces any and all prior or contemporaneous promises or representations, whether oral or written. This letter can only be modified in a written agreement signed by you and a duly authorized representative of the Company.

We look forward to working with you. If you have any questions or concerns regarding this offer letter, please contact Ryan Foster, General Counsel of the Company at (727) 228-3244 or rfoster@thedmsgrp.com.

(Acceptance and Signature Page to Follow)

To accept this offer, please sign and date this letter in the space provided below and return a signed copy to us to the email provided. This offer of employment will terminate if it is not accepted, signed and returned by Friday November 23rd by 5:00 pm EST.

Yours very truly,

Digital Media Solutions, LLC

/s/ Joe Marinucci
Name: Joe Marinucci
Title: CEO

By signing and dating this offer letter below, I, Joey Liner, accept this job offer.

Signature: /s/ Joey Liner	Date: 11/21/2018

Exhibit 10.13

Digital Media Solutions, LLC

4800 140th Ave N

Suite 101

Clearwater, FL 33762

October 23, 2018

Randy Koubek

5700 Mariner Street

#304

Tampa, FL 33609

Re: Offer of Employment

Dear Randy,

Digital Media Solutions, LLC, together with its parent, subsidiaries and affiliates (collectively, the “Company”) is pleased to offer you a full-time position as CFO, reporting to Joe Marinucci. We welcome your knowledge, skills and experience and look forward to working with you. Your date of hire will be November 11, 2018 (the “Commencement Date”).

Should you accept this offer, your compensation will be structured such that you will receive salary at the rate of $250,000/year, less applicable payroll deductions and withholdings. You will be paid in accordance with the Company’s customary payroll schedule then-currently in effect. Currently, Company salaries are paid on a weekly basis, except in the event that such day falls on a weekend or holiday, in which case, you will be paid on the business day prior to such weekend or holiday. Health and related insurance for you and your dependents, will be offered to you at the Company’s “Executive Level” tier.

Payment of your salary is conditional on your compliance with all of the terms and obligations of your employment with the Company. Please note the Company may modify job titles, bonus, work location and benefits, from time to time, as it deems necessary.

You will be eligible to earn an annual discretionary bonus “Annual Bonus” of not less than 20% of your then-current base salary at the end of each calendar year, based upon your performance and the performance of the Company. The Annual Bonus will be pro-rated for the remainder of 2018 and Q1 2019, payable in Q2 2019. The Annual Bonus for 2019 will be prorated as well for April — December payable in Ql of 2020. Thereafter the Annual Bonus will be paid to you in accordance with normal payment practices, or within 60 days of the close of the calendar year.

The Company has instituted an employee bonus points pool which would be triggered in the event of a sale, the “Bonus Pool”. You will be provided with your interest and vesting schedule in the Bonus Pool prior to your start date. Your initial participation / interest will be a grant of 50 points on terms consistent with that of other DMS executives. Participation in the Bonus Pool commences on the first day of your employment. Notwithstanding the foregoing, if there is a change of control triggering the exercising of the Bonus Pool on or before December 31, 2019, the minimum value of the 50 points you hold would be redeemed for $500,000. After December 31, 2019, you will receive fair market value for the 50 points you hold.

You will also be eligible to participate in our customary employee benefits, including health and related insurance, vacation and sick leave, and 401(k) retirement benefits, all subject to participation requirements and provided in accordance with normal Company policies. Our benefits are provided through TriNet, a professional employer organization (“TriNet”). The Company’s benefits, payroll, and other human resource management services are provided through TriNet. As a result of the Company’s arrangement with TriNet, TriNet will be considered your employer of record for these purposes, and the Company will be responsible for directing your work and reviewing your performance. An introduction of our benefits program will be given to you during your first week of employment. Additional information will be available on-line, subject to the terms and conditions included in the End User License Agreement (“EULA”) each new employee must accept in order to access TriNet’s on-line self-service portal. You should note that the Company may modify or terminate benefits, from time to time, as it deems necessary or appropriate.

As a condition of your employment, you will be required to abide by the Company’s general policies and rules of conduct as modified from time to time including standard provisions concerning your confidentiality and non-solicitation obligations to the Company, and all of the Company policies set out in the employee handbook. If you have not already done so, please disclose to the Company any and all conflicting employment restrictions and/or agreements relating to your prior employment that may affect your eligibility to be employed by the Company or limit the manner in which you may be employed, such as prior employment, compensation, non-competition or confidentiality agreements.

You recognize and understand that, in performing your duties and obligations for the Company and in consideration of the compensation you are eligible for hereunder, you will be expected to act with the business interests of the Company and not in any manner which would be detrimental to any of them. You therefore agree that from the Commencement Date and for six (6) months after termination of your employment, without the prior written consent of the Company, you will not accept employment with, engage in any undertaking or have any financial interest in any person or entity within the United States which, in any way, competes with the Company in performance marketing. Further, you will not enter into any business relationship or interfere with the Company’s relationships with current or prospective suppliers, customers, investors, or business partners known or disclosed to you during the course of your employment with the Company. Notwithstanding the foregoing, nothing shall prevent the you from owning a passive investment in securities listed on a public stock exchange or quotation system in Canada or the U.S., so long as those securities do not represent more than 1% of the issued securities of any such class.

Your employment relationship with the Company will be at-will. Therefore, you may terminate your employment with the Company at any time and for any reason whatsoever, simply by notifying the Company. Similarly, the Company is free to conclude its employment relationship with you at any time, with or without cause, and with or without notice. Your acceptance of the offer does not create a contract of employment between the Company and you for any specified term.

If your employment is terminated by the Company without Cause, you will be entitled to receive during the twelve-month period beginning on the date of such termination (the “Severance Payment Period”), your base salary, payable periodically in equal amounts at the same intervals as if the employment period had not ended. If your employment is terminated as the result of a “Change of Control, the entire amount due during the Severance Payment Period will become due and payable immediately upon the Change of Control. During the Severance Payment Period, subject to applicable law and your timely election of continuation coverage under Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), payment of the Company’s portion of premium costs for healthcare continuation coverage under COBRA at the same level of coverage that the Executive was a participant at the time of such termination of employment, subject to the terms and conditions of the applicable plans and policies as may be in effect at the time of your termination. Cause shall mean: (i) The Employee’s violation of Company’s current documented policies; (ii) The Employee’s failure to substantially perform the Employee’s duties under this Agreement; (iii) The Employee’s failure to reasonably cooperate with any lawful investigation undertaken by the Company; (iv) The Employee’s gross negligence or breach of fiduciary duty or (v) Any (A) conviction of the Employee under any local, state, provincial or federal statute which makes the performance of the Employee’s duties impracticable or impossible, (B) arrest of the Employee for any criminal offense against the Company or its personnel, Affiliates, or customers, or (C) arrest of the Employee for any other felony criminal offense which in the view of the Company may harm the reputation of the Company or any of its Affiliates; (vi) Any misconduct, gross incompetence or conduct incompatible with the Employee’s duties hereunder, or prejudicial to the Company’s business; or (vii) Gross insubordination or willful disobedience to the lawful directions of management of the Company, provided that the Employee has been given written notice thereof and has failed to correct such conduct forthwith.

The Company reserves the right to conduct background investigations and/or reference checks on all of its potential employees. Therefore, this offer is contingent upon a clearance of such a background investigation and/or reference check(s), if any.

As required by law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to the Company within three (3) business days of your Commencement Date.

To ensure the rapid and economical resolution of disputes that may arise in connection with your employment, you and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to the enforcement, breach, performance, or interpretation of this offer, the terms or conditions of your employment, or involving any other employee, officer, director, client, vendor, business partner, agent or professional representative, or occurring on Company property, shall be resolved under the laws of the State of Florida, by way of mediation administered by the American Arbitration Association (“AAA”) under its Commercial Mediation Procedures. Prior to mediation, the parties agree to use their reasonable efforts to settle any dispute by negotiating in good faith to reach a solution satisfactory to all parties. If they do not reach a solution within sixty (60) days, then, upon written notice by either party, the parties agree to attempt to resolve the dispute by mediation as set forth herein. If mediation is unsuccessful, the parties agree to have such dispute settled by, and consent to the process of, arbitration, under the laws of the State of Florida, administered by the AAA in accordance with its Commercial Arbitration Rules in lieu of litigation, with judgment on the award rendered by one arbitrator entered in any court having jurisdiction and the parties irrevocably waive their right to litigate. The location of the negotiation, mediation or arbitration shall be in Pinellas or Hillsborough County, Florida, under the laws of the State of Florida, and each party shall assume their own costs, including attorneys’ fees.

This letter forms the complete and exclusive statement of the terms of the offer of employment with the Company. The parties agree it is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and this letter entirely supersedes and replaces any and all prior or contemporaneous promises or representations, whether oral or written. This letter can only be modified in a written agreement signed by you and a duly authorized representative of the Company.

We look forward to working with you. If you have any questions or concerns regarding this offer letter, please contact Ryan Foster, General Counsel of the Company at (727) 228-3244 or rfoster@thedmsgrp.com.

(Acceptance and Signature Page to Follow)

To accept this offer, please sign and date this letter in the space provided below and return a signed copy to us to the email provided. This offer of employment will terminate if it is not accepted, signed and returned by Wednesday October 23rd by 5:00 pm EST.

Yours very truly,

Digital Media Solutions, LLC

/s/ Joe Marinucci
Name: Joe Marinucci
Title: CEO

By signing and dating this offer letter below, I, Randy Koubek, accept this job offer.

Signature: /s/ Randy Koubek	Date: 10/23/18

Exhibit 10.14

EXECUTION VERSION

CREDIT AGREEMENT

dated as of July 3, 2018

among

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC

as Holdings

DIGITAL MEDIA SOLUTIONS, LLC,

as a Borrower,

EACH OF ITS AFFILIATES PARTY HERETO,

as Borrowers,

THE VARIOUS FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders,

and

MONROE CAPITAL MANAGEMENT ADVISORS, LLC,

as Administrative Agent and Lead Arranger

i

(continued)

(continued)

(continued)

(continued)

v

(continued)

(continued)

ANNEXES

ANNEX A	Lenders and Pro Rata Shares
ANNEX B	Addresses for Notices
ANNEX C	Post-Closing Obligations

SCHEDULES

SCHEDULE 9.6	Litigation and Contingent Liabilities
SCHEDULE 9.8	Equity Ownership
SCHEDULE 9.16	Insurance
SCHEDULE 9.17	Real Property
SCHEDULE 9.19	Deposit and Securities Accounts
SCHEDULE 9.21	Intellectual Property
SCHEDULE 9.22	Material Contracts
SCHEDULE 9.25	Loan Party Information
SCHEDULE 9.26	Locations of Collateral
SCHEDULE 11.1	Existing Debt
SCHEDULE 11.2	Existing Liens
SCHEDULE 11.9	Investments
SCHEDULE 12.1	Debt to be Repaid

EXHIBITS

EXHIBIT A	Form of Note (Section 3.1)
EXHIBIT B	Form of Compliance Certificate (Section 10.1.3)
EXHIBIT C	Form of Assignment Agreement (Section 15.6.1)
EXHIBIT D	Form of Notice of Borrowing (Section 2.2.2)
EXHIBIT E	Form of Notice of Conversion (Section 2.2.3)
EXHIBIT F	Form of Tax Compliance Certificates (Section 7.6.5)

CREDIT AGREEMENT

THIS CREDIT AGREEMENT dated as of July 3, 2018 (this “Agreement”) is entered into among Digital Media Solutions Holdings, LLC, a Delaware limited liability company (“Holdings”), DIGITAL MEDIA SOLUTIONS, LLC, a Delaware limited liability company (the “Company”); each of the Affiliates of the Company that are or may from time to time become parties hereto (together with the Company, the “Borrowers”); the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the “Lenders”); and MONROE CAPITAL MANAGEMENT ADVISORS, LLC, a Delaware limited liability company (“Monroe Capital”), as administrative agent for the Lenders.

W4 Holding Company, LLC (“W4”), a Wholly-Owned Subsidiary of the Company and a Delaware limited liability company, will acquire certain assets (the “Target Business”) of W4 LLC, a Delaware limited liability company (“Target”), pursuant to the Purchase Agreement (that acquisition, the “Related Transaction”).

The Company has requested that the Lenders make Loans to provide the funds required to finance a portion of the Related Transaction, to repay the Debt to be Repaid, to pay a one-time dividend to Holdings’ equity holders in an amount of $65,620,922 (the “Closing Date Shareholder Distribution”) and to provide for the ongoing general corporate purposes and working capital needs of Borrowers as further provided in this Agreement, up to an aggregate principal amount of $120,000,000 (as such amount may be increased pursuant to Section 2.1.2(c) by up to $5,000,000) in the form of (a) Revolving Loans to Borrowers from time to time in an aggregate amount not to exceed $5,000,000, (b) Term A Loans to Borrowers on the Closing Date in an aggregate principal amount not to exceed $100,000,000 (as such amount may be increased pursuant to Section 2.1.2(c) by up to $5,000,000), and (c) Delayed Draw Term Loans to Borrowers during the Delayed Draw Term Loan Availability Period in an aggregate principal amount not to exceed $15,000,000, and the Lenders are willing to do so on the terms and conditions set forth in this Agreement.

To secure the Loans and other Obligations, Borrowers and the other Loan Parties are granting to Administrative Agent, for the benefit of Administrative Agent and Lenders, a security interest in and lien upon substantially all of Borrowers’ and the other Loan Parties’ real and personal property.

In consideration of the mutual agreements contained in this Agreement, the parties hereby agree as follows:

SECTION 1 DEFINITIONS.

1.1 Definitions. When used in this Agreement the following terms have the following meanings:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

“Additional Term A Loan” is defined in Section 2.1.2(a).

“Additional Term A Loan Distribution” is defined in Section 11.4(vi).

“Administrative Agent” means Monroe Capital in its capacity as administrative agent for the Lenders under this Agreement and any successor thereto in that capacity.

“Affected Loan” is defined in Section 8.3.

“Affiliate” of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with that Person, (b) any officer or director of that Person and (c) with respect to any Lender, any entity administered or managed by that Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person will be deemed to be “controlled by” any other Person if that other Person possesses, directly or indirectly, power to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of that Person whether by contract or otherwise. Unless expressly stated otherwise in this Agreement, none of the following Persons will be deemed an Affiliate of any Loan Party: (i) Administrative Agent; (ii) any Lender; or (iii) any Person owned or controlled by Sponsor that is a portfolio company of Sponsor (other than the Loan Parties and their Subsidiaries).

“Affiliated Funds” means, with respect to any Person, a fund that is an Affiliate of that Person, that invests in portfolio companies and that is managed by that Person or by the same management company that manages that Person.

“Agent Fee Letter” means the fee letter dated as of the date of this Agreement between Borrowers and Administrative Agent.

“Agreement” is defined in the introductory clause of this Agreement.

“Allocable Amount” is defined in Section 16.6.

“Approved Fund” means (a) any Person (other than a natural person) engaged in making, purchasing, holding, or investing in commercial loans and similar extensions of credit and that is advised, administered, or managed by a Lender, an Affiliate of a Lender (or an entity or an Affiliate of an entity that administers, advises or manages a Lender); (b) with respect to any Lender that is an investment fund, any other investment fund that invests in loans and that is advised, administered or managed by the same investment advisor as that Lender or by an Affiliate of that investment advisor; and (c) any third party that provides “warehouse financing” to a Person described in clause (a) or (b) (and any Person described in clause (a) or (b) will also be deemed an Approved Fund with respect to any such third party providing warehouse financing).

“Asset Disposition” means the sale, lease, assignment, disposition, or other transfer for value by any Loan Party to any Person of any asset of that Loan Party other than (a) the sale, lease, assignment, disposition, or other transfer for value of any asset which is to be replaced, and is in fact replaced (or for which a binding, written agreement to replace has been entered into with an unaffiliated third party) within 180 days with another asset performing the same or similar function (and, in the case of such a binding, written agreement, such asset shall have actually been replaced within 180 days of the date of such agreement); (b) the sale or lease of inventory in the ordinary course of business; (c) any sale, lease, assignment, disposition, or other transfer for value between or among Borrowers; (d) liquidation of Cash Equivalent Investments into cash in the ordinary course of business, (e) any transaction described in the definition of Extraordinary Receipts, and (f) other sales, leases, assignments, dispositions, or other transfers for value, the Net Proceeds of which do not exceed $500,000 in the aggregate in any Fiscal Year.

“Assignee” is defined in Section 15.6.1.

“Assignment Agreement” is defined in Section 15.6.1.

“Attorney Costs” means, with respect to any Person, all reasonable out-of-pocket invoiced fees and charges of any counsel to that Person and all court costs and similar legal expenses.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Product Agreements” means those certain agreements entered into from time to time in connection with any of the Bank Products between any Loan Party and (a) a Lender or its Affiliates or (b) solely in the case of Hedging Obligations, any other Person subject to the Administrative Agent’s consent and execution and delivery of such additional documentation as the Administrative Agent may reasonably request.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Loan Parties to any Lender or its Affiliates pursuant to or evidenced by the Bank Product Agreements, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Loan Party is obligated to reimburse to Administrative Agent or any Lender as a result of Administrative Agent or that Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Loan Parties pursuant to the Bank Product Agreements.

“Bank Products” means any service provided to, facility extended to, or transaction entered into with, any Loan Party by any Lender or its Affiliates consisting of (a) deposit accounts; (b) cash management services, including, controlled disbursement, lockbox, electronic funds transfers (including, book transfers, fedwire transfers, ACH transfers), online reporting and other services relating to accounts maintained with any Lender or its Affiliates; (c) debit cards and credit cards; (d) Hedging Agreements; or (e) so long as prior written notice thereof is provided by the Lender (or its Affiliate) providing that service, facility, or transaction and Administrative Agent consents in writing to its inclusion as a Bank Product, any other service provided to, facility extended to, or transaction entered into with, any Loan Party by a Lender or its Affiliates. No Hedging Agreements or Hedging Obligations will be deemed Bank Products or included as Bank Product Obligations without Administrative Agent’s prior written consent.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101 et seq.), as amended and in effect from time to time and the regulations issued from time to time thereunder.

“Base Rate” means at any time a fluctuating rate per annum equal to the greatest of (a) the Federal Funds Rate plus 0.50%, (b) the Prime Rate, (c) 5.0%, and (d) the LIBOR Rate for interest periods of one month plus 1.0%.

“Base Rate Loan” means any Loan which bears interest at or by reference to the Base Rate.

“Borrower” is defined in the introductory clause of this Agreement.

“Borrower Representative” means the Company or any other Person appointed as “Borrower Representative” under and in accordance with Section 17.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, Illinois and, in the case of a Business Day that relates to a LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market.

“Business Interruption Proceeds” means cash proceeds received by any Loan Party pursuant to business interruption policies of insurance.

“Capital Expenditures” means all expenditures that, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Holdings and its Subsidiaries, including expenditures in respect of Capital Leases, but excluding any such expenditures made in connection with the replacement, substitution, or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (iii) with assets traded or exchanged for that replacement, substitution, or restoration of assets, or (iv) with Net Cash Proceeds from a sale, lease, assignment, disposition, or other transfer for value of the type specifically described in clause (a) of the definition of “Asset Disposition.”

“Capital Lease” means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by that Person that, in conformity with GAAP, is accounted for as a capital lease or financing lease on the balance sheet of that Person.

“Cash Collateralize” means, with respect to any inchoate, contingent, or other Obligations, the delivery of cash to Administrative Agent, as security for the payment of the applicable Obligations, in an amount equal to the Administrative Agent’s good faith estimate of the amount due or to become due, including all fees and other amounts relating to those Obligations. “Cash Collateral” has a correlative meaning.

“Cash Equivalent Investment” means, at any time, (a) any evidence of Debt, maturing not more than one year after that time, issued or guaranteed by the United States Government or any agency thereof; (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody’s Investors Service, Inc.; (c) any certificate of deposit, time deposit, or banker’s acceptance, maturing not more than one year after that time, or any overnight Federal Funds transaction that is issued or sold by any Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000); (d) any repurchase agreement entered into with any Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time that repurchase agreement is entered into of not less than 100% of the repurchase obligation of that Lender (or other commercial banking institution) thereunder; (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements; and (f) other short-term liquid investments approved in writing by Administrative Agent.

“Change in Law” means the adoption or phase-in of, or any change in, in each case after the date of this Agreement, any applicable law, rule, or regulation, or any change in the interpretation or administration of any applicable law, rule, or regulation by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency. For purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives thereunder or issued in connection therewith, and all requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, will, in each case, be deemed to have been adopted and gone into effect after the date of this Agreement.

“Change of Control” means the occurrence of any of the following events: (a) Permitted Holders cease to (i) own and control, directly or indirectly, at least 50.01% of the outstanding Equity Interests of Holdings or (ii) possess the right to elect (through contract, ownership of voting securities or otherwise) at all times a majority of the board of directors (or similar governing body) of Holdings and to direct the management policies and decisions of Holdings; (b) except to the extent a merger or consolidation transaction is expressly permitted by Section 11.4 or a liquidation or dissolution of a domestic Wholly-Owned Subsidiary of a Borrower is expressly permitted by Section 11.4, Holdings ceases to, directly or indirectly, own and control 100% of each class of the outstanding Equity Interests of each Subsidiary of Holdings; or (c) neither Joseph Marinucci nor Fernando Borghese continues to be employed by the Company in his current capacity and involved in the day-to-day senior management of the company, other than any such event caused by the death or disability of either such Person.

“Closing Date” is defined in Section 12.1.

“Closing Date Shareholder Distribution” is defined in the recitals of this Agreement.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means “Collateral” (as defined in the Guaranty and Collateral Agreement) and any and all other property now or hereafter securing Obligations.

“Collateral Access Agreement” means an agreement in form and substance reasonably satisfactory to Administrative Agent pursuant to which a mortgagee or lessor of real property on which collateral or books or records are stored or otherwise located, or a warehouseman, processor, or other bailee of inventory or other property owned by any Loan Party, acknowledges the Liens of Administrative Agent, waives or subordinates any Liens held by that Person on that property, and, in the case of any such agreement with a mortgagee or lessor, permits Administrative Agent reasonable access to and use of the applicable real property following the occurrence and during the continuance of an Event of Default to assemble, complete, and sell any Collateral stored or otherwise located on that real property.

“Collateral and Diligence Questionnaire” means a collateral and diligence questionnaire executed and delivered to Administrative Agent by a Loan Party.

“Collateral Documents” means, collectively, the Guaranty and Collateral Agreement, each Mortgage, each Mortgage-Related Document, each Collateral Access Agreement, each Control Agreement, each Intellectual Property Security Agreement, and any other agreement or instrument pursuant to which any Borrower, any Subsidiary or any other Person grants or purports to grant collateral to Administrative Agent for the benefit of Administrative Agent and the Lenders or otherwise relates to any such collateral.

“Commitment” means, as to any Lender, that Lender’s commitment to make Loans under this Agreement. The initial amount of each Lender’s Commitment is set forth on Annex A.

“Compliance Certificate” means a Compliance Certificate in substantially the form of Exhibit B.

“Computation Period” means each period of 12 consecutive months ending on the last day of a Fiscal Quarter.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Net Income” means, with respect to Holdings and its Subsidiaries for any period, the consolidated net income (or loss) of Holdings and its Subsidiaries for that period, excluding (a) any gains or losses from Asset Dispositions; (b) any extraordinary or non-recurring gains; (c) the income (or loss) of any Loan Party during that period in which any other Person has a joint interest, except to the extent of the amount of cash dividends or other distributions actually paid in cash to that Loan Party during that period; (d) the income (or loss) of any Person during that period and accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with a Loan Party or that Person’s assets are acquired by a Loan Party; (e) the income of any Loan Party to the extent that the declaration or payment of dividends or similar distributions by that Loan Party of that income is not at the time permitted by operation of the terms of its organizational documents, its governing documents, or any agreement, instrument, judgment, decree, order, statute, rule; or governmental regulation applicable to that Loan Party; and (f) any gains or losses from discontinued operations; provided, that the aggregate amount of such losses excluded under this clause (f) (other than in connection with losses from the Loan Parties’ discontinued call operations in Arizona, including rent and utilities expenses relating thereto) shall not exceed $500,000 for any period of four consecutive Fiscal Quarters (calculated prior to giving effect to such add back).

“Consolidated Working Capital” means, as of any date of determination, for Holdings and its Subsidiaries on a consolidated basis (a) current assets (excluding cash and cash equivalents, deferred taxes and accrued interest), minus (b) current liabilities (excluding the current portion of long term Indebtedness, outstanding revolving loans, the current portion of any Debt attributable to Capital Leases, deferred taxes and accrued interest); provided, increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in current assets or current liabilities as a result of (1) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent, (2) the effects of purchase accounting, (3) any impacts from non-cash currency translation adjustments, non-cash unrealized derivatives, non-cash reclassifications, interest, income taxes and dividends or (3) the making of payments in respect of Earnout Obligations permitted hereunder.

“Contingent Liability” means, with respect to any Person, each obligation and liability of that Person and all such obligations and liabilities of that Person incurred pursuant to any agreement, undertaking or arrangement by which that Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Equity Interests of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions, or otherwise), or to maintain solvency, assets, level of income, working capital, or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property, or services from any other Person with the purpose or intent of assuring the owner of that indebtedness or obligation of the ability of that other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of any other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability will (subject to any limitation set forth in this Agreement) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

“Control Agreement” means each deposit account control agreement or securities account control agreement, as applicable, entered into by a Loan Party, each depository institution or securities intermediary party thereto and Administrative Agent in form and substance reasonably satisfactory to Administrative Agent.

“Controlled Group” means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with any Borrower or any Subsidiary of a Borrower, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

“Credit Facilities” means the credit facilities provided under this Agreement and the other Loan Documents.

“Debt” of any Person means, without duplication, (a) all indebtedness of that Person for borrowed money; (b) all indebtedness evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of that Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of that Person in accordance with GAAP; (d) all obligations of that Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business); (e) all indebtedness secured by a Lien on the property of that Person, whether or not that indebtedness has been assumed by that Person, but if that Person has not assumed or otherwise become liable for that indebtedness, then that indebtedness will be measured at the fair market value of the property securing that indebtedness at the time of determination; (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances, and similar obligations issued for the account of that Person; (g) all Hedging Obligations of that Person; (h) all Contingent Liabilities of that Person; (i) all Debt of any partnership of which that Person is a general partner; (j) all non-compete payment obligations, earn-outs, and similar obligations; (k) all monetary obligations under any receivables factoring, receivable sale, or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing, or similar financing; and (l) any Equity Interests of that Person or other equity instrument of that Person, whether or not mandatorily redeemable, that under GAAP is characterized as debt, whether pursuant to financial accounting standards board issuance No. 150 or otherwise.

“Debt to be Repaid” means the Debt listed on Schedule 12.1.

“Default” means any event that, if it continues uncured, will, with lapse of applicable cure or grace periods or notice or both, constitute an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans required to be funded by it under this Agreement within one Business Day of the date required to be funded by it under this Agreement; (b) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it under this Agreement within one Business Day of the date when due, unless the subject of a good faith dispute; (c) has, or has a parent company that has, (i) been deemed insolvent or become the subject of an Insolvency Proceeding, or (ii) become the subject of a Bail-In Action; (d) has notified any Borrower, Administrative Agent, or any Lender that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit; or (e) has failed to confirm within three Business Days of a request by Administrative Agent that it will comply with the terms of this Agreement relating to its obligations to fund Loans.

“Delayed Draw Term Loan” is defined in Section 2.1.2(b).

“Delayed Draw Term Loan Availability Period” means the period (i) beginning on and including the day after the Closing Date and (ii) ending on and including the earlier of (A) the date that the Delayed Draw Term Loan Commitments have been fully utilized, terminated or reduced to zero and (B) the date that is two (2) years after the Closing Date.

“Delayed Draw Term Loan Commitment” means, as to any Lender, that Lender’s commitment to make Delayed Draw Term Loans under this Agreement. The amount of each Lender’s Delayed Draw Term Loan Commitment is set forth on Annex A. The initial aggregate amount of the Delayed Draw Term Loan Commitments of all Lenders is $15,000,000.

“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, in each case before the date that is 180 days after the Termination Date, (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking-fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event are subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments); (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part; (c) provides for the scheduled payments of dividends in cash; or (d) is or becomes convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests.

“Disqualified Institution” means, on any date, (i) any Person specifically designated by the Borrower Representative as a “Disqualified Institution” by written notice delivered to the Administrative Agent (and consented to by the Administrative Agent) on or prior to the Closing Date, and (ii) any clearly identifiable Affiliate of any Person referred to in the foregoing clause (i) solely on the basis of its name; provided that (a) “Disqualified Institution” shall exclude any Person that the Borrower Representative has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time and (b) the Administrative Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Institution.

“Dollar” and the sign “$” mean lawful money of the United States of America.

“Domestic Foreign Holding Company” means any Domestic Subsidiary of any Loan Party that (i) owns 65% or more of the Equity Interests (which represents at least 65% of the total combined voting power of all classes of Equity Interests entitled to vote) of a Foreign Subsidiary that is a “controlled foreign corporation” (as defined in Section 957(a) of the Code); (ii) holds no assets other than Equity Interests of one or more Foreign Subsidiaries that are “controlled foreign corporations” (as defined in Section 957(a) of the Code), other than immaterial cash held by that Domestic Subsidiary solely for the purpose of paying administrative or maintenance expenses of that Domestic Subsidiary; and (iii) has no purpose other than serving as a holding company for the ownership of each such Foreign Subsidiaries.

“Domestic Subsidiary” means each Subsidiary which is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“DQ List” is defined in Section 15.6.1.

“Earnout Obligations” means any earnout or similar obligations incurred by any buyer in connection with any Acquisition, including any incentive payment and similar obligations (including any incentive payments payable under the Engage Consulting Services Agreement).

“EBITDA” means, for any period, the result of the following, in each case as determined in accordance with GAAP: (a) Consolidated Net Income for that period; plus (b) to the extent deducted in determining that Consolidated Net Income, without duplication, the sum of the following during that period: (i) Interest Expense (net of interest income for that period of Holdings and its Subsidiaries) for that period; (ii) federal, state, local and foreign income tax expense for that period; (iii) depreciation and amortization for that period; (iv) non-cash compensation expense, or other non-cash expenses or charges, for that period arising from the granting of stock options, stock appreciation rights or similar equity arrangements; (v) non-cash extraordinary or non-cash non-recurring expenses or losses (including non-cash adjustments due to changes in accounting) and other non-cash charges (in each case as determined in accordance with GAAP) incurred during that period; (vi) extraordinary or non-recurring expenses or losses incurred during that period; provided that the aggregate amount added back under this clause (b)(vi) and clause (b)(xiii) below shall not for any Computation Period exceed 10% of EBITDA for such period (calculated prior to giving effect to such add backs); (vii) reasonable and documented out-of-pocket fees, costs, and expenses paid during that period in connection with the negotiation, execution, and delivery of this Agreement and the other Loan Documents and the consummation of the Related Transaction and the transactions contemplated by this Agreement and the other Loan Documents, so long as (A) those fees, costs, and expenses were paid not later than 180 days after the Closing Date, and (B) the aggregate amount of all such fees, costs, and expenses, whenever incurred or paid, does not exceed $3,000,000; (viii) (A) in the case of the Related Transaction, EBITDA of the Target for the month of June, 2018 calculated based on the financial statements of the Target required to be delivered to Administrative Agent pursuant to Section 10.1.2 and (B) in the case of a Permitted Acquisition, subject to Section 1.3, the (1) historical EBITDA of the acquired business as evidenced by the financial statements required to be delivered to the Administrative Agent pursuant to the Credit Agreement in connection with such Permitted Acquisition (the “Subject Historical Financials”) for the period from the first day of such Computation Period to, and including, the last date of the period covered by such Subject Historical Financials (the “Projection Date”) plus (2) the projected EBITDA of the acquired business as evidenced by the financial projections required to be delivered to the Administrative Agent pursuant hereto in connection with such Permitted Acquisition for the period from, but not including, the Projection Date to, but not including, the date of the consummation of such Permitted Acquisition; (ix) the run-rate adjustments provided for in the quality of earnings reports relating to the Company and the Target provided by the Company to the Administrative Agent prior to the Closing Date, to be included in the manner included in the Closing Date EBITDA subject to the consent of the Administrative Agent; (x) incentive payments to Singularity Consulting LLC pursuant to the Engage Consulting Services Agreement which payments are permitted under this Agreement; (xi) expenses incurred in connection with any Permitted Acquisition, other Investment, disposition, restructuring, recapitalization, equity issuance or incurrence of Indebtedness or repayment of Indebtedness permitted under the Loan Documents (whether or not consummated), and any amendments, waivers or other modifications thereto or repayments of any Loan Documents; provided that the amount of such expenses shall not in any Computation Period exceed (A) $500,000 in the aggregate in connection with any individual Permitted Acquisition (or series of related Permitted Acquisitions), and (B) $500,000 in the aggregate in connection with all such other expenses; (xii) unrealized losses resulting from mark-to-market accounting for hedging activities; (xiii) pro forma synergies and cost savings reasonably identifiable and factually supportable (in the good faith determination of the Borrower Representative and subject to certification by a responsible officer of the Borrower Representative) relating to Permitted Acquisitions consummated after the Closing Date (and excluding the Related Transaction) in each case projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken and are expected to be realized within 18 months of the date of such Permitted Acquisition or restructuring (and such amounts shall cease to be added back to the extent not actually realized within such period), net of the amount of actual benefits realized during such period from such adjustments; provided that the aggregate amount added back under clause (b)(vi) above and this clause (b)(xiii) shall not for any Computation Period exceed 10% of EBITDA for such period (calculated prior to giving effect to such add backs); (xiv) Management Fees permitted hereunder; (xv) fees and expenses paid to directors of the Company or Holdings in an aggregate amount not to exceed $100,000 in any Computation Period; (xvi) in respect of the Computation Periods ending September 30, 2018 and December 31, 2018, synergies and cost savings in connection with the Related Transaction calculated in a manner reasonably satisfactory to the Administrative Agent (A) of a type added back pursuant to the item labeled “Software Licenses” as set forth in the W4 Quality of Earnings in an amount not to exceed $402,000 for such Computation Periods; (B) of a type added back pursuant to the item labeled “Sales Director” as set forth in the W4 Quality of Earnings in an amount not to exceed $258,000 for such Computation Periods; (C) of a type added back pursuant to the item labeled “Contractor” as set forth in the W4 Quality of Earnings in an amount not to exceed $225,000 for such Computation Periods; (D) of a type added back pursuant to the item labeled “Technology Personnel” as set forth in the W4 Quality of Earnings in an amount not to exceed $528,000 for such Computation Periods; and (E) of a type added back pursuant to the item labeled “Margin Improvement” as set forth in the W4 Quality of Earnings in an amount equal to the Margin Improvement Amount for such Computation Periods; provided that, for the avoidance of doubt, any such add-backs included as of the end of the such periods shall be deemed to have been added back ratably among the four Fiscal Quarters ending on such dates for purposes of determining EBITDA for any future Computation Period which includes such Fiscal Quarters; provided further that, in the case of the foregoing clauses (A) through (D), in the event that an amount less than the maximum amount set forth in any such clause is added back pursuant to such clause for the Computation Period ending September 30, 2018, the remaining portion of such maximum about shall be available to be added back pursuant to such clause for the Computation Period ending December 31, 2018; minus (c) to the extent included in determining Consolidated Net Income, without duplication, the sum of (i) non-cash gains or profits during that period, (ii) unrealized gains resulting from mark-to-market accounting for hedging activities and (iii) the EBITDA attributable to any asset subject to an Asset Disposition. “Margin Improvement Amount” means, with respect to the Computation Periods ending September 30, 2018 and December 31, 2018, (a) in the event that the Margin Improvement Differential for the Fiscal Quarter ending on the last day of such Computation Period is less than $201,250, $0, and (b) in the event that the Margin Improvement Differential for the Fiscal Quarter ending on the last day of such Computation Period is greater than or equal to $201,250, $805,000; provided, that in the event that the Margin Improvement Amount for the Computation Period ending September 30, 2018 is $805,000, the Margin Improvement Amount for the Computation Period ending December 31, 2018 shall be $0. “Margin Improvement Differential” means, for the Fiscal Quarters ending September 30, 2018 and December 31, 2018, (a) the gross margin of the Target Business for such Fiscal Quarter minus the gross margin of the Target Business for the corresponding fiscal quarter in the prior fiscal year times (b) the aggregate revenues of the Target Business for such Fiscal Quarter.

For purposes of this Agreement, EBITDA shall be deemed to be the amount set forth below opposite such month (as such amount may be increased pursuant to clause (b)(xvi)):

Month	EBITDA
June 2017	$1,918,671.70
July 2017	$1,959,276.45
August 2017	$2,040,587.47
September 2017	$2,001,347.91
October 2017	$1,809,663.84
November 2017	$1,701,779.19
December 2017	$1,491,053.30
January 2018	$1,899,668.23
February 2018	$1,885,452.51
March 2018	$1,862,075.36
April 2018	$1,841,778.83
May 2018	$2,007,116.80

“ECF Percentage” means, with respect to the Excess Cash Flow for any Fiscal Year, the following percentages, as applicable: (a) if the Total Debt to EBITDA Ratio as of the last day of the last Fiscal Quarter of that Fiscal Year is less than 2.75 to 1.00, 25%; and (b) otherwise, 50%.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition; or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Engage Consulting Services Agreement” means the Consulting Services Agreement, dated as of October 1, 2017, between DMS Engage, LLC and Singularity Consulting LLC.

“Environmental Agreement” means each agreement of the Loan Parties with respect to any real estate subject to a Mortgage, pursuant to which Loan Parties agree to indemnify and hold harmless Administrative Agent and Lenders from liability under any Environmental Laws.

“Environmental Claims” means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release of Hazardous Substances or injury to the environment.

“Environmental Laws” means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

“Equity Interests” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of that Person’s equity capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations, or any other equivalent of any such ownership interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means any of the events described in Section 13.1.

“Excess Cash Flow” means, for any period, the remainder of (a) the sum of EBITDA for that period, plus decreases in Consolidated Working Capital, minus (b) the sum, without duplication, of (i) scheduled repayments of principal of Debt (other than the Loans) permitted under this Agreement and made during that period, plus (ii) cash payments permitted under this Agreement and made during that period with respect to unfinanced Capital Expenditures of Holdings and its Subsidiaries, plus (iii) all Tax Distributions paid in cash by Holdings during that period, plus (iv) cash Interest Expense (net of interest income) of Holdings and its Subsidiaries during that period, plus (v) payments in respect of Capital Leases made in cash by Holdings and its Subsidiaries during that period, plus (vi) all other cash charges paid during such period (other than in respect of any Earnout Obligations) that were added-back in the determination of Consolidated Net Income and/or EBITDA for such period; plus (vii) to the extent consisting of payments of cash during such period and except to the extent financed with the proceeds of Debt or additional Equity Interests, (x) Permitted Acquisitions and (y) management fees paid pursuant to the Management Agreement and permitted under this Agreement; plus (C) increases in Consolidated Working Capital.

“Excluded Assets” means (i) property and assets to the extent that the Administrative Agent may not validly possess a security interest therein under, or such security interest is restricted by, applicable laws or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization which has not been obtained, other than to the extent such prohibition or limitation is rendered ineffective under the UCC or other applicable law notwithstanding such prohibition; (ii) leases, licenses or permits or agreements (including with respect to any purchase money indebtedness or similar arrangements) to the extent that, and so long as, a grant of a security interest therein, or in the property or assets that secure the underlying obligations with respect thereto (a) is prohibited by applicable law other than to the extent such prohibition is rendered ineffective under the UCC or other applicable law notwithstanding such prohibition or (b) would violate or invalidate such lease, license, permit or agreement, or create a right of termination in favor of, or require the consent of, any other party thereto (other than Holdings and its Subsidiaries) (in each case, after giving effect to the relevant provisions of the UCC or other applicable laws), in each case, other than the proceeds thereof, and only to the extent that and for so long as such limitation on such pledge or security interest is otherwise permitted under Section 11.7; (iii) governmental licenses, state, provincial or local franchises, charters and authorizations and any other property and assets to the extent that the Administrative Agent may not validly possess a security interest therein under, or such security interest is restricted by, applicable laws (including, without limitation, rules and regulations of any governmental authority or agency) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization, other than to the extent such prohibition or limitation is rendered ineffective under the UCC or other applicable law notwithstanding such prohibition (but excluding proceeds of any such governmental license), or otherwise require consent thereunder (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law); and (iv) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law; provided that (a) clauses (i), (ii) and (iii) above shall not apply to the extent that any consent or waiver has been obtained that would permit Administrative Agent’s security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of the applicable contract, lease, permit, license, or license agreement, (b) proceeds, products, substitutions and replacements of Excluded Assets shall not constitute Excluded Assets unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets, and (c) with respect to any trademark application excluded pursuant to clause (iv) above, upon submission to and acceptance by the United States Patent and Trademark Office of a statement of use or an amendment to allege use pursuant to 15 U.S.C. § 1060(a) or any successor provision, that trademark application will be considered Collateral.

“Excluded Business Interruption Proceeds” means Business Interruption Proceeds not in excess of $500,000 in any Fiscal Year.

“Excluded Deposit Accounts” means (i) deposit accounts the balance of which consists exclusively of (A) withheld income taxes and federal, state or local employment taxes required to be paid to the Internal Revenue Service or state or local government agencies with respect to employees of any of the Loan Parties and their Subsidiaries and (B) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3 102 on behalf of or for the benefit of employees of any of the Loan Parties and their Subsidiaries; and (ii) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) payroll accounts, trust accounts, and accounts dedicated to the payment of accrued employee benefits, medical, dental and employee benefits claims to employees of any of the Loan Parties and their Subsidiaries.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 8.5(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 7.6, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 7.6.6 and (d) any withholding Taxes imposed under FATCA.

“Extraordinary Receipts” means any cash received by or paid to or for the account of any Loan Party not in the ordinary course of business consisting of (a) pension plan reversions, (b) proceeds of insurance, (c) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action (other than with respect to reimbursement of third party claims), (d) condemnation awards (and payments in lieu thereof), (e) indemnity payments (other than with respect to reimbursement of third party claims), (f) any purchase price adjustment received in connection with any purchase, and (g) foreign, United States, state or local tax refunds to the extent not included in the calculation of EBITDA, in each case, net of any direct costs or expenses related thereto and excluding the first $250,000 of such net receipts received in any Fiscal Year; provided that (i) in the case of cash received pursuant to clauses (b) (solely in the case of proceeds of insurance resulting from casualty events) and (d) above, such cash shall not constitute Extraordinary Receipts in the event that the asset subject to such event is to be replaced, and is in fact replaced (or for which a binding, written agreement to replace has been entered into with an unaffiliated third party) within 180 days with another asset performing the same or similar function (and, in the case of such a binding, written agreement, such asset shall have actually been replaced within 180 days of the date of such agreement), and (ii) in the case of any other such cash, up to $750,000 of such cash in any Fiscal Year shall not constitute Extraordinary Receipts in the event that such cash is to be invested, and is in fact invested (or for which a binding, written agreement to invest has been entered into with an unaffiliated third party) within 180 days in assets useful to the business of the Loan Parties (and, in the case of such a binding, written agreement, such investment shall have actually been made within 180 days of the date of such agreement).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of the Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into pursuant to such authorities, any legislation, regulations or guidance promulgated by any jurisdiction giving effect to the foregoing, and any guidance issued in connection with the foregoing.

“Federal Funds Rate” means, for any day, a fluctuating interest rate equal for each day during the applicable period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for that day (or, if that day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if that rate is not so published for any day which is a Business Day, the average of the quotations for that day on those transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent. Administrative Agent’s determination of the Federal Funds Rate will be binding and conclusive absent manifest error.

“Financial Statements” means the financial statements of the Company for the Fiscal Quarter ended March 31, 2018.

“Fiscal Quarter” means a fiscal quarter of a Fiscal Year, which period is the 3-month period ending on the last day of each of March, June, September, and December of each year.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries, which period will be the 12-month period ending on the last day of December of each year.

“Fixed Charge Coverage Ratio” means, for any Computation Period, the ratio of (a) the total for that Computation Period of EBITDA, minus the sum of Tax Distributions by Holdings and its Subsidiaries and all unfinanced Capital Expenditures, to (b) the sum for that Computation Period of (i) cash Interest Expense and Unused Fees paid in cash, plus (ii) scheduled payments of principal of Funded Debt (including the Term Loans but excluding the Revolving Loans), plus (iii) payments in respect of Capital Leases made in cash by the Company and its Subsidiaries, plus (iv) payments in respect of Earnout Obligations made in cash and permitted under this Agreement net of cash on the balance sheet of the Loan Parties used to fund any such payments; provided that (A) in the event that the Liquidity Condition was not satisfied at the time of any such payment in respect of Earnout Obligations, the amount of such cash that may be netted shall be reduced by the lesser of (1) the Revolving Outstandings at the time of (and after giving effect to) such payment and (2) the difference between (x) $4,000,000 and (y) the sum of Revolving Loan Availability and the aggregate amount of unrestricted cash of the Loan Parties held in Collateral Accounts at the time of (and after giving effect to) such payment; and (B) the amount of this clause (iv) shall not be negative with respect to any individual payment in respect of Earnout Obligations).

“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” means each Subsidiary (i) organized under the laws of a jurisdiction other than the United States of America or any state thereof or District of Columbia; and (ii) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“FRB” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Funded Debt” means, as to any Person, all Debt of that Person that matures more than one year from the date of its creation (or is renewable or extendible, at the option of that Person, to a date more than one year from that date).

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.

“Guarantor” means each Person that guarantees the Obligation of the Borrowers.

“Guaranty” means each guaranty executed and delivered by any Guarantor, together with any joinders thereto and any other guaranty agreement executed by a Guarantor, in each case in form and substance reasonably satisfactory to Administrative Agent. The Guaranty and Collateral Agreement is a Guaranty.

“Guaranty and Collateral Agreement” means the Guaranty and Collateral Agreement dated as of the date of this Agreement executed and delivered by Holdings, the Company and each Subsidiary, together with any joinders thereto and any other guaranty and collateral agreement executed by a Loan Party, in each case in form and substance reasonably satisfactory to Administrative Agent.

“Hazardous Substances” means hazardous waste, hazardous substance, pollutant, contaminant, toxic substance, oil, hazardous material, chemical, or other substance regulated by any Environmental Law.

“Hedging Agreement” means any interest rate, currency or commodity swap agreement, cap agreement, collar agreement, spot foreign exchange, forward foreign exchange, foreign exchange option (or series of options) and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedging Obligation” means, with respect to any Person, any liability of that Person under any Hedging Agreement determined (a) for any date on or after the date that Hedging Agreement has been closed out and termination value determined in accordance therewith, using that termination value; and (b) for any date prior to the date referenced in clause (a), using the amount determined as the mark-to-market value for that Hedging Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in that Hedging Agreement (which may include a Lender or any Affiliate of a Lender).

“Holdings” is defined in the introductory clause of this Agreement.

“Indemnified Liabilities” is defined in Section 15.17.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of a Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief, or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for that Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

“Intellectual Property Security Agreement” is used as defined in the Guaranty and Collateral Agreement.

“Interest Coverage Ratio” means, for any Computation Period, the ratio of (a) EBITDA, to (b) cash Interest Expense.

“Interest Expense” means, for any period, the consolidated interest expense of Holdings and its Subsidiaries for that period (including all imputed interest on Capital Leases).

“Investment” means, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Equity Interest, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of that other Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition.

“Joint Liability Payment” is defined in Section 16.6.

“Lender” is defined in the introductory clause of this Agreement. In addition, for purposes of identifying the Persons entitled to share in the Collateral and the proceeds of the Collateral under and in accordance with this Agreement and the Collateral Documents, the term “Lender” includes any Affiliate of a Lender providing a Bank Product.

“Lender Party” is defined in Section 15.17.

“LIBOR Determination Date” means, with respect to each LIBOR Loan, the following: (a)(i) if that LIBOR Loan is made on the Closing Date, the Closing Date, and (ii) if that LIBOR Loan is made after the Closing Date, the date that is two Business Days before the date of initial advance of that LIBOR Loan; and (b) each subsequent date that is two Business Days before the last Business Day of each month occurring while that LIBOR Loan is outstanding.

“LIBOR Loan” means any Loan which bears interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Office” means, with respect to any Lender, the office or offices of that Lender which will be making or maintaining the LIBOR Loans of that Lender under this Agreement. A LIBOR Office of any Lender may be, at the option of that Lender, either a domestic or foreign office.

“LIBOR Rate” means the rate per annum equal to the greater of (a) 1.00% and (b) (i) LIBOR for a period equal to one month or three months, as applicable, as reported in The Wall Street Journal (or other authoritative source selected by Administrative Agent in its sole discretion) on each LIBOR Determination Date divided by (ii) a number determined by subtracting from 1.00 the then-stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), or as LIBOR is otherwise determined by Administrative Agent in its sole and absolute discretion (including by way of substituting an alternative interest rate benchmark in the event that the LIBOR Rate is no longer available).

“Lien” means, with respect to any Person, any interest granted by that Person in any real or personal property, asset, or other right owned or being purchased or acquired by that Person (including an interest in respect of a Capital Lease) that secures payment or performance of any obligation and includes any mortgage, lien, encumbrance, title retention lien, charge, or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process, or otherwise.

“Liquidity Condition” means that the sum of Revolving Loan Availability and the aggregate amount of unrestricted cash of the Loan Parties held in Collateral Accounts is not less than $4,000,000.

“Loan Account” means an account maintained under this Agreement by Administrative Agent on its books of account, and with respect to Borrowers, in which Borrowers will be charged with all Loans made to, and all other Obligations incurred by, any of the Borrowers.

“Loan Documents” means this Agreement, the Notes, the Agent Fee Letter, each Collateral and Diligence Questionnaire, the Collateral Documents, each Subordination Agreement and all documents, instruments, and agreements delivered in connection with the foregoing, as any of the foregoing are amended or modified in accordance with their respective terms.

“Loan Party” means each Borrower and each Guarantor.

“Loan” or “Loans” means, as the context may require, any of the Revolving Loans and any of the Term Loans.

“Management Fees” means fees payable to CEP V-A DMS AIV Limited Partnership and CEP V DMS US Blocker Company pursuant to Holdings’ limited liability company agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Margin Stock” means any “margin stock” as defined in Regulation U.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, or properties of the Loan Parties taken as a whole, (b) a material impairment of the ability of any Loan Party to perform any of the Obligations under any Loan Document, (c) a material adverse effect upon any substantial portion of the Collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document, or (d) a material impairment of the ability of Administrative Agent to enforce or collect any Obligations or to realize upon any Collateral.

“Material Contract” means, with respect to any Person, (a) the Related Agreements; (b) each contract or agreement to which that Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by that Person or that Subsidiary of $500,000 or more in any Fiscal Year; (c) each contract or agreement documenting any Earnout Obligations of Holdings or any of its Subsidiaries; and (d) all other contracts or agreements as to which the breach, nonperformance, cancellation, or failure to renew by any party could reasonably be expected to have a Material Adverse Effect.

“Monroe Capital” is defined in the introductory clause of this Agreement.

“Mortgage” means a mortgage, deed of trust, leasehold mortgage or similar instrument granting Administrative Agent a Lien on real property of any Loan Party.

“Mortgage-Related Documents” means with respect to any real property subject to a Mortgage, the following, in form and substance reasonably satisfactory to Administrative Agent: (a) a mortgagee title policy (or binder therefor) covering Administrative Agent’s interest under the Mortgage, in a form and amount and by an insurer reasonably acceptable to Administrative Agent, which must be fully paid on that effective date; (b) all assignments of leases, estoppel letters, attornment agreements, consents, waivers, and releases as Administrative Agent reasonably requires with respect to other Persons having an interest in the real estate; (c) a current, as-built survey of the real estate, containing a metes-and-bounds property description and certified by a licensed surveyor reasonably acceptable to Administrative Agent; (d) a life-of-loan flood hazard determination and, if the real estate is located in a flood plain, an acknowledged notice to borrower and flood insurance in an amount, with endorsements and by an insurer reasonably acceptable to Administrative Agent; (e) a current appraisal of the real estate, prepared by an appraiser reasonably acceptable to Administrative Agent, and in form and substance reasonably satisfactory to Required Lenders; (f) an environmental assessment, prepared by environmental engineers reasonably acceptable to Administrative Agent, and accompanied by all reports, certificates, studies, or data as Administrative Agent reasonably requires, which must all be in form and substance reasonably satisfactory to Required Lenders; and (g) an Environmental Agreement and all other documents, instruments, or agreements as Administrative Agent reasonably requires with respect to any environmental risks regarding the real estate.

“Multiemployer Pension Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Borrower or any other member of the Controlled Group may have any liability.

“Net Cash Proceeds” means:

(a) with respect to any Asset Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance (other than Excluded Business Interruption Proceeds) or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Loan Party pursuant to that Asset Disposition net of (i) the direct costs relating to that sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees); (ii) taxes paid or reasonably estimated by Borrowers to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to that Asset Disposition (other than the Loans);

(b) with respect to any issuance of Equity Interests, the aggregate cash proceeds received by any Loan Party pursuant to that issuance, net of the direct costs relating to that issuance (including sales and underwriters’ commissions and expenses, including legal expenses); and

(c) with respect to any issuance of Debt, the aggregate cash proceeds received by any Loan Party pursuant to that issuance, net of the direct costs of that issuance (including up-front, underwriters’ and placement fees and expenses, including legal expenses).

“Non-Consenting Lender” is defined in Section 15.1(j).

“Non-U.S. Lender” is defined in Section 7.6.5.

“Note” means a promissory note substantially in the form of Exhibit A.

“Notice of Borrowing” is defined in Section 2.2.2(a).

“Notice of Conversion” is defined in Section 2.2.3(b).

“Notice to Cure” is defined in Section 13.1.11.

“Obligations” means all obligations (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement and any other Loan Document, including Attorney Costs and Bank Product Obligations, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

“OFAC” is defined in Section 9.30.

“Operating Lease” means any lease of (or other agreement conveying the right to use) any real or personal property by any Loan Party, as lessee, other than any Capital Lease.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 8.5).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document)

“Participant” is defined in Section 15.6.2.

“Participant Register” has the meaning specified in Section 15.6.2.

“Patriot Act” is defined in Section 15.16.

“Payment in Full” means (a) the payment in full in cash of all Loans and other Obligations, other than contingent indemnification obligations for which no claims have been asserted; (b) the termination of all Commitments; (c) payment in full in cash of the Obligations arising under or in connection with any Bank Products and terminating those Obligations in a manner satisfactory to the Lender or its Affiliate providing those Bank Products; and (d) the release of any claims of the Loan Parties against Administrative Agent and Lenders arising on or before the payment date.

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means a “pension plan,” as that term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which any Borrower or any Subsidiary (including any contingent liability of any member of Borrowers’ Controlled Group) may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Permitted Acquisition” means any Acquisition by any Borrower where:

(a) the business, division or assets acquired are for use, or the Person acquired is engaged, in the businesses engaged in by the Loan Parties on the Closing Date;

(b) immediately before and after giving effect to that Acquisition, no Default or Event of Default exists;

(c) the aggregate consideration (cash and non-cash) to be paid by the Loan Parties (including any Debt assumed or issued in connection therewith, the maximum amount payable in connection with any deferred purchase price obligation (including any earn-out obligation) and the value of any Capital Stock of any Loan Party issued to the seller in connection with that Acquisition) in connection with (i) that Acquisition (or any series of related Acquisitions) is less than $10,000,000, and (ii) all Acquisitions is less than $20,000,000;

(d) (i) immediately after giving effect to that Acquisition, Borrowers are in pro forma compliance with all the financial covenants set forth in Section 11.12, and (ii) the Total Debt to EBITDA Ratio on a pro forma basis immediately after giving effect to that Acquisition does not exceed (A) the maximum permitted Total Debt to EBITDA Ratio immediately prior to that Acquisition minus (B) 0.25;

(e) in the case of the Acquisition of any Person, the board of directors or similar governing body of that Person has approved that Acquisition;

(f) not less than 10 Business Days prior to that Acquisition (or any later date approved by Administrative Agent in its sole discretion), Administrative Agent has received an acquisition summary with respect to the Person and/or business, division or assets to be acquired, which summary must include a reasonably detailed description thereof (including financial information) and operating results (including financial statements for the most recent 12-month period for which they are available and as otherwise available), the terms and conditions, including economic terms, of the proposed Acquisition, and Borrowers’ calculation of pro forma EBITDA relating thereto;

(g) not less than ten Business Days prior to that Acquisition (or any later date approved by Administrative Agent in its sole discretion), Administrative Agent has received complete executed or conformed copies of each material document, instrument and agreement to be executed in connection with that Acquisition together with all lien search reports and lien release letters and other documents as Administrative Agent reasonably requires to evidence the termination of Liens on the assets, business, or division to be acquired; provided that in the case of any Acquisition which is consummated less than ten Business Days after the execution of the related documentation, such documentation (i) Administrative Agent shall have received such documentation promptly following such execution on such date and (ii) Administrative Agent shall have received drafts of such documentation at least ten Business Days prior to such consummation (or such shorter period as may be approved by Administrative Agent in its sole discretion);

(h) Borrowers’ computation of pro forma EBITDA are reasonably satisfactory to Administrative Agent;

(i) the business, division, assets or Person acquired generated positive EBITDA (calculated in a manner reasonably acceptable to Administrative Agent) for the period of four consecutive quarters for which financial statements for such business, division, assets or Person are available;

(j) consents have been obtained in favor of Administrative Agent to the collateral assignment of rights and indemnities under the related acquisition documents and opinions of counsel for the Loan Parties and (if delivered to the Loan Party) the selling party in favor of Administrative Agent have been delivered;

(k) Borrowers have Revolving Loan Availability of at least $1,000,000 immediately before and after giving effect to that Acquisition;

(l) Borrower Representative has provided Administrative Agent with pro forma forecasted balance sheets, profit and loss statements, and cash flow statements of Holdings and its Subsidiaries, all prepared on a basis consistent with Holdings’ historical financial statements, subject to adjustments to reflect projected consolidated operations following the Acquisition;

(m) Borrower Representative has provided Administrative Agent with reasonable calculations evidencing that on a pro forma basis created by adding the historical combined financial statements of Holdings and its Subsidiaries (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the entity to be acquired (or the historical financial statements related to the division, business or assets to be acquired) pursuant to the Acquisition, subject to adjustments to reflect projected consolidated operations following the Acquisition, Holdings and its Subsidiaries are projected to be in compliance with the financial covenants for each of the twelve months ended one year after the proposed date of consummation of that Acquisition;

(n) the provisions of Section 10.9 have been satisfied (or will be satisfied in the time frame set forth therein), including, without limitation, simultaneously with the closing of that Acquisition, the target company (if that Acquisition is structured as a purchase of equity) or the Loan Party (if that Acquisition is structured as a purchase of assets or a merger and a Loan Party is the surviving entity) executes and delivers to Administrative Agent (i) all documents necessary to grant to Administrative Agent a first-priority Lien in all of the assets of each of the target company or surviving company and its Subsidiaries, each in form and substance reasonably satisfactory to Administrative Agent, and (ii) an unlimited Guaranty of the Obligations, or at the option of Administrative Agent in Administrative Agent’s absolute discretion, a joinder agreement reasonably satisfactory to Administrative Agent in which each of the target company or surviving company and its Subsidiaries becomes a borrower under this Agreement and assumes primary joint and several liability for the Obligations;

(o) if the Acquisition is structured as a merger, a Borrower or a domestic Wholly-Owned Subsidiary will be the surviving entity; and

(p) to the extent readily available to Borrowers, Borrower Representative has provided Administrative Agent with all other information with respect to that Acquisition as reasonably requested by Administrative Agent (including, without limitation, if obtained by the Borrowers, reasonably requested by Administrative Agent, one or more third-party due-diligence reports and quality-of-earnings reports; provided that such due-diligence reports and quality-of-earnings reports shall be obtained and provided if reasonably requested by Administrative Agent in connection with any Acquisition (or series of related Acquisitions) having (i) aggregate consideration (cash and non-cash) to be paid by the Loan Parties (including any Debt assumed or issued in connection therewith, the maximum amount payable in connection with any deferred purchase price obligation (including any earn-out obligation) and the value of any Capital Stock of any Loan Party issued to the seller in connection with that Acquisition) of at least $8,000,000 or (ii) cash consideration to be paid by the Loan Parties of at least $5,000,000).

“Permitted Holder” means (a) each of Joseph Marinucci and Fernando Borghese; (b) any heir of any such individual or any trust or other estate-planning vehicle established for the benefit of any such individual referred to in clause (a) or any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to any such individual and in respect of which that individual serves as trustee or in a similar capacity; and (c) the Sponsor.

“Permitted Lien” means a Lien expressly permitted under this Agreement pursuant to Section 11.2.

“Person” means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

“Prepayment Fee” is defined in the Agent Fee Letter.

“Prime Rate” means, for any day, the rate of interest in effect for that day equal to the prime rate in the United States as reported from time to time in The Wall Street Journal (or other authoritative source selected by Administrative Agent in its sole discretion), or as Prime Rate is otherwise determined by Administrative Agent in its sole and absolute discretion. Administrative Agent’s determination of the Prime Rate will be conclusive, absent manifest error. Any change in the Prime Rate will take effect at the opening of business on the day of that change. In the event The Wall Street Journal (or any other authoritative source) publishes a range of “prime rates,” the Prime Rate will be the highest of the “prime rates.”

“Proceeding” means any investigation, inquiry, litigation, review, hearing, suit, claim, audit, arbitration, proceeding or action (in each case, whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental authority or arbitrator.

“Pro Rata Share” means:

(a) with respect to a Lender’s obligation to make Revolving Loans and right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolving Commitments being terminated or reduced to zero, the percentage obtained by dividing (A) that Lender’s Revolving Commitment, by (B) the aggregate Revolving Commitments of all Lenders; and (ii) from and after the time the Revolving Commitments have been terminated or reduced to zero, the percentage obtained by dividing (A) the aggregate unpaid principal amount of that Lender’s Revolving Outstandings by (B) the aggregate unpaid principal amount of all Revolving Outstandings;

(b) with respect to a Lender’s obligation to make a Term A Loan prior to the Term A Loan Commitment being terminated or reduced to zero, the percentage obtained by dividing (A) that Lender’s Term A Loan Commitment plus the unpaid principal amount of that Lender’s Term A Loans, by (B) the aggregate Term A Loan Commitment of all Lenders plus the unpaid principal amount of all Term A Loans of all Lenders;

(c) with respect to a Lender’s obligation to make Delayed Draw Term Loans prior to the Delayed Draw Term Loan Commitment being terminated or reduced to zero, the percentage obtained by dividing (A) that Lender’s Delayed Draw Term Loan Commitment plus the unpaid principal amount of that Lender’s Delayed Draw Term Loans, by (B) the aggregate Delayed Draw Term Loan Commitment of all Lenders plus the unpaid principal amount of all Delayed Draw Term Loans of all Lenders;

(d) with respect to a Lender’s right to receive payments of interest, fees, and principal with respect to any Term Loans, (i) prior to each of the Term Loan A Commitment and Delayed Draw Term Loan Commitment being terminated or reduced to zero, the percentage obtained by dividing (A) that Lender’s Term A Loan Commitment plus that Lender’s Delayed Draw Term Loan Commitment plus the unpaid principal amount of that Lender’s Term Loans, by (B) the aggregate Term A Loan Commitment of all Lenders plus the aggregate Delayed Draw Term Loan Commitment of all Lenders plus the unpaid principal amount of all Term Loans of all Lenders; and (ii) from and after the time the Term A Loan Commitment and Delayed Draw Term Loan Commitment has each been terminated or reduced to zero, the percentage obtained by dividing (A) the aggregate unpaid principal amount of that Lender’s Term Loans by (B) the aggregate unpaid principal amount of all Term Loans; and

(e) with respect to all other matters as to a particular Lender, (i) prior to the time that the Commitments have been terminated or reduced to zero, the percentage obtained by dividing (A) that Lender’s Revolving Commitment plus that Lender’s Term A Loan Commitment plus that Lender’s Delayed Draw Term Loan Commitment plus the aggregate unpaid principal amount of that Lender’s Term Loans, by (B) the aggregate Revolving Commitments of all Lenders plus the Term A Loan Commitment of all Lenders plus the aggregate Delayed Draw Term Loan Commitment of all Lenders plus the aggregate unpaid principal amount all Term Loans of all Lenders; and (ii) if the Commitments have been terminated or reduced to zero, the percentage obtained by dividing (A) the aggregate unpaid principal amount of that Lender’s Revolving Outstandings plus the aggregate unpaid principal amount of that Lender’s Term Loans by (B) the aggregate unpaid principal amount of all Revolving Outstandings plus the aggregate unpaid principal amount of all Term Loans of all Lenders.

“Protective Advances” is defined in Section 14.15.

“Purchase Agreement” means an Asset Purchase Agreement dated as of June 29, 2018, by and among W4, as buyer, the sellers party thereto and the Company.

“Qualified Equity Interest” means any Equity Interest issued by Holdings (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.

“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.

“Regulation D” means Regulation D of the FRB.

“Regulation U” means Regulation U of the FRB.

“Related Agreements” means the Purchase Agreement and all agreements, instruments, and documents executed or delivered in connection with the Purchase Agreement and the Related Transaction.

“Related Transaction” is defined in the recitals of this Agreement.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Code or under Section 302 of ERISA.

“Required Lenders” means, at any time, Lenders whose Pro Rata Shares exceed 50% as determined pursuant to clause (e) of the definition of “Pro Rata Share”; provided that (i) the Pro Rata Shares held or deemed held by, any Defaulting Lender will be excluded for purposes of making a determination of Required Lenders, and (ii) at all times there are two or fewer Lenders that are not Affiliates of each other, Required Lenders will require all such Lenders that are (A) not Affiliates of each other and (B) not Defaulting Lenders.

“Revolving Loan Availability” means at any time, an amount equal to (a) the aggregate Revolving Commitments of all Lenders minus (b) the Revolving Outstandings.

“Revolving Commitment” means, as to any Lender, such Lender’s commitment to make Revolving Loans under this Agreement. The initial amount of each Lender’s Revolving Commitment is set forth on Annex A. The initial aggregate amount of the Revolving Commitments of all Lenders is $5,000,000.

“Revolving Loan” is defined in Section 2.1.1.

“Revolving Outstandings” means, at any time, the aggregate principal amount of all outstanding Revolving Loans.

“SEC” means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

“Senior Officer” means, with respect to any Loan Party, any of the chief executive officer, the chief financial officer, or the treasurer of that Loan Party.

“Specified Contribution” is defined in Section 13.1.11.

“Sponsor” means Clairvest Group Inc., a Toronto corporation, and its Affiliates.

“Subordination Agreement” means, in respect of any Earnout Obligations of any Loan Party, a subordination agreement by the holder of such obligations in form and substance reasonably satisfactory to Administrative Agent.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company, or other entity of which that Person owns, directly or indirectly, outstanding Equity Interests having more than 50% of the ordinary voting power for the election of directors or other managers of that corporation, partnership, limited liability company, or other entity. Unless the context otherwise requires, each reference to Subsidiaries in this Agreement refers to Subsidiaries of Holdings.

“Target” is defined in the recitals of this Agreement.

“Target Business” is defined in the recitals of this Agreement.

“Tax Distributions” means quarterly distributions in an amount not to exceed the lesser of (a) the aggregate state, local and U.S. federal income tax liabilities of the members of Holdings in respect of all items of taxable income or gain of Holdings and its Subsidiaries required to be allocated for state, local and U.S. federal income tax purposes to Holdings’ members for the relevant taxable year, assuming that each such member is subject to tax at an effective tax rate equal to the highest combined effective state, local and U.S. federal income tax rate that is applicable to any member of Holdings (or to any member or partner of a member of Holdings that is a pass-through entity for U.S. tax purposes), with consideration of the character of the income or gain, and (b) the amount of “tax distributions” required to be distributed by Holdings under its limited liability company agreement in respect of the relevant taxable year.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Loan” is defined in Section 2.1.2(a).

“Term A Loan Commitment” means, as to any Lender, that Lender’s commitment to make Term A Loans under this Agreement. The amount of each Lender’s Term A Loan Commitment is set forth on Annex A. The initial aggregate amount of the Term A Loan Commitments of all Lenders is $100,000,000.

“Term Loan” means, as the context may require, any Term A Loans and/or any Delayed Draw Term Loans.

“Termination Date” means the earlier to occur of (a) July 3, 2023, or (b) any other date on which the Commitments terminate pursuant to Section 6 or Section 13.

“Termination Event” means, with respect to a Pension Plan that is subject to Title IV of ERISA, the following: (a) a Reportable Event; (b) the withdrawal of any Borrower or any other member of the Controlled Group from that Pension Plan during a plan year in which that Borrower or other member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; (c) the termination of that Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of that Pension Plan as a termination under Section 4041 of ERISA; (d) the institution by the PBGC of proceedings to terminate that Pension Plan; or (e) any event or condition that might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, that Pension Plan.

“Total Debt” means all Debt of Holdings and its Subsidiaries, determined on a consolidated basis, excluding (a) contingent obligations in respect of Contingent Liabilities (except to the extent constituting (i) Contingent Liabilities in respect of Debt of a Person other than any Loan Party, or (ii) Contingent Liabilities in respect of undrawn letters of credit), (b) Hedging Obligations, (c) Debt of any Borrower to any other Loan Party and Debt of any Subsidiary to any Borrower or to any other Subsidiary, and (d) Earnout Obligations other than those that are earned and past due or which otherwise are required under GAAP to constitute liabilities on the balance sheet of Holdings.

“Total Debt to EBITDA Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (a) (i) Total Debt as of that day minus (ii) the lesser of (x) the aggregate amount of unrestricted cash of the Loan Parties on that day and (y) $2,000,000 to (b) EBITDA for the Computation Period ending on that day.

“Total Plan Liability” means, at any time, the present value of all vested and unvested accrued benefits under all Pension Plans, determined (i) as of the then most recent valuation date for each Pension Plan, (ii) using PBGC actuarial assumptions for single employer plan terminations and (iii) by only including a Pension Plan where such accrued benefits exceed its fair market value of assets.

“Type” is defined in Section 2.2.1.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unfunded Liability” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans exceeds the fair market value of all assets allocable to those benefits, all determined (i) as of the then most recent valuation date for each Pension Plan, (ii) using PBGC actuarial assumptions for single employer plan terminations and (iii) by only including a Pension Plan where such accrued benefits exceed its fair market value of assets.

“Unused Fee” is defined in Section 5.1.

“Unused Fee Rate” means 0.50% per annum.

“United States” and “U.S.” mean the United States of America.

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 7.6.5(b).

“W4” is defined in the recitals of this Agreement.

“W4 Quality of Earnings” means the quality-of-earnings report related to the Target and delivered to the Administrative Agent on June 26, 2018.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Withholding Certificate” means the Borrower and the Administrative Agent.

“Wholly-Owned Subsidiary” means, as to any Person, a Subsidiary all of the Equity Interests of which (except directors’ qualifying Equity Interests) are at the time directly or indirectly owned by that Person and/or another Wholly-Owned Subsidiary of that Person. Unless the context otherwise requires, each reference to Wholly-Owned Subsidiaries refers to Wholly-Owned Subsidiaries of Holdings.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2 Certain Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) Section, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

(e) Unless otherwise expressly provided in this Agreement, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments include all subsequent amendments, restatements, supplements, and other modifications thereto, but only to the extent that those amendments, restatements, supplements, and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions amending, replacing, supplementing, or interpreting that statute or regulation.

(f) This Agreement and the other Loan Documents may use several different limitations, tests, or measurements to regulate the same or similar matters. All such limitations, tests, and measurements are cumulative and each is to be performed in accordance with its terms.

(g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Administrative Agent, Borrowers, the Lenders, and the other parties thereto and are the products of all parties. Accordingly, they are not to be construed against Administrative Agent or the Lenders merely because of Administrative Agent’s or Lenders’ involvement in their preparation.

(h) If any delivery due date specified in Section 10.1 for the delivery of reports, certificates, and other information required to be delivered pursuant to Section 10.1 falls on a day which is not a Business Day, then that due date will be extended to the immediately following Business Day.

(i) A Default or Event of Default will be deemed to exist at all times during the period commencing on the date that Default or Event of Default occurs to the date on which that Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement, and an Event of Default will “continue” or be “continuing” until that Event of Default has been waived in writing by the Required Lenders.

1.3 Accounting and Other Terms.

(a) Unless otherwise expressly provided in this Agreement, each accounting term used in this Agreement has the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements and using the same inventory valuation method as used in the Financial Statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in that change, the change is disclosed to Administrative Agent, and Section 11.12 is amended in a manner reasonably satisfactory to Administrative Agent to take into account the effects of the change. For purposes of this Agreement and the other Loan Documents, it is understood that with respect to the accounting for leases as either Operating Leases or Capital Leases and the impact of such accounting on the definitions and covenants herein, GAAP as in effect on the Closing Date shall be applied (without giving effect to ASU 2016-02 Leases (or any other accounting standard having a similar result or effect)).

(b) All terms used in this Agreement which are defined in Article 8 or Article 9 of the UCC and which are not otherwise defined in this Agreement have the same meanings in this Agreement as set forth therein, except that terms used in this Agreement which are defined in the UCC as in effect in the State of New York on the date of this Agreement will continue to have the same meaning notwithstanding any replacement or amendment of that statute except as Administrative Agent may otherwise determine.

(c) Whenever pro forma effect is to be given to a Permitted Acquisition (including in connection with the Related Transaction pursuant to the “deemed” EBITDA amounts for periods occurring prior to the Closing Date), (i) the pro forma calculations shall be made in good faith by a Senior Officer of the Company, (ii) in the case of any amounts added back pursuant to clauses (b)(vi), (xiii) and (xvi) of the definition of EBITDA, (A) such amounts are reasonably identifiable and factually supportable in the good faith judgment of the Borrower, (B) in the case of clause (b)(xiii), any such actions are taken or with respect to which substantial steps have been taken no later than eighteen (18) months after the date of such Permitted Acquisition, and (C) no amounts shall be added to the extent duplicative of any amounts that are otherwise added back in computing EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period, (iii) pro forma adjustments should be made to the Fixed Charge Coverage Ratio and the Interest Coverage Ratio in connection with such Permitted Acquisition and any related incurrence of Debt as though such Permitted Acquisition and incurrence of Debt had occurred on the first day of the Computation Period and (iv) any such adjustments shall (A) except in the case of the EBITDA of the Target for the month of June, 2018, be (x) recommended (in reasonable detail) by any due diligence quality-of-earnings report conducted by an unaffiliated nationally recognized independent financial advisor retained by the Company (other than in connection with any Permitted

Acquisition for which no such quality-of-earnings report is required pursuant to the definition of Permitted Acquisition, in which case, pro forma adjustments related to such Permitted Acquisition as certified by a Senior Officer of the Company shall be deemed to satisfy this clause (x)), or (y) determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency), and (B) determined in a manner reasonably acceptable to the Administrative Agent; provided, all such amounts pursuant to this Section 1.3(c) shall be subject to the limitations set forth in clauses (b)(viii) and (xii) of the definition of EBITDA.

SECTION 2   COMMITMENTS OF THE LENDERS; BORROWING AND CONVERSION PROCEDURES.

2.1 Commitments. On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make loans to Borrowers as follows:

2.1.1 Revolving Commitment. Each Lender with a Revolving Commitment agrees to make loans on a revolving basis (“Revolving Loans”) from time to time until the Termination Date in that Lender’s Pro Rata Share of the aggregate amounts that Borrower Representative requests from all Lenders. The Revolving Outstandings will not at any time exceed the aggregate Revolving Commitments of all Lenders. The Commitments of the Lenders to make Revolving Loans will expire on the Termination Date.

2.1.2 Term Loan Commitments.

(a) Each Lender with a Term A Loan Commitment agrees to make a loan to Borrowers (each such loan, a “Term A Loan”) on the Closing Date in that Lender’s Pro Rata Share of the aggregate Term A Loan Commitments of all Lenders. The Commitments of the Lenders to make Term A Loans will expire concurrently with the making of Term A Loans on the Closing Date.

(b) Each Lender with a Delayed Draw Term Loan Commitment agrees to make one or more loans (each such loan, a “Delayed Draw Term Loan”) during the Delayed Draw Term Loan Availability Period in that Lender’s Pro Rata Share of the aggregate amounts that Borrower Representative requests from all Lenders. The aggregate amount of all Delayed Draw Term Loans made will not exceed the aggregate Delayed Draw Term Loan Commitments of all Lenders. The Commitments of the Lenders to make Delayed Draw Term Loans will decrease concurrently with the making of Delayed Draw Term Loans on each applicable borrowing date by an amount equal to the aggregate amount of the Delayed Draw Term Loans made on that borrowing date. The Commitments of the Lenders to make Delayed Draw Term Loans will expire at the end of the Delayed Draw Term Loan Availability Period.

(c) Provided there exists no Default or Event of Default, upon notice to Administrative Agent (which shall promptly notify the Lenders), Borrower Representative may on a one-time basis request the making of additional Term A Loans (the “Additional Term A Loans”) on or prior to June 30, 2019 in an aggregate amount not exceeding $5,000,000, which Additional Term A Loans shall be made by the Lenders in accordance with their respective Pro Rata Shares; provided that (i) such Additional Term A Loans may be made by Lenders not in accordance with their Pro Rata Shares, and additional Persons who are Affiliates or Approved Funds of Lenders may make all or a portion of such Additional Term A Loans (so long as such Persons execute joinder documentation reasonably acceptable to the Administrative Agent), as determined by Administrative Agent, (ii) no such request for Additional Term A Loans shall be made prior to the delivery of the audited financial statements of Holdings and related documentation for the Fiscal Year ending December 31, 2018 in accordance with Section 10.1.1 and the related compliance certificate pursuant to Section 10.1.3, (iii) after giving effect to the making of such Additional Term A Loan and any related Additional Term A Loan Distribution on a pro forma basis, (A) the Total Debt to EBITDA Ratio (recomputed for the most recent Fiscal Quarter for which financial statements have been delivered) shall not exceed 4.00 to 1.00 and (B) the Loan Parties shall be in compliance with the financial covenants set forth in Section 11.12 (recomputed for the most recent Fiscal Quarter for which financial statements have been delivered), and the Administrative Agent shall have calculations compliance with the foregoing clauses (A) and (B) (including the calculation of EBITDA) in form and substance reasonably satisfactory to Administrative Agent, and (iv) both before and after giving effect to such Additional Term A Loan and any related Additional Term A Loan Distribution, no Default or Event of Default shall exist or would result.

(d) It is agreed by the parties hereto that, once made, the Delayed Draw Term Loans and Additional Term A Loans shall be fungible with the Term A Loans as part of a single facility of Term Loans.

2.2 Loan Procedures.

2.2.1 Various Types of Loans. Each Loan may be divided into tranches which are, either a Base Rate Loan or a LIBOR Loan (each, a “Type” of Loan), as Borrower Representative specifies in the related Notice of Borrowing pursuant to Section 2.2.2 or Notice of Conversion pursuant to Section 2.2.3. Subject to the other terms and conditions of this Agreement, Base Rate Loans and LIBOR Loans may be outstanding at the same time. All borrowings, conversions, and repayments of Loans will be effected so that each Lender will have a ratable share (according to its Pro Rata Share) of all Types of Loans.

2.2.2 Borrowing Procedures.

(a) Borrower Representative shall give written notice (each such written notice, a “Notice of Borrowing”) substantially in the form of Exhibit D to Administrative Agent and each Lender with an applicable Commitment of each proposed borrowing not later than 10:00 a.m. (Chicago time) three Business Days prior to the proposed date of that borrowing. Each such notice will be effective upon receipt by Administrative Agent, will be irrevocable, and must specify the date, amount, Type of borrowing, and (in the case of any LIBOR Loan, the length of the interest period). On the requested borrowing date, each Lender with an applicable Commitment shall provide Administrative Agent with immediately available funds, to Administrative Agent’s Account, covering that Lender’s Pro Rata Share of that borrowing so long as the applicable Lender has not received written notice that the conditions precedent set forth in Section 12 with respect to that borrowing have not been satisfied. After Administrative Agent’s receipt of the proceeds of the applicable Loans from Lenders with applicable Commitments, Administrative Agent shall make the proceeds of those Loans available to Borrowers on the applicable borrowing date by transferring to Borrowers immediately available funds equal to the proceeds received by Administrative Agent. Each Base Rate borrowing must be on a Business Day. Each borrowing must be in an aggregate amount of at least $250,000 and an integral multiple of $25,000. Each Lender shall, upon request of Administrative Agent, deliver to Administrative Agent a list of all Loans made by that Lender, together with all information related thereto as Administrative Agent reasonably requests. Notwithstanding any provision of this Agreement to the contrary, Borrower Representative may not request, and Lenders will not be required to fund, any borrowing of any Loan that is not a LIBOR borrowing unless, subject to and as more particularly described in Section 8, LIBOR is unavailable or unlawful.

(b) Unless payment is otherwise timely made by Borrowers or a request for continuation or conversion pursuant to Section 2.2.3 is timely made, the becoming due of any Obligations (whether principal, interest, fees or other charges) will be deemed to be a request for a Base Rate borrowing of a Revolving Loan on the due date, in the amount of those Obligations. The proceeds of those Revolving Loans will be disbursed as direct payment of the relevant Obligations. In addition, Administrative Agent may, at its option, charge when due any Obligations against any operating, investment or other account of any Borrower maintained with Administrative Agent or any of its Affiliates.

2.2.3 Conversion and Continuation Procedures.

(a) Subject to Section 2.2.1 and to the other terms and conditions of this Agreement, Borrower Representative may, upon irrevocable written notice to Administrative Agent in accordance with Section 2.2.3(b), elect, as of any Business Day, to convert any Loans (or any part thereof in an aggregate amount not less than $250,000 or a higher integral multiple of $25,000) into Loans of the other Type or to continue any LIBOR Loans for additional interest periods. After giving effect to any prepayment or conversion, the aggregate principal amount of LIBOR Loans must be at least $500,000 and an integral multiple of $50,000. Notwithstanding any provision of this Agreement to the contrary, Borrower Representative may not request the conversion of, and Administrative Agent and the Lenders will not be required to convert, any LIBOR Loan into a Base Rate Loan unless, subject to and as more particularly described in Section 8, LIBOR is unavailable or unlawful.

(b) Borrower Representative shall give written notice (each such written notice, a “Notice of Conversion”) substantially in the form of Exhibit E or telephonic notice (followed immediately by a Notice of Conversion) to Administrative Agent of each proposed conversion or continuation not later than 1:00 p.m. (Chicago time) on the proposed date of that conversion, specifying in each case:

(i) the proposed date of conversion or continuation;

(ii) the aggregate amount of Loans to be converted or continued;

(iii) the Type of Loans resulting from the proposed conversion; and

(iv) in the case of any Loan converted to or continued as a LIBOR Loan, the applicable interest period.

(c) Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion pursuant to this Section 2.2.3.

2.3 [Reserved.]

2.4 Commitments Several. The failure of any Lender to make a requested Loan on any date will not relieve any other Lender of its obligation (if any) to make a Loan on that date, but no Lender will be responsible for the failure of any other Lender to make any Loan to be made by that other Lender.

2.5 Certain Conditions. Except as otherwise provided in Section 2.2.3, no Lender will have an obligation to make any Loan or to permit any conversion into any LIBOR Loan, if an Event of Default or Default exists.

2.6 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions will apply for so long as that Lender is a Defaulting Lender:

2.6.1 Fees will cease to accrue on the unfunded portion of the Revolving Commitment and Delayed Draw Term Loan Commitment of the Defaulting Lender pursuant to Section 5.1.

2.6.2 Any amount payable to a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, or otherwise and including any amount that would otherwise be payable to that Defaulting Lender pursuant to Section 7.5 but excluding Section 8) will, in lieu of being distributed to that Defaulting Lender, be retained by Administrative Agent and, subject to any applicable requirements of law, be applied as follows at such time or times as Administrative Agent determines: (i) first, to the payment of any amounts owing by that Defaulting Lender to Administrative Agent under this Agreement; (ii) second, to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; (iv) third, if so determined by Administrative Agent and Borrowers, held as cash collateral for future funding obligations of the Defaulting Lender under this Agreement; (v) fourth, pro rata, to the payment of any amounts owing to Borrowers or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Borrower or any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and (vi) fifth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction. If any such payment is a prepayment of the principal amount of any Loans and made at a time when the conditions set forth in Section 12.2 are satisfied, then that payment will be applied solely to prepay the Loans of all Lenders that are not Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans of any Defaulting Lender.

2.6.3 No Defaulting Lender will have any right to approve or disapprove any amendment, waiver, consent, or any other action the Lenders or the Required Lenders have taken or may take under this Agreement (including any consent to any amendment or waiver pursuant to Section 15.1), but any waiver, amendment, or modification requiring the consent of all Lenders or each directly affected Lender that affects a Defaulting Lender differently than other affected Lenders will require the consent of that Defaulting Lender.

SECTION 3 EVIDENCING OF LOANS.

3.1 Notes. At a Lender’s request, (a) the Revolving Loans of that Lender may be evidenced by a Note, with appropriate insertions, payable to the order of that Lender in a face principal amount equal to the amount of that Lender’s Revolving Commitment; (b) the Term A Loans of that Lender may be evidenced by a Note, with appropriate insertions, payable to the order of that Lender in a face principal amount equal to the principal amount of that Lender’s Term A Loans; and (c) the Delayed Draw Term Loans of that Lender may be evidenced by a Note, with appropriate insertions, payable to the order of that Lender in a face principal amount equal to the sum of the principal amount of that Lender’s Delayed Draw Term Loans plus the principal amount of that Lender’s Delayed Draw Term Loan Commitment.

3.2 Recordkeeping. Administrative Agent, on behalf of each Lender, shall record in its records, the date and amount of each Loan made by each Lender and each repayment or conversion thereof. The aggregate unpaid principal amount so recorded will be rebuttably presumptive evidence of the principal amount of the Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount will not, however, limit or otherwise affect the Obligations of Borrowers under this Agreement or under any Note to repay the principal amount of the Loans under this Agreement, together with all interest accruing thereon.

SECTION 4 INTEREST.

4.1 Interest Rates. Borrowers agree to pay interest on the unpaid principal amount of each Loan for the period commencing on the date that Loan is made until that Loan is paid in full as follows:

4.1.1 Revolving Loans.

(a) at all times while a Revolving Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus 1.0% per annum; and

(b) at all times while such Revolving Loan is a LIBOR Loan, at a rate per annum equal to the sum of the LIBOR Rate from time to time in effect plus 5.0% per annum.

4.1.2 Term Loans.

(a) at all times while a Term Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus 1.0%; and

(b) at all times while a Term Loan is a LIBOR Loan, at a rate per annum equal to the sum of the LIBOR Rate from time to time in effect plus 5.0%.

4.1.3 Default Rate. Notwithstanding the foregoing, at any time an Event of Default under Section 13.1.1 or Section 13.1.4 or (solely in the case of a breach of Section 11.12) 13.1.5 exists, the interest rate applicable to each Loan will be increased by 2.0% during the existence of an Event of Default (and, in the case of Obligations not bearing interest, those Obligations will, during the existence of an Event of Default, bear interest at the highest interest rate applicable to the Term Loans plus 2.0%), but any such increase may be rescinded by Required Lenders, notwithstanding Section 15.1. Notwithstanding the foregoing, upon the occurrence of an Event of Default under Sections 13.1.1 or 13.1.4, the increase provided for in this Section 4.1.3 will occur automatically. In no event will interest payable by Borrowers to any Lender under this Agreement exceed the maximum rate permitted under applicable law, and if any such provision of this Agreement is in contravention of any such law, then that provision will be deemed modified to limit that interest to the maximum rate permitted under that law.

4.1.4 Interest Payment Dates. Accrued interest on each Base Rate Loan is payable in arrears on the last Business Day of each one or three month interest period, as applicable, upon a prepayment of that Loan, and at maturity. Accrued interest on each LIBOR Loan is payable on the last Business Day of each month, upon a prepayment of that Loan, and at maturity. After maturity, and at any time an Event of Default exists, accrued interest on all Loans will be payable on demand. Each Borrower hereby authorizes Administrative Agent to, and Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 7.1.2 with the amount of any interest payment due under this Agreement.

4.2 Setting and Notice of LIBOR Rates. The LIBOR Rate will be determined by Administrative Agent. Each determination of the applicable LIBOR Rate by Administrative Agent will be conclusive and binding upon the parties to this Agreement, absent manifest error.

4.3 Computation of Interest. Interest will be computed for the actual number of days elapsed on the basis of a year of (a) 360 days for interest calculated at the LIBOR Rate and (b) 365/366 days for interest calculated at the Base Rate. The applicable interest rate for each Base Rate Loan will change simultaneously with each change in the Base Rate and the applicable interest rate for each LIBOR Loan will change simultaneously with each change in the LIBOR Rate.

SECTION 5 FEES.

5.1 Unused Fee. Borrowers shall pay to Administrative Agent for the account of each Lender with a Revolving Commitment or Delayed Draw Term Loan Commitment (except as provided in Section 2.6) an unused fee (the “Unused Fee”), (a) in the case of Unused Fees in respect of the Revolving Commitments, for the period from the Closing Date to the Termination Date, at the Unused Fee Rate in effect from time to time of that Lender’s Pro Rata Share (as adjusted from time to time) of the average daily unused amount of the Revolving Commitments, and (b) in the case of Unused Fees in respect of the Delayed Draw Term Loan Commitments, during the Delayed Draw Term Loan Availability Period, at the Unused Fee Rate in effect from time to time of that Lender’s Pro Rata Share (as adjusted from time to time) of the average daily unused amount of the Delayed Draw Term Loan Commitments. For purposes of calculating usage under this Section 5.1, the Revolving Commitments will be deemed used to the extent of Revolving Outstandings. That Unused Fee will be payable in arrears on the last Business Day of each Fiscal Quarter, on the last day of the Delayed Draw Term Loan Availability Period (solely in the case of Unused Fees in respect of the Delayed Draw Term Loan Commitments) and on the Termination Date for any period then ending for which that Unused Fee has not have previously been paid. The Unused Fee will be computed for the actual number of days elapsed on the basis of a year of 360 days.

5.2 Administrative Agent’s Fees. Borrowers shall pay to Administrative Agent all agent’s fees as are mutually agreed to from time to time by Borrowers and Administrative Agent, including the fees set forth in the Agent Fee Letter.

5.3 Prepayment Fee. Without limiting the generality of Section 5.2, Borrowers shall pay to Administrative Agent, for the sole and separate account of Administrative Agent, each Prepayment Fee in accordance with the Agent Fee Letter.

SECTION 6 REDUCTION OR TERMINATION OF COMMITMENTS; PREPAYMENTS; REPAYMENTS.

6.1 Reduction or Termination of Commitments.

6.1.1 Voluntary Reduction or Termination of the Revolving Commitments.

(a) Borrowers may from time to time on at least five Business Days’ prior written notice from Borrower Representative to Administrative Agent (which shall promptly advise each applicable Lender thereof) permanently reduce the Revolving Commitments to an amount not less than the Revolving Outstandings. Any such partial reduction must be in an amount not less than $1,000,000 or a higher integral multiple of $500,000.

(b) Concurrently with any reduction of the Revolving Commitments to zero, Borrowers shall pay all interest on the Revolving Loans and all accrued and unpaid Unused Fees in respect of the Revolving Commitments.

(c) Concurrently with any such reduction of the Revolving Commitments, Borrowers shall pay any applicable Prepayment Fees.

6.1.2 Voluntary Reduction or Termination of the Delayed Draw Term Loan Commitments. Borrowers may from time to time on at least five Business Days’ prior written notice from Borrower Representative to Administrative Agent (which shall promptly advise each applicable Lender thereof) permanently reduce the Delayed Draw Term Loan Commitments. Any such partial reduction must be in an amount not less than $2,500,000 or a higher integral multiple of $500,000.

6.1.3 All Reductions of Commitments. All reductions of the Revolving Commitments will reduce the Revolving Commitments ratably among the Lenders according to their respective Pro Rata Shares. All reductions of the Delayed Draw Term Loan Commitments will reduce the Delayed Draw Term Loan Commitments ratably among the Lenders according to their respective Pro Rata Shares.

6.2 Prepayments.

6.2.1 Voluntary Prepayments. Borrowers may from time to time prepay the Loans in whole or in part. Borrower Representative shall give Administrative Agent (which shall promptly advise each applicable Lender) notice of any such prepayment not later than 10:00 a.m. (Chicago time) on the day of that prepayment (which must be a Business Day), specifying the Loans to be prepaid and the date and amount of prepayment. Any such partial prepayment must be in an amount equal to $250,000 or a higher integral multiple of $25,000.

6.2.2 Mandatory Prepayments.

(a) Revolving Loans. Borrowers shall immediately prepay the Revolving Loans at any time when the aggregate principal amount of all Revolving Loans exceeds the aggregate Revolving Commitments of all Lenders, to the full extent of any such excess.

(b) Term Loans. Borrowers shall make a prepayment of the Term Loans until paid in full upon the occurrence of any of the following at the following times and in the following amounts:

(i) concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any Asset Disposition, in an amount equal to 100% of those Net Cash Proceeds.

(ii) concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of Equity Interests of any Loan Party (including, for the avoidance of doubt, any Specified Contribution but excluding any issuance of Equity Interests (A) pursuant to any employee or director option program, benefit plan or compensation program or agreement, (B) by a Subsidiary to any Borrower or another Subsidiary and (C) the Net Proceeds of which are used to find a Permitted Acquisition or capital expenditures), in an amount equal to 100% of those Net Cash Proceeds.

(iii) concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of any Debt of any Loan Party (excluding Debt permitted by Section 11.1), in an amount equal to 100% of those Net Cash Proceeds;

(iv) concurrently with the receipt by any Loan Party of any Extraordinary Receipts, in an amount equal to 100% of those Extraordinary Receipts; and

(v) within five Business Days after the earlier of (A) the date that Fiscal Year-end financial statements are required to be delivered pursuant to Section 10.1.1, and (B) the date of Borrowers’ actual delivery of Fiscal Year-end financial statements delivered pursuant to Section 10.1.1 (commencing with the Fiscal Year ending on December 31, 2019), in an amount equal to the ECF Percentage of Excess Cash Flow for that Fiscal Year minus the amount of voluntary prepayments of Loans (excluding Revolving Loans unless accompanied by a corresponding termination of commitments) made during such Fiscal Year.

6.3 Manner of Prepayments.

6.3.1 All Prepayments. Any prepayment of Term Loans is subject to Section 5.3. All prepayments of the Term Loans will be applied ratably to the Term Loans in the inverse order of maturity to the remaining installments thereof (including, without limitation, the final installment thereof). Except as otherwise provided by this Agreement, all principal payments in respect of the Loans will be applied first to repay outstanding Base Rate Loans and then to repay outstanding LIBOR Rate Loans in direct order of Interest Period maturities.

6.4 Repayments.

6.4.1 Revolving Loans. Unless sooner paid in full, Borrowers shall pay the Revolving Loans of each Lender in full on the Termination Date.

6.4.2 Term Loans. Borrowers shall pay the principal amount of each Term Loan of each Lender as follows: (a) in arrears in quarterly installments based on the amortization schedule set forth below, each payable on the last Business Day of each Fiscal Quarter (subject to any adjustments referred to below as are necessary in order to provide for the fungibility of any Delayed Draw Term Loans and Additional Term A Loans made after the Closing Date and prior to the date of such installment payment):

Fiscal Quarter Ending	Amount
September 30, 2018 and December 31, 2018	$750,000
March 31, 2019 and June 30, 2019	$500,000
September 30, 2019 and thereafter	0.5% of original principal amount

and (b) a final installment equal to the remaining outstanding principal balance of the Term Loans, payable on the Termination Date. Unless sooner paid in full, the outstanding principal balance of the Term Loans must be paid in full on the Termination Date. Administrative Agent, in consultation with the Borrower, may, at the time of incurrence thereof, adjust the amortization payment to be made to any Lender in conjunction with the incurrence of any Delayed Draw Term Loans or Additional Term A Loans after the Closing Date in order to maintain the pro rata allocation of amortization payments between and among Term Loans that otherwise have the same terms and conditions but are incurred on different dates.

SECTION 7 MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

7.1 Making of Payments.

7.1.1 Borrowers shall make all payments of principal or interest on the Loans, and of all fees, to Administrative Agent in immediately available funds to Administrative Agent’s Account not later than noon (Chicago time) on the date due, and funds received after that time will be deemed to have been received by Administrative Agent on the following Business Day. Borrower shall make all payments to Administrative Agent and the Lenders without set-off, counterclaim, recoupment, deduction, or other defense. Subject to Section 2.6, Administrative Agent shall promptly remit to each Lender its share of all such payments received in collected funds by Administrative Agent for the account of that Lender. Notwithstanding the foregoing, Borrowers shall make all payments under Section 8.1 directly to the Lender entitled thereto.

7.1.2 The Lenders and the Borrowers hereby authorize Administrative Agent to, and Administrative Agent may, from time to time, charge the Loan Account of Borrowers with any amount due and payable by Borrowers under any Loan Document. Each of the Lenders and the Borrowers agrees that Administrative Agent may make any such charges regardless of whether any Default or Event of Default has occurred and is continuing or whether any of the conditions precedent in Section 12.2 have been satisfied. Any amount charged to the Loan Account of the Borrowers will be deemed a Revolving Loan under this Agreement made by the applicable Lenders to the Borrowers, funded by Administrative Agent on behalf of the applicable Lenders, and subject to Section 2.1. The Lenders and the Borrowers confirm that any charges that Administrative Agent may so make to the Loan Account of the Borrowers as provided in this Agreement will be made as an accommodation to the Borrowers and solely at Administrative Agent’s discretion. Administrative Agent shall from time to time upon the request of any Lender charge the Loan Account of the Borrowers with any amount due and payable under any Loan Document to that Person.

7.2 Application of Certain Payments.

7.2.1 So long as no Default or Event of Default has occurred and is continuing, (a) payments matching specific scheduled payments then due will be applied to those scheduled payments and (b) voluntary and mandatory prepayments will be applied as set forth in Sections 6.2 and 6.3.

7.2.2 Subject to any written agreement among Administrative Agent and the Lenders:

(a) All payments of principal and interest in respect of outstanding Loans, all payments of fees, and all other payments in respect of any other Obligations, will be allocated by Administrative Agent among Administrative Agent and the Lenders, as applicable, in proportion to their respective Pro Rata Shares or otherwise as provided in this Agreement or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.

(b) After the occurrence and during the continuance of an Event of Default, Administrative Agent may, and upon the direction of the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement, as follows: (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to Administrative Agent until paid in full; (ii) second, ratably to pay the Obligations in respect of any fees (other than any Prepayment Fee) and indemnities then due and payable to the Lenders until paid in full; (iii) third, ratably (to Administrative Agent in accordance with Administrative Agent’s outstanding Protective Advances) to pay interest then due and payable in respect of Protective Advances until paid in full; (iv) fourth, ratably (to Administrative Agent in accordance with Administrative Agent’s outstanding Protective Advances) to pay principal of the Protective Advances until paid in full; (v) fifth, ratably, to pay principal of the Revolving Loans until paid in full; (vi) sixth, ratably, to pay interest then due and payable in respect of the Term Loans until paid in full; (vii) seventh, ratably to pay principal of the Term Loans until paid in full; (viii) eighth, ratably to pay the Obligations in respect of any Prepayment Fee then due and payable until paid in full; and (ix) ninth, to the ratable payment of all other Obligations then due and payable.

(c) For purposes of Section 7.2.2(b), “paid in full” means payment in cash of all amounts owing under the Loan Documents (or, to the extent those Obligations are contingent, to provide Cash Collateral in respect of those Obligations) according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after, or that would have accrued but for, the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(d) In the event of a direct conflict between the priority provisions of this Section 7.2.2 and other provisions contained in any other Loan Document, it is the intention of the parties to this Agreement that all such priority provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 7.2.2 will control and govern.

7.3 Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then that due date will be extended to the immediately following Business Day (unless, in the case of a LIBOR Loan, that immediately following Business Day is the first Business Day of a month, in which case that due date will be the immediately preceding Business Day), and, in the case of principal, additional interest will accrue and be payable for the period of any such extension.

7.4 Setoff. Each Borrower, for itself and each other Loan Party, agrees that Administrative Agent and each Lender have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, each Borrower, for itself and each other Loan Party, agrees that at any time any Event of Default exists, Administrative Agent and each Lender may apply to the payment of any Obligations of each Borrower and each other Loan Party under this Agreement, whether or not then due, any and all balances, credits, deposits, accounts, or moneys of each Borrower and each other Loan Party then or thereafter with Administrative Agent or that Lender.

7.5 Proration of Payments. Except as provided in Section 2.6, if any Lender obtains any payment or other recovery (whether voluntary, involuntary, by application of offset, or otherwise), on account of principal of or interest on any Loan (but excluding (i) any payment pursuant to Section 8 or 15.6 and (ii) payments of interest on any Affected Loan) in excess of its applicable Pro Rata Share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans, then held by them, then that Lender shall purchase from the other Lenders such participations in the Loans held by them as are necessary to cause that purchasing Lender to share the excess payment or other recovery ratably with each of them, but if all or any portion of the excess payment or other recovery is thereafter recovered from that purchasing Lender, then that purchase will be rescinded and the purchase price restored to the extent of that recovery.

7.6 Taxes.

7.6.1 Any and all payments by or on account of any obligation of the Borrowers under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.

7.6.2 If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrowers shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. After payment of Taxes by the Borrowers to a governmental authority pursuant to this Section, the Borrowers shall deliver to the Administrative Agent within 30 days after the Borrowers have made payment to that governmental authority the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

7.6.3 The Borrowers shall timely pay to the relevant governmental authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

7.6.4 Each Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 7.6) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

7.6.5 Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 15.6.2 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 7.6.

7.6.6 Status of Lenders.

(a) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (b)(i), (b)(ii) and (b)(iv) of this Section 7.6.6) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(b) Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Borrower,

(i) any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the Recipient) on or about the date on which such foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of any Borrower or the Administrative Agent), whichever of the following is applicable:

(A) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B) executed copies of IRS Form W-8ECI;

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of

Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrowers as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(D) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the foreign Lender is a partnership and one or more direct or indirect partners of such foreign Lender are claiming the portfolio interest exemption, such foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(iii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the Recipient) on or about the date on which such foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of any Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(iv) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

7.6.7 If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 7.6 (including by the payment of additional amounts pursuant to this Section 7.6), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 7.6 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such indemnified party is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

7.6.8 Each party’s obligations under this Section 7.6 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 8 INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS.

8.1 Increased Costs.

(a) If any Change in Law (i) imposes, modifies, or deems applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the LIBOR Rate pursuant to Section 4), special deposit, or similar requirement against assets of, deposits with, or for the account of, or credit extended by, any Lender; (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) imposes on any Lender any other condition, cost or expense (other than Taxes) affecting its LIBOR Loans, its Note(s), or its obligation to make LIBOR Loans, and the result of anything described in clauses (i) and (ii) above is to increase the cost to (or to impose a cost on) that Lender (or any LIBOR Office of that Lender) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by that Lender (or its LIBOR Office) under this Agreement or under its Note(s) with respect thereto, then upon demand by that Lender (which demand must be accompanied by a statement setting forth the basis for that demand and a calculation of the amount thereof in reasonable detail, a copy of which must be furnished to Administrative Agent), Borrowers shall pay directly to that Lender such additional amount as will compensate that Lender for that increased cost or that reduction, so long as the applicable amounts have accrued on or after the day that is 180 days prior to the date on which that Lender first made demand therefor.

(b) If any Lender reasonably determines that any change in, or the adoption or phase-in of, any applicable law, rule, or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on that Lender’s or that controlling Person’s capital as a consequence of that Lender’s obligations under this Agreement to a level below that which that Lender or that controlling Person could have achieved but for that change, adoption, phase-in, or compliance (taking into consideration that Lender’s or that controlling Person’s policies with respect to capital adequacy) by an amount deemed by that Lender or that controlling Person to be material, then from time to time, upon demand by that Lender (which demand must be accompanied by a statement setting forth the basis for that demand and a calculation of the amount thereof in reasonable detail, a copy of which must be furnished to Administrative Agent), Borrowers shall pay to that Lender such additional amount as will compensate that Lender or that controlling Person for that reduction, so long as the applicable amounts have accrued on or after the day that is 180 days prior to the date on which that Lender first made demand therefor.

8.2 Basis for Determining Interest Rate Inadequate or Unfair.

(a) Administrative Agent shall promptly notify the other parties of the following:

(i) Administrative Agent reasonably determines (which determination will be binding and conclusive on Borrowers) that by reason of circumstances affecting the interbank LIBOR market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; or

(ii) the Required Lenders advise Administrative Agent that the LIBOR Rate as determined by Administrative Agent will not adequately and fairly reflect the cost to those Lenders of maintaining or funding LIBOR Loans (taking into account any amount to which those Lenders may be entitled under Section 8.1) or that the making or funding of LIBOR Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of those Lenders materially affects those Loans.

(b) So long as any circumstances described in a notice delivered pursuant to Section 8.2(a) continue, (i) no Lender will be required to make or convert any Base Rate Loans into LIBOR Loans, and (ii) each such Loan will, unless then repaid in full, automatically convert to a Base Rate Loan.

8.3 Changes in Law Rendering LIBOR Loans Unlawful. If, after the date of this Agreement, any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental authority or other regulatory body charged with the administration thereof, makes it (or in the good faith judgment of any Lender causes a substantial question as to whether it is) unlawful for any Lender to make, maintain, or fund LIBOR Loans, then that Lender shall promptly notify each of the other parties to this Agreement and, so long as those circumstances continue, (a) that Lender will not be required to make or convert any Base Rate Loan into a LIBOR Loan (but that Lender shall, subject to the other terms of this Agreement, make Base Rate Loans concurrently with the making of or conversion of Base Rate Loans into LIBOR Loans by the Lenders which are not so affected, in each case in an amount equal to the amount of LIBOR Loans which would be made or converted into by that Lender at that time in the absence of those circumstances), and (b) each such LIBOR Loan will, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a LIBOR Loan (an “Affected Loan”) will remain outstanding for the period corresponding to the LIBOR Loans of which that Affected Loan would be a part absent those circumstances.

8.4 Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any LIBOR Loan by causing a foreign branch or Affiliate of that Lender to make that Loan, but each such Loan will be deemed to have been made by that Lender and the obligation of Borrowers to repay that Loan will be to that Lender and will be deemed held by the Lender, to the extent of that Loan, for the account of that branch or Affiliate.

8.5 Mitigation of Circumstances; Replacement of Lenders.

(a) Each Lender shall promptly notify Borrower Representative and Administrative Agent of any event of which it has knowledge that will result in, and will use reasonable commercial efforts available to it (and not, in that Lender’s sole judgment, otherwise disadvantageous to that Lender) to mitigate or avoid, (i) any obligation by Borrowers to pay any amount pursuant to Sections 7.6 or 8.1 or (ii) the occurrence of any circumstances described in Sections 8.2 or 8.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) and thereafter that event ceases to exist, that Lender shall promptly so notify Borrower Representative and Administrative Agent). Without limiting the foregoing, each Lender shall designate a different funding office if that designation will avoid (or reduce the cost to Borrowers of) any event described in clause (i) or (ii) and that designation will not, in that Lender’s sole judgment, be otherwise disadvantageous to that Lender.

(b) If Borrowers become obligated to pay additional amounts to any Lender pursuant to Sections 7.6 or 8.1, or any Lender gives notice of the occurrence of any circumstances described in Sections 8.2 or 8.3, or any Lender becomes a Defaulting Lender, then Borrower Representative may designate another financial institution that is reasonably acceptable to Administrative Agent in its reasonable discretion (a “Replacement Lender”) to purchase the Loans of that Lender and that Lender’s rights under this Agreement, without recourse to or warranty by, or expense to, that Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to that Lender plus any accrued but unpaid interest on those Loans and all accrued but unpaid fees owed to that Lender and any other amounts owed to that Lender under this Agreement and any other Loan Document, and to assume all the obligations of that Lender under this Agreement. Upon any such purchase and assumption (pursuant to an Assignment Agreement), the applicable Lender will no longer be a party to this Agreement or have any rights under this Agreement (other than rights with respect to indemnities and similar rights applicable to that Lender prior to the date of that purchase and assumption) and will be relieved from all obligations to Borrowers under this Agreement, and the Replacement Lender will succeed to the rights and obligations of that Lender under this Agreement.

8.6 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Sections 8.1, 8.2, or 8.3 will be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Section 8.1, and the provisions of Section 8.1 will survive repayment of the Obligations, cancellation of any Note(s) and termination of this Agreement.

SECTION 9 REPRESENTATIONS AND WARRANTIES.

To induce Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans under this Agreement, Holdings and each Borrower represents and warrants to Administrative Agent and the Lenders that:

9.1 Organization. Each of the Loan Parties and their Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization, and each of the Loan Parties and their Subsidiaries is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, that qualification is required, except for any jurisdiction where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

9.2 Authorization; No Conflict.

(a) Each Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, each Borrower is duly authorized to borrow monies under this Agreement, and each Loan Party is duly authorized to perform its Obligations under each Loan Document to which it is a party.

(b) The execution, delivery, and performance by each Loan Party of each Loan Document to which it is a party, and the borrowings by each Borrower under this Agreement, do not and will not (i) require any consent or approval of any governmental agency or authority (other than any consent or approval that has been obtained and is in full force and effect); (ii) conflict with (A) any provision of law, (B) the organizational documents or governing documents of any Loan Party, or (C) any agreement, indenture, instrument, or other document, or any judgment, order, or decree, that is binding upon any Loan Party or any of their respective properties; or (iii) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party (other than Liens in favor of Administrative Agent created pursuant to the Collateral Documents).

9.3 Validity and Binding Nature. Each of this Agreement and each other Loan Document to which any Loan Party is a party is the legal, valid, and binding obligation of that Person, enforceable against that Person in accordance with its terms, subject to bankruptcy, insolvency, and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

9.4 Financial Condition. The Financial Statements, copies of each of which have been delivered to each Lender, were prepared in accordance with GAAP (subject, in the case of any such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly in all material respects the consolidated financial condition of the Company and its Subsidiaries as at the dates covered in the Financial Statements and the results of their operations for the periods then ended.

9.5 No Material Adverse Change. Since December 31, 2017, there has been no material adverse change in the financial condition, operations, assets, business, prospects, or properties of the Loan Parties and their Subsidiaries, taken as a whole.

9.6 Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the Loan Parties’ knowledge, threatened against any of the Loan Parties and their Subsidiaries that could reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 9.6. Other than liability incident to any such litigation or proceedings, none of the Loan Parties and their Subsidiaries has any material contingent liabilities that are not listed in Schedule 9.6 or permitted by Section 11.1.

9.7 Ownership of Properties; Liens. Each of the Loan Parties and their Subsidiaries owns good title to and, in the case of owned real property, marketable title to, and in the case of leased real property, a valid leasehold interest in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges, and claims (including infringement claims with respect to any registered or issued patents, trademarks, service marks, and copyrights owned by that Loan Party and/or that Subsidiary), except as permitted by Section 11.2. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except filings evidencing Permitted Liens and filings for which termination statements have been delivered to Administrative Agent.

9.8 Equity Ownership. All issued and outstanding Equity Interests of each of the Loan Parties and their Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than those in favor of Administrative Agent, and all such Equity Interests were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Schedule 9.8 sets forth the authorized Equity Interests of each of the Loan Parties and their Subsidiaries as of the Closing Date. All of the issued and outstanding Equity Interests of Borrowers are owned as set forth on Schedule 9.8 as of the Closing Date, and all of the issued and outstanding Equity Interests of each Wholly-Owned

Subsidiary is, directly or indirectly, owned by Holdings. As of the Closing Date, except as set forth on Schedule 9.8, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights, or other similar agreements or understandings for the purchase or acquisition of any Equity Interests of any of the Loan Parties and their Subsidiaries.

9.9 Pension Plans.

(a) The Unfunded Liability of all Pension Plans does not in the aggregate exceed 20% of the Total Plan Liability for all such Pension Plans. Except as could not reasonably be expected to result in a Material Adverse Effect, each Pension Plan complies with all applicable requirements of law and regulations. No contribution failure under Section 430 of the Code, Section 303 of ERISA, or the terms of any Pension Plan has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA or otherwise to have a Material Adverse Effect. There are no pending or, to the knowledge of any Loan Party, threatened claims, actions, investigations, or lawsuits against any Pension Plan, any fiduciary of any Pension Plan, or any Borrower or any other member of the Controlled Group with respect to a Pension Plan or a Multiemployer Pension Plan which could reasonably be expected to have a Material Adverse Effect. Neither any Borrower nor any other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Pension Plan or Multiemployer Pension Plan which would subject that Person to any material liability. Within the past five years, neither any Borrower nor any other member of the Controlled Group has engaged in a transaction that resulted in a Pension Plan with an Unfunded Liability (applying the definition of Unfunded Liability on an individual Pension Plan basis) being transferred out of the Controlled Group, except as could not reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan, except as could not reasonably be expected to have a Material Adverse Effect.

(b) (i) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by any Borrower or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; (ii) neither any Borrower nor any other member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan, or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could reasonably be expected to result in a withdrawal or partial withdrawal from any such plan; and (iii) neither any Borrower nor any other member of the Controlled Group has received any notice that any Multiemployer Pension Plan that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

9.10 Investment Company Act. No Loan Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” within the meaning of the Investment Company Act of 1940.

9.11 Compliance with Laws. Each of the Loan Parties and their Subsidiaries is in compliance in all respects with the requirements of all laws and all orders, writs, injunctions, and decrees applicable to it or to its properties, except where (a) that requirement of law or order, writ, injunction, or decree is being contested in good faith by appropriate proceedings diligently conducted, or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

9.12 Regulation U. No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

9.13 Taxes. Holdings and its Subsidiaries have timely filed all tax returns and reports required to be filed, and have paid all taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

9.14 Solvency, etc. On the Closing Date, and immediately prior to and after giving effect to each borrowing under this Agreement and the use of the proceeds thereof, with respect to each Borrower, individually, and the Loan Parties taken as a whole, (a) the fair value of its or their assets is greater than the amount of its or their liabilities (including disputed, contingent and unliquidated liabilities) as that value is established and liabilities evaluated in accordance with GAAP; (b) the present fair saleable value of its or their assets is not less than the amount that will be required to pay the probable liability on its or their debts as they become absolute and matured; (c) it is, and they are, able to realize upon its or their assets and pay its or their debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) it does not, and they do not, intend to, and it does not, and they do not, believe that it or they will, incur debts or liabilities beyond its or their ability to pay as those debts and liabilities mature; and (e) it is not, and they are not, engaged in or about to engage in business or a transaction for which its or their property would constitute unreasonably small capital.

9.15 Environmental Matters. The on-going operations of each of the Loan Parties and their Subsidiaries comply in all respects with all Environmental Laws, except for noncompliance that could not (if enforced in accordance with applicable law) reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Each of the Loan Parties and their Subsidiaries has obtained, and maintained in good standing, all licenses, permits, authorizations, registrations, and other approvals required under any Environmental Law and required for their respective ordinary course operations, and for their reasonably anticipated future operations, and each of the Loan Parties and their Subsidiaries is in compliance with all terms and conditions thereof, except where the failure to do so could not reasonably be expected to result in material liability to any of the Loan Parties and their Subsidiaries and could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. None of the Loan Parties and their Subsidiaries, and none of the properties or operations of the Loan Parties and their Subsidiaries, is subject to, and none of the Loan Parties and their Subsidiaries reasonably anticipates the issuance of, (a) any written order from or agreement with any federal, state, or local governmental authority, or (b) any judicial or docketed administrative or other proceeding respecting any Environmental Law, Environmental Claim, or Hazardous Substance that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. There are no Hazardous Substances or other conditions or circumstances existing with respect to any property, arising from operations prior to the Closing Date, or relating to any waste disposal of any Loan Party or any Subsidiary thereof that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. None of the Loan Parties and their Subsidiaries has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that at any time have released, leaked, disposed of or otherwise discharged Hazardous Substances that could reasonably be expected to result in material liability to any of the Loan Parties and their Subsidiaries.

9.16 Insurance. Set forth on Schedule 9.16 is a complete and accurate summary of the property and casualty insurance program of the Loan Parties and their Subsidiaries as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement, or other risk assumption arrangement involving any of the Loan Parties and their Subsidiaries). Each of the Loan Parties and their Subsidiaries and their respective properties are insured with what are reasonably believed by Borrowers to be financially sound and reputable insurance companies that are not Affiliates of the Loan Parties, in such amounts, with such deductibles, and covering such risks as are customarily carried by companies of similar size, engaged in similar businesses, and owning similar properties in localities where the Loan Parties and their Subsidiaries operate.

9.17 Real Property. Set forth on Schedule 9.17 is a complete and accurate list, as of the Closing Date, of the address of all real property owned or leased by any of the Loan Parties and their Subsidiaries, together with, in the case of leased property, the name and mailing address of the lessor of that property.

9.18 Information. All information heretofore or contemporaneously with this Agreement furnished in writing by any of the Loan Parties and their Subsidiaries to Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated by this Agreement is, and all written information hereafter furnished by or on behalf of any of the Loan Parties and their Subsidiaries to Administrative Agent or any Lender pursuant to or in connection with this Agreement will be, true and accurate in every material respect on the date as of which that information is dated or certified, and none of that information is or will be incomplete by omitting to state any material fact necessary to make that information not misleading in light of the circumstances under which made (it being recognized by Administrative Agent and the Lenders that any projections and forecasts provided by Borrowers are based on good faith estimates and assumptions believed by Borrowers to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ materially from projected or forecasted results).

9.19 Location of Bank Accounts. Schedule 9.19 sets forth a complete and accurate list as of the Closing Date of all deposit, checking, and other bank accounts, all securities and other accounts maintained with any broker dealer or other securities intermediary, and all other similar accounts maintained by each Loan Party, together with a description thereof (including the bank, broker dealer, or securities intermediary at which each such account is maintained and the account number and the purpose thereof).

9.20 Burdensome Obligations. None of the Loan Parties and their Subsidiaries is a party to any agreement or contract or subject to any restriction contained in its organizational documents or its governing documents that could reasonably be expected to have a Material Adverse Effect.

9.21 Intellectual Property. Except as set forth on Schedule 9.21, each of the Loan Parties and their Subsidiaries owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits, and other intellectual property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for any infringements and conflicts that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 9.21 is a complete and accurate list as of the Closing Date of all such material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits, and other intellectual property rights of each of the Loan Parties and their Subsidiaries. No slogan or other advertising device, product, process, method, substance, part, or other material now employed, or now contemplated to be employed, by any of the Loan Parties and their Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for any infringements and conflicts that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To each Loan Party’s knowledge, no patent, invention, device, application, principle, or any statute, law, rule, regulation, standard, or code is pending or proposed, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

9.22 Material Contracts. Set forth on Schedule 9.22 is a complete and accurate list as of the Closing Date of all Material Contracts of each of the Loan Parties and their Subsidiaries, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (a) is in full force and effect and is binding upon and enforceable against each of the Loan Parties and their Subsidiaries that is a party thereto and, to each Loan Party’s knowledge, all other parties thereto in accordance with its terms; (b) has not been otherwise amended or modified; and (c) is not in default due to the action of any of the Loan Parties and their Subsidiaries or, to the knowledge of any Loan Party, any other party thereto.

9.23 Employee and Labor Matters. There is (a) no unfair labor practice complaint pending or, to the knowledge of any Loan Party, threatened against any Loan Party or any Subsidiary thereof before any governmental authority and no grievance or arbitration proceeding pending or threatened against any of the Loan Parties and their Subsidiaries that arises out of or under any collective bargaining agreement; (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any of the Loan Parties and their Subsidiaries; or (c) to the knowledge of each Loan Party, no union representation question existing with respect to the employees of any of the Loan Parties and their Subsidiaries and no union organizing activity taking place with respect to any of the employees of any of the Loan Parties and their Subsidiaries. None of the Loan Parties and their ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or similar state law that remains unpaid or unsatisfied. The hours worked and payments made to employees of each of the Loan Parties and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent any such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any of the Loan Parties and their Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of that Loan Party or that Subsidiary, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.24 No Bankruptcy Filing. None of the Loan Parties and their Subsidiaries is contemplating either an Insolvency Proceeding or the liquidation of all or a major portion of that Loan Party’s or that Subsidiary’s assets or property, and no Loan Party has any knowledge of any Person contemplating an Insolvency Proceeding against any of the Loan Parties and their Subsidiaries.

9.25 Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN. Schedule 9.25 sets forth a complete and accurate list as of the Closing Date of (a) the exact legal name of each of the Loan Parties and their Subsidiaries; (b) the jurisdiction of organization of each of the Loan Parties and their Subsidiaries; (c) the organizational identification number of each Loan Party (or indicates that that Loan Party has no organizational identification number); (d) each place of business of each of the Loan Parties and their Subsidiaries; (e) the chief executive office of each of the Loan Parties and their Subsidiaries; and (f) the federal employer identification number of each Loan Party.

9.26 Locations of Collateral. As of the Closing Date, there is no location at which any Loan Party has any Collateral (except for inventory in transit in the ordinary course of business) other than those locations listed on Schedule 9.26. Schedule 9.26 contains a true, correct, and complete list, as of the Closing Date, of the names and addresses of each warehouse at which Collateral of each Loan Party is stored. None of the receipts received by any Loan Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and that named Person’s assigns.

9.27 Security Interests. The Guaranty and Collateral Agreement creates in favor of Administrative Agent, for the benefit of Administrative Agent and the Lenders, a legal, valid, and enforceable security interest in the Collateral. Upon the filing of the UCC-1 financing statements described in Section 12.1.13 and the recording of the collateral assignments referred to in the Guaranty and Collateral Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, the security interests in and Liens on the Collateral granted under the Guaranty and Collateral Agreement will be perfected, first-priority security interests, and no further recordings or filings are or will be required in connection with the creation, perfection, or enforcement of those security interests and Liens, other than (a) the filing of continuation statements in accordance with applicable law; (b) the recording of the collateral assignments referred to in the Guaranty and Collateral Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyrights; and (c) the recordation of appropriate evidence of the security interest in the appropriate foreign registry with respect to all foreign intellectual property.

9.28 No Default. No Default or Event of Default exists or would result from the incurrence by any Loan Party of any Debt under this Agreement or under any other Loan Document.

9.29 Hedging Agreements. None of the Loan Parties and their Subsidiaries is a party to, nor will it be a party to, any Hedging Agreement other than bona fide (not speculative) Hedging Agreements constituting Bank Product Obligations, in each case, in form and substance reasonably acceptable to Administrative Agent.

9.30 OFAC. Each of the Borrowers and their Subsidiaries is and will remain in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. None of the Borrowers and their Subsidiaries and Affiliates is (a) a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions; (b) a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with that Person; or (c) controlled by (including, without limitation ,by virtue of that Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.

9.31 Patriot Act. Each of the Borrowers and their Subsidiaries and Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto; (b) the Patriot Act; and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

9.32 Related Agreements.

(a) The Loan Parties have furnished Administrative Agent true and correct copies of the Related Agreements.

(b) The Loan Parties have duly taken all necessary company action to authorize the execution, delivery, and performance of the Related Agreements and the consummation of transactions contemplated by the Related Agreements.

(c) The Related Transaction will comply with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner, and other material consents, approvals, and exemptions required to be obtained by the Loan Parties and, to each Loan Party’s knowledge, each other party to the Related Agreements in connection with the Related Transaction will be, prior to consummation of the Related Transaction, duly obtained and will be in full force and effect. As of the date of the Related Agreements, all applicable waiting periods with respect to the Related Transaction will have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Related Transaction.

(d) The execution and delivery of the Related Agreements did not, and the consummation of the Related Transaction will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment, or decree of any court or governmental body binding on any Loan Party or, to any Borrower’s knowledge, any other party to the Related Agreements, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument, or other document, or any judgment, order, or decree, to which any Loan Party is a party or by which any Loan Party is bound or, to any Borrower’s knowledge, to which any other party to the Related Agreements is a party or by which any such party is bound.

(e) As of the Closing Date, no statement or representation made in the Related Agreements by any Loan Party or, to any Borrower’s knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect.

9.33 Holdings. Holdings is not and has not, directly or indirectly, engaged in any business activities, does not hold and has not held any material assets, has not granted any Lien, and has not incurred any Debt, other than (a) acting as a holding company and transactions incidental thereto; (b) entering into the Loan Documents and the transactions required in this Agreement or permitted in this Agreement to be performed by Holdings; (c) receiving and distributing the dividends, distributions, and payments permitted to be made to Holdings pursuant to Section 11.3; (d) entering into the Management Agreement, engagement letters and similar agreements with attorneys, accountants, and other professionals and performing its obligations (including making any payments) thereunder; and (e) issuing Equity Interests and performing its obligations under its organizational documents, its governing documents, and agreements with the holders of its Equity Interests.

SECTION 10 AFFIRMATIVE COVENANTS.

Until Payment in Full, Holdings and each Borrower shall, unless at any time the Required Lenders otherwise expressly consent in writing, do the following:

10.1 Reports, Certificates and Other Information. Furnish or cause Borrower Representative to furnish to Administrative Agent and each Lender:

10.1.1 Annual Report. Promptly when available and in any event within 120 days after the close of each Fiscal Year: (a) a copy of the annual audit report of Holdings and its Subsidiaries for that Fiscal Year, including consolidated balance sheets and statements of earnings and cash flows of Holdings and its Subsidiaries as at the end of that Fiscal Year, certified without adverse reference to going concern value and without qualification by independent auditors of recognized standing selected by Holdings and reasonably acceptable to Administrative Agent, together with (i) a written statement from those accountants to the effect that in making the examination necessary for the signing of that annual audit report by those accountants, nothing came to their attention that caused them to believe that Borrowers were not in compliance with any provision of Section 11.12 insofar as that provision relates to accounting matters or, if something has come to their attention that caused them to believe that Borrowers were not in compliance with any such provision, describing that non-compliance in reasonable detail; and (ii) a comparison with the budget for that Fiscal Year and a comparison with the previous Fiscal Year; and (b) a balance sheet of Holdings and its Subsidiaries as of the end of that Fiscal Year and statement of earnings and cash flows for Holdings and its Subsidiaries for that Fiscal Year, certified by a Senior Officer of Holdings.

10.1.2 Interim Reports. Promptly when available and in any event within 45 days after the end of each month, consolidated balance sheets of Holdings and its Subsidiaries as of the end of that month, together with consolidated statements of earnings and a consolidated statement of cash flows for that month and for the period beginning with the first day of that Fiscal Year and ending on the last day of that month, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for that period of the current Fiscal Year, and consolidating balance sheets of any Subsidiaries or business units on whose results the payment of any Earnout Obligations under any Material Contract are based, together with consolidated statements of earnings and a consolidating statement of cash flows for that month and for the period beginning with the first day of that Fiscal Year and ending on the last day of that month, together with a comparison with the corresponding period of the previous Fiscal Year, together with a management discussion and analysis, all certified by a Senior Officer of Holdings. Promptly when available and in any event within 30 days after the end of each month, a preliminary internal monthly financial report. Promptly when available and in any event within 45 days of June 30, 2018, a balance sheet of the Target Business as of the end of that month, together with a statement of earnings and a statement of cash flows for that month, in each case prepared by management of W4.

10.1.3 Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and each set of monthly statements pursuant to Section 10.1.2 for the last month of any Fiscal Quarter, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of that annual report or those statements and signed by a Senior Officer of Holdings, containing (a) a computation of each of the financial ratios and restrictions set forth in Section 11.12; (b) if not included in the computations under clause (a), a computation of the Interest Coverage Ratio; (c) a certification to the effect that that Senior Officer has not become aware of any Default or Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it and a certification to the effect that that Senior Officer has not become aware of any Default or Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it; and (d) a written statement of Holdings’ management setting forth a discussion of the Holdings’ and its Subsidiaries’ financial condition, changes in financial condition, and results of operations.

10.1.4 Reports to the SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all regular, periodic, or special reports of any Loan Party filed with the SEC; copies of all registration statements of any Loan Party filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally.

10.1.5 Notice of Default, Litigation, and ERISA Matters. Promptly after any Senior Officer becoming aware of any of the following, written notice describing the same and the steps being taken by the Loan Parties and their Subsidiaries affected thereby with respect thereto:

(a) the occurrence of a Default or an Event of Default;

(b) the commencement of, or any material development in, any litigation or proceeding affecting any of the Loan Parties and their Subsidiaries or their respective property (i) in which the amount of damages claimed is $500,000 (or its equivalent in another currency or currencies) or more in the aggregate for all such litigations or proceedings; (ii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any other Loan Document; or (iii) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(c) (i) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan; (ii) the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if that failure is sufficient to give rise to a Lien under Section 303(k) of ERISA) or to any Multiemployer Pension Plan; (iii) the taking of any action with respect to a Pension Plan that could result in the requirement that any Loan Party furnish a bond or other security to the PBGC or that Pension Plan; (iv) the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan that could result in the incurrence by any member of the Controlled Group of any material liability, fine, or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan); (v) any material increase in the contingent liability of any Loan Party with respect to any post-retirement welfare benefit plan or other employee benefit plan of any of the Loan Parties and their Subsidiaries; or (vi) any notice that any Multiemployer Pension Plan may increase contributions to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

(d) any cancellation or material change in any insurance maintained by any Loan Party;

(e) any violation of, or non-compliance with, any material requirement of law by any Loan Party; or

(f) any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim, or (ii) the enactment or effectiveness of any law, rule, or regulation) that could reasonably be expected to have a Material Adverse Effect.

10.1.6 Real Estate. Promptly upon any of the Loan Parties and their Subsidiaries acquiring or leasing any real property after the Closing Date, an updated version of Schedule 9.17 showing information as of the date of delivery.

10.1.7 Management Reports. Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to Holdings or any Borrower by independent auditors in connection with each annual or interim audit made by those auditors of the books of Holdings or any Borrower.

10.1.8 Projections. As soon as practicable, and in any event not later than 30 days before the commencement of each Fiscal Year, financial projections for Holdings and its Subsidiaries for that Fiscal Year (including a business plan, monthly operating and cash flow budgets and a capital expenditures budget) prepared in a manner consistent with the projections delivered by Borrower Representative to Administrative Agent prior to the Closing Date or otherwise in a manner reasonably satisfactory to Administrative Agent, accompanied by a certificate of a Senior Officer of Borrower Representative to the effect that (a) the projections were prepared by Holdings in good faith; (b) Holdings has a reasonable basis for the assumptions contained in the projections, as of the date of delivery; and (c) the projections have been prepared in accordance with those assumptions (it being recognized by Administrative Agent and the Lenders that any projections and forecasts provided by the Loan Parties are based on good-faith estimates and assumptions believed by Holdings to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ materially from projected or forecasted results).

10.1.9 Material Contract Notices. Promptly following receipt, copies of any material notices (including notices of default and notices relating to any Earnout Obligations) received in connection with any Material Contract, excluding any insertion orders received from any customer in accordance with a Material Contract, and of any notices, certificates or other documents delivered by a Loan Party to the holder of any Earnout Obligations and relating to such obligations.

10.1.10 Enterprise Resource Planning. Not less than six (6) months prior to the commencement of any program or process to implement a material change, consolidation or modification of a Loan Party’s information technology and/or enterprise resource planning software system, the Borrowers shall provide notice of such proposed change, consolidation or modification to Administrative Agent. From the commencement of such program or process through the completion of such change, consolidation or modification, the Borrowers shall provide Administrative Agent an update on the progress of such change, consolidation or modification concurrently with the delivery of the written statement required to be delivered pursuant to clause (d) of Section 10.1.3 relating to the Borrower’s financial condition, changes in financial condition and results of operations.

10.1.11 Other Information. Promptly from time to time, all other information (including, without limitation, business or financial data, reports, appraisals and projections) concerning any of the Loan Parties and their Subsidiaries or their respective properties or business as any Lender or Administrative Agent reasonably requests.

10.2 Books, Records, and Inspections. Keep, and cause each of the Loan Parties and their Subsidiaries to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each other Loan Party and each Subsidiary of each Loan Party to permit, any Lender or Administrative Agent or any representative, agent, or advisor thereof to inspect the properties and operations of the Loan Parties and their Subsidiaries; and permit, and cause each other Loan Party and each Subsidiary of each Loan Party to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or Administrative Agent or any representative, agent, or advisor thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and each Borrower hereby authorizes all such independent auditors to discuss those financial matters with any Lender or Administrative Agent or any representative, agent, or advisor thereof), and to examine (and photocopy extracts from) any of its books or other records; and permit, and cause each other Loan Party and each Subsidiary of each Loan Party to permit, Administrative Agent and its representatives, agents, and advisors to inspect the inventory and other tangible assets of the Loan Parties and their Subsidiaries, to perform appraisals of the equipment of the Loan Parties and their Subsidiaries, and to inspect, audit, conduct physical counts and perform valuations thereof, and to audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to inventory, accounts, and any other Collateral. All such visits, inspections, appraisals or audits by Administrative Agent and its representatives, agents, and advisors will be at Borrowers’ expense, except that so long as no Default or Event of Default exists, Borrowers will not be required to reimburse Administrative Agent in any Fiscal Year for more than one such visit, inspection, appraisal, or audit.

10.3 Maintenance of Property; Insurance.

(a) Keep, and cause each of the Loan Parties and their Subsidiaries to keep, all property useful and necessary in the business of the Loan Parties and their Subsidiaries in good working order and condition, ordinary wear and tear excepted.

(b) Maintain, and cause each of the Loan Parties and their Subsidiaries to maintain, with responsible insurance companies, all insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it, general liability insurance and business interruption insurance in such amounts and duration, and with such deductibles, as are acceptable to Administrative Agent in its reasonable determination, and all other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, but which must insure against all risks and liabilities of the type identified on Schedule 9.16 and must have insured amounts no less than, and deductibles no higher than, those set forth on that schedule; and, upon request of Administrative Agent or any Lender, furnish to Administrative Agent or that Lender original or electronic copies of policies evidencing that insurance and a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Loan Parties and their Subsidiaries. Borrowers shall cause each issuer of an insurance policy in respect of any Loan Party to provide Administrative Agent with an endorsement (i) showing Administrative Agent as lender’s loss payee with respect to each policy of property or casualty insurance and naming Administrative Agent as an additional insured with respect to each policy of liability insurance; (ii) providing that 30 days’ notice will be given to Administrative Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to that policy; and (iii) reasonably acceptable in all other respects to Administrative Agent. Each Loan Party shall execute and deliver to Administrative Agent a collateral assignment, in form and substance reasonably satisfactory to Administrative Agent, of each business interruption insurance policy maintained by that Loan Party.

(c) Unless Borrowers provide Administrative Agent with evidence of the insurance coverage required by this Agreement, Administrative Agent may purchase insurance at Borrowers’ expense, after notice to Borrower Representative, to protect Administrative Agent’s and the Lenders’ interests in the Collateral. This insurance may, but need not, protect any Loan Party’s interests. The coverage that Administrative Agent purchases might not pay any claim that is made against any Loan Party in connection with the Collateral. Borrowers may later cancel any insurance purchased by Administrative Agent, but only after providing Administrative Agent with evidence that Borrowers have obtained insurance as required by this Agreement. If Administrative Agent purchases insurance for the Collateral, Borrowers will be responsible for the costs of that insurance, including interest and any other charges that might be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the principal amount of the Loans owing under this Agreement. The costs of the insurance may be more than the cost of the insurance the Loan Parties might be able to obtain on their own.

10.4 Compliance with Laws; Payment of Taxes and Liabilities.

(a) Comply, and cause each of the Loan Parties and their Subsidiaries to comply, in all respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses, and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect;

(b) Without limiting Section 10.4(a), ensure, and cause each of the Loan Parties and their Subsidiaries to ensure, that no Person who owns a controlling interest in or otherwise controls any of the Loan Parties and their Subsidiaries is (i) listed on the SDN List maintained by OFAC and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order, or regulation; or (ii) a Person designated under Section 1(b), (c), or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation, or any other similar Executive Orders.

(c) Without limiting Section 10.4(a), comply, and cause each of the Loan Parties and their Subsidiaries to comply, with all applicable Bank Secrecy Act and anti-money laundering laws and regulations.

(d) Pay, and cause each of the Loan Parties and their Subsidiaries to pay, prior to delinquency, all material taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, could become a Lien on any of its property, but none of the Loan Parties and their Subsidiaries will be required under this Section 10.4(d) to pay any such tax or charge so long as that Loan Party or that Subsidiary is contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and, in the case of a claim that could become a Lien on any Collateral, those contest proceedings stay the foreclosure of that Lien or the sale of any portion of the Collateral to satisfy that claim.

10.5 Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 11.4) cause each of the Loan Parties and their Subsidiaries to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes that qualification necessary (other than any such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect).

10.6 Use of Proceeds. Use the proceeds of the Loans solely (a) to finance a portion of the Related Transaction, (b) solely in the case of Term A Loans, to pay the Closing Date Shareholder Distribution, (c) solely in the case of Term A Loans, to repay the Debt to be Repaid, (d) for working capital purposes, (e) for general business purposes (including without limitation, in the case of Delayed Draw Term Loans and Revolving Loans, to fund Permitted Acquisitions), (f) solely in the case of Revolving Loans, to fund payments under and in accordance with Section 6.2.2(b)(v) solely to the extent cash on hand is not available to satisfy such payment in full and the Liquidity Condition shall have been satisfied, (g) solely in the case of Revolving Loans to fund payments in respect of Earnout Obligations permitted to be paid hereunder, and (h) solely in the case of Additional Term A Loans, to pay the Additional Term A Loan Distribution; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any Margin Stock.

10.7 Employee Benefit Plans.

(a) Maintain, and cause each other member of the Controlled Group to maintain, each Pension Plan in compliance with all applicable requirements of law and regulations.

(b) Make, and cause each other member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Pension Plan.

(c) Not, and not permit any other member of the Controlled Group to, (i) seek a waiver of the minimum funding standards of ERISA, (ii) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan or (iii) take any other action with respect to any Pension Plan that could reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (i), (ii), and (iii) individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

10.8 Environmental Matters. If any release or threatened release or other disposal of Hazardous Substances occurs or has occurred on any real property or any other assets of any of the Loan Parties and their Subsidiaries, then Borrowers shall, or shall cause the applicable Loan Party or the applicable Subsidiary of a Loan Party to, cause the prompt containment and removal of those Hazardous Substances and the remediation of that real property or other assets as necessary to comply with all applicable Environmental Laws and to preserve in all material respects the value of that real property or other assets. Without limiting the generality of the foregoing, Borrowers shall, and shall cause the Loan Parties and their Subsidiaries to, comply with any applicable federal or state judicial or administrative order requiring the performance at any real property of any of the Loan Parties and their Subsidiaries of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, Holdings and Borrowers shall, and shall cause their Subsidiaries to, dispose of all Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

10.9 Further Assurances. Take, and cause each other Loan Party to take, all actions as are necessary or as Administrative Agent or the Required Lenders reasonably request from time to time to ensure that the Obligations of each Loan Party under the Loan Documents are secured by a first-priority perfected Lien in favor of Administrative Agent (subject to Permitted Liens) on substantially all of the assets of each Loan Party (as well as all Equity Interests of each Borrower, each Domestic Subsidiary, and each Foreign Subsidiary, except that (x) no Excluded Assets shall be required to be pledged in favor of the Administrative Agent and (y) no more than 65% of all Equity Interests of (a) each direct Foreign Subsidiary, and (b) each Domestic Foreign Holding Company will be required to be pledged) and guaranteed by each Loan Party (including, immediately upon the acquisition or creation thereof (or any longer period Administrative Agent agrees to in its sole discretion), any Subsidiary acquired or created after the Closing Date, but excluding each direct Foreign Subsidiary and each Domestic Foreign Holding Company), in each case to the extent determined by Administrative Agent, in its sole discretion, not to be prohibited by applicable law and as Administrative Agent reasonably determines, including (i) the execution and delivery of guaranties, security agreements, pledge agreements, mortgages (excluding leasehold mortgages), deeds of trust (including, without limitation, leasehold deeds of trust), financing statements, opinions of counsel, and other documents, in each case in form and substance reasonably satisfactory to Administrative Agent, and the filing or recording of any of the foregoing; (ii) the delivery of certificated securities and other Collateral with respect to which perfection is obtained by possession; and (iii) with respect to any fee owned real property acquired by any Loan Party after the Closing Date with a fair market value in excess of $1,000,000, the delivery (to the extent requested by Administrative Agent) within 60 days after the date that real property was acquired (or any longer period Administrative Agent agrees to in its sole discretion) of a duly executed Mortgage with respect to that real property providing for a fully perfected Lien, in favor of Administrative Agent, in all right, title and interest of the applicable Loan Party in that real property, together with all Mortgage-Related Documents and a legal opinion of special counsel for the applicable Loan Party for the state in which that real property is located in form and substance reasonably acceptable to Administrative Agent. Notwithstanding any provision of this Agreement to the contrary, in no event will more than 65% of the total combined voting power of all classes of stock of any Foreign Subsidiary or Domestic Foreign Holding Company of any Loan Party be required to be pledged to secure or otherwise indirectly secure the Obligations, and, for the avoidance of doubt, no Foreign Subsidiary or Domestic Foreign Holding Company will be required to be a guarantor of any Obligations unless specifically agreed to by Borrowers. Notwithstanding anything to the contrary in the foregoing, (i) in the event of a Permitted Acquisition (or series of related Permitted Acquisitions) having (x) aggregate consideration (cash and non-cash) to be paid by the Loan Parties (including any Debt assumed or issued in connection therewith, the maximum amount payable in connection with any deferred purchase price obligation (including any Earnout Obligation) and the value of any Capital Stock of any Loan Party issued to the seller in connection with that Permitted Acquisition) of at least $8,000,000 or (ii) cash consideration to be paid by the Loan Parties of at least $5,000,000, the Loan Parties shall not be required to satisfy the obligations of this Section 10.9 with respect to any Subsidiary acquired in such Permitted Acquisition (or the Equity Interests therein) prior to the date that is 30 days following the date of such Permitted Acquisition (or any such later date Administrative Agent agrees in its sole discretion) and (ii) no perfection steps shall be required under any certificate of title legislation with respect to goods subject to such certificate of title legislation.

10.10 Deposit Accounts. Unless Administrative Agent otherwise consents in writing, maintain, and cause each other Loan Party to maintain, all of their deposit accounts and securities accounts, other than Excluded Deposit Accounts, with an institution that has entered into one or more Control Agreements with Administrative Agent and the applicable Loan Party granting “control” (as defined in the UCC) of each applicable account to Administrative Agent.

10.11 Certain Post-Closing Obligations. Notwithstanding any provision herein or in any other Loan Document to the contrary, to the extent not actually delivered on or prior to the Closing Date, the Borrowers shall, and shall cause each applicable Loan Party, to take such actions set forth on Annex C within the timeframes set forth on such Annex.

SECTION 11 NEGATIVE COVENANTS

Until Payment in Full, Holdings and each Borrower shall, unless at any time the Required Lenders otherwise expressly consent in writing, do the following:

11.1 Debt. Not, and not permit any of the Loan Parties and their Subsidiaries to, create, incur, assume, or suffer to exist any Debt, except the following:

(a) Obligations under this Agreement and the other Loan Documents;

(b) Debt of any of the Loan Parties (other than Holdings) and their Subsidiaries secured by Liens permitted by Section 11.2(d), and extensions, renewals, replacements, and refinancings thereof, so long as the aggregate amount of all such Debt at any time outstanding does not exceed $500,000;

(c) Debt of any Loan Party (other than Holdings) to any other Loan Party (other than Holdings), so long as (i) that Debt is evidenced by a demand note in form and substance reasonably satisfactory to Administrative Agent and pledged and delivered to Administrative Agent pursuant to the Collateral Documents as additional collateral security for the Obligations, and (ii) the obligations under that demand note are subordinated to the obligations of the Loan Parties under the Loan Documents (including the Obligations of Borrowers under this Agreement) in a manner reasonably satisfactory to Administrative Agent;

(d) Debt arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(e) Debt described on Schedule 11.1(a) and any extension, renewal, replacement or refinancing thereof so long as the principal amount thereof is not increased;

(f) the Debt to be Repaid (so long as that Debt is repaid on the Closing Date with the proceeds of the initial Loans under this Agreement);

(g) Contingent Liabilities arising with respect to (i) customary indemnification obligations by any of the Loan Parties (other than Holdings) and their Subsidiaries in favor of purchasers in connection with dispositions permitted under Section 11.4, and (ii) the guaranty by any of the Loan Parties (other than Holdings) and their Subsidiaries of a lease, sublease, license, or sublicense entered into in the ordinary course of business by another Loan Party or any Subsidiary thereof;

(h) Earnout Obligations described on Schedule 11.1(b) and Earnout Obligations of the Loan Parties incurred in connection with Permitted Acquisitions so long as, in the case of Earnout Obligations incurred in connection with Permitted Acquisitions consummated after the Closing Date, unless the Administrative Agent may otherwise agree in its sole discretion, such Earnout Obligations (other than Earnout Obligations in an aggregate amount (based on the maximum amount that may become payable under any applicable Material Contract) not to exceed $1,500,000) are subject to a Subordination Agreement;

(i) other unsecured Debt of the Loan Parties and their Subsidiaries in an aggregate outstanding amount not at any time exceeding $500,000;

(j) to the extent constituting Debt, cash management obligations and other Debt in respect of cash management services in the ordinary course of business and Debt arising from the endorsement of instruments or other payment items for deposit and the honoring by a bank or other financial institution of instruments or other payments items drawn against insufficient funds;

(k) Hedging Obligations permitted under Section 9.29 in an aggregate amount not to exceed $500,000 with respect to agreements entered into for bona fide hedging purposes and not for speculative purposes, to protect against the Loan Parties’ actual exposure to interest rates; and

(l) Debt consisting of the financing of insurance premiums in the ordinary course of business.

11.2 Liens. Not, and not permit any of the Loan Parties and their Subsidiaries to, create or permit to exist any Lien on any of its real or personal properties, assets, or rights of whatsoever nature (whether now owned or hereafter acquired), except the following:

(a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed;

(b) Liens arising in the ordinary course of business any of the Loan Parties (other than Holdings) and their Subsidiaries (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds, and similar obligations) for sums not overdue or being diligently contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed;

(c) Liens described on Schedule 11.2 as of the Closing Date and renewals and extensions thereof on the assets currently subject to those Liens;

(d) subject to the limitation set forth in Section 11.1(b), the following: (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased); (ii) Liens existing on property at the time of the acquisition thereof by any of the Loan Parties (other than Holdings) and their Subsidiaries (and not created in contemplation of that acquisition); and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring that property, so long as any such Lien attaches to the applicable property within 20 days of the acquisition thereof and attaches solely to the property so acquired;

(e) easements, rights of way, restrictions (including zoning restrictions), covenants, encroachments, and other similar real estate charges or encumbrances, minor defects or irregularities in title, and other similar real estate Liens not interfering in any material respect with the ordinary conduct of the business of any Loan Party or any Subsidiary thereof;

(f) leases, subleases, licenses, or sublicenses of the assets or properties of any of the Loan Parties and their Subsidiaries, in each case entered into in the ordinary course of business and not interfering in any material respect with the business of any of the Loan Parties and their Subsidiaries;

(g) customary set-off rights against depository accounts permitted under this Agreement in favor of banks at which any of the Loan Parties and their Subsidiaries maintains any such depository accounts, so long as those set-off rights secure only the obligations of that Loan Party or that Subsidiary to pay ordinary course fees and bank charges;

(h) Liens consisting of precautionary filings of UCC financing statements filed with respect to Operating Leases permitted under this Agreement and any interest of title of a lessor under any Operating Lease permitted under this Agreement;

(i) Liens arising under the Loan Documents;

(j) Liens arising from judgments in circumstances not constituting an Event of Default;

(k) Liens in favor of public utilities or any governmental entity when required by the utility or other authority in connections with the supply of services or utilities to the Borrower or its Subsidiaries;

(l) Liens of a collection bank arising under Section 4-208 of the Uniform Commercial Code on the items in the course of collection;

(m) Liens attaching to securities accounts or brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(n) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to accounts and cash and Cash Equivalents on deposit in accounts (including any restriction on the use of such cash and Cash Equivalents or investment property);

(o) Liens on deposit accounts and escrow accounts and amounts therein securing indemnification obligations of the Borrower and its Subsidiaries not prohibited hereunder;

(p) customary Liens in favor of providers of credit card processing services that arise by contract in the ordinary course of business;

(q) good faith cash earnest money deposits made under escrow agreements in connection with a Permitted Acquisition or any other Investment or letter of intent or purchase agreement permitted hereunder;

(r) Uniform Commercial Code financing statements or similar public filings that are filed as a precautionary measure in connection with Operating Leases or consignment of goods in the ordinary course of business; and

(s) other Liens incurred in the ordinary course of business of the Loan Parties and their Subsidiaries with respect to obligations that do not in the aggregate exceed $500,000 at any time outstanding.

11.3 Restricted Payments. Not, and not permit any of the Loan Parties and their Subsidiaries to, (a) make any dividend or distribution to any holders of its Equity Interests; (b) purchase or redeem any of its Equity Interests; (c) pay any management fees, transaction-based fees, or similar fees to any of its equity holders or any Affiliate thereof, including Management Fees; (d) make any payment on account of (x) any Earnout Obligations or (y) any other Debt that has been contractually subordinated in right of payment to the Obligations if that payment is not permitted at that time under the applicable subordination terms and conditions; or (e) set aside funds for any of the foregoing, except that:

(i) any Subsidiary may pay dividends or make other distributions to a Loan Party (other than Holdings) and any Loan Party may pay dividends or make other distributions to any Borrower or any Subsidiary of any Borrower;

(ii) Borrowers may pay the Management Fees in an aggregate amount not exceeding $300,000 in any Fiscal Year so long as no Default or Event of Default exists or would result therefrom, and any management fees that are not permitted to be paid pursuant to this clause (ii) may be accrued and paid in cash at any time that the provisions of this clause (ii) are satisfied immediately before after giving effect to that cash payment;

(iii) for so long each of Holdings and the Company is classified as a “partnership” or a “disregarded” entity for purposes of the Code, the Company may distribute to Holdings and Holdings may distribute to each of its members a Tax Distribution (which may be paid quarterly);

(iv) the Company may make payments in respect of Earnout Obligations permitted under Section 11.1(j) so long as (A) no Default or Event of Default exists or would result therefrom, (B) the Fixed Charge Coverage Ratio would not be less than 1.00 to 1.00 as of the last day of the most recently-ended Fiscal Quarter after giving effect to such payment on a pro forma basis as though such payment were made during the Computation Period Ending on such day and (C) the Liquidity Condition shall have been satisfied before and after giving effect to the proposed payment; provided that in the case of any such payment made on or after January 1, 2020, the Liquidity Condition shall not be required to be satisfied so long as (x) the sum of Revolving Loan Availability and the aggregate amount of unrestricted cash of the Loan Parties held in Collateral Accounts is not less than $1,500,000 before and after giving effect to the proposed payment and (y) within 90 days of the making of such payment, the Liquidity Condition shall be satisfied and shall be satisfied for a period of at least ten consecutive Business Days;

(v) the Company may make a distribution to Holdings in an amount not to exceed the Closing Date Shareholder Distribution and Holdings may make the Closing Date Shareholder Distribution, in each case by not later than 10 days after the Closing Date; and

(vi) so long as no Default or Event of Default exists or would result, the Company may make a distribution (the “Additional Term A Loan Distribution”) to Holdings in an amount not to exceed the aggregate amount of Additional Term A Loans made pursuant to Section 2.1.2(c) and Holdings may make the Additional Term A Loan Distribution, in each case by not later than 10 days after the date such Additional Term A Loans are made.

11.4 Mergers, Consolidations, Sales. Not, and not permit any of the Loan Parties and their Subsidiaries to, (a) be a party to any merger or consolidation; (b) sell, transfer, dispose of, convey, or lease any of its assets or Equity Interests (including the sale of Equity Interests of any Subsidiary); (c) sell or assign with or without recourse any receivables; or (d) purchase or otherwise acquire all or substantially all of the assets or any Equity Interests, or any partnership or joint venture interest in, any other Person or make any Acquisition, except the following:

(i) any such merger, consolidation, sale, transfer, acquisition, conveyance, lease, or assignment of or by any Borrower or Subsidiary with and into any Borrower so long as (A) no other provision of this Agreement would be violated thereby; (B) that Borrower gives Administrative Agent at least 15 days’ prior written notice of that merger or consolidation; (C) no Default or Event of Default has occurred and is continuing either before or after giving effect to that transaction; and (D) the Lenders’ rights in any Collateral, including the existence, perfection and priority of any Lien thereon, are not adversely affected by that merger or consolidation;

(ii) mergers, consolidations, or Acquisitions which are Permitted Acquisitions; and

(iii) sales, leases, assignments, conveyances, other transfers for value and dispositions of assets (A) of the type specifically described in clauses (b) through (d) of the definition of “Asset Disposition”, (B) that are redundant to the business of any Loan Party, no longer used or useful, worn out or obsolete or of no material value, or (C) for fair market value, so long as (1) no Default or Event of Default exists or would result therefrom, (2) not less than 75% of the aggregate sales price is paid in cash, and (3) the Net Proceeds of which do not exceed $1,000,000 in the aggregate in any Fiscal Year.

11.5 Modification of Certain Documents; Organizational Form.

(a) Not permit the organizational documents or governing documents of any Loan Party to be amended or modified in any way that could reasonably be expected to materially adversely affect the interests of the Lenders.

(b) Not change, or allow any Loan Party to change, its state of formation or its organizational form without providing the Administrative Agent at least 15 Business Days’ prior notice, providing such know-your-customer and similar documentation as any Lender may reasonably request and taking any action reasonably requested by the Administrative Agent to ensure the continued perfection of the Administrative Agent’s Liens on the assets of such Loan Party; provided that no such change shall be permitted in respect of the Company unless the Administrative Agent shall otherwise agree.

11.6 Transactions with Affiliates. Not, and not permit any of the Loan Parties and their Subsidiaries to, enter into, or cause, suffer, or permit to exist any transaction, arrangement, or contract with any of its other Affiliates (other than the Loan Parties) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates (except to the extent expressly permitted by Sections 11.3 and 11.4(i)).

11.7 Inconsistent Agreements. Not, and not permit any of the Loan Parties and their Subsidiaries to, enter into any agreement containing any provision that would (a) be violated or breached by any borrowing by Borrowers under this Agreement or by the performance by any Loan Party of any of its Obligations under this Agreement or under any other Loan Document; (b) prohibit any Loan Party from granting to Administrative Agent and the Lenders a Lien on any of its assets; or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to Holdings, any Borrower or any other Subsidiary, or pay any Debt owed to Holdings, any Borrower or any other Subsidiary, (ii) make loans or advances to any Loan Party, or (iii) transfer any of its assets or properties to any Loan Party, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending any such sale, so long as those restrictions and conditions apply only to the Subsidiary to be sold and that sale is permitted under this Agreement (but those); (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases, and other secured Debt permitted by this Agreement, so long as those restrictions or conditions apply only to the property or assets securing that Debt; and (C) customary provisions in leases and other contracts restricting the assignment thereof.

11.8 Business Activities. Not, and not permit any of the Loan Parties and their Subsidiaries to, engage in any line of business other than the businesses engaged in on the Closing Date and businesses reasonably related or reasonably complementary thereto or, in the case of Holdings, engage in any business activities or hold any material assets other than those described in Section 9.33 or directly own any Equity Interests other than Equity Interests in the Company.

11.9 Investments. Not, and not permit any of the Loan Parties and their Subsidiaries to, make or permit to exist any Investment in any other Person, except the following:

(a) contributions by Holdings, Borrowers or any Subsidiary to the capital of any Borrower (or any other equity investment by any such Person in any Borrower);

(b) Investments constituting Debt permitted by Section 11.1;

(c) Contingent Liabilities constituting Debt permitted by Section 11.1 or Liens permitted by Section 11.2;

(d) Cash Equivalent Investments;

(e) subject to Section 10.10, bank deposits in the ordinary course of business;

(f) Investments consisting of securities or instruments received pursuant to a disposition of assets permitted by this Agreement;

(g) Investments constituting Permitted Acquisitions;

(h) Investments in any Person that becomes a Subsidiary after the Closing Date in connection with any Permitted Acquisition and becomes a Loan Party;

(i) Investments in Subsidiaries that (i) are Loan Parties on the Closing Date or (ii) become Loan Parties after the Closing Date;

(j) non-cash consideration received pursuant to the consummation of asset dispositions and Permitted Acquisitions, in each case permitted under this Agreement;

(k) bank deposits established in accordance with the Loan Documents;

(l) Investments listed on Schedule 11.9 as of the Closing Date;

(m) accounts receivables generated in the ordinary course of business; and

(n) other Investments in an aggregate amount not to exceed $500,000.

11.10 Restriction of Amendments to Certain Documents. Not amend or otherwise modify, or waive any rights under (a) any Related Agreement or Material Contract, other than amendments, modifications, and waivers not adverse to the interests of Lenders in any material respect; or (b) the provisions of Holdings’ limited liability company agreement with respect to Management Fees, other than amendments, modifications, and waivers not adverse to the interests of Lenders (it being understood that any amendment, modification, or waiver increasing or expanding the payment obligations of any Loan Party beyond payments permitted under Section 11.3(ii) will be deemed to be adverse to the interests of Lenders).

11.11 Fiscal Year. Not, and not permit any of the Loan Parties and their Subsidiaries to, change its Fiscal Year.

11.12 Financial Covenants.

11.12.1 Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio for any Computation Period to be less than 1.00 to 1.00.

11.12.2 Total Debt to EBITDA Ratio. Not permit the Total Debt to EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for that Computation Period:

Computation Period Ending	Total Debt to EBITDA Ratio
September 30, 2018	5.25 to 1.00
December 31, 2018	5.25 to 1.00
March 31, 2019	5.25 to 1.00
June 30, 2019	5.25 to 1.00
September 30, 2019	5.25 to 1.00
December 31, 2019	4.75 to 1.00
March 31, 2020	4.75 to 1.00
June 30, 2020	4.75 to 1.00
September 30, 2020	4.75 to 1.00
December 31, 2020	4.25 to 1.00
March 31, 2021	4.25 to 1.00
June 30, 2021	4.25 to 1.00
September 30, 2021	4.25 to 1.00
December 31, 2021 and the last day of each Fiscal Quarter thereafter	4.00 to 1.00

11.13 Compliance with Laws. Borrowers shall not, and shall not permit any of the Loan Parties and their Subsidiaries to, fail to comply with the laws, regulations and executive orders referred to in Sections 9.30 and 9.31.

SECTION 12 EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

The effectiveness of this Agreement and the obligation of each Lender to make its Loans are subject to the following conditions precedent:

12.1 Conditions to Effectiveness. The effectiveness of this Agreement, and the obligation of the Lenders to make the Loans, are, in addition to the conditions precedent specified in Section 12.2 and Section 12.3, subject to satisfaction of the following conditions precedent (and the date on which all such conditions precedent have been satisfied or waived in writing by Administrative Agent and the Lenders is called the “Closing Date”), it being agreed that the request by Borrower Representative for the making of any initial Loan on the Closing Date will be deemed to constitute a representation and warranty by Borrowers that the conditions precedent set forth in this Section 12.1 will be satisfied at the time of the making of that Loan unless waived in writing by Administrative Agent:

12.1.1 Agreement, Notes, and other Loan Documents. Administrative Agent has received the following, each duly executed and dated as of the Closing Date (or any earlier date satisfactory to Administrative Agent), in form and substance satisfactory to Administrative Agent: (a) this Agreement; (b) to the extent requested by any Lender, one or more Notes made payable to that Lender; (c) the Guaranty and Collateral Agreement, together with all instruments, transfer powers, and other items required to be delivered in connection with the Guaranty and Collateral Agreement; and (d) all other Loan Documents.

12.1.2 Authorization Documents. For each Loan Party, Administrative Agent has received the following, each in form and substance satisfactory to Administrative Agent: (a) that Person’s charter (or similar formation document), certified by the appropriate governmental authority; (b) good standing certificates in that Person’s state of incorporation (or formation) and in each other state in which that Person is qualified to do business if reasonably requested by Administrative Agent; (c) that Person’s bylaws (or similar governing document); (d) resolutions of its board of directors (or similar governing body) approving and authorizing that Person’s execution, delivery, and performance of the Loan Documents to which it is party and the transactions contemplated thereby; and (e) signature and incumbency certificates of that Person’s officers and/or managers executing any of the Loan Documents (which certificates Administrative Agent and each Lender may conclusively rely on until formally advised by a like certificate of any changes in any such certificate), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

12.1.3 Consents, etc. Administrative Agent has received certified copies of all documents evidencing any necessary company action, consents and governmental approvals (if any) required for the execution, delivery, and performance by the Loan Parties of the documents referred to in this Section 12.

12.1.4 Letter of Direction. Administrative Agent has received a letter of direction containing funds flow information with respect to the proceeds of the Loans on the Closing Date, duly executed and dated as of the Closing Date, in form and substance satisfactory to Administrative Agent.

12.1.5 Collateral and Diligence Questionnaire. Administrative Agent has received a Collateral and Diligence Questionnaire completed and executed by each Loan Party, in form and substance satisfactory to Administrative Agent.

12.1.6 Opinions of Counsel. Administrative Agent has received opinions of counsel for each Loan Party, including local counsel reasonably requested by Administrative Agent, each duly executed and dated as of the Closing Date (or any earlier date satisfactory to Administrative Agent), in form and substance satisfactory to Administrative Agent.

12.1.7 Insurance. Administrative Agent has received evidence of the existence of insurance required to be maintained pursuant to Section 10.3(b), together with evidence that Administrative Agent has been named as a lender’s loss payee and an additional insured on all related insurance policies.

12.1.8 Related Transaction.

(a) Administrative Agent has received copies of the Material Contracts certified by the secretary or assistant secretary (or similar officer) of Borrower Representative as being true, accurate, and complete.

(b) Administrative Agent has received (i) evidence, reasonably satisfactory to Administrative Agent, that Borrowers have completed, or concurrently with the initial credit extension hereunder will complete, the Related Transaction in accordance with the terms of the Related Agreements (without any amendment thereto or waiver thereunder unless consented to by the Lenders); and (ii) evidence, reasonably satisfactory to Administrative Agent, that the purchase price for the Related Transaction, including cash for working capital and any potential earn out payments, shall not be greater than $41,071,428.57, of which purchase price the portion payable in cash on the Closing Date shall not be greater than $12,500,000, in each case, excluding cash for working capital in accordance with the Purchase Agreement.

12.1.9 Payment of Fees. Administrative Agent has received evidence of payment by Borrowers of all accrued and unpaid fees, costs, and expenses to the extent then due and payable on the Closing Date (including, without limitation, fees under the Agent Fee Letter), together with all Attorney Costs of Administrative Agent to the extent invoiced prior to the Closing Date, plus all additional amounts of Attorney Costs that constitute Administrative Agent’s reasonable estimate of Attorney Costs incurred or to be incurred by Administrative Agent through the closing proceedings (but no such estimate will preclude a final settling of accounts between Borrowers and Administrative Agent in respect of those Attorney Costs).

12.1.10 Debt to be Repaid. Administrative Agent has received evidence, reasonably satisfactory to Administrative Agent, that all Debt to be Repaid has been (or concurrently with the initial borrowing will be) paid in full and that all agreements and instruments governing the Debt to be Repaid and that all Liens securing the Debt to be Repaid have been (or concurrently with the initial borrowing will be) terminated.

12.1.11 Solvency Certificate. Administrative Agent has received a solvency certificate, in form and substance satisfactory to Administrative Agent, executed by a Senior Officer of the Borrower Representative.

12.1.12 Search Results; Lien Terminations. Administrative Agent has received certified copies of Uniform Commercial Code search reports dated a date reasonably near to the Closing Date, listing all effective financing statements which name any Loan Party (under their present names and any previous names) as debtors, together with (a) copies of all such financing statements; (b) payoff letters evidencing repayment in full of all Debt to be Repaid, the termination of all agreements relating thereto, and the release of all Liens granted in connection therewith, with Uniform Commercial Code or other appropriate termination statements and documents effective to evidence the foregoing (other than Permitted Liens); (c) Uniform Commercial Code termination statements pertaining to previously terminated financing, lease, and/or consignment relationships for which financing statements remain of record, in each case as Administrative Agent reasonably requests; and (d) all other Uniform Commercial Code termination statements as Administrative Agent reasonably requests.

12.1.13 Filings, Registrations, and Recordings. Administrative Agent has received each document (including Uniform Commercial Code financing statements) required by the Collateral Documents or under law or reasonably requested by Administrative Agent to be filed, registered, or recorded in order to create in favor of Administrative Agent, for the benefit of Administrative Agent and the Lenders, a perfected Lien on the collateral described therein (but only to the extent that perfection may be achieved by such a filing, registration, or recording), prior to any other Liens (subject only to Permitted Liens), in proper form for filing, registration, or recording.

12.1.14 Closing Certificate. Administrative Agent has received (a) a certificate, in form and substance satisfactory to Administrative Agent, executed by a Senior Officer of Borrower Representative on behalf of Borrowers certifying (i) the matters set forth in Section 12.2.1 as of the Closing Date, and (ii) as to the occurrence of the closing of the Related Transaction and that the closing has been consummated in accordance with the terms of the Related Agreements without waiver of any material condition thereof.

12.1.15 Financial Statements; Appraisals. Administrative Agent has received and is reasonably satisfied with the Financial Statements and all other historical and projected financial information of Loan Parties and their Subsidiaries requested by Administrative Agent.

12.1.16 No Material Adverse Effect. There has not occurred since December 31, 2017, any developments or events that, individually or in the aggregate with any other circumstances, has had or could reasonably be expected to have a Material Adverse Effect.

12.1.17 Investment Documents. Administrative Agent has received confirmation of ownership and capital structure of the Loan Parties and be satisfied with the constituent documents of the Loan Parties and related investment agreements.

12.1.18 Financial Tests. Administrative Agent has received evidence satisfactory to it that (a) Borrowers have a 12-month adjusted EBITDA of at least $22,417,000 as of May 31, 2018, determined on a pro forma basis after giving effect to (i) the Related Transaction, (ii) the funding of the initial Loans as provided under this Agreement, including the payment of the Closing Date Shareholder Distribution and the payment of all fees, costs and expenses as set forth above, and (iii) year-end and other adjustments reasonably satisfactory to Administrative Agent, as reported on by PricewaterhouseCoopers LLP and/or Ernst & Young LLP; and (b) the Loan Parties have reasonably sufficient liquidity to operate their business plan and in an amount satisfactory to Administrative Agent (with no payables stretched beyond their customary payment practices).

12.1.19 Diligence. Administrative Agent has received and is satisfied with all due diligence materials requested by Administrative Agent (including, without limitation, all Material Contracts of the Loan Parties).

12.1.20 Financial Condition. Administrative Agent has completed a satisfactory examination of the financial condition of the Loan Parties, including, without limitation, the following: (a) review of the books (including historical, current, and interim financial statements), records, and assets of the Loan Parties; (b) review of all financial projections for Fiscal Year 2018; (c) satisfactory verification of business and competitive analysis, including, without limitation, site visits, one or more meetings with the Loan Parties’ key management and certain shareholders, examining market studies and existing industry intelligence provided by the Loan Parties, and conducting independent customer calls; and (d) receipt of a satisfactory review, conducted by PricewaterhouseCoopers LLP, of (i) the books and records of the Loan Parties (including historical cash flow), (ii) a quality-of-earnings report, (iii) trailing 12-month EBITDA, and (iv) EBITDA adjustments.

12.1.21 Background Checks. Administrative Agent has reviewed and is satisfied with background checks on certain key management and shareholders of the Loan Parties.

12.1.22 Opening Balances. After giving effect to the initial Loans on the Closing Date and the payment by Borrowers of all fees and expenses incurred in connection with this Agreement (with no payables stretched beyond their customary payment practices), (a) there are not Revolving Outstandings, and (b) the outstanding principal balance of the Term Loans does not exceed an amount equal to (i) trailing 12-month adjusted EBITDA for the period ending May 31, 2018, determined on a pro forma basis after giving effect to (A) the Related Transaction, (B) the funding of the initial Loans as provided under this Agreement, including the payment of all fees, costs, and expenses as set forth above, and (C) year-end and other adjustments reasonably satisfactory to Administrative Agent, multiplied by (c) 4.00.

12.1.23 Non-Compete and Support Agreements. Key management and certain shareholders of the Loan Parties identified by Administrative Agent have entered into employment or other agreements containing customary provisions, including, without limitation, non-compete, non-solicitation, and confidentiality, all on terms satisfactory to Administrative Agent.

12.1.24 Other. Administrative Agent has received all other documents reasonably requested by Administrative Agent or any Lender.

12.2 Conditions Precedent to all Loans. The obligation of each Lender to make each Loan is subject to the following further conditions precedent that:

12.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to any borrowing, the following statements are true and correct:

(a) the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents are true and correct in all material respects (unless any such representation or warranty is by its terms qualified by concepts of materiality, in which case that representation or warranty is true and correct in all respects) with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case that representation or warranty is true and correct in all material respects or in all respects, as applicable, as of that earlier date); and

(b) no Default or Event of Default has occurred and is continuing.

12.2.2 Confirmatory Certificate. If requested by Administrative Agent or any Lender, Administrative Agent has received (in sufficient counterparts to provide one to Administrative Agent and each Lender) a certificate dated the date of the requested Loan and signed by a duly authorized representative of Borrower Representative as to the matters set out in Section 12.2.1 (it being understood that each request by Borrower Representative for the making of a Loan will be deemed to constitute a representation and warranty by Borrowers that the conditions precedent set forth in Section 12.2.1 will be satisfied at the time of the making of that Loan), together with such other documents as Administrative Agent or any Lender may reasonably request in support thereof.

12.3 Conditions Precedent to each Delayed Draw Term Loan. The obligation of each Lender to make each Delayed Draw Term Loan is subject to the following further conditions precedent that:

12.3.1 Use of Proceeds. Administrative Agent is satisfied in its sole discretion that Borrowers will use the proceeds of that Delayed Draw Term Loan on or about the requested borrowing date to fund a Permitted Acquisition and in accordance with Section 10.6.

12.3.2 Financial Tests. Administrative Agent has received evidence satisfactory to it that Borrowers are in compliance on a pro forma basis (determined after giving effect to (i) the Delayed Draw Term Loans to be made on requested borrowing date, (ii) the consummation of all related transactions to be consummated on or about the requested borrowing date (including the payment by Borrowers of all fees and expenses incurred in connection with the consummation of those related transactions), and (iii) year-end and other adjustments reasonably satisfactory to Administrative Agent) with the financial covenants set forth in Section 11.12 (recomputed for the most recent Fiscal Quarter for which financial statements have been delivered).

SECTION 13 EVENTS OF DEFAULT AND THEIR EFFECT.

13.1 Events of Default. Each of the following will constitute an Event of Default under this Agreement:

13.1.1 Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five or more days, in the payment when due of any interest, fee or other amount payable by Borrowers under this Agreement or under any other Loan Document.

13.1.2 Non-Payment of Other Debt. Any default occurs under the terms applicable to any Debt of any Loan Party in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $500,000 and that default (a) consists of the failure to pay that Debt when due, whether by acceleration or otherwise, or (b) accelerates the maturity of that Debt or permits the holder or holders thereof, or any trustee or agent for any such holder or holders, to cause that Debt to become due and payable (or require any Loan Party to purchase or redeem that Debt or post cash collateral in respect thereof) prior to its expressed maturity.

13.1.3 Material Contracts. Default in the payment when due, or in the performance or observance of, any Material Contract described in clause (c) of the definition thereof, after giving effect to any applicable notice, grace and cure periods.

13.1.4 Bankruptcy, Insolvency, etc. Any of the following occurs: (a) any Loan Party becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; (b) any Loan Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver, or other custodian for that Loan Party or any property thereof, or makes a general assignment for the benefit of creditors; (c) in the absence of any such application, consent, or acquiescence, a trustee, receiver, or other custodian is appointed for any Loan Party or for a substantial part of the property of any thereof and is not discharged within 60 days; (d) any Insolvency Proceeding, or any dissolution or liquidation proceeding, is commenced in respect of any Loan Party, and that Insolvency Proceeding or proceeding (i) is not commenced by that Loan Party, (ii) is consented to or acquiesced in by that Loan Party, or (iii) remains for 45 days undismissed; or (e) any Loan Party takes any action to authorize, or in furtherance of, any of the foregoing.

13.1.5 Non-Compliance with Loan Documents.

(a) Failure by any Loan Party to comply with or to perform any covenant set forth in Sections 10.1.1, 10.1.2, 10.1.3, 10.1.5, 10.3(b), 10.5, 10.6, or Section 11.

(b) Failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 13) and continuance of that failure described in this Section 13.1.5(b) for 30 or more days.

13.1.6 Representations; Warranties. Any representation or warranty made by any Loan Party in this Agreement or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party to Administrative Agent or any Lender in connection with this Agreement is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

13.1.7 Pension Plans. Any of the following occurs: (a) any Person institutes steps to terminate a Pension Plan if as a result of that termination Holdings, any Borrower or any Subsidiary could be required to make a contribution to that Pension Plan, or could incur a liability or obligation to that Pension Plan, in excess of $200,000; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA with respect to Holdings, any Borrower or any Subsidiary; (c) the Unfunded Liability of all Pension Plans sponsored and maintained by any Borrower or any Subsidiary exceeds 20% of the Total Plan Liability for those plans, or (d) there occurs any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of that withdrawal (including any outstanding withdrawal liability that Holdings, any Borrower or any member of the Controlled Group have incurred on the date of that withdrawal) to which Holdings, any Borrower or any Subsidiary is reasonably expected to incur exceeds $500,000.

13.1.8 Judgments. One or more final judgments which exceed an aggregate of $500,000 are rendered against any Loan Party (not covered by insurance as to which the insurance company has acknowledged coverage, so long as that insurance is paid to Borrowers within 30 days of the rendering of those judgments) and have not been paid, discharged or vacated or had execution thereof stayed pending appeal within 60 days after entry or filing of those judgments.

13.1.9 Invalidity of Loan Documents, etc. Any Loan Document ceases to be in full force and effect, or any Loan Party (except as such enforceability maybe limited by the availability of equitable remedies and the effect of bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally); (or any Person by, through, or on behalf of any Loan Party) contests in any manner the validity, binding nature, or enforceability of any Loan Document.

13.1.10 Change of Control. A Change of Control occurs.

13.1.11 Equity Cure Right. Notwithstanding the existence of a Default resulting from a financial covenant violation under Section 11.12, a cash equity contribution made to Holdings and by Holdings to the Company (which cash equity contribution shall not be made pursuant to the issuance of Disqualified Equity Interests), after the last day of the Financial Quarter with respect to which such financial covenant violation has occurred and on or prior to the day that is 10 Business Days after the day on which financial statements are required to be delivered for such Financial Quarter, will, at the written request of the Borrowers, be included in the calculation of EBITDA with respect to each applicable provision of Section 8.03 (applied to the last month of the Financial Quarter being tested for the purposes of determining compliance with the financial covenants under Section 11.12 at the end of such Financial Quarter and any subsequent period that includes such Financial Quarter (any such equity contribution, a “Specified Contribution”)); provided that (i) the aggregate amount of any Specified

Contributions will not be greater than the amount necessary to cause compliance with the covenants in Section 11.12, (iii) each Specified Contribution and the use of proceeds thereof will be disregarded for all other purposes under this Agreement (including, to the extent applicable, basket levels, pricing and other items governed by reference to EBITDA or that include EBITDA in the determination thereof in any respect); provided that any repayment of Debt with such proceeds shall be reflected in the calculation of covenants hereunder after such Specified Contribution is no longer reflected in the current calculations of EBITDA, (iv) no more than five such Specified Contributions may be made during the term of this Agreement, (v) Specified Contributions may not be made in two consecutive Fiscal Quarters, (vi) Specified Contributions may not be made more than twice in any four consecutive Fiscal Quarters and (vii) the aggregate amount of any Specified Contributions shall not exceed (A) $5,000,000 in any four consecutive Fiscal Quarters or (B) $10,000,000 in the aggregate after the Closing Date; provided that, from the date the Borrower shall have provided notice of its intent to cure (the “Notice to Cure”) until the earlier of 10 Business Days after delivery of the Notice to Cure and timely receipt of the Specified Contribution, no Default resulting solely from failure to comply with Section 11.12 shall be deemed to exist for any purpose under this Agreement. Upon timely receipt by the Borrower in cash of the Specified Contribution, the applicable Defaults shall be deemed waived and retroactively cured with the same effect as though there had been no failure to comply with the applicable financial covenants.

13.2 Effect of Event of Default. If any Event of Default described in Section 13.1.4 occurs in respect of any Borrower, then the Commitments will immediately terminate and the Loans and all other Obligations under this Agreement will become immediately due and payable, all without presentment, demand, protest, or notice of any kind. If any other Event of Default occurs and is continuing, then Administrative Agent may (and, upon the written request of the Required Lenders shall) declare, in a written notice to Borrower Representative, the Commitments to be terminated in whole or in part and/or declare all or any part of the Loans and all other Obligations under this Agreement to be due and payable, whereupon the Commitments will immediately terminate (or be reduced, as applicable) and/or the Loans and other Obligations under this Agreement will become immediately due and payable (in whole or in part, as applicable), all without presentment, demand, protest, or notice of any kind (other than as expressly provided for above in this sentence). Administrative Agent shall promptly advise Borrower Representative of any such declaration, but failure to do so will not impair the effect of any such declaration.

13.3 Credit Bidding. The Loan Parties and the Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product provider will be deemed to authorize) Administrative Agent, based upon the instruction of the Required Lenders, to Credit Bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted by Administrative Agent in accordance with applicable law, based upon the instruction of the Required Lenders, under any provisions of the Uniform Commercial Code, as part of any sale or investor solicitation process conducted by any Loan Party, any interim receiver, receiver, receiver and manager, administrative receiver, trustee, agent, or other Person pursuant or under any insolvency laws, in each case subject to the following limitations: (i) the Required Lenders may not direct Administrative Agent in any manner that does not treat each of the Lenders equally, without preference or discrimination, in respect of consideration received as a result of any Credit Bid; (ii) the acquisition documents must be commercially reasonable and contain customary protections for minority holders, such as, among other things, anti-dilution and tag-along rights; (iii) the exchanged debt or equity securities must be freely transferable, without restriction (subject to applicable securities laws); and (iv) reasonable efforts must be made to structure the acquisition in a manner that causes the governance documents pertaining thereto to not impose any obligations or liabilities upon the Lenders individually (such as indemnification obligations). For purposes of this Section 13.3, the term “Credit Bid” means an offer submitted by Administrative Agent (on behalf of the Lenders), based upon the instruction of the Required Lenders, to acquire the property of any Loan Party or any portion thereof in exchange for and in full and final satisfaction of all or a portion (as determined by Administrative Agent, based upon the instruction of the Required Lenders) of the claims and Obligations under this Agreement and other Loan Documents.

SECTION 14 AGENCY.

14.1 Appointment and Authorization. Each Lender hereby irrevocably (subject to Section 14.10) appoints, designates, and authorizes Administrative Agent to take any action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise any powers and perform any duties as are expressly delegated to it, as applicable, by the terms of this Agreement or any other Loan Document, together with all powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent will not have any duty or responsibility except those expressly set forth in this Agreement, nor will Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities are to be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent, as applicable. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement and in other Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, that term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

14.2 [Reserved].

14.3 Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and is entitled to advice of counsel and other consultants or experts concerning all matters pertaining to those duties. Administrative Agent will not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

14.4 Exculpation. None of Administrative Agent and its directors, officers, employees, and agents (a) will be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth in this Agreement as determined by a final, non-appealable judgment by a court of competent jurisdiction), or (b) will be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document (or the creation, perfection, or priority of any Lien or security interest therein), or for any failure of any Borrower or any other party to any Loan Document to perform its Obligations under this Agreement or under any other Loan Documents. Administrative Agent is not and will not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document or to inspect the properties, books, or records of any of the Loan Parties and their Subsidiaries and Affiliates.

14.5 Reliance. Administrative Agent may rely, and will be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, electronic mail message, affidavit, letter, telegram, facsimile, telex or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers), independent accountants, and other experts selected by Administrative Agent. Administrative Agent will be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Administrative Agent first receives all advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify Administrative Agent against any and all liability and expense which might be incurred by Administrative Agent by reason of taking or continuing to take any such action. Administrative Agent will in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and each such request and any action taken or failure to act pursuant thereto will be binding upon each Lender. For purposes of determining compliance with the conditions specified in Section 12, each Lender that has signed this Agreement will be deemed to have consented to, approved, or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent has received written notice from that Lender prior to the proposed Closing Date specifying its objection thereto.

14.6 Notice of Default. Administrative Agent will not be deemed to have knowledge or notice of the occurrence of any Event of Default or Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of the Lenders, unless Administrative Agent has received written notice from a Lender or a Borrower referring to this Agreement, describing that Event of Default or Default and stating that that notice is a “notice of default.” Administrative Agent shall promptly notify the Lenders of its receipt of any such notice. Administrative Agent shall take all such actions with respect to each such Event of Default or Default as requested by the Required Lenders in accordance with Section 13, but unless and until Administrative Agent has received any such request, Administrative Agent may (but will not be required to) take any action, or refrain from taking any action, with respect to any Event of Default or Default as Administrative Agent deems advisable or in the best interest of the Lenders.

14.7 Credit Decision. Each Lender acknowledges that Administrative Agent has not made any representation or warranty to it, and that no act by Administrative Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Loan Parties, will be deemed to constitute any representation or warranty by Administrative Agent to any Lender as to any matter, including whether Administrative Agent has disclosed material information in its possession. Each Lender represents to Administrative Agent that it has, independently and without reliance upon Administrative Agent and based on documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of the Loan Parties, and made its own decision to enter into this Agreement and to extend credit to Borrowers under this Agreement. Each Lender also represents to Administrative Agent that it will, independently and without reliance upon Administrative Agent and based on documents and information as it deems appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make all investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrowers. Except for notices, reports and other documents expressly required in this Agreement to be furnished to the Lenders by Administrative Agent, Administrative Agent will not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of any Borrower which may come into the possession of Administrative Agent.

14.8 Indemnification. Whether or not the transactions contemplated by this Agreement are consummated, each Lender shall indemnify upon demand Administrative Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), according to its applicable Pro Rata Share, from and against any and all Indemnified Liabilities, except that no Lender will be liable for any payment to any such Person of any portion of the Indemnified Liabilities to the extent determined by a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the applicable Person’s own gross negligence or willful misconduct. No action taken in accordance with the directions of the Required Lenders will be deemed to constitute gross negligence or willful misconduct for purposes of this Section 14.8. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and Taxes) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to in this Agreement, to the extent that Administrative Agent is not reimbursed for any such expenses by or on behalf of Borrowers. The undertaking in this Section 14.8 will survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of Administrative Agent.

14.9 Administrative Agent in Individual Capacities. Monroe Capital and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties and Affiliates as though Monroe Capital were not Administrative Agent under this Agreement and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to those activities, Monroe Capital or its Affiliates might receive information regarding Borrowers or their Affiliates (including information that is subject to confidentiality obligations in favor of any Borrower or any such Affiliate) and acknowledges that Administrative Agent will be under no obligation to provide any such information to them. With respect to their Loans (if any), Monroe Capital and its Affiliates have the same rights and powers under this Agreement as any other Lender and may exercise the same as though Monroe Capital were not Administrative Agent, and the terms “Lender” and “Lenders” include Monroe Capital and its Affiliates, to the extent applicable, in their individual capacities.

14.10 Successor Administrative Agent. Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders. If Administrative Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of Borrower Representative (which may not be unreasonably withheld or delayed), appoint from among the Lenders a successor Administrative Agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with the Lenders and Borrower Representative, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent under this Agreement, that successor agent will succeed to all the rights, powers, and duties of the retiring Administrative Agent and the term “Administrative Agent” will mean that successor agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent will be terminated. After any retiring Administrative Agent’s resignation under this Agreement as Administrative Agent, the provisions of this Section 14 and Sections 15.5 and 15.17 will inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation will nevertheless thereupon become effective and the Required Lenders shall perform all of the duties of Administrative Agent under this Agreement until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

14.11 Collateral Matters. Each Lender authorizes and directs Administrative Agent to enter into the other Loan Documents for the benefit of Lenders. Each Lender hereby agrees that, except as otherwise set forth in this Agreement, any action taken by Administrative Agent or Required Lenders in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by Administrative Agent or Required Lenders of the powers set forth in this Agreement or therein, together with all other powers as are reasonably incidental thereto, will be authorized by, and binding upon, all Lenders. Administrative Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to this Agreement and the other Loan Documents. The Lenders irrevocably authorize Administrative Agent, at its option and in its discretion, to do any and all of the following: (a) to release any Lien granted to or held by Administrative Agent under any Collateral Document (i) upon Payment in Full; (ii) upon property sold or to be sold or disposed of as part of or in connection with any disposition permitted under this Agreement (including the release of any Guarantor in connection with any such disposition); or (iii) subject to Section 15.1, if approved in writing by the Required Lenders; or (b) to subordinate its interest in any Collateral to any holder of a Lien on that Collateral which is permitted by Section 11.2(d)(i) or 11.2(d)(iii) (it being understood that Administrative Agent may conclusively rely on a certificate from Borrower Representative in determining whether the Debt secured by any such Lien is permitted by Section 11.1(b)). Upon request by Administrative Agent at any time, the Lenders will confirm in writing Administrative Agent’s authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 14.11.

14.12 Restriction on Actions by Lenders. Each Lender shall not, without the express written consent of Administrative Agent, and shall, upon the written request of Administrative Agent (to the extent it is lawfully entitled to do so), set-off against the Obligations, any amounts owing by that Lender to a Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with that Lender. Each Lender shall not, unless specifically requested to do so in writing by Administrative Agent, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, to foreclose any loan or otherwise enforce any security interest in any of the Collateral or to enforce all or any part of this Agreement or the other Loan Documents. All enforcement actions under this Agreement and the other Loan Documents against the Loan Parties or any third party with respect to the Obligations or the Collateral may be taken by only Administrative Agent (at the direction of the Required Lenders or as otherwise permitted in this Agreement) or by its agents at the direction of Administrative Agent.

14.13 Administrative Agent May File Proofs of Claim.

14.13.1 In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to any Loan Party (including any Insolvency Proceeding), Administrative Agent (irrespective of whether the principal of any Loan is then due and payable as expressed in this Agreement or by declaration or otherwise and irrespective of whether Administrative Agent has made any demand on Borrowers) may, by intervention in any such proceeding or otherwise, do any and all of the following:

(a) file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file any other documents as are necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and Administrative Agent under Sections 5, 15.5, and 15.17) allowed in any such proceedings; and

(b) collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

14.13.2 Any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such proceeding is hereby authorized by each Lender to make all payments to Administrative Agent and, in the event that Administrative Agent consents to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 5, 15.5, and 15.17.

14.13.3 Nothing contained in this Agreement will be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

14.14 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger,” if any, has any right, power, obligation, liability, responsibility, or duty under this Agreement other than, in the case of any Lender, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified has or is deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action under this Agreement.

14.15 Protective Advances. Administrative Agent may, from time to time at any time that an Event of Default has occurred and is continuing, make all disbursements and advances (“Protective Advances”) that Administrative Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Loan Parties of the Loans and other Obligations or to pay any other amount chargeable to the Loan Parties pursuant to the terms of this Agreement and the other Loan Documents, including, without limitation, costs, fees and expenses as described in Section 15.5. Protective Advances are repayable on demand and will be secured by the Collateral and bear interest at a rate per annum equal to the rate then applicable to Revolving Loans. The maximum aggregate amount of Protective Advances that Administrative Agent may make is $10,000,000. Protective Advances constitute Obligations under this Agreement and may be charged to the Loan Account in accordance with Section 7.1.2. No Protective Advance made by Administrative Agent and charged to the Loan Account will be deemed to constitute a Loan and no Lender will have any obligation to fund any amount to Administrative Agent as a result thereof. The Administrative Agent shall notify each Lender and the Borrower Representative in writing of each Protective Advance made by Administrative Agent, which notice must include a description of the purpose of that Protective Advance.

SECTION 15 GENERAL.

15.1 Waiver; Amendments.

(a) No amendment, modification, or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents will be effective unless it is in writing and acknowledged by Lenders having an aggregate Pro Rata Shares of not less than the aggregate Pro Rata Shares expressly designated in this Agreement with respect thereto or, in the absence of any such designation as to any provision of this Agreement, by the Required Lenders. Any amendment, modification, waiver, or consent will be effective only in the specific instance and for the specific purpose for which given.

(b) The Agent Fee Letter may be amended, waived, consented to, or modified by the parties thereto.

(c) No amendment, modification, waiver, or consent may extend or increase the Commitment of any Lender without the written consent of that Lender.

(d) No amendment, modification, waiver, or consent may extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any fees payable under this Agreement without the written consent of each Lender directly affected thereby.

(e) No amendment, modification, waiver, or consent may reduce the principal amount of any Loan, the rate of interest thereon, or any fees payable under this Agreement without the consent of each Lender directly affected thereby (except (i) for periodic adjustments of interest rates and fees resulting from a change in the LIBOR Rate and the Base Rate as provided for in this Agreement, and (ii) that Required Lenders may rescind any increase in the interest rate under and in accordance with Section 4.1.3).

(f) No amendment, modification, waiver, or consent may do any of the following without the written consent of each Lender: (i) release any Borrower or any Guarantor from its obligations, other than as part of or in connection with any disposition permitted under this Agreement; (ii) release all or any substantial part of the Collateral granted under the Collateral Documents (except as permitted by Section 14.11); (iii) change the definitions of Pro Rata Share or Required Lenders, any provision of this Section 15.1, any provision of Section 13.3, or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver, or consent.

(g) No provision of Sections 6.2.2, 6.3, or 7.2.2(b) with respect to the timing or application of mandatory prepayments of the Loans may be amended, modified, or waived without the consent of Lenders having a majority of the aggregate Pro Rata Shares of the Term Loans affected thereby.

(h) No provision of Section 14 or other provision of this Agreement affecting Administrative Agent in its capacity as such may be amended, modified, or waived without the consent of Administrative Agent.

(i) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, Administrative Agent and Borrowers to do any of the following: (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, the Revolving Commitments, the Term Loans, the Delayed Draw Term Loan Commitments, and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding any such additional credit facilities in any determination of the Required Lenders.

(j) If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders, the consent of the Required Lenders is obtained but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained is referred to as a “Non-Consenting Lender”), then, so long as Administrative Agent is not a Non-Consenting Lender, Administrative Agent and/or one or more Persons reasonably acceptable to Administrative Agent may (but will not be required to) purchase from that Non-Consenting Lender, and that Non-Consenting Lenders shall, upon Administrative Agent’s request, sell and assign to Administrative Agent and/or any such Person, all of the Loans and Commitments of that Non-Consenting Lender for an amount equal to the principal balance of all such Loans and Commitments held by that Non-Consenting Lender and all accrued interest, fees, expenses, and other amounts then due with respect thereto through the date of sale, which purchase and sale will be consummated pursuant to an executed Assignment Agreement.

15.2 Confirmations. Each Borrower and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding under that Note.

15.3 Notices.

15.3.1 Generally. Except as otherwise provided in Sections 2.2.2 and 2.2.3, all notices under this Agreement must be in writing (including facsimile transmission) and must be sent to the applicable party at its address shown on Annex B or at any other address as the receiving party designates, by written notice received by the other parties, as its address for that purpose. Notices sent by facsimile transmission will be deemed to have been given when sent; notices sent by mail will be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service will be deemed to have been given when received. For purposes of Sections 2.2.2 and 2.2.3, Administrative Agent will be entitled to rely on telephonic instructions from any person that Administrative Agent in good faith believes is an authorized officer or employee of Borrower Representative, and Borrowers shall hold harmless Administrative Agent and each other Lender from any loss, cost, or expense resulting from any such reliance.

15.3.2 Electronic Communications.

(a) Notices and other communications to any Lender under this Agreement may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, but the foregoing does not apply to notices to any Lender pursuant to Section 2.2 if that Lender has notified Administrative Agent and Borrower Representative that it is incapable of receiving notices under Section 2.2 by electronic communication. Administrative Agent or any of Holdings and Borrowers may, in its respective sole discretion, agree to accept notices and other communications to it under this Agreement by electronic communications pursuant to procedures approved by it, and approval of any such procedures may be limited to particular notices or communications.

(b) Unless otherwise agreed by the sender and the intended recipient, (i) notices and other communications sent to an e-mail address will be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail, or other written acknowledgement); (ii) notices or communications posted to an Internet or intranet website will be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that the notice or communication is available and identifying the website address therefor; and (iii) for both clauses (i) and (ii) of this Section 15.3.2(b), any notice, e-mail or other communication that is not sent during the normal business hours of the intended recipient will be deemed to have been sent at the opening of business on the next Business Day for the intended recipient.

15.4 Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, that determination or calculation will, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied, but if Borrower Representative notifies Administrative Agent that Borrowers wish to amend any covenant in Section 10 or 11.12 (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of that covenant (or if Administrative Agent notifies Borrower Representative that the Required Lenders wish to amend Section 10 or 11.12 (or any related definition) for that purpose), then Borrowers’ compliance with that covenant will be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either the applicable notice under this Section 15.4 is withdrawn or the applicable covenant (or related definition) is amended in a manner satisfactory to Borrowers and the Required Lenders.

15.5 Costs, Expenses and Taxes. Each Borrower, jointly and severally, shall pay on demand all reasonable out-of-pocket costs and expenses of Administrative Agent (including, without limitation, Attorney Costs, Taxes and Other Taxes) in connection with the preparation, execution, syndication, delivery and administration (including perfection and protection of any Collateral and the costs of IntraLinks (or other similar service), if applicable) of this Agreement, the other Loan Documents, and all other documents provided for in this Agreement or delivered or to be delivered under or in connection with this Agreement (including any amendment, supplement, or waiver to any Loan Document), whether or not the transactions contemplated hereby or thereby are consummated, including, without limitation, all out-of-pocket costs and expenses incurred pursuant to Section 10.2, and all reasonable out-of-pocket costs and expenses (including, without limitation, Attorney Costs, Taxes, and any Other Taxes) incurred by Administrative Agent and each Lender after an Event of Default in connection with the collection of the Obligations or the enforcement of this Agreement the other Loan Documents or any such other documents or during any workout, restructuring, or negotiations in respect thereof. In addition, each Loan Party shall pay, and shall save and hold harmless Administrative Agent and the Lenders from all liability for, any fees of Borrowers’ auditors in connection with any reasonable exercise by Administrative Agent and the Lenders of their rights pursuant to Section 10.2. All Obligations provided for in this Section 15.5 will survive repayment of the Loans, cancellation of the Notes and termination of this Agreement.

15.6 Assignments; Participations.

15.6.1 Assignments.

(a) Any Lender may at any time assign to one or more assignees (any such Person, an “Assignee”) all or any portion of that Lender’s Loans and Commitments, with the prior written consent of Administrative Agent and, so long as no Event of Default exists, Borrower Representative (which consent of Borrower Representative may not be unreasonably withheld or delayed), but (i) no such consent of any kind is required for an assignment by a Lender to a Lender or an Affiliate of a Lender or an Approved Fund, and (ii) no assignment may be made to (A) a Loan Party or an Affiliate of a Loan Party, (B) any of Sponsor and its Affiliates or (C) subject to clause (d) below, so long as the DQ List has been provided to all Lenders, unless the Borrower Representative shall otherwise consent in its sole discretion and except at any time that an Event of Default under Section 13.1.1 or Section 13.1.4 or (solely in the case of a breach of Section 11.12) 13.1.5 exists, any Disqualified Institution. Except as Administrative Agent otherwise agrees, any such assignment must be in a minimum aggregate amount equal to $500,000 (which minimum will be $200,000 if the assignment is to an Affiliate of the assigning Lender) or, if less, the remaining Commitment and Loans held by the assigning Lender. Borrowers and Administrative Agent will be entitled to continue to deal solely and directly with the assigning Lender in connection with the interests so assigned to an Assignee until Administrative Agent has received and accepted an effective assignment agreement in substantially the form of Exhibit C (an “Assignment Agreement”) executed, delivered, and fully completed by the applicable parties thereto and a processing fee of $3,500. No assignment may be made to any Person if at the time of that assignment Borrowers would be obligated to pay any greater amount under Section 7.6 or Section 8 to the Assignee than Borrowers are then obligated to pay to the assigning Lender under that section (and if any assignment is made in violation of the foregoing, Borrowers will not be required to pay any such greater amounts). Any attempted assignment not made in accordance with this Section 15.6.1 will be treated as the sale of a participation under Section 15.6.2. Borrower Representative will be deemed to have granted its consent to any assignment requiring its consent under this Agreement unless Borrower Representative has expressly objected to that assignment within three Business Days after notice thereof.

(b) From and after the date on which the conditions described above have been met, (i) the Assignee will be deemed automatically to have become a party to this Agreement and, to the extent that rights and obligations under this Agreement have been assigned to that Assignee pursuant to the Assignment Agreement, will have the rights and obligations of a Lender under this Agreement, and (ii) the assigning Lender, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to that Assignment Agreement, will be released from its rights (other than its indemnification rights) and obligations under this Agreement. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, Borrowers shall execute and deliver to Administrative Agent for delivery to the Assignee (and, as applicable, the assigning Lender) one or more Notes in accordance with Section 3.1 to reflect the amounts assigned to that Assignee and the amounts, if any, retained by the assigning Lender. Each such Note will be dated the effective date of the applicable assignment. Upon receipt by Administrative Agent of any such Note, the assigning Lender shall return to Borrower Representative any applicable prior Note held by it.

(c) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of that Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 15.6.1 will not apply to any such pledge or assignment of a security interest. No such pledge or assignment of a security interest will release a Lender from any of its obligations under this Agreement or substitute any such pledgee or assignee for that Lender as a party to this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions to whom an assignment or participation is made in violation of clause (a) above (A) will not have the right to (x) receive information, reports or other materials provided to Lenders by the Loan Parties, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter.

(e) The Administrative Agent shall have the right, and the Borrowers hereby expressly authorize the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower Representative and any updates thereto from time to time (collectively, the “DQ List”) on a Platform, including that portion of such Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender or potential Lender requesting the same. The Administrative Agent and the Lenders shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to

Disqualified Institutions. Without limiting the generality of the foregoing, neither the Administrative Agent nor any Lender shall (x) be obligated to ascertain, monitor or inquire as to whether any other Lender or prospective Lender is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Disqualified Institution.

15.6.2 Participations. Any Lender may at any time sell to one or more Persons participating interests in its Loans, Commitments or other interests under this Agreement (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (a) that Lender’s obligations under this Agreement will remain unchanged for all purposes; (b) Borrowers and Administrative Agent shall continue to deal solely and directly with that Lender in connection with that Lender’s rights and obligations under this Agreement; and (c) all amounts payable by Borrowers will be determined as if that Lender had not sold that participation and will be paid directly to that Lender. No Participant will have any direct or indirect voting rights under this Agreement except with respect to any event described in Section 15.1 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which that Lender enters into with any Participant. Borrowers agree that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant will be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, but that right of set-off is subject to the obligation of each Participant to share with the Lenders, and the Lenders shall share with each Participant, as provided in Section 7.5. Participants will be entitled to the benefits of Section 7.6 and Section 8 as if it were a Lender (but on the date of the participation no Participant will be entitled to any greater compensation pursuant to Section 7.6 or Section 8 than would have been paid to the participating Lender on that date if no participation had been sold, and each Participant must comply with Section 7.6.5 as if it were an Assignee). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

15.7 Register. Administrative Agent shall maintain, and deliver a copy to Borrower Representative upon written request, a copy of each Assignment Agreement delivered and accepted by it and register (the “Register”) for the recordation of names and addresses of the Lenders and the Commitment of each Lender from time to time and whether that Lender is the original Lender or the Assignee. No assignment will be effective unless and until the Assignment Agreement is accepted and registered in the Register. All records of transfer of a Lender’s interest in the Register will be conclusive, absent manifest error, as to the ownership of the interests in the Loans. Administrative Agent will not incur any liability of any kind with respect to any Lender with respect to the maintenance of the Register. It is the intention that the Loans and Commitments be treated as registered obligations and in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code, and that the right, title, and interest of the Lenders in and to those Loans and Commitments be transferable only in accordance with the terms of this Agreement.

15.8 GOVERNING LAW. This Agreement and each Note is a contract made under and governed by the internal laws of the State of New York applicable to contracts made and to be performed entirely within that state, without regard to conflict-of-laws principles.

15.9 Confidentiality. As required by federal law and Administrative Agent’s policies and practices, Administrative Agent may need to obtain, verify, and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services. Administrative Agent and each Lender shall use commercially reasonable efforts (equivalent to the efforts Administrative Agent or that Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to them by any Loan Party and designated as confidential, except that Administrative Agent and each Lender may disclose any information as follows: (a) to Persons employed or engaged by Administrative Agent or that Lender or that Lender’s Affiliates or Approved Funds in evaluating, approving, structuring, or administering the Loans and the Commitments; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 15.9 (and any such assignee or participant or potential assignee or participant may disclose any such information to Persons employed or engaged by them as described in clause (a) of this Section 15.9); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by Administrative Agent or that Lender to be compelled by any court decree, subpoena, or legal or administrative order or process, but Administrative Agent or that Lender, as applicable, shall (i) use reasonable efforts to give the applicable Loan Party written notice prior to disclosing the information to the extent permitted by that requirement, request, court decree, subpoena, or legal or administrative order or process, and (ii) disclose only that portion of the confidential information as Administrative Agent or that Lender reasonably believes, or as counsel for Administrative Agent or that Lender, as applicable, advises Administrative Agent or that Lender, that it must disclose pursuant to that requirement; (d) as Administrative Agent or that Lender reasonably believes, or on the advice of Administrative Agent’s or that Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which Administrative Agent or that Lender is a party; (f) to any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to that Lender; (g) to any Affiliate of Administrative Agent or any Lender who provides or might provide Bank Products to the Loan Parties; (h) to that Lender’s independent auditors and other professional advisors as to which that information has been identified as confidential; or (i) if that information ceases to be confidential through no fault of Administrative Agent or any Lender. Notwithstanding the foregoing, Borrowers consent to the publication by Administrative Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements. If any provision of any confidentiality agreement, non-disclosure agreement, or other similar agreement between any Borrower and any Lender conflicts with or contradicts this Section 15.9 with respect to the treatment of confidential information, then this Section 15.9 will supersede all such prior or contemporaneous agreements and understandings between the parties.

15.10 Severability. Whenever possible each provision of this Agreement is to be interpreted so as to be effective and valid under applicable law, but if any provision of this Agreement is prohibited by or invalid under applicable law, that provision will be ineffective to the extent of that prohibition or invalidity, without invalidating the remainder of that provision or the remaining provisions of this Agreement.

15.11 Nature of Remedies. All Obligations of the Loan Parties and rights of Administrative Agent and the Lenders expressed in this Agreement or in any other Loan Document are in addition to and not in limitation of those provided by applicable law. No failure to exercise, and no delay in exercising, on the part of Administrative Agent or any Lender, any right, remedy, power, or privilege under this Agreement will operate as a waiver thereof, and no single or partial exercise of any right, remedy, power, or privilege under this Agreement will preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

15.12 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties to this Agreement and supersedes all prior or contemporaneous agreements and understandings of all such Persons, verbal or written, relating to the subject matter hereof and thereof (except as relates to the fees described in Section 5.2) and any prior arrangements made with respect to the payment by the Loan Parties of (or any indemnification for) any fees, costs, or expenses payable to or incurred (or to be incurred) by or on behalf of Administrative Agent or the Lenders.

15.13 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart will be deemed to be an original, but all such counterparts will together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission will constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lenders will be deemed to be originals.

15.14 Successors and Assigns. This Agreement binds Borrowers, the Lenders, Administrative Agent, and their respective successors and assigns and will inure to the benefit of Borrowers, the Lenders, and Administrative Agent and the successors and assigns of the Lenders and Administrative Agent. No other Person is or is intended to be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Loan Party may assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of Administrative Agent and each Lender.

15.15 Captions. Section captions used in this Agreement are for convenience only and do not affect the construction of this Agreement.

15.16 Customer Identification—USA Patriot Act Notice. Each Lender and Monroe Capital (each for itself and not on behalf of any other party) hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Patriot Act”), it is required to obtain, verify, and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow that Lender or Monroe Capital, as applicable, to identify the Loan Parties in accordance with the Patriot Act.

15.17 INDEMNIFICATION BY LOAN PARTIES. In consideration of the execution and delivery of this Agreement by Administrative Agent and the Lenders and the agreement to extend the Commitments provided under this Agreement, each of Holdings and each Borrower hereby agrees to indemnify, exonerate, and hold harmless Administrative Agent, each Lender and each of the officers, directors, employees, Affiliates, agents, and Approved Funds of Administrative Agent and each Lender (each, a “Lender Party”) from and against any and all actions, causes of action, suits, losses, liabilities, damages, and expenses, including Attorney Costs (collectively, the “Indemnified Liabilities”), incurred by the Lender Parties or any of them as a result of, or arising out of, or relating to (a) any tender offer, merger, purchase of capital securities, purchase of assets (including the Related Transaction) or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans; (b) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any Hazardous Substance at any property owned or leased by any Loan Party; (c) any violation of any Environmental Laws with respect to conditions at any property owned or leased by any Loan Party or the operations conducted thereon; (d) the investigation, cleanup or remediation of offsite locations at which any Loan Party or their respective predecessors are alleged to have directly or indirectly disposed of Hazardous Substances; or (e) the execution, delivery, performance, or enforcement of this Agreement or any other Loan Document by any of the Lender Parties, in each case except for any such Indemnified Liabilities arising on account of the applicable Lender Party’s gross negligence or willful misconduct as determined by a final, non-appealable judgment by a court of competent jurisdiction. If and to the extent that the foregoing undertaking is unenforceable for any reason, each of Holdings and each Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section 15.17 will survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or any modification, release, or discharge of, any or all of the Collateral Documents and termination of this Agreement.

15.18 Non-Liability of Lenders.

(a) The relationship between Borrowers on the one hand and the Lenders and Administrative Agent on the other hand is solely that of borrower and lender. Neither Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Neither Administrative Agent nor any Lender undertakes any responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party’s business or operations. Each of Holdings and each Borrower agrees, on behalf of itself and each other Loan Party, that neither Administrative Agent nor any Lender has any liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission, or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that those losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.

(b) No Lender Party will be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement. No Lender Party will have any liability with respect to, and each of Holdings and each Borrower, on behalf of itself and each other Loan Party, hereby waives, releases, and agrees not to sue for, any special, punitive, exemplary, indirect, or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).

(c) Each Loan Party acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

15.19 FORUM SELECTION AND CONSENT TO JURISDICTION. Any litigation based hereon, or arising out of, under, or in connection with this Agreement or any other Loan Document, will be brought and maintained exclusively in the courts of the State of New York or in the United States District Court for the Southern District of New York, but nothing in this Agreement will be deemed or operate to preclude Administrative Agent from bringing suit or taking other legal action in any other jurisdiction. Each of Holdings and each Borrower hereby expressly and irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York for the purpose of any such litigation as set forth above. Each of Holdings and each Borrower further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York. Each of Holdings and each Borrower hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection that it now has or hereafter might have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

15.20 WAIVER OF JURY TRIAL. Each Borrower, Holdings, Administrative Agent, and each Lender hereby waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Agreement, any Note, any other Loan Document, and any amendment, instrument, document, or agreement delivered or which might in the future be delivered in connection with this Agreement or therewith or arising from any lending relationship existing in connection with any of the foregoing, and agrees that any such action or proceeding will be tried before a court and not before a jury.

15.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement, or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in that EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

15.22 Notice of Certain Refinancings. Borrower Representative and each applicable Lender that is not Monroe Capital or an Affiliate of Monroe Capital shall give Administrative Agent at least 10 Business Days’ prior written notice of an intended Payment in Full, in whole or in part, with the proceeds of any refinancing credit facility or replacement credit facility in which that Lender is a lender, the administrative agent, or a lead arranger on the closing date of that facility.

SECTION 16 JOINT AND SEVERAL LIABILITY

16.1 Applicability of Terms. Each Borrower and each Person comprising a Borrower hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements, and other terms contained in this Agreement are applicable to and binding upon each Person comprising a Borrower unless expressly otherwise stated in this Agreement.

16.2 Joint and Several Liability. Each Borrower is jointly and severally liable for all of the Obligations of each other Borrower, regardless of which Borrower actually receives the proceeds or other benefits of the Loans or other extensions of credit under this Agreement or the manner in which Borrowers, Administrative Agent, or any Lender accounts therefor in their respective books and records.

16.3 Benefits and Best Interests. Each Borrower acknowledges that it will enjoy significant benefits from the business conducted by each other Borrower because of, inter alia, their combined ability to bargain with other Persons including without limitation their ability to receive the Loans and other credit extensions under this Agreement and the other Loan Documents which would not have been available to any Borrower acting alone. Each Borrower has determined that it is in its best interest to procure the credit facilities contemplated under this Agreement, with the credit support of each other Borrower as contemplated by this Agreement and the other Loan Documents.

16.4 Accommodations. Each of Administrative Agent and the Lenders have advised each Borrower that it is unwilling to enter into this Agreement and the other Loan Documents and make available the credit facilities extended hereby or thereby to any Borrower unless each Borrower agrees, among other things, to be jointly and severally liable for the due and proper payment of the Obligations of each other Borrower. Each Borrower has determined that it is in its best interest and in pursuit of its purposes that it so induce the Lenders to extend credit pursuant to this Agreement and the other documents executed in connection with this Agreement (a) because of the desirability to each Borrower of the credit facilities under this Agreement and the interest rates and the modes of borrowing available under this Agreement and under those other documents; (b) because each Borrower might engage in transactions jointly with other Borrowers; and (c) because each Borrower might require, from time to time, access to funds under this Agreement for the purposes set forth in this Agreement. Each Borrower, individually, expressly understands, agrees, and acknowledges that the credit facilities contemplated under this Agreement would not be made available on the terms of this Agreement in the absence of the collective credit of all the Borrowers, and the joint and several liability of all the Borrowers. Accordingly, each Borrower acknowledges that the benefit of the accommodations made under this Agreement to the Borrowers, as a whole, constitutes reasonably equivalent value, regardless of the amount of the indebtedness actually borrowed by, advanced to, or the amount of credit provided to, or the amount of collateral provided by, any one Borrower.

16.5 Maximum Amount. To the extent that applicable law otherwise would render the full amount of the joint and several obligations of any Borrower under this Agreement and under the other Loan Documents invalid or unenforceable, that Person’s obligations under this Agreement and under the other Loan Documents will be limited to the maximum amount that does not result in any such invalidity or unenforceability, but each Borrower’s obligations under this Agreement and under the other Loan Documents will be presumptively valid and enforceable to their fullest extent in accordance with the terms hereof or thereof, as if this Section 16 were not a part of this Agreement.

16.6 Joint Liability Payments. To the extent that any Borrower makes a payment under this Section 16 of all or any of the Obligations (a “Joint Liability Payment”) that, taking into account all other Joint Liability Payments then previously or concurrently made by any other Borrower, exceeds the amount that Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by those Joint Liability Payments in the same proportion that that Person’s Allocable Amount (as determined immediately prior to those Joint Liability Payments) bore to the aggregate Allocable Amounts of each Borrower as determined immediately prior to the making of those Joint Liability Payments, then, following payment in full in cash of the Obligations (other than contingent indemnification Obligations not then asserted) and the termination of the Commitments, that Borrower will be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of that excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to the applicable Joint Liability Payments. As of any date of determination, the “Allocable Amount” of any Borrower is equal to the maximum amount of the claim that could then be recovered from that Borrower under this Section 16 without rendering that claim voidable or avoidable under § 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, or similar statute or common law.

16.7 Financial Condition. Each Borrower assumes responsibility for keeping itself informed of the financial condition of each other Borrower, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of each other Borrower’s Obligations, and of all other circumstances bearing upon the risk of nonpayment by each other Borrower of its Obligations, and each Borrower agrees that neither Administrative Agent nor any Lender has or will have any duty to advise that Borrower of information known to Administrative Agent or any Lender regarding any such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If Administrative Agent or any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Borrower, neither Administrative Agent nor any Lender will be under any obligation to update any such information or to provide any such information to that Borrower or any other Person on any subsequent occasion.

16.8 Administrative Agent Authorizations. Subject to Section 15.1, Administrative Agent is hereby authorized to, at any time and from time to time, to do any and all of the following: (a) in accordance with the terms of this Agreement, renew, extend, accelerate, or otherwise change the time for payment of, or other terms relating to, Obligations incurred by any Borrower or any other Loan Party, otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by any Borrower or any other Loan Party and delivered to Administrative Agent or any Lender; (b) accept partial payments on an Obligation incurred by any Borrower; (c) take and hold security or collateral for the payment of an Obligation incurred by any Borrower under this Agreement or for the payment of any guaranties of an Obligation incurred by any Borrower or other liabilities of any Borrower and exchange, enforce, waive, and release any such security or collateral; (d) apply any such security or collateral and direct the order or manner of sale thereof as Administrative Agent, in its sole discretion, determines; and (e) settle, release, compromise, collect, or otherwise liquidate an Obligation incurred by any Borrower and any security or collateral therefor in any manner, without affecting or impairing the obligations of any other Borrower. In accordance with the terms of this Agreement, Administrative Agent has the exclusive right to determine the time and manner of application of any payments or credits, whether received from a Borrower or any other source, and any such determination will be binding on each Borrower. In accordance with the terms of this Agreement, all such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of an Obligation incurred by any Borrower as Administrative Agent determines in its sole discretion without affecting the validity or enforceability of the Obligations of any other Borrower. Nothing in this Section 16 modifies any right of any Borrower or any Lender to consent to any amendment or modification of this Agreement or the other Loan Documents in accordance with the terms hereof or thereof.

16.9 Unconditional Obligations. Each Borrower hereby agrees that, except as otherwise expressly provided in this Agreement, its obligations under this Agreement are and will be unconditional, irrespective of (a) the absence of any attempt to collect an Obligation incurred by any Borrower from any Borrower or any guarantor or other action to enforce the same; (b) failure by Administrative Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for an Obligation incurred by any Borrower; (c) any Insolvency Proceeding by or against any Borrower or any other Loan Party, or Administrative Agent’s or any Lender’s election in any such proceeding of the application of § 1111(b)(2) of the Bankruptcy Code; (d) any borrowing or grant of a security interest by any Borrower as debtor-in-possession under § 364 of the Bankruptcy Code; (e) the disallowance, under § 502 of the Bankruptcy Code, of all or any portion of Administrative Agent’s or any Lender’s claim(s) for repayment of any of an Obligation incurred by any Borrower; or (f) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor unless that legal or equitable discharge or defense is that of a Borrower in its capacity as a Borrower.

16.10 Notices. Any notice given by Borrower Representative under this Agreement will constitute and be deemed to be notice given by all Borrowers, jointly and severally. Notice given by Administrative Agent or any Lender to Borrower Representative under this Agreement or pursuant to any other Loan Documents in accordance with the terms of this Agreement or of any applicable other Loan Document will constitute notice to each Borrower. The knowledge of any Borrower will be imputed to all Borrowers and any consent by Borrower Representative or any Borrower will constitute the consent of, and will bind, all Borrowers.

16.11 No Impairment of Obligations or Limitation of Liability. This Section 16 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 16 is intended to or will impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same become due and payable in accordance with the terms of this Agreement or any other Loan Documents. Nothing contained in this Section 16 limits the liability of any Borrower to pay the credit facilities made directly or indirectly to that Borrower and accrued interest, fees, and expenses with respect thereto for which that Borrower is primarily liable.

16.12 Rights of Contribution and Indemnification. The parties to this Agreement acknowledge that the rights of contribution and indemnification under this Section 16 constitute assets of each Borrower to which any such contribution and indemnification is owing. The rights of any indemnifying Borrower against the other Borrowers under this Section 16 will be exercisable upon the full and payment of the Obligations and the termination of the Commitments.

16.13 Subrogation. No payment made by or for the account of a Borrower, including, without limitation, (a) a payment made by that Borrower on behalf of an Obligation of another Borrower or (b) a payment made by any other Person under any guaranty, will entitle that Borrower, by subrogation or otherwise, to any payment from that other Borrower or from or out of property of that other Borrower and that Borrower shall not exercise any right or remedy against that other Borrower or any property of that other Borrower by reason of any performance of that Borrower of its joint and several obligations under this Agreement, until, in each case, the termination of the Commitments and payment in full of all Obligations (other than contingent indemnification Obligations not then asserted).

SECTION 17 APPOINTMENT OF BORROWER REPRESENTATIVE.

17.1 Appointment. Each Borrower hereby irrevocably (until Payment in Full or a change pursuant to Section 17.4) appoints and constitutes Borrower Representative as its agent to request and receive the proceeds of advances in respect of the Loans (and to otherwise act on behalf of that Borrower pursuant to this Agreement and the other Loan Documents) from the Lenders in the name or on behalf of that Borrower. Administrative Agent may disburse those proceeds to the bank account of Borrower Representative (or any other Borrower) without notice to any other Borrower or any other Loan Party.

17.2 Additional Appointments. Each Borrower hereby irrevocably (until Payment in Full or a change pursuant to Section 17.4) appoints and constitutes the Borrower Representative as its agent to (a) receive statements of account and all other notices from Administrative Agent with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents, (b) execute and deliver Compliance Certificates and all other notices, certificates and documents to be executed and/or delivered by any Borrower under this Agreement or the other Loan Documents; and (c) otherwise act on behalf of that Borrower pursuant to this Agreement and the other Loan Documents.

17.3 Reliance. The authorizations contained in this Section 17 are coupled with an interest and are irrevocable until Payment in Full or a change pursuant to Section 17.4, and Administrative Agent may rely on any notice, request, information supplied by the Borrower Representative, every document executed by the Borrower Representative, every agreement made by the Borrower Representative or other action taken by the Borrower Representative in respect of any Borrower or other Loan Party as if the same were supplied, made or taken by that Borrower or Loan Party. Without limiting the generality of the foregoing, the failure of one or more Borrowers or other Loan Parties to join in the execution of any writing in connection with this Agreement will not relieve any Borrower or other Loan Party from obligations in respect of that writing.

17.4 Termination or Change of Borrower Representative. No purported termination of or change in the appointment of Borrower Representative as agent will be effective without the prior written consent of Administrative Agent.

[Signature pages follow]

The parties are signing this Credit Agreement as of the date stated in the introductory clause.

DIGITAL MEDIA SOLUTIONS HOLDINGS,LLC, as Holdings

By:	/s/ Joseph Marinucci
Name:	Joseph Marinucci
Title:	Manager

DIGITAL MEDIA SOLUTIONS, LLC, as a Borrower

By:	/s/ Joseph Marinucci
Name:	Joseph Marinucci
Title:	CEO

MONROE CAPITAL MANAGEMENT ADVISORS, LLC, as Administrative Agent

By:
Name:
Title:

Signature page to Credit Agreement

The parties are signing this Credit Agreement as of the date stated in the introductory clause.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC, as Holdings

By:
Name:
Title:

DIGITAL MEDIA SOLUTIONS , LLC, as a Borrower

By:
Name:
Title:

MONROE CAPITAL MANAGEMENT ADVISORS, LLC, as Administrative Agent

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

Signature page to Credit Agreement

LENDERS:

MONROE CAPITAL PRIVATE CREDIT FUND II LP

By: MONROE CAPITAL PRIVATE CREDIT FUND II LLC, its general partner

By:	/s/ Jack Bernstein
Name:	Jack Bernstein
Title:	Assistant Vice President

MONROE CAPITAL PRIVATE CREDIT FUND III LP

By: MONROE CAPITAL PRIVATE CREDIT FUND II LLC, its general partner

By:	/s/ Jack Bernstein
Name:	Jack Bernstein
Title:	Assistant Vice President

MONROE PRIVATE CREDIT FUND A LP

By: MONROE PRIVATE CREDIT FUND A LLC, its general partner

By:	/s/ Jack Bernstein
Name:	Jack Bernstein
Title:	Assistant Vice President

Signature page to Credit Agreement

MONROE CAPITAL PRIVATE CREDIT FUND I LP

By: MONROE CAPITAL PRIVATE CREDIT FUND I LLC, its general partner

By:	/s/ Jack Bernstein
Name:	Jack Bernstein
Title:	Assistant Vice President

MONROE CAPITAL MML CLO 2016-1, LTD.

By: MONROE CAPITAL MANAGEMENT LLC, as Collateral Manager Attorney-in Fact

By:	/s/ Jack Bernstein
Name:	Jack Bernstein
Title:	Assistant Vice President

MONROE CAPITAL MML CLO 2017-1, LTD.

By: MONROE CAPITAL MANAGEMENT LLC, as Collateral Manager Attorney-in Fact

By:	/s/ Jack Bernstein
Name:	Jack Bernstein
Title:	Assistant Vice President

MONROE CAPITAL MML CLO VI, LTD.

By: MONROE CAPITAL MANAGEMENT LLC, as Asset Manager and Attorney-in-fact

By:	/s/ Jack Bernstein
Name:	Jack Bernstein
Title:	Assistant Vice President

Signature page to Credit Agreement

ANNEX A

LENDERS AND PRO RATA SHARES

Lender	Revolving Commitment	Pro Rata Share	Term A Loan Commitment	Pro Rata Share	Delayed Draw Term Loan Commitment	Pro Rata Share	Total Commitment	Pro Rata Share
Monroe Capital Private Credit Fund II LP	$1,379,310.34	27.59%	$24,000,000.00	24.00%	$3,600,000.00	24.00%	$28,979,310.34	24.14%
Monroe Capital Private Credit Fund III LP	$1,379,310.34	27.59%	$24,000,000.00	24.00%	$3,600,000.00	24.00%	$28,979,310.34	24.14%
Monroe Private Credit Fund A LP	$1,379,310.34	27.59%	$24,000,000.00	24.00%	$3,600,000.00	24.00%	$28,979,310.34	24.14%
Monroe Private Credit Fund I LP	$862,068.97	17.24%	$15,000,000.00	15.00%	$2,200,000.00	14.67%	$18,062068.97	15.05%
Monroe Capital CLO 2016-1	$0.00	0.00%	$4,333,333.33	4.33%	$666,666.67	4.44%	$5,000,000	4.17%
Monroe Capital CLO 2017-1	$0.00	0.00%	$4,333,333.33	4.33%	$666,666.67	4.44%	$5,000,000	4.17%
Monroe Capital CLO VI	$0.00	0.00%	$4,333,333.33	4.33%	$666,666.67	4.44%	$5,000,000	4.17%

TOTALS	$5,000,000	100.0000000%	$100,000,000	100.0000000%	$15,000,000	100.0000000%	$120,000,000	100.0000000%

Annex A to Credit Agreement

Exhibit 10.15

EXECUTION VERSION

INCREMENTAL AMENDMENT TO CREDIT AGREEMENT

This INCREMENTAL AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of July 1, 2019, is entered into among DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), DIGITAL MEDIA SOLUTIONS, LLC, a Delaware limited liability company (the “Company”); each of the Affiliates of the Company party hereto as borrowers (together with the Company, the “Borrowers”); each of the Guarantors party hereto; the financial institutions party hereto (together with their respective successors and assigns, the “Incremental Lenders”); and MONROE CAPITAL MANAGEMENT ADVISORS, LLC, a Delaware limited liability company (“Monroe Capital”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

BACKGROUND

WHEREAS, on the date hereof, Company and the other parties party thereto, will enter into an amendment to the Purchase Agreement (the “APA Amendment”), pursuant to which the Company will be permitted to satisfy its Earnout Obligations under the Purchase Agreement prior to the original dates of payment thereof.

WHEREAS, the Borrowers, Holdings, the Administrative Agent, and the Lenders party thereto are parties to that certain Credit Agreement dated as of July 3, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Company and Administrative Agent are parties to that certain Fee Letter, dated as of July 3, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Fee Letter”);

WHEREAS, the Loan Parties and the Administrative Agent are parties to that certain Guaranty and Collateral Agreement, dated as of July 3, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Collateral Agreement”);

WHEREAS, the Company has requested (a) an increase in the Revolving Commitments by an amount equal to $2,500,000 (such increased Revolving Commitments, the “Increased Revolving Commitments”; and the Lenders providing such Increased Revolving Commitments, the “Increased Revolving Lenders”) and (b) additional Term A Loan Commitments in an aggregate principal amount of $34,000,000 (the “Incremental Term A Loan Commitments”; and the Lenders providing such Incremental Term A Commitments, the “Incremental Term A Lenders”) which will be available in form of additional Term A Loans on the Incremental Amendment Effective Date; and

WHEREAS, the Borrowers and Holdings have requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement in certain respects as more fully described herein, and the Administrative Agent and the Lenders are willing to do so on the terms and subject to the conditions set forth herein;

NOW THEREFORE, in consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

Section 2. Incremental Commitments and Loans.

2.1 Each Increased Revolving Lender acknowledges and agrees that upon the occurrence of the Incremental Amendment Effective Date, (a) it shall be bound under this Amendment and (b) with respect to the Increased Revolving Commitments it shall be bound under the Credit Agreement as a Lender holding an Increased Revolving Commitment for all purposes of the Credit Agreement and the other Loan Documents, and shall perform all the obligations of and shall have all rights of a Lender thereunder. Each Increased Revolving Lender hereby agrees to provide its respective Increased Revolving Commitment as set forth on Annex B hereto on the terms set forth in this Amendment, and its Increased Revolving Commitment shall be binding as of the Incremental Amendment Effective Date. On the Incremental Amendment Effective Date, if there are Revolving Loans then outstanding, the Borrowers shall prepay such Revolving Loans, and borrow Revolving Loans from the Increased Revolving Lender, as shall be necessary in order that, after giving effect to such prepayments and borrowings, all Revolving Loans will be held ratably by the Lenders (including the Increased Revolving Lenders)) in accordance with their respective Revolving Commitments after giving effect to the applicable Increased Revolving Commitment.

2.2 Pursuant to a Notice of Borrowing (the “Incremental Borrowing Notice”) delivered to Administrative Agent by the Company on the date hereof, the Company has requested Incremental Term A Loan Commitments in an aggregate amount of $34,000,000. Upon satisfaction or waiver of the conditions set forth in Section 5 of this Amendment on the Incremental Amendment Effective Date, each of the Incremental Term A Lenders agrees to commit to provide an Incremental Term A Loan Commitment in an amount set forth opposite such Incremental Term A Lender’s name on Annex B hereto and severally agrees to make an additional Term A Loan (the “Incremental Term A Loan”) to Borrower in an aggregate amount not to exceed such Incremental Term A Lender’s Incremental Term A Loan Commitment. The proceeds of the Incremental Term A Loans shall be used solely (a) to fund payments in respect of Earnout Obligations under the Purchase Agreement as amended by the APA Amendment, (b) for general corporate purposes, (c) to pay dividends in an amount not to exceed $11,500,000 and (d) to pay fees and expenses incurred in connection with this Amendment and the APA Amendment.

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2.3 Each Incremental Term A Lender acknowledges and agrees that upon the occurrence of the Incremental Amendment Effective Date, (a) it shall be bound under this Amendment and (b) with respect to the Incremental Term A Loan Commitment and its Incremental Term A Loans it shall be bound under the Credit Agreement as a Lender holding an Incremental Term A Loan Commitment for all purposes of, the Credit Agreement and the other Loan Documents, and shall perform all the obligations of and shall have all rights of a Lender thereunder. The Incremental Term A Lenders and the Borrowers agree that the Incremental Term A Loans will be a new class of Term A Loans and, when funded, will constitute Incremental Term A Loans for all purposes of the Credit Agreement. Except as otherwise provided herein, the Incremental Term A Loans will have the same terms as the Existing Term A Loans. The Incremental Term A Loan Commitment provided hereunder shall terminate on the Incremental Amendment Effective Date immediately upon the borrowing of the Incremental Term A Loans.

Section 3. Amendments to the Credit Agreement. As of the Incremental Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

3.1 The Recitals to the Credit Agreement are hereby amended by amending and restating clause (a) of the third paragraph set forth therein in its entirety as follows:

“(a) Revolving Loans to Borrowers from time to time in an aggregate principal amount not to exceed $7,500,000,”

3.2 Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions thereto in appropriate alphabetical order:

“APA Amendment” has the meaning set forth in the Incremental Amendment.

“Existing Term Loans” has the meaning set forth in Section 2.1.2(a).

“Incremental Amendment” means the Incremental Amendment to Credit Agreement, dated as of July 1, 2019, among the Borrowers, Holdings, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Incremental Amendment Effective Date” has the meaning set forth in Section 6 of the Incremental Amendment.

“Incremental Term A Loan” has the meaning set forth in in Section 2.1.2(a).

“Incremental Term A Loan Commitment” has the meaning set forth in the Incremental Amendment.

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3.3 Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the following definitions in their entirety as set forth below:

“Agent Fee Letter” means, the amended and restated fee letter dated as of the Incremental Amendment Effective Date between Borrower and the Administrative Agent.

“Commitment” means, as to any Lender, that Lender’s commitment to make Loans under this Agreement, including any Incremental Term A Loan Commitment.

“Loan” or “Loans” means, as the context may require, any of the Revolving Loans and any of the Term Loans. For the avoidance of doubt, after the Incremental Amendment Effective Date, the Incremental Term A Loans shall constitute Loans.

“Existing Term A Loans” has the meaning set forth in Section 2.1.2.

“Revolving Commitment” means, as to any Lender, such Lender’s commitment to make Revolving Loans under this Agreement. The amount of each Lender’s Revolving Commitment as of the Incremental Amendment Effective Date is set forth on Annex A to the Incremental Amendment. The aggregate amount of the Revolving Commitments of all Lenders as of the Incremental Amendment Effective Date is $7,500,000.

“Term Loan” means, as the context may require, any Term A Loans and/or any Delayed Draw Term Loans.

3.4 Section 1.1 of the Credit Agreement is hereby further amended by adding the following new clause (b)(xvii) to the definition of “EBITDA” in appropriate numerical order:

“and (xvii) in respect of the Computation Periods ending on or prior to September 30, 2020, pro forma synergies and cost savings reasonably identifiable and factually supportable (in the good faith determination of the Borrower Representative and subject to certification by a responsible officer of the Borrower Representative) in connection with the payoff of Earnout Obligations under the Related Transaction as contemplated in the APA Amendment, in each case projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken and are expected to be realized within 6 months of the Incremental Amendment Effective Date (and such amounts shall cease to be added back to the extent not actually realized within such period), net of the amount of actual benefits realized during such period from such adjustments; provided that the aggregate amount added back under this clause (xvii) shall not exceed (A) in respect of the Computation Period ending September 30, 2019, $3,100,000 in the aggregate, (B) in respect of the Computation Period ending December 31, 2019, $2,400,000 in the aggregate, (C) in respect of the Computation Period ending March 30, 2020, $1,700,000 in the aggregate, (D) in respect of the Computation Period ending June 30, 2020, $1,000,000 in the aggregate, and (E) in respect of the Computation Period ending September 30, 2020, $500,000 in the aggregate;”

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3.5 Section 2.1.2(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a) Borrower and each Lender acknowledges that immediately prior to the Incremental Amendment Effective Date, an aggregate of $102,500,000 in principal amount of Term A Loans are outstanding (the “Existing Term A Loans”). Each Lender, as applicable, agrees to maintain outstanding to Borrower hereunder the Existing Term A Loans made by such Lender and outstanding immediately prior to the Incremental Amendment Effective Date. The Term A Loan Commitment of each Lender immediately prior to Incremental Amendment Effective Date was $0.00. Each Lender with an Incremental Term A Loan Commitment as of the Incremental Amendment Effective Date, agrees to make an additional term loan to Borrower (each such loan, an “Incremental Term A Loan” and together with the Existing Term A Loans, the “Term A Loans”) on the Incremental Amendment Effective Date in an amount equal to such Lender’s applicable Incremental Term A Loan Commitment. The Commitments of the Lenders to make Incremental Term A Loans shall expire immediately following the making of the Incremental Term A Loans on the Incremental Amendment Effective Date.

3.6 Section 2.2.2(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a) Borrower Representative shall give written notice (each such written notice, a “Notice of Borrowing”) substantially in the form of Exhibit D to Administrative Agent and each Lender with an applicable Commitment of each proposed borrowing not later than 10:00 a.m. (Chicago time) two Business Days prior to the proposed date of that borrowing. Each such notice will be effective upon receipt by Administrative Agent, will be irrevocable, and must specify the date, amount, Type of borrowing, and (in the case of any LIBOR Loan, the length of the interest period). On the requested borrowing date, each Lender with an applicable Commitment shall provide Administrative Agent with immediately available funds, to Administrative Agent’s Account, covering that Lender’s Pro Rata Share of that borrowing so long as the applicable Lender has not received written notice that the conditions precedent set forth in Section 12 with respect to that borrowing have not been satisfied. After Administrative Agent’s receipt of the proceeds of the applicable Loans from Lenders with applicable Commitments, Administrative Agent shall make the proceeds of those Loans available to Borrowers on the applicable borrowing date by transferring to Borrowers immediately available funds equal to the proceeds received by Administrative Agent. Each Base Rate borrowing must be on a Business Day. Each borrowing must be in an aggregate amount of at least $250,000 and an integral multiple of $25,000. Each Lender shall, upon request of Administrative Agent, deliver to Administrative Agent a list of all Loans made by that Lender, together with all information related thereto as Administrative Agent reasonably requests. Notwithstanding any provision of this Agreement to the contrary, Borrower Representative may not request, and Lenders will not be required to fund, any borrowing of any Loan that is not a LIBOR borrowing unless, subject to and as more particularly described in Section 8, LIBOR is unavailable or unlawful.

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3.7 Section 6.4.2 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

6.4.2 Term Loans. Borrowers shall pay the principal amount of each Term Loan of each Lender as follows: (a) in arrears in quarterly installments based on the amortization schedule set forth below, each payable on the last Business Day of each Fiscal Quarter (subject to any adjustments as maybe necessary in the discretion of the Administrative Agent in order to provide for the fungibility with the initial Term A Loans of any Delayed Draw Term Loans, Incremental Term A Loans and Additional Term A Loans made after the Closing Date and prior to the date of such installment payment):

Fiscal Quarter Ending	Amount
September 30, 2019 and thereafter	0.5% of original principal amount

and (b) a final installment equal to the remaining outstanding principal balance of the Term Loans, payable on the Termination Date. Unless sooner paid in full, the outstanding principal balance of the Term Loans must be paid in full on the Termination Date. Administrative Agent, in consultation with the Borrower, may, at the time of incurrence thereof, adjust the amortization payment to be made to any Lender in conjunction with the incurrence of any Delayed Draw Term Loans, Incremental Term A Loans or Additional Term A Loans after the Closing Date in order to maintain the pro rata allocation of amortization payments between and among Term Loans that otherwise have the same terms and conditions but are incurred on different dates.

3.8 Section 11.12 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

11.12.2 Total Debt to EBITDA Ratio. Not permit the Total Debt to EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for that Computation Period:

Computation Period Ending	Total Debt to EBITDA Ratio
June 30, 2019	5.25 to 1.00
September 30, 2019	5.25 to 1.00
December 31, 2019	5.00 to 1.00
March 31, 2020	5.00 to 1.00
June 30, 2020	5.00 to 1.00
September 30, 2020	5.00 to 1.00
December 31, 2020	4.50 to 1.00
March 31, 2021	4.50 to 1.00
June 30, 2021	4.50 to 1.00
September 30, 2021	4.50 to 1.00
December 31, 2021	4.25 to 1.00
March 31, 2022	4.25 to 1.00
June 30, 2022	4.00 to 1.00
September 30, 2022	4.00 to 1.00
December 31, 2022	4.00 to 1.00
March 31, 2023	4.00 to 1.00
June 30, 2023	4.00 to 1.00

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3.9 Section 11.3 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (v) thereof, by replacing the period at the end of clause (vi) thereof with a semicolon followed by the word “and” and by adding a new clause (vii) thereto as follows:

(vii) the Company may make a distribution to Holdings in an amount not to exceed $11,500,000 from the proceeds of the Incremental Term A Loans and Holdings may make a distribution to its equity holders not in excess of such amount, in each case by not later than 10 days after the Incremental Amendment Effective Date.

3.10 Section 11.10 of the Credit Agreement is hereby amended by adding the following proviso at the end of clause (a) thereof: “provided, that the Company shall be permitted to enter into the APA Amendment;”

3.11 Annex A to the Credit Agreement is hereby amended by replacing the Revolving Commitment portion thereof with the table set forth on Annex A hereto.

Section 4. Representations and Warranties. Each Loan Party hereby represents and warrants to Administrative Agent and each Lender that the following are true and correct as of the Incremental Amendment Effective Date:

4.1 Continuation of Representations and Warranties. After giving effect to this Amendment, the incurrence of the Increased Revolving Commitments and the funding of the Incremental Term A Loans, all representations and warranties of each Loan Party set forth in the Credit Agreement, this Amendment and the other Loan Documents are true and correct in all material respects with the same effect as if then made (except to the extent such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) as of the Incremental Amendment Effective Date;

4.2 No Existing Default. Both immediately before and after giving effect to this Amendment, the incurrence of the Increased Revolving Commitments and the funding of the Incremental Term A Loans, no Default or Event of Default has occurred and is continuing;

4.3 Authorization; No Conflict. Each Loan Party is duly authorized to execute and deliver this Amendment, each Borrower is duly authorized to borrow monies under this Amendment and each Loan Party is duly authorized to perform its Obligations under each Loan Document to which it is a party. The execution, delivery and performance by each Loan Party of this Amendment, and the borrowings by each Borrower under this Amendment, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has

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been obtained and is in full force and effect); (b) conflict with (i) any provision of law, (ii) the organizational documents or governing documents of any Loan Party, or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties, or (c) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party (other than Liens in favor of Administrative Agent created pursuant to the Collateral Documents or permitted by Section 11.2 of the Credit Agreement); and

4.4 Binding Effect. This Amendment constitutes the legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

Section 5. Conditions Precedent. This Amendment shall be effective as of the date first set forth above, provided the Lenders shall not be required to fund the Incremental Term A Loan, and the Increased Revolving Commitments shall not be effective, until the satisfaction (or waiver) of the following conditions precedent (the date of such satisfaction being the “Incremental Amendment Effective Date”):

5.1 Execution and Delivery. Each Loan Party, Administrative Agent, Required Lenders and each Lender with an Incremental Term A Loan Commitment or Increased Revolving Commitment shall have executed and delivered to Administrative Agent this Amendment.

5.2 APA Amendment. Administrative Agent shall have received a copy of the APA Amendment, duly executed and dated as of the Incremental Amendment Effective Date (or any earlier date satisfactory to the Administrative Agent), in form and substance satisfactory to Administrative Agent.

5.3 Letter of Direction. Administrative Agent has received a letter of direction containing funds flow information with respect to the proceeds of the Loans on the Closing Date, duly executed and dated as of the Closing Date, in form and substance satisfactory to Administrative Agent.

5.4 Promissory Notes. To the extent requested by any Lender with an Incremental Term A Loan Commitment or Increased Revolving Commitment, such Lender shall have received a new Note reflecting each such Lender’s outstanding Term Loans or Revolving Commitment, as applicable, after giving effect to this Amendment.

5.5 Closing Certificate. Administrative Agent shall have received a certificate, in form and substance satisfactory to Administrative Agent, executed by a Senior Officer of Borrower Representative on behalf of Borrowers (a) certifying that, both before and after giving effect to this Amendment and the funding of the Incremental Term A Loans (i) no Default or Event of Default shall have occurred and be continuing; and (ii) the representations and warranties set forth in Section 4 hereof are true and correct in all material respects and (b) demonstrating on a pro forma basis, after giving effect to this Amendment and the consummation of the Incremental Term A Loans a Total Debt to EBITDA Ratio of not greater than 5.25 to 1.00.

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5.6 Secretary’s Certificates. Administrative Agent shall have received from Borrower Representative, in form and substance satisfactory to Administrative Agent, executed by a Senior Officer of Borrower Representative on behalf of Borrowers (i) a certification that there have been no changes to each Borrower’s charter (or similar formation document) since delivery thereof to Administrative Agent on the Closing Date, (ii) a good standing certificate from each Borrower’s state of organization (or a certification that as of the date of such certificate there have been no changes to each such Loan Party’s standing in its state of organization), (iii) bylaws or similar formation document (or a certification that as of the date of such certificate there have been no change to each Borrower’s bylaws since delivery thereof to Administrative Agent on the Closing Date), (iv) resolutions of Company’s board of directors or other governing body approving and authorizing its execution, delivery and performance of this Amendment and the other transactions contemplated hereby, and (v) signature and incumbency certificates of its officers executing this Amendment, all certified by its secretary or an assistant secretary as being in full force and effect without modification.

5.7 Opinions. Administrative Agent has received opinions of counsel for each Loan Party, including local counsel reasonably requested by Administrative Agent, each duly executed and dated as of the Incremental Amendment Effective Date (or any earlier date satisfactory to Administrative Agent), in form and substance satisfactory to Administrative Agent.

5.8 Solvency Certificate. Administrative Agent shall have received a Solvency Certificate executed by a Senior Officer of the Borrower Representative certifying as to the solvency of Borrower and its Subsidiaries on a consolidated basis after giving effect to this Amendment.

5.9 Search Results. Administrative Agent shall have received copies of Uniform Commercial Code search reports dated reasonably near to the Incremental Amendment Effective Date, listing all effective financing statements which name any Loan Party in the in its state of organization (under their present names and any previous names) as debtor.

5.10 Payment of Fees and Attorney Costs. Borrower shall have paid (or concurrently with the funding of the Incremental Term A Loans will pay) to Administrative Agent (a) all fees owing pursuant to the Agent Fee Letter and the Credit Agreement (as amended hereby) and (b) reasonable and documented out-of-pocket costs and expenses of Administrative Agent incurred by it in connection with the transactions contemplated hereby (including reasonable legal costs of Administrative Agent in connection with the preparation and negotiation of this Amendment).

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Section 6. Reaffirmation. Each Loan Party hereby (i) expressly reaffirms and assumes all of its obligations and liabilities to Administrative Agent and the Lenders as set forth in the Credit Agreement, the Collateral Documents and the other Loan Documents (in each case, as the same have been amended by this Amendment or as otherwise amended, amended and restated, supplemented or otherwise modified) (collectively, the “Reaffirmed Documents”) and agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, indemnities, grants of security interests and covenants contained in the Reaffirmed Documents as though such Reaffirmed Documents were being re-executed on the date hereof, except to the extent that such terms expressly relate to an earlier date; and (ii) acknowledges, ratifies, confirms and reaffirms without condition, all Liens and security interests granted to Administrative Agent, for its benefit and the benefit of Lenders, pursuant to the Reaffirmed Documents and acknowledges and agrees that all of such Liens and security interests are intended and shall be deemed and construed to continue to secure the Obligations under the Reaffirmed Documents, as amended, restated, supplemented or otherwise modified and in effect from time to time, including but not limited to, the Increased Revolving Commitments and Incremental Term A Loans made by the Lenders party hereto to Borrower, and all extensions, renewals, refinancing, amendments or modifications of any of the foregoing.

Section 7. Miscellaneous.

7.1 Effect of Amendment. Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Credit Agreement or any Loan Document, or constitute a waiver of any provision of the Credit Agreement or any Loan Document and each Loan Party hereby fully ratifies and affirms each Loan Document to which it is a party.

7.2 Entire Agreement. This Amendment embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.

7.3 References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require. Reference in any of this Amendment, the Credit Agreement or any other Loan Document to the Credit Agreement shall be a reference to the Credit Agreement as amended hereby and as further amended, modified, restated, supplemented or extended from time to time.

7.4 Ratification of Liability; Acknowledgment of Rights; Release of Claims. Each Loan Party hereby ratifies and confirms its liabilities, obligations and agreements under the Credit Agreement and the other Loan Documents, and the Liens granted or purported to be granted and perfected thereby, and acknowledges that: (i) it has no defenses, claims or set-offs to the enforcement by Administrative Agent and/or Lender of such liabilities, obligations and agreements through and as of the date hereof; (ii) Administrative Agent and each Lender has fully performed all undertakings owed to the Loan Parties through and as of the date hereof; and (iii) except as otherwise expressly set forth herein, neither Administrative Agent nor any Lender waives, diminishes or limits any term or condition contained in the Credit Agreement or in any of the other Loan Documents.

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7.5 Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

7.6 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AMENDMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER APPROPRIATE JURISDICTION. EACH LOAN PARTY, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. ADMINISTRATIVE AGENT, EACH LENDER AND EACH LOAN PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH LOAN PARTY, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

7.7 WAIVER OF JURY TRIAL. EACH LOAN PARTY, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AMENDMENT AND ANY INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

7.8 Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Amendment.

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7.9 Headings. Article, section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7.10 Counterparts. This Amendment may be executed in any number of counterparts and by either party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Receipt by telecopy or other electronic means, including .pdf of any executed signature page to this Amendment shall constitute effective delivery of such signature page.

[signature page follows]

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The parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC, as Holdings

By:	/s/ Joseph Marinucci
Name:	Joseph Marinucci
Title:	Manager

DIGITAL MEDIA SOLUTIONS, LLC, as a Borrower

By:	/s/ Joseph Marinucci
Name:	Joseph Marinucci
Title:	CEO

FORTE MEDIA SOLUTIONS, LLC,

PURE FLOW MARKETING, LLC,

SCHOOLADVISOR, LLC,

BEST RATE HOLDINGS, LLC,

PROTECT.COM LLC,

SPARKROOM HOLDINGS, LLC,

CAR LOAN PAL HOLDINGS, LLC,

W4 HOLDING COMPANY,

DMS ENGAGE, LLC,

each as a Guarantor

By: DIGITAL MEDIA SOLUTIONS, LLC, its sole member

By:	/s/ Joseph Marinucci
Name:	Joseph Marinucci
Title:	CEO

Signature Pages to Incremental Amendment

to Credit Agreement

ADMINISTRATIVE AGENT:

MONROE CAPITAL MANAGEMENT ADVISORS, LLC

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

Signature Pages to Incremental Amendment

to Credit Agreement

LENDERS:

MONROE CAPITAL PRIVATE CREDIT FUND II FINANCING SPV LLC, in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT FUND II LP, as Designated Manager

By: MONROE CAPITAL PRIVATE CREDIT FUND II LLC, its general partner

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

MONROE CAPITAL PRIVATE CREDIT FUND II LP, in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT FUND II LLC, its general partner

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

MONROE CAPITAL PRIVATE CREDIT FUND III LP, in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT FUND III LP, its general partner

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

Signature Pages to Incremental Amendment

to Credit Agreement

MONROE PRIVATE CREDIT FUND A FINANCING SPV LLC, in its capacity as a Lender

By: MONROE PRIVATE CREDIT FUND A LP, as its Designated Manager

By: MONROE PRIVATE CREDIT FUND A LLC, its general partner

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

MONROE PRIVATE CREDIT FUND A LP, in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT FUND A LLC, its general partner

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

MONROE CAPITAL PRIVATE CREDIT FUND I LP, in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT FUND I LLC, its general partner

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

Signature Pages to Incremental Amendment

to Credit Agreement

MC FINANCING SPV I, LLC, in its capacity as a Lender

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

MONROE CAPITAL PRIVATE CREDIT FUND I FINANCING SPV LLC, in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT FUND I LP, as its Designated Manager

By: MONROE CAPITAL PRIVATE CREDIT FUND I LLC, its general partner

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

MONROE CAPITAL PRIVATE CREDIT FUND III FINANCING SPV LLC, in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT FUND III LP, as its Designated Manager

By: MONROE CAPITAL PRIVATE CREDIT FUND III LLC, its general partner

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

Signature Pages to Incremental Amendment

to Credit Agreement

MONROE CAPITAL PRIVATE CREDIT FUND III (LUX) FINANCING HOLDCO LP, in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT FUND III (LUX) FINANCING HOLDCO GP LLC, its General Partner

By: MONROE CAPITAL MANAGEMENT ADVISORS LLC, as Manager

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

MONROE CAPITAL PRIVATE CREDIT FUND III (LUX) FINANCING SPV LP, in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT FUND III (LUX) FINANCING SPV GP LLC, its General Partner

By: MONROE CAPITAL MANAGEMENT ADVISORS LLC, as Manager

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

MONROE CAPITAL MML CLO 2016-1, LTD., in its capacity as a Lender

By: MONROE CAPITAL MANAGEMENT LLC, as Collateral Manager Attorney-in Fact

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

Signature Pages to Incremental Amendment

to Credit Agreement

MONROE CAPITAL MML CLO VII, LTD., in its capacity as a Lender

By: MONROE CAPITAL ASSET MANAGEMENT LLC, as Collateral Manager and Attorney-in-fact

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

MONROE CAPITAL MML CLO VIII, LTD., in its capacity as a Lender

By: MONROE CAPITAL ASSET MANAGEMENT LLC, as Servicer and Attorney-in-fact

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

Signature Pages to Incremental Amendment

to Credit Agreement

ANNEX A

REVOLVING LENDERS AND PRO RATA SHARES

Lender	Revolving Commitment	Pro Rata Share
Monroe Capital Private Credit Fund II LP	$1,379,310.34	18.40%
Monroe Capital Private Credit Fund III LP	$1,900,634.07	25.34%
Monroe Capital Private Credit Fund III (Lux) Financing Holdco LP	$392,654.77	5.23%
Monroe Private Credit Fund A LP	$2,293,288.84	30.58%
Monroe Capital Private Credit Fund I LP	$862,068.97	11.50%
MC Financing SPV I, LLC	$672,043.00	8.97%

TOTALS	$7,500,000.00	100.0000000%

ANNEX B

LENDERS AND PRO RATA SHARES – INCREMENTAL AMENDMENT

Lender	Increased Revolving Commitment	Pro Rata Share	Incremental Term A Loan Commitment	Pro Rata Share	Total Incremental and Increased Commitments	Pro Rata Share
Monroe Capital Private Credit Fund III LP	$913,978.50	36.56%	$2,092,544.05	6.16%	$3,006,522.55	8.24%
Monroe Capital Private Credit Fund III Financing SPV LLC			$6,067,455.95	17.84%	$6,067,455.95	16.62%
Monroe Private Credit Fund A Financing SPV LLC			$8,160,000.00	24%	$8,160,000.00	22.36%
Monroe Private Credit Fund A LP	$913,978.50	36.56%			$913,978.50	2.5%
MC Financing SPV I, LLC	$672,043.00	26.88%	$17,680,000.00	52%	$18,352,043	50.28%

TOTALS	$2,500,000.00	100%	$34,000,000.00	100%	$36,500,000.00	100%

Exhibit 10.16

EXECUTION VERSION

INCREMENTAL AMENDMENT NO. 2 TO CREDIT AGREEMENT

This INCREMENTAL AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”), dated as of November 1, 2019, is entered into among DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), DIGITAL MEDIA SOLUTIONS, LLC, a Delaware limited liability company (the “Company”); each of the Affiliates of the Company party hereto as borrowers (together with the Company, the “Borrowers”); each of the Guarantors party hereto; each of the Lenders under the Credit Agreement (as hereinafter defined) prior to giving effect to this Amendment, the other financial institutions party hereto (together with their respective successors and assigns, the “Incremental Lenders”); and MONROE CAPITAL MANAGEMENT ADVISORS, LLC, a Delaware limited liability company (“Monroe Capital”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Credit Agreement.

BACKGROUND

WHEREAS, Company intends to acquire (the “Acquisition”), directly or indirectly, the membership interests of UE Authority, Co., a California corporation (the “Target”), pursuant to that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among the Company, DMS UE Acquisition Holdings Inc. (“Acquisition Holdings”), DMS UE Merger Inc., the Target and the equity holders party thereto.

WHEREAS, the Borrowers, Holdings, the Administrative Agent, and the Lenders party thereto are parties to that certain Credit Agreement dated as of July 3, 2018 (as amended by the Incremental Amendment to Credit Agreement, dated as of July 1, 2019 the “Existing Credit Agreement”) (as amended by this Amendment and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Company and Administrative Agent are parties to that certain Amended and Restated Fee Letter, dated as of July 1, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Fee Letter”);

WHEREAS, the Loan Parties and the Administrative Agent are parties to that certain Guaranty and Collateral Agreement, dated as of July 3, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Collateral Agreement”);

WHEREAS, the Company has requested additional Term A Loan Commitments in an aggregate principal amount of $60,000,000 (the “Incremental Term A Loan Commitments”; and the Lenders providing such Incremental Term A Commitments, the “Incremental Term A Lenders”) which will be available in form of additional Term A Loans on the Incremental Amendment No. 2 Effective Date; and

WHEREAS, the Borrowers and Holdings have requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement in certain respects as more fully described herein, and the Administrative Agent and the Lenders are willing to do so on the terms and subject to the conditions set forth herein;

NOW THEREFORE, in consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

Section 2. Incremental Commitments and Loans.

2.1 Pursuant to a Notice of Borrowing (the “Incremental Borrowing Notice”) delivered to Administrative Agent by the Borrowers on the date hereof, the Borrowers have requested Incremental Term A Loan Commitments in an aggregate amount of $60,000,000. Upon satisfaction or waiver of the conditions set forth in Section 5 of this Amendment on the Incremental Amendment No. 2 Effective Date, each of the Incremental Term A Lenders agrees to commit to provide an Incremental Term A Loan Commitment in an amount set forth opposite such Incremental Term A Lender’s name on Annex A hereto and severally agrees to make an additional Term A Loan (the “Incremental Term A Loan”) to the Borrowers in an aggregate amount not to exceed such Incremental Term A Lender’s Incremental Term A Loan Commitment. The proceeds of the Incremental Term A Loans shall be used solely (a) to, directly or indirectly, fund all of the purchase price for the Acquisition pursuant to the terms of the Merger Agreement, (b) for general corporate purposes and (c) to pay fees and expenses incurred in connection with this Amendment and the Acquisition.

2.2 Each Incremental Term A Lender acknowledges and agrees that upon the occurrence of the Incremental Amendment No. 2 Effective Date, (a) it shall be bound under this Amendment and (b) with respect to the Incremental Term A Loan Commitment and its Incremental Term A Loans it shall be bound under the Credit Agreement as a Lender holding an Incremental Term A Loan Commitment for all purposes of, the Credit Agreement and the other Loan Documents, and shall perform all the obligations of and shall have all rights of a Lender thereunder. The Incremental Term A Lenders and the Borrowers agree that the Incremental Term A Loans will be a new class of Term A Loans and, when funded, will constitute Incremental Term A Loans for all purposes of the Credit Agreement (except as otherwise provided herein). Except as otherwise provided herein, the Incremental Term A Loans will have the same terms as the Existing Term A Loans. The Incremental Term A Loan Commitment provided hereunder shall terminate on the Incremental Amendment No. 2 Effective Date immediately upon the borrowing of the Incremental Term A Loans.

2.3 Each of the Loan Parties agrees that, as of the date hereof, each Incremental Term A Lender shall (a) be a party to the Credit Agreement, (b) be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents and (c) have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

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Section 3. Amendments to the Credit Agreement. As of the Incremental Amendment No. 2 Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

3.1 Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions thereto in appropriate alphabetical order:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Incremental Amendment No. 2” means the Incremental Amendment No. 2 to Credit Agreement, dated as of November 1, 2019, among the Borrowers, Holdings, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Incremental Amendment No. 2 Effective Date” has the meaning set forth in Section 5 of the Incremental Amendment No. 2.

“Incremental Term A Loan No. 2” means an “Incremental Term A Loan” as defined in the Incremental Amendment No. 2.

“Incremental Term A Loan No. 2 Commitment” means an “Incremental Term A Loan Commitment” as defined in the Incremental Amendment No. 2.

“UE Acquisition” means the “Acquisition” as defined in the Incremental Amendment No. 2.

3.2 Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the following definitions in their entirety as set forth below:

“Commitment” means, as to any Lender, that Lender’s commitment to make Loans under this Agreement, including any Incremental Term A Loan Commitment and an Incremental Term A Loan No. 2 Commitment.

“Incremental Term A Loan” means an “Incremental Term A Loan” as defined in the Incremental Amendment.

“LIBOR Rate” means the rate per annum equal to the greater of (a) 1.00% and (b) (i) LIBOR for a period equal to one month or three months, as applicable, as reported in The Wall Street Journal (or other authoritative source selected by Administrative Agent in its sole discretion) on each LIBOR Determination Date divided by (ii) a number determined by subtracting from 1.00 the then-stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor

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category of liabilities under Regulation D). If at any time LIBOR shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower Representative shall endeavor to establish an alternate rate of interest that gives due consideration to then-prevailing market conventions for determining a rate of interest for syndicated leveraged loans of this type in the United States at such time and shall enter into an amendment to reflect such alternate rate of interest (which amendment shall become effective without any further action or consent of any other party to the Loan Documents so long as the Administrative Agent shall not have received, within five (5) Business Days of the date of notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment).

“Loan” or “Loans” means, as the context may require, any of the Revolving Loans and any of the Term Loans. For the avoidance of doubt, after the Incremental Amendment Effective Date and the Incremental Amendment No. 2 Effective Date, the Incremental Term A Loans and the Incremental Term A Loans No. 2, respectively, shall constitute Loans.

“Required Lenders” means, at any time, at least two Lenders that are not Affiliates of each other whose Pro Rata Shares exceed 50% as determined pursuant to clause (e) of the definition of “Pro Rata Share”; provided that the Pro Rata Shares held or deemed held by any Defaulting Lender will be excluded for purposes of making a determination of Required Lenders.

“Term A Loan Commitment” means, as to such Lender, that Lender’s commitment to make Term A Loans under this Agreement, including an Incremental Term A Loan Commitment and an Incremental Term A Loan No. 2 Commitment.

3.3 Section 1.1 of the Credit Agreement is hereby further amended by deleting and replacing clauses (c), (d) and (e) of the definition of “Consolidated Net Income” with the following:

(c) the income (or loss) of any Subsidiary of Holdings during that period in which any other Person has a joint interest, except to the extent of the amount of cash dividends or other distributions actually paid in cash to that Subsidiary during that period; (d) the income (or loss) of any Person during that period and accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with a Subsidiary of Holdings or that Person’s assets are acquired by a Subsidiary of Holdings; (e) the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its organizational documents, its governing documents, or any agreement, instrument, judgment, decree, order, statute, rule; or governmental regulation applicable to that Subsidiary;

3.4 Section 1.1 of the Credit Agreement is hereby further amended by replacing the references in clauses (vi) and (xiii) of the definition of “EBITDA” to “10%” with references to “15%”.

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3.5 Section 1.1 of the Credit Agreement is hereby further amended by the deleting and replacing the first line of the definition of “Permitted Acquisition” as follows:

“Permitted Acquisition” means the UE Acquisition and any Acquisition by any Borrower where:

3.6 Section 1.3(c) of the Credit Agreement is hereby amended by deleting the proviso at the end of such Section in its entirety and replacing it with the following: “provided, all such amounts pursuant to this Section 1.3(c) shall be subject to the limitations set forth in clauses (b)(vi) and (xiii) of the definition of EBITDA.”

3.7 Section 2.1.2(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a) Each Borrower and each Lender acknowledges that immediately prior to the Incremental Amendment No. 2 Effective Date, an aggregate of $136,500,000 in principal amount of Term A Loans and Incremental Term A Loans are outstanding (together, the “Existing Term A Loans”). Each Lender, as applicable, agrees to maintain outstanding to Borrowers hereunder the Existing Term A Loans made by such Lender and outstanding immediately prior to the Incremental Amendment No. 2 Effective Date. The Term A Loan Commitment of each Lender immediately prior to Incremental Amendment No. 2 Effective Date was $0.00. Each Lender with an Incremental Term A Loan No. 2 Commitment as of the Incremental Amendment No. 2 Effective Date, agrees to make an Incremental Term A Loan No. 2 to Borrowers (together with the Existing Term A Loans, the “Term A Loans”; provided that solely with respect to Prepayment Fees, the Incremental Term A Loans No. 2 shall not constitute “Term A Loans”) on the Incremental Amendment No. 2 Effective Date in an amount equal to such Lender’s applicable Incremental Term A Loan No. 2 Commitment. The Commitments of the Lenders to make Incremental Term A Loans No. 2 shall expire immediately following the making of the Incremental Term A Loans No. 2 on the Incremental Amendment No. 2 Effective Date.

3.8 Section 6.4.2 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

6.4.2 Term Loans. Borrowers shall pay the principal amount of each Term Loan of each Lender as follows: (a) in arrears in quarterly installments based on the amortization schedule set forth below, each payable on the last Business Day of each Fiscal Quarter (subject to any adjustments as maybe necessary in the discretion of the Administrative Agent in order to provide for the fungibility with the initial Term A Loans of any Delayed Draw Term Loans, Incremental Term A Loans, Incremental Term A Loans No. 2 and Additional Term A Loans made after the Closing Date and prior to the date of such installment payment):

Fiscal Quarter Ending	Amount
December 31, 2019 and thereafter	0.5% of original principal amount

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and (b) a final installment equal to the remaining outstanding principal balance of the Term Loans, payable on the Termination Date. Unless sooner paid in full, the outstanding principal balance of the Term Loans must be paid in full on the Termination Date. Administrative Agent, in consultation with the Borrowers, may, at the time of incurrence thereof, adjust the amortization payment to be made to any Lender in conjunction with the incurrence of any Delayed Draw Term Loans, Incremental Term A Loans, Incremental Term A Loans No. 2 or Additional Term A Loans after the Closing Date in order to maintain the pro rata allocation of amortization payments between and among Term Loans that otherwise have the same terms and conditions but are incurred on different dates.

3.9 Section 7.2.2(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(b) After the occurrence and during the continuance of an Event of Default, Administrative Agent may, and upon the direction of the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement, as follows: (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to Administrative Agent until paid in full; (ii) second, ratably to pay the Obligations in respect of any fees (other than any Prepayment Fee) and indemnities then due and payable to the Lenders until paid in full; (iii) third, ratably (to Administrative Agent in accordance with Administrative Agent’s outstanding Protective Advances) to pay interest then due and payable in respect of Protective Advances until paid in full; (iv) fourth, ratably (to Administrative Agent in accordance with Administrative Agent’s outstanding Protective Advances) to pay principal of the Protective Advances until paid in full; (v) fifth, ratably, to pay interest then due and payable in respect of the Loans until paid in full; (vii) sixth, ratably to pay principal of the Loans until paid in full; (viii) seventh, ratably to pay the Obligations in respect of any Prepayment Fee then due and payable until paid in full; and (ix) eighth, to the ratable payment of all other Obligations then due and payable.

3.10 Section 10.1.11 of the Credit Agreement is hereby amended by adding the following immediately prior to the period at the end thereof: “including such information or documents for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation)”.

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3.11 Section 14.15 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

14.15 Protective Advances. Administrative Agent may, from time to time at any time that an Event of Default has occurred and is continuing, make all disbursements and advances (“Protective Advances”) that Administrative Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Loan Parties of the Loans and other Obligations or to pay any other amount chargeable to the Loan Parties pursuant to the terms of this Agreement and the other Loan Documents, including, without limitation, costs, fees and expenses as described in Section 15.5. Protective Advances are repayable on demand and will be secured by the Collateral and bear interest at a rate per annum equal to the rate then applicable to Revolving Loans. The maximum aggregate amount of Protective Advances that Administrative Agent may make is $3,000,000. Protective Advances constitute Obligations under this Agreement and may be charged to the Loan Account in accordance with Section 7.1.2. No Protective Advance made by Administrative Agent and charged to the Loan Account will be deemed to constitute a Loan and no Lender will have any obligation to fund any amount to Administrative Agent as a result thereof. The Administrative Agent shall notify each Lender and the Borrower Representative in writing of each Protective Advance made by Administrative Agent, which notice must include a description of the purpose of that Protective Advance.

3.12 Section 15.1(f) of the Credit Agreement is hereby amended by deleting clause (ii) thereof and replacing it with the following: “(ii) release all or any substantial part of the Collateral granted under the Collateral Documents (except as permitted by Section 14.11 (other than clause (iii) thereof) as in effect on the date hereof)”.

3.13 Section 15.1(g) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(g) No provision of Sections 6.2.2(b) or 6.3 with respect to the timing or application of mandatory prepayments of the Loans may be amended, modified, or waived without the consent of Lenders having a majority of the aggregate Pro Rata Shares of the Term Loans affected thereby.

3.14 Section 15.1 of the Credit Agreement is hereby amended by adding a new clause (k) thereto as follows:

(k) No amendment, modification, waiver, or consent may change (i) Section 7.2.2 in a manner that would alter (or have the direct or indirect effect of altering) the application of payments or pro rata sharing required thereby or (ii) the provisions of Section 7.5, in each case without the consent of each Lender.

3.15 Section 15.9 of the Credit Agreement is hereby amended by deleting the word “or” immediately following clause (h) thereof and by adding a new clause (j) thereto as follows: “; or (j) to that Lender’s actual and prospective counterparties (or their advisors) in respect of any swap or other derivative transaction relating to the Borrowers and their obligations and financing sources (or their advisors)”.

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3.16 Section 15 of the Credit Agreement is hereby amended by deleting Section 15.22 therefrom in its entirety.

Section 4. Representations and Warranties. Each Loan Party (including the Target; provided that the representations and warranties of Target shall be deemed to be given immediately following the Acquisition) hereby represents and warrants to Administrative Agent and each Lender that the following are true and correct as of the Incremental Amendment No. 2 Effective Date:

4.1 Continuation of Representations and Warranties. After giving effect to this Amendment and the funding of the Incremental Term A Loans, all representations and warranties of each Loan Party set forth in the Credit Agreement, this Amendment and the other Loan Documents are true and correct in all material respects with the same effect as if then made (except to the extent such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) as of the Incremental Amendment No. 2 Effective Date;

4.2 No Existing Default. Both immediately before and after giving effect to this Amendment and the funding of the Incremental Term A Loans, no Default or Event of Default has occurred and is continuing;

4.3 Authorization; No Conflict. Each Loan Party is duly authorized to execute and deliver this Amendment, each Borrower is duly authorized to borrow monies under this Amendment and each Loan Party is duly authorized to perform its Obligations under each Loan Document to which it is a party. The execution, delivery and performance by each Loan Party of this Amendment, and the borrowings by each Borrower under this Amendment, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with (i) any provision of law, (ii) the organizational documents or governing documents of any Loan Party, or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties, or (c) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party (other than Liens in favor of Administrative Agent created pursuant to the Collateral Documents or permitted by Section 11.2 of the Credit Agreement); and

4.4 Binding Effect. This Amendment constitutes the legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

4.5 Beneficial Ownership. As of the Incremental Amendment No. 2 Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

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Section 5. Conditions Precedent. This Amendment shall be effective as of the date first set forth above, provided the Lenders shall not be required to fund the Incremental Term A Loan until the satisfaction (or waiver) of the following conditions precedent (the date of such satisfaction being the “Incremental Amendment No. 2 Effective Date”):

5.1 Execution and Delivery. Administrative Agent has received (a) this Amendment duly executed by each Loan Party, Administrative Agent, each Lender and each Lender with an Incremental Term A Loan Commitment and (b) a joinder to the Guaranty and Collateral Agreement duly executed by the Target, Acquisition Holdings and the Borrower Representative; provided that such joinder shall only be effective with respect to the Target immediately following the Acquisition.

5.2 Acquisition.

(a) Administrative Agent shall have received a copy of the Merger Agreement and all schedules and documents related thereto, duly executed and dated as of the Incremental Amendment No. 2 Effective Date (or any earlier date satisfactory to the Administrative Agent), in form and substance satisfactory to Administrative Agent.

(b) The Company has consummated (or substantially concurrently with the initial credit extension hereunder will consummate on the Incremental Amendment No. 2 Effective Date) the Acquisition in accordance with the terms of the Merger Agreement, without any amendment thereto or waiver thereunder unless consented to by Agent in writing (such consent not to be unreasonably withheld, conditioned or delayed).

5.3 Letter of Direction. Administrative Agent has received a letter of direction containing funds flow information with respect to the proceeds of the Loans on the Incremental Amendment No. 2 Effective Date, duly executed and dated as of the Incremental Amendment No. 2 Effective Date, in form and substance satisfactory to Administrative Agent.

5.4 Promissory Notes. To the extent requested by any Lender with an Incremental Term A Loan Commitment, such Lender shall have received a new Note reflecting each such Lender’s outstanding Term Loans, as applicable, after giving effect to this Amendment.

5.5 Closing Certificate. Administrative Agent shall have received a certificate, in form and substance satisfactory to Administrative Agent, executed by a Senior Officer of Borrower Representative on behalf of Borrowers (a) certifying that, both before and after giving effect to this Amendment, the consummation of the Acquisition and the funding of the Incremental Term A Loans (i) no Default or Event of Default shall have occurred and be continuing; and (ii) the representations and warranties set forth in Section 4 hereof are true and correct in all material respects and (b) demonstrating on a pro forma basis, after giving effect to this Amendment and the consummation of the Incremental Term A Loans a Total Debt to EBITDA Ratio of not greater than 5.25 to 1.00.

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5.6 Secretary’s Certificates. Administrative Agent shall have received from Borrower Representative, in form and substance satisfactory to Administrative Agent, executed by a Senior Officer of Borrower Representative on behalf of each Loan Party (including Acquisition Holdings and the Target; provided that the documents described below with respect to the Target shall be deemed held in escrow until, and automatically released, immediately following the Acquisition) a certificate attaching (i) true and correct copies of such Loan Party’s charter (or similar formation document), or a certification that there have been no changes to each Loan Party’s charter (or similar formation document) since delivery thereof to Administrative Agent on the Closing Date, (ii) a good standing certificate from each Borrower’s state of organization (or a certification that as of the date of such certificate there have been no changes to each such Loan Party’s standing in its state of organization), (iii) true and correct copies of the bylaws or similar operating document of such Loan Party (or a certification that as of the date of such certificate there have been no change to such documents since delivery thereof to Administrative Agent on the Closing Date), (iv) resolutions of such Loan Party’s board of directors or other governing body approving and authorizing its execution, delivery and performance of this Amendment and the other transactions contemplated hereby, and (v) signature and incumbency certificates of its officers executing this Amendment, all certified by its secretary or an assistant secretary as being in full force and effect without modification.

5.7 Opinions. Administrative Agent has received opinions of counsel for each Loan Party (including Acquisition Holdings and the Target; provided that opinions with respect to the Target shall be deemed held in escrow until, and automatically released, immediately following the Acquisition), including local counsel reasonably requested by Administrative Agent, each duly executed and dated as of the Incremental Amendment No. 2 Effective Date (or any earlier date satisfactory to Administrative Agent), in form and substance satisfactory to Administrative Agent.

5.8 Solvency Certificate. Administrative Agent shall have received a Solvency Certificate executed by a Senior Officer of the Borrower Representative certifying as to the solvency of Borrower and its Subsidiaries on a consolidated basis after giving effect to this Amendment.

5.9 Search Results. Administrative Agent shall have received copies of Uniform Commercial Code search reports tax and judgment lien searches or equivalent reports or searches from those state and county jurisdictions in which any Loan Party (including Acquisition Holdings and the Target) is organized or maintains its chief executive office, and searches of the United States Patent and Trademark Office and United States Copyright Office, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and such other searches that the Administrative Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Guaranty and Collateral Agreement (other than liens permitted under the Credit Agreement), in each case, dated reasonably near to the Incremental Amendment No. 2 Effective Date.

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5.10 Payment of Fees and Attorney Costs. Borrowers shall have paid (or concurrently with the funding of the Incremental Term A No. 2 Loans will pay) to Administrative Agent (a) all fees owing pursuant to the Agent Fee Letter and the Credit Agreement (as amended hereby) and (b) reasonable and documented out-of-pocket costs and expenses of Administrative Agent incurred by it in connection with the transactions contemplated hereby (including reasonable legal costs of Administrative Agent in connection with the preparation and negotiation of this Amendment).

5.11 PATRIOT Act. The Lenders shall have received, no later than five (5) days in advance of the Incremental Amendment No. 2 Effective Date, (i) all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and (ii) if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, to the extent requested by the Administrative Agent or any Lender, a Beneficial Ownership Certification with respect to such Borrower.

Section 6. Post-Closing Covenants.

6.1 Insurance. Within 10 Business Days of the Incremental Amendment No. 2 Effective Date (or such later date agreed by the Administrative Agent in its sole discretion), Borrowers shall deliver to Administrative Agent updated insurance certificates, containing evidence of the existence of insurance required to be maintained pursuant to Section 10.3(b) with respect to Acquisition Holdings and the Target, together with evidence that Administrative Agent has been named as a lender’s loss payee and an additional insured on all related insurance policies.

6.2 Control Agreements. Notwithstanding the provisions of Section 10.10 of the Credit Agreement and Section 5.8 of the Guarantee and Collateral Agreement, the deposit accounts and securities accounts of Acquisition Holdings and the Target shall not be required to be subject to an account control agreement on the Incremental Amendment No. 2 Effective Date but the Administrative Agent shall have received evidence within 30 days of the Incremental Amendment No. 2 Effective Date (or such later date agreed by the Administrative Agent in its sole discretion) that such accounts shall be in compliance with Section 10.10 of the Credit Agreement and Section 5.8 of the Guarantee and Collateral Agreement.

Section 7. Reaffirmation. Each Loan Party hereby (i) expressly reaffirms and assumes all of its obligations and liabilities to Administrative Agent and the Lenders as set forth in the Credit Agreement, the Collateral Documents and the other Loan Documents (in each case, as the same have been amended by this Amendment or as otherwise amended, amended and restated, supplemented or otherwise modified) (collectively, the “Reaffirmed Documents”) and agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings,

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warranties, indemnities, grants of security interests and covenants contained in the Reaffirmed Documents as though such Reaffirmed Documents were being re-executed on the date hereof, except to the extent that such terms expressly relate to an earlier date; and (ii) acknowledges, ratifies, confirms and reaffirms without condition, all Liens and security interests granted to Administrative Agent, for its benefit and the benefit of Lenders, pursuant to the Reaffirmed Documents and acknowledges and agrees that all of such Liens and security interests are intended and shall be deemed and construed to continue to secure the Obligations under the Reaffirmed Documents, as amended, restated, supplemented or otherwise modified and in effect from time to time, including but not limited to, the Incremental Term A Loans made by the Lenders party hereto to Borrowers, and all extensions, renewals, refinancing, amendments or modifications of any of the foregoing.

Section 8. Miscellaneous.

8.1 Effect of Amendment. Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Credit Agreement or any Loan Document, or constitute a waiver of any provision of the Credit Agreement or any Loan Document and each Loan Party hereby fully ratifies and affirms each Loan Document to which it is a party.

8.2 Entire Agreement. This Amendment embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.

8.3 References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require. Reference in any of this Amendment, the Credit Agreement or any other Loan Document to the Credit Agreement shall be a reference to the Credit Agreement as amended hereby and as further amended, modified, restated, supplemented or extended from time to time.

8.4 Ratification of Liability; Acknowledgment of Rights; Release of Claims. Each Loan Party hereby ratifies and confirms its liabilities, obligations and agreements under the Credit Agreement and the other Loan Documents, and the Liens granted or purported to be granted and perfected thereby, and acknowledges that: (i) it has no defenses, claims or set-offs to the enforcement by Administrative Agent and/or Lender of such liabilities, obligations and agreements through and as of the date hereof; (ii) Administrative Agent and each Lender has fully performed all undertakings owed to the Loan Parties through and as of the date hereof; and (iii) except as otherwise expressly set forth herein, neither Administrative Agent nor any Lender waives, diminishes or limits any term or condition contained in the Credit Agreement or in any of the other Loan Documents.

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8.5 Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

8.6 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AMENDMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER APPROPRIATE JURISDICTION. EACH LOAN PARTY, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. ADMINISTRATIVE AGENT, EACH LENDER AND EACH LOAN PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH LOAN PARTY, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

8.7 WAIVER OF JURY TRIAL. EACH LOAN PARTY, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AMENDMENT AND ANY INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

8.8 Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Amendment.

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8.9 Headings. Article, section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8.10 Counterparts. This Amendment may be executed in any number of counterparts and by either party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Receipt by telecopy or other electronic means, including .pdf of any executed signature page to this Amendment shall constitute effective delivery of such signature page.

[signature page follows]

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The parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

DIGITAL MEDIA SOLUTIONS HOLDINGS,
LLC, as Holdings

By:	/s/ Joseph Marinucci
Name:	Joseph Marinucci
Title:	Manager

DIGITAL MEDIA SOLUTIONS, LLC, as a Borrower

By:	/s/ Joseph Marinucci
Name:	Joseph Marinucci
Title:	Manager

FORTE MEDIA SOLUTIONS, LLC,
PURE FLOW MARKETING, LLC,
SCHOOLADVISOR, LLC,
BEST RATE HOLDINGS, LLC,
PROTECT.COM LLC,
SPARKROOM HOLDINGS, LLC,
CAR LOAN PAL HOLDINGS, LLC,
W4 HOLDING COMPANY,
DMS ENGAGE, LLC,
each as a Guarantor

By: DIGITAL MEDIA SOLUTIONS, LLC, its sole
member

By:	/s/ Joseph Marinucci
Name:	Joseph Marinucci
Title:	Manager

Signature Pages to Incremental Amendment No. 2

to Credit Agreement

DMS UE ACQUISITION HOLDINGS INC., as a
Guarantor

By:	/s/ Joe Marinucci
Name:	Joe Marinucci
Title:	CEO

Signature Pages to Incremental Amendment No. 2

to Credit Agreement

Effective on behalf of UE Authority, Co. immediately following the Acquisition:

UE AUTHORITY, CO., as a Guarantor

By:	/s/ Joe Marinucci
Name:	Joe Marinucci
Title:	CEO

Signature Pages to Incremental Amendment No. 2

to Credit Agreement

ADMINISTRATIVE AGENT:

MONROE CAPITAL MANAGEMENT ADVISORS, LLC

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

Signature Pages to Incremental Amendment No. 2

to Credit Agreement

LENDERS:

MONROE CAPITAL PRIVATE CREDIT FUND II, in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT FUND II LLC, its general partner

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

MONROE CAPITAL PRIVATE CREDIT FUND II FINANCING SPV LLC, in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT FUND II LP, as Designated Manager

By: MONROE CAPITAL PRIVATE CREDIT FUND II LLC, its general partner

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

MONROE CAPITAL PRIVATE CREDIT FUND III FINANCING SPV LLC, in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT FUND III LP, as Designated Manager

By: MONROE CAPITAL PRIVATE CREDIT FUND III LLC, its general partner

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

Signature Pages to Incremental Amendment No. 2

to Credit Agreement

MONROE CAPITAL PRIVATE CREDIT FUND III LP, in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT FUND III LLC, its general partner

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

MONROE CAPITAL PRIVATE CREDIT FUND III (LUX) FINANCING HOLDCO LP, in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT FUND III (LUX) FINANCING HOLDCO GP LLC, its general partner

By: MONROE CAPITAL MANAGEMENT ADVISORS LLC, as Manager

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

MONROE CAPITAL PRIVATE CREDIT FUND III (LUX) FINANCING SPV LP, in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT FUND III (LUX) FINANCING SPV GP LLC, its general partner

By: MONROE CAPITAL MANAGEMENT ADVISORS LLC, as Manager

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

Signature Pages to Incremental Amendment No. 2

to Credit Agreement

MONROE PRIVATE CREDIT FUND A LP, in its capacity as a Lender

By: MONROE PRIVATE CREDIT FUND A LLC, its general partner

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

MONROE PRIVATE CREDIT FUND A FINANCING SPV LLC, in its capacity as a Lender

By: MONROE PRIVATE CREDIT FUND A LP, as its Designated Manager

By: MONROE PRIVATE CREDIT FUND A LLC, its general partner

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

MONROE CAPITAL PRIVATE CREDIT FUND I LP, in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT FUND I LLC, its general partner

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

Signature Pages to Incremental Amendment No. 2

to Credit Agreement

MONROE CAPITAL PRIVATE CREDIT FUND I FINANCING SPV LLC, in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT FUND I LP, as its Designated Manager

By: MONROE CAPITAL PRIVATE CREDIT
FUND I LLC, its general partner

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

MC FINANCING SPV I, LLC, in its capacity as a
Lender

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

MONROE CAPITAL MML CLO 2016-1, LTD.,
in its capacity as a Lender

By: MONROE CAPITAL MANAGEMENT LLC, as its Collateral Manager and Attorney-in- Fact

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

MONROE CAPITAL MML CLO VII, LTD., in
its capacity as a Lender

By: MONROE CAPITAL ASSET MANAGEMENT LLC, as its Collateral Manager and Attorney-in-Fact

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

Signature Pages to Incremental Amendment No. 2

to Credit Agreement

MONROE CAPITAL MML CLO VIII, LTD., in its capacity as a Lender

By:	MONROE CAPITAL ASSET MANAGEMENT
LLC, as Servicer and Attorney-in-fact

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

MONROE (NP) U.S. PRIVATE DEBT FUND LP, in its capacity as a Lender

By:	MONROE (NP) U.S. PRIVATE DEBT
FUND GP LTD., its general partner

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

MONROE CAPITAL MML CLO 2017-1, LTD., in its capacity as a Lender

By:	MONROE CAPITAL MANAGEMENT
LLC, as its Collateral Manager and Attorney-in-Fact

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

Signature Pages to Incremental Amendment No. 2

to Credit Agreement

MONROE CAPITAL MML CLO IX, LTD., in its capacity as a Lender

By:	MONROE CAPITAL ASSET MANAGEMENT
LLC, as its Collateral Manager and Attorney-in-Fact

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

MONROE CAPITAL MML CLO X, LTD., in its capacity as a Lender

By:	MONROE CAPITAL CLO MANAGER
LLC, as its Servicer and Attorney-in-Fact

By:	/s/ Gerry Burrows
Name:	Gerry Burrows
Title:	Managing Director

Signature Pages to Incremental Amendment No. 2

to Credit Agreement

FIFTH THIRD BANK, in its capacity as a Lender

By:	/s/ Andrew M. Hensley
Name:	Andrew M. Hensley
Title:	Managing Director

Signature Pages to Incremental Amendment No. 2

to Credit Agreement

ANNEX A

LENDERS AND PRO RATA SHARES – INCREMENTAL AMENDMENT NO. 2

Lender	Incremental Term A Loan Commitment No. 2	Pro Rata Share
Fifth Third Bank	$60,000,000	100%

TOTALS	$60,000,000.00	100%

Exhibit 10.17

EXECUTION VERSION

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This AMENDMENT NO. 3 TO CREDIT AGREEMENT (this “Amendment”), dated as of January 7, 2020, is entered into among DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), DIGITAL MEDIA SOLUTIONS, LLC, a Delaware limited liability company (the “Company”); each of the Affiliates of the Company party hereto as borrowers (together with the Company, the “Borrowers”); each of the Guarantors party hereto; each of the Lenders under the Credit Agreement (as hereinafter defined), the other financial institutions party hereto; and MONROE CAPITAL MANAGEMENT ADVISORS, LLC, a Delaware limited liability company (“Monroe Capital”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Credit Agreement.

BACKGROUND

WHEREAS, the Borrowers, Holdings, the Administrative Agent, and the Lenders party thereto are parties to that certain Credit Agreement dated as of July 3, 2018 (as amended by the Incremental Amendment to Credit Agreement, dated as of July 1, 2019, as further amended by the Second Incremental Amendment to Credit Agreement, dated as of November 1, 2019, the “Existing Credit Agreement”) (as amended by this Amendment and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Company has requested an increase in the Revolving Commitments by an amount equal to $7,500,000 (such increased Revolving Commitments, the “Increased Revolving Commitments”; and the Lenders providing such Increased Revolving Commitments, the “Increased Revolving Lenders”); and

WHEREAS, the Borrowers and Holdings have requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement in certain respects as more fully described herein, and the Administrative Agent and the Lenders are willing to do so on the terms and subject to the conditions set forth herein;

NOW THEREFORE, in consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

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Section 2. Increased Revolving Commitment.

2.1 Each Increased Revolving Lender acknowledges and agrees that upon the occurrence of the Amendment No. 3 Effective Date, (a) it shall be bound under this Amendment and (b) with respect to the Increased Revolving Commitments it shall be bound under the Credit Agreement as a Lender holding an Increased Revolving Commitment for all purposes of the Credit Agreement and the other Loan Documents, and shall perform all the obligations of and shall have all rights of a Lender thereunder. Each Increased Revolving Lender hereby agrees to provide its respective Increased Revolving Commitment as set forth on Annex A hereto on the terms set forth in this Amendment, and its Increased Revolving Commitment shall be binding as of the Amendment No. 3 Effective Date. On the Amendment No. 3 Effective Date the Increased Revolving Lenders shall fund to Administrative Agent such amount as is necessary to cause the outstanding Revolving Loans of each Revolving Lender to equal its ratable share of all outstanding Revolving Loans and Administrative Agent shall disburse to the Revolving Lenders (other than the Increased Revolving Lenders) the amounts received from the Increased Revolving Lenders to so reflect such ratable share.

Section 3. Amendments to the Credit Agreement. As of the Amendment No. 3 Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

3.1 The Recitals to the Credit Agreement are hereby amended by amending and restating clause (a) of the third paragraph set forth therein in its entirety as follows:

“(a) Revolving Loans to Borrowers from time to time in an aggregate principal amount not to exceed $15,000,000,”

3.2 Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions thereto in appropriate alphabetical order:

“Amendment No. 3” means the Amendment No. 3 to Credit Agreement, dated as of January 7, 2020, among the Borrowers, Holdings, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 3 Effective Date” has the meaning set forth in Section 5 of Amendment No. 3.

3.3 Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the following definitions in their entirety as set forth below:

“Revolving Commitment” means, as to any Lender, such Lender’s commitment to make Revolving Loans under this Agreement. The amount of each Lender’s Revolving Commitment as of the Amendment No. 3 Effective Date is set forth on Annex A to the Third Amendment. The aggregate amount of the Revolving Commitments of all Lenders as of the Amendment No. 3 Effective Date is $15,000,000.

3.4 Annex A to the Credit Agreement is hereby amended by replacing the Revolving Commitment portion thereof with the table set forth on Annex A hereto.

2

Section 4. Representations and Warranties. Each Loan Party hereby represents and warrants to Administrative Agent and each Lender that the following are true and correct as of the Amendment No. 3 Effective Date:

4.1 Continuation of Representations and Warranties. After giving effect to this Amendment and the incurrence of the Increased Revolving Commitments, all representations and warranties of each Loan Party set forth in the Credit Agreement, this Amendment and the other Loan Documents are true and correct in all material respects with the same effect as if then made (except to the extent such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) as of the Amendment No. 3 Effective Date;

4.2 No Existing Default. Both immediately before and after giving effect to this Amendment and the incurrence of the Increased Revolving Commitments, no Default or Event of Default has occurred and is continuing;

4.3 Authorization; No Conflict. Each Loan Party is duly authorized to execute and deliver this Amendment, each Borrower is duly authorized to borrow monies under this Amendment and each Loan Party is duly authorized to perform its Obligations under each Loan Document to which it is a party. The execution, delivery and performance by each Loan Party of this Amendment do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with (i) any provision of law, (ii) the organizational documents or governing documents of any Loan Party, or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties, or (c) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party (other than Liens in favor of Administrative Agent created pursuant to the Collateral Documents or permitted by Section 11.2 of the Credit Agreement); and

4.4 Binding Effect. This Amendment constitutes the legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

4.5 Beneficial Ownership. As of the Amendment No. 3 Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

Section 5. Conditions Precedent. This Amendment shall be effective as of the date first set forth above, provided the Increased Revolving Commitments shall not be effective until the satisfaction (or waiver) of the following conditions precedent (the date of such satisfaction being the “Amendment No. 3 Effective Date”):

5.1 Execution and Delivery. Administrative Agent has received this Amendment duly executed by each Loan Party, Administrative Agent and each Lender.

3

5.2 Payment of Fees and Attorney Costs. Borrowers shall have paid to Administrative Agent all reasonable and documented out-of-pocket costs and expenses of Administrative Agent incurred by it in connection with the transactions contemplated hereby (including reasonable legal costs of Administrative Agent in connection with the preparation and negotiation of this Amendment) along with all fees including all fees required to be paid pursuant to that certain Fee Letter dated as of the date hereof by and among the Borrowers and Fifth Third Bank, National Association.

5.3 Promissory Note. To the extent requested by any Increased Revolving Lender with an Increased Revolving Commitment, such Lender shall have received a new Note reflecting each such Lender’s Revolving Commitment after giving effect to this Amendment.

5.4 Secretary’s Certificates. Administrative Agent shall have received from Borrower Representative, in form and substance satisfactory to Administrative Agent, executed by a Senior Officer of Borrower Representative on behalf of each Loan Party, a certificate attaching resolutions of such Loan Party’s board of directors or other governing body approving and authorizing its execution, delivery and performance of this Amendment and the other transactions contemplated hereby, and certifying there have been no changes to the organizational documents of each Loan Party previously delivered to the Administrative Agent.

Section 6. Reaffirmation. Each Loan Party hereby (i) expressly reaffirms and assumes all of its obligations and liabilities to Administrative Agent and the Lenders as set forth in the Credit Agreement, the Collateral Documents and the other Loan Documents (in each case, as the same have been amended by this Amendment or as otherwise amended, amended and restated, supplemented or otherwise modified) (collectively, the “Reaffirmed Documents”) and agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, indemnities, grants of security interests and covenants contained in the Reaffirmed Documents as though such Reaffirmed Documents were being re-executed on the date hereof, except to the extent that such terms expressly relate to an earlier date; and (ii) acknowledges, ratifies, confirms and reaffirms without condition, all Liens and security interests granted to Administrative Agent, for its benefit and the benefit of Lenders, pursuant to the Reaffirmed Documents and acknowledges and agrees that all of such Liens and security interests are intended and shall be deemed and construed to continue to secure the Obligations under the Reaffirmed Documents, as amended, restated, supplemented or otherwise modified and in effect from time to time, including but not limited to, the Increased Revolving Commitments and all extensions, renewals, refinancing, amendments or modifications of any of the foregoing.

Section 7. Miscellaneous.

7.1 Effect of Amendment. Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Credit Agreement or any Loan Document, or constitute a waiver of any provision of the Credit Agreement or any Loan Document and each Loan Party hereby fully ratifies and affirms each Loan Document to which it is a party.

4

7.2 Entire Agreement. This Amendment embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.

7.3 References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require. Reference in any of this Amendment, the Credit Agreement or any other Loan Document to the Credit Agreement shall be a reference to the Credit Agreement as amended hereby and as further amended, modified, restated, supplemented or extended from time to time.

7.4 Ratification of Liability; Acknowledgment of Rights; Release of Claims. Each Loan Party hereby ratifies and confirms its liabilities, obligations and agreements under the Credit Agreement and the other Loan Documents, and the Liens granted or purported to be granted and perfected thereby, and acknowledges that: (i) it has no defenses, claims or set-offs to the enforcement by Administrative Agent and/or Lender of such liabilities, obligations and agreements through and as of the date hereof; (ii) Administrative Agent and each Lender has fully performed all undertakings owed to the Loan Parties through and as of the date hereof; and (iii) except as otherwise expressly set forth herein, neither Administrative Agent nor any Lender waives, diminishes or limits any term or condition contained in the Credit Agreement or in any of the other Loan Documents.

7.5 Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

7.6 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AMENDMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER APPROPRIATE JURISDICTION. EACH LOAN PARTY, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. ADMINISTRATIVE AGENT, EACH LENDER AND EACH

5

LOAN PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH LOAN PARTY, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

7.7 WAIVER OF JURY TRIAL. EACH LOAN PARTY, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AMENDMENT AND ANY INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

7.8 Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Amendment.

7.9 Headings. Article, section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7.10 Counterparts. This Amendment may be executed in any number of counterparts and by either party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Receipt by telecopy or other electronic means, including .pdf of any executed signature page to this Amendment shall constitute effective delivery of such signature page.

[signature page follows]

6

The parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

DIGITAL MEDIA SOLUTIONS HOLDINGS, LLC, as Holdings

By:	/s/ Joseph Marinucci
Name:	Joseph Marinucci
Title:	CEO

DIGITAL MEDIA SOLUTIONS, LLC, as a Borrower

By:	/s/ Joseph Marinucci
Name:	Joseph Marinucci
Title:	CEO

FORTE MEDIA SOLUTIONS, LLC,
PURE FLOW MARKETING, LLC,
SCHOOLADVISOR, LLC,
BEST RATE HOLDINGS, LLC,
PROTECT.COM LLC,
SPARKROOM HOLDINGS, LLC,
CAR LOAN PAL HOLDINGS, LLC,
W4 HOLDING COMPANY,
DMS ENGAGE, LLC,
each as a Guarantor

By: DIGITAL MEDIA SOLUTIONS, LLC, its sole
member

By:	/s/ Joseph Marinucci
Name:	Joseph Marinucci
Title:	CEO

S-1

Signature Pages to Amendment No. 3

to Credit Agreement

DMS UE ACQUISITION HOLDINGS INC., as a
Guarantor

By:	/s/ Joe Marinucci
Name:	Joe Marinucci
Title:	CEO

UE AUTHORITY, CO., as a Guarantor

By:	/s/ Joe Marinucci
Name:	Joe Marinucci
Title:	CEO

2

Signature Pages to Amendment No. 3

to Credit Agreement

ADMINISTRATIVE AGENT:

MONROE CAPITAL MANAGEMENT ADVISORS, LLC

By:	/s/ Hunter Week
Name:	Hunter Week
Title:	Assistant Vice President

3

Signature Pages to Amendment No. 3

to Credit Agreement

LENDERS:

MONROE CAPITAL PRIVATE CREDIT
FUND II, in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT
FUND II LLC, its general partner

By:	/s/ Hunter Week
Name:	Hunter Week
Title:	Assistant Vice President

MONROE CAPITAL PRIVATE CREDIT
FUND II FINANCING SPV LLC, in its capacity
as a Lender

By: MONROE CAPITAL PRIVATE CREDIT
FUND II LP, as Designated Manager

By: MONROE CAPITAL PRIVATE CREDIT
FUND II LLC, its general partner

By:	/s/ Hunter Week
Name:	Hunter Week
Title:	Assistant Vice President

MONROE CAPITAL PRIVATE CREDIT
FUND III FINANCING SPV LLC, in its capacity
as a Lender

By: MONROE CAPITAL PRIVATE CREDIT
FUND III LP, as Designated Manager

By: MONROE CAPITAL PRIVATE CREDIT
FUND III LLC, its general partner

By:	/s/ Hunter Week
Name:	Hunter Week
Title:	Assistant Vice President

4

Signature Pages to Amendment No. 3

to Credit Agreement

MONROE CAPITAL PRIVATE CREDIT
FUND III LP, in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT
FUND III LLC, its general partner

By:	/s/ Hunter Week
Name:	Hunter Week
Title:	Assistant Vice President

MONROE CAPITAL PRIVATE CREDIT
FUND III (LUX) FINANCING HOLDCO LP, in
its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT
FUND III (LUX) FINANCING HOLDCO GP
LLC, its general partner

By: MONROE CAPITAL MANAGEMENT
ADVISORS LLC, as Manager

By:	/s/ Hunter Week
Name:	Hunter Week
Title:	Assistant Vice President

MONROE CAPITAL PRIVATE CREDIT
FUND III (LUX) FINANCING SPV LP, in its
capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT
FUND III (LUX) FINANCING SPV GP LLC,
its general partner

By: MONROE CAPITAL MANAGEMENT
ADVISORS LLC, as Manager

By:	/s/ Hunter Week
Name:	Hunter Week
Title:	Assistant Vice President

5

Signature Pages to Amendment No. 3

to Credit Agreement

MONROE PRIVATE CREDIT FUND A LP, in
its capacity as a Lender

By: MONROE PRIVATE CREDIT FUND A
LLC, its general partner

By:	/s/ Hunter Week
Name:	Hunter Week
Title:	Assistant Vice President

MONROE PRIVATE CREDIT FUND A
FINANCING SPV LLC, in its capacity as a
Lender

By: MONROE PRIVATE CREDIT FUND A
LP, as its Designated Manager

By: MONROE PRIVATE CREDIT FUND A
LLC, its general partner

By:	/s/ Hunter Week
Name:	Hunter Week
Title:	Assistant Vice President

MONROE CAPITAL PRIVATE CREDIT
FUND I LP, in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT
FUND I LLC, its general partner

By:	/s/ Hunter Week
Name:	Hunter Week
Title:	Assistant Vice President

6

Signature Pages to Amendment No. 3

to Credit Agreement

MONROE CAPITAL PRIVATE CREDIT FUND I FINANCING SPV LLC, in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT FUND I LP, as its Designated Manager

By: MONROE CAPITAL PRIVATE CREDIT FUND I LLC, its general partner

By:	/s/ Hunter Week
Name:	Hunter Week
Title:	Assistant Vice President

MC FINANCING SPV I, LLC, in its capacity as a Lender

By:	/s/ Hunter Week
Name:	Hunter Week
Title:	Assistant Vice President

MONROE CAPITAL MML CLO 2016-1, LTD., in its capacity as a Lender
By: MONROE CAPITAL MANAGEMENT LLC, as its Collateral Manager and Attorney-in-Fact

By:	/s/ James M. Cassady
Name:	James M. Cassady
Title:	MD

MONROE CAPITAL MML CLO VII, LTD., in its capacity as a Lender

By: MONROE CAPITAL ASSET MANAGEMENT LLC, as its Collateral Manager and Attorney-in-Fact

By:	/s/ James M. Cassady
Name:	James M. Cassady
Title:	MD

7

Signature Pages to Amendment No. 3

to Credit Agreement

MONROE CAPITAL MML CLO VIII, LTD., in its capacity as a Lender

By: MONROE CAPITAL ASSET MANAGEMENT LLC, as Servicer and Attorney-in-fact

By:	/s/ James M. Cassady
Name:	James M. Cassady
Title:	MD

MONROE (NP) U.S. PRIVATE DEBT FUND LP, in its capacity as a Lender

By: MONROE (NP) U.S. PRIVATE DEBT FUND GP LTD., its general partner

By:	/s/ Hunter Week
Name:	Hunter Week
Title:	Assistant Vice President

MONROE CAPITAL MML CLO 2017-1, LTD., in its capacity as a Lender

By: MONROE CAPITAL MANAGEMENT LLC, as its Collateral Manager and Attorney-in-Fact

By:	/s/ James M. Cassady
Name:	James M. Cassady
Title:	MD

8

Signature Pages to Amendment No. 3

to Credit Agreement

MONROE CAPITAL MML CLO IX, LTD., in its capacity as a Lender

By: MONROE CAPITAL ASSET MANAGEMENT LLC, as its Collateral Manager and Attorney-in-Fact

By:	/s/ James M. Cassady
Name:	James M. Cassady
Title:	MD

MONROE CAPITAL MML CLO X, LTD., in its capacity as a Lender

By: MONROE CAPITAL CLO MANAGER LLC, as its Servicer and Attorney-in-Fact

By:	/s/ James M. Cassady
Name:	James M. Cassady
Title:	MD

9

Signature Pages to Amendment No. 3

to Credit Agreement

ANTARES ASSETCO LP

By: ANTARES ASSETCO GP LLC, its general partner

By:	/s/ Mark Jarosz
Name:	Mark Jarosz
Title:	Duly Authorized Signatory

ANTARES HOLDINGS LP

By: ANTARES HOLDINGS GP INC., its general partner

By:	/s/ Mark Jarosz
Name:	Mark Jarosz
Title:	Duly Authorized Signatory

S-1

Signature Pages to Amendment No. 3

to Credit Agreement

FIFTH THIRD BANK, NATIONAL ASSOCIATION, in its capacity as a Lender and an Increased Revolving Lender

By:	/s/ Chris Joseph
Name:	Chris Joseph
Title:	Director

11

Signature Pages to Amendment No. 3

to Credit Agreement

ANNEX A

REVOLVING LENDERS AND PRO RATA SHARES

Lender	Revolving Commitment	Pro Rata Share
Fifth Third Bank, National Association	$7,500,000.00	50%
Monroe Capital Private Credit Fund III LP	$1,804,927.19	12.03%
Monroe Capital Private Credit Fund II LP	$802,781.87	5.35%
Monroe Private Credit Fund A LP	$2,167,526.17	14.45%
Monroe Capital Private Credit Fund III (Lux) Financing Holdco LP	$392,654.77	2.62%
Monroe (NP) U.S. Private Debt Fund LP	$672,043.00	4.48%
Antares Holdings LP	$1,660,067.00	11.07%

TOTALS	$15,000,000.00	100.0000000%

Exhibit 16.1

July 15, 2020

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Digital Media Solutions, Inc. statements (formally known as Leo Holdings Corp.) included under Item 4.01 of its Form 8-K dated July 15, 2020. We agree with the statements concerning our Firm under Item 4.01, in which we were informed of our dismissal on July 15, 2020. We are not in a position to agree or disagree with other statements contained therein.

Very truly yours,

/s/ WithumSmith+Brown, PC

New York, New York

Exhibit 21.1

Entity	Country of Incorporation
CEP V DMS US Blocker Company	United States – Delaware
Digital Media Solutions Holdings, LLC	United States – Delaware
Digital Media Solutions, LLC	United States – Delaware
FORTE MEDIA SOLUTIONS, LLC	United States – Delaware
Pure Flow Marketing, LLC	United States – Delaware
Schooladvisor, LLC	United States – Delaware
Protect.com LLC	United States – Delaware
Car Loan Pal Holdings LLC	United States – Delaware
Sparkroom Holdings LLC	United States – Delaware
Sparkroom LLC	United States – Nebraska
Best Rate Holdings, LLC	United States – Delaware
DMS Engage, LLC	United States – Delaware
W4 Holding Company, LLC	United States – Delaware
DMS UE Acquisition Holdings Inc.	United States – Delaware
UE Authority, Co.	United States – California
SmarterChaos.com, LLC	United States – Colorado
She Is Media, LLC	United States – Colorado
Dealtaker, LLC	United States – Colorado
SmartDog Marketing LLC	United States – Colorado

Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

Leo was a blank check company incorporated as a Cayman Islands exempted company on November 29, 2017 and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. DMS is a leading provider of technology and digital performance marketing solutions.

On April 23, 2020, Leo entered into the Business Combination Agreement with DMS and the Sellers, pursuant to which at the Closing, Leo effected the purchase of certain equity interests in DMS in exchange for the Business Combination Consideration. Leo’s name has been changed to Digital Media Solutions, Inc. (“New DMS”). In connection with the consummation of the Business Combination, pursuant to the PIPE Investment, certain PIPE investors purchased 10,424,282 shares of New DMS Class A Common Stock for an aggregate purchase price of $100.0 million. The sum of (i) cash held in the trust account net of redemptions, plus (ii) gross proceeds of the PIPE Investment, less (iii) the transaction costs of the transactions contemplated under the Business Combination Agreement was used to (a) to pay $30 million to DMS to be held on its balance sheet, (b) to pay down $10 million of DMS’s current credit facility, and (c) to pay the cash portion of the consideration payable to the current DMS equity holders.

Following the Business Combination, New DMS, as the combined company, was organized in an Up-C corporation structure, in which substantially all of the assets and business of New DMS is held by DMS, and continues to operate through the subsidiaries of DMS. New DMS’s sole direct asset will be equity interests of DMS that it holds. At Closing, DMS and its current equity holders amended and restated the limited liability company agreement of DMS in its entirety to be the Amended Partnership Agreement, which, among other things, recapitalizes DMS such that the total number of DMS Units is equal to the total number of issued and outstanding New DMS Class A Common Stock on an as-converted and as redeemed basis. It also provides Clairvest Direct Seller and Prism the right to redeem their DMS Units for cash or, at New DMS’s option, New DMS may acquire such DMS Units in exchange for cash or shares of New DMS Class A Common Stock, in each case subject to certain restrictions set forth therein. DMS Units acquired by New DMS are expected to be contributed to Blocker Corp.

DMS is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma financial statements give effect to the Business Combination in accordance with the acquisition method of accounting for business combinations. The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination. The unaudited pro forma condensed combined balance sheet as of March 31, 2020 is based on the historical unaudited balance sheets of DMS and Leo as of March 31, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 combines the historical audited results of operations of DMS and Leo for the year ended December 31, 2019 and has been prepared to reflect the Business Combination as if it occurred on January 1, 2019. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020 combines the historical unaudited results of operations of DMS and Leo for the three months ended March 31, 2020 and has been prepared to reflect the Business Combination as if it occurred on January 1, 2019.

On November 1, 2019, DMS acquired UE Authority, Co. (“UE”) for cash of approximately $56.6 million (the “UE Acquisition”), including preliminary closing purchase price adjustments. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 also reflects the impact of DMS’s acquisition of UE as if it had been completed on January 1, 2019.

The unaudited pro forma condensed combined statements of operations do not necessarily reflect what the combined company’s results of operations would have been had the UE Acquisition and the Business Combination occurred on the date indicated. The unaudited pro forma condensed combined statements of operations also may not be useful in predicting the future results of operations of the combined company. The actual financial results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes. See Note 1, Basis of Presentation, to the Unaudited Pro Forma Condensed Combined Financial Information for information about the sources used to derive the unaudited pro forma financial information. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included in the Proxy Statement/Prospectus:

•	historical audited financial statements of Leo Holdings Corp. as of, and for the years ended December 31, 2019 and 2018;

•	historical unaudited interim condensed financial statements of Leo Holdings Corp. as of and for the three months ended March 31, 2020;

•	historical audited consolidated financial statements of Digital Media Solutions Holdings, LLC as of December 31, 2019 and 2018, and for the years ended December 31, 2019 and 2018, and 2017;

•	historical unaudited interim condensed financial statements of Digital Media Solutions Holdings, LLC as of and for the three months ended, March 31, 2020; and

•	historical audited financial statements of UE as of December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017, and 2016

The foregoing historical financial statements have been prepared in accordance with GAAP.

Further, unaudited pro forma condensed combined financial information should be read in conjunction with the sections of the Proxy Statement/Prospectus entitled “Leo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “DMS’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Accounting for the Business Combination

The Business Combination is accounted for as a reverse merger, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Leo is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of DMS issuing stock for the net assets of Leo, accompanied by a recapitalization. The net assets of Leo are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of DMS.

DMS has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	the Sellers hold the majority voting interest in New DMS, with approximately 75.3% voting interest

•

New DMS’s board of directors consists of seven directors, two of which were nominated by Clairvest, one of which was nominated by Prism, one of which is DMS’s current chief executive officer and one of which was nominated collectively by Prism and Clairvest; and

•	the current DMS management team holds C-suite management roles in New DMS.

Other factors were considered, including size of the entities, noting that the preponderance of evidence as described above is indicative that DMS is the accounting acquirer in the Business Combination.

Basis of Pro Forma Presentation

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 is based on the historical financial statements of Leo and DMS and the pro forma statements of UE. The unaudited pro forma adjustments are based on information currently available. Assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2020

(in thousands of United States Dollars, except share and per share amounts)

	DMS (Historical)	Leo (Historical)	Business Combination Adjustments	Notes	Pro Forma Combined
ASSETS
Current Assets
Cash	$9,912	$—	$8,897	(b.1)	$32,421
			100,000	(b.2)
			(57,255)	(c.1)
			(10,000)	(c.1)
			(11,573)	(d.1)
			(7,560)	(d.2)
Accounts receivable, net	34,864	—			34,864
Prepaid expenses and other current assets	3,388	86	(625)	(d.2)	2,849

Total current assets	$48,164	$86	$21,884		$70,134
Investments held in Trust Account	$—	$200,693	$(191,796)	(a.1)	$—
			(8,897)	(b.1)
Property and equipment, net	10,929	—			10,929
Goodwill	41,826	—			41,826
Intangible assets, net	54,394	—			54,394
Deferred tax assets, net	—	—	18,422	(f )	18,422
Other assets	271	—			271

Total assets	$155,584	$200,779	$(160,387)		$195,976
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$26,550	$1,572	$—		$28,122
Accrued expenses and other current liabilities	11,623	3,730	—		15,353
Current portion of long-term debt	4,150	—	—		4,150
Due to related party	—	1,036	—		1,036

Total current liabilities	$42,323	$6,338	$—		$48,661
Long-term debt	$210,268	$—	$(10,000)	(c.1)	$200,268
Deferred underwriting commissions	—	7,000	(7,000)	(d.1)	—
Deferred tax liability	8,185	—	—		8,185
Long-term payable under Tax Receivable Agreement	—	—	15,659	(f )	15,659
Other non-current liabilities	479	—	—		479

Total liabilities	$261,255	$13,338	$(1,341)		$273,252
Class A ordinary shares subject to possible redemption	$—	$182,441	$(173,544)	(a.1)	$—
			(8,897)	(a.2)
Equity:
Preference shares					—
Class A ordinary shares	—	0.11	0.09	(a.2)	—
			(0.11)	(c.2)
			(0.09)	(c.2)
Class B ordinary shares	—	0.50	(0.50)	(c.2)	—
Class A common stock	—	—	1	(b.2)	1
			0.09	(c.2)
			0.50	(c.2)
			(0.15)	(c.2)
Class B common stock	—	—	3	(c.2)	3
Class C common stock	—	—	2	(c.2)	2
Additional paid-in capital	—	4,507	(18,252)	(a.1)	(45,461)
			8,897	(a.2)
			99,999	(b.2)
			(57,255)	(c.1)
			258,568	(c.2)
			179,378	(c.2)
			(437,950)	(c.2)
			(11,573)	(d.1)
			(8,185)	(d.2)
			(53,732)	(e.2)
			2,763	(f )
			(12,626)	(g )
Members’ equity (deficit)	(105,671)	—	8,917	(e.1)	—
			96,754	(e.2)
Retained earnings	—	492	7,000	(d.1)	2,540
			(4,952)	(e.1)
Non-controlling interests (deficit)	—	—	(3,965)	(e.1)	(34,361)
			(43,022)	(e.2)
			12,626	(g )

Total equity	$(105,671)	$5,000	$(159,046)		$(77,276)

Total liabilities and equity	$155,584	$200,779	$(160,387)		$195,976

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2019

(thousands of United States Dollars, except share and per share amounts)

	DMS (Historical)	UE Acquisition Adjustments*	Notes		DMS (Pro Forma)	Leo (Historical)	Business Combination Adjustments	Notes		Pro Forma Combined
Net revenue	$238,296	$67,014			$305,310	$—	$—			$305,310
Cost of revenue	161,575	47,538			209,113	—	—			209,113
Salaries and related costs	27,978	6,562			34,540	—	—			34,540
General and administrative	19,927	5,895			25,822	5,426	(18)	(l	)	31,230
Acquisition costs	19,234	3,212			19,284	—	—			19,284
		(3,162)	(i	)
Depreciation and amortization	9,745	2,841			16,084	—	—			16,084
		3,498	(h	)
Other expense	—	29			29	—	—			29

(Loss) income from operations	$(163)	$601			$438	$(5,426)	$18			$(4,970)
Interest expense (income)	10,930	127			14,422	(4,109)	4,109	(m	)	13,742
		3,365	(k	)			(680)	(o	)

Net (loss) income before taxes	$(11,093)	$(2,891)			$(13,984)	$(1,317)	$(3,411)			$(18,712)

Income tax expense (benefit)	137	523			(752)	—	(1,950)	(n	)	(2,702)
		1,412	(j	)

Net (loss) income	$(11,230)	$(2,002)			$(13,232)	$(1,317)	$(1,461)			$(16,010)

Plus: Non-controlling interests										8,320

Loss attributable to New DMS common shareholders										$(7,690)

Net loss per share of Class A common stock – basic and diluted										$(0.24)
Weighted average shares of Class A common stock outstanding – basic										13,336,561
Weighted average shares of Class A common stock outstanding –diluted										39,193,632
Net loss per share of Class C common stock – basic and diluted										$(0.24)
Weighted average shares of Class C common stock outstanding – basic and diluted										17,937,955

*	Represents the addition of ten months of UE activity to the historical DMS statement of operations and the related pro forma adjustments. Refer to notes (i) through (j) for further details.

UNAUDITED PRO FORMA INTERIM CONDENSED COMBINED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2020

(thousands of United States Dollars, except share and per share amounts)

	DMS (Historical)	Leo (Historical)	Business Combination Adjustments	Notes		Pro Forma Combined
Net revenue	$72,728	$—	$—			$72,728
Cost of revenue	50,159	—				50,159
Salaries and related costs	8,331	—				8,331
General and administrative	5,297	1,410	(320)	(q	)	6,387
Acquisition costs	27	—				27
Depreciation and amortization	4,315	—				4,315

Income (loss) from operations	$4,599	$(1,410)	$320			$3,509
Interest expense (income)	3,790	(633)	633	(r	)	3,621
			(169)	(p	)

Net income (loss) before taxes	$809	$(777)	$(144)			$(112)

Income tax expense (benefit)	52	—	68	(s	)	16

Net income (loss)	$757	$(777)	$(76)			$(96)

Plus: Non-controlling interests						50

Loss attributable to New DMS common shareholders						$(46)

Net income (loss) per share of Class A common stock – basic and diluted						$(0.00)
Weighted average shares of Class A common stock outstanding – basic						13,336,561
Weighted average shares of Class A common stock outstanding – diluted						39,193,632
Net income (loss) per share of Class C common stock – basic and diluted						$(0.00)
Weighted average share of Class C common stock outstanding – basic and diluted						17,937,955

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Business Combination is accounted for as a reverse merger, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Leo is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on DMS comprising the ongoing operations of the combined company, DMS’s senior management comprising the senior management of the combined company, and DMS’s stockholders having a majority of the voting power of the combined company. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of DMS issuing stock for the net assets of Leo, accompanied by a recapitalization. The net assets of Leo are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of DMS.

The unaudited pro forma condensed combined balance sheet presents pro forma effects of the Business Combination and the related proposed equity commitments as of March 31, 2020. The condensed combined statements of operations for the year and three months ended December 31, 2019 and March 31, 2020, respectively, present pro forma effects to the Business Combination as if it had been completed on January 1, 2019. The pro forma information is presented as if Leo is the acquired entity.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 presents pro forma effects to the UE Acquisition as if it had been completed on January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of March 31, 2020 has been prepared using and should be read in conjunction with the following:

•	Leo’s unaudited condensed balance sheet as of March 31, 2020 and the related notes, included in the Proxy Statement/Prospectus; and

•	DMS’s unaudited consolidated balance sheet as of March 31, 2020 and the related notes included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using and should be read in conjunction with the following:

•	Leo’s audited statement of operations for the year ended December 31, 2019 and the related notes, included in the Proxy Statement/Prospectus;

•	DMS’s audited consolidated statement of operations for the year ended December 31, 2019 and the related notes included in the Proxy Statement/Prospectus; and

•	UE’s audited statement of operations for the year ended December 31, 2019.

The unaudited pro forma interim condensed combined statement of operations for the three months ended March 31, 2020 has been prepared using and should be read in conjunction with the following:

•	Leo’s unaudited interim condensed statement of operations for the three months ended March 31, 2020 and the related notes, included in the Proxy Statement/Prospectus; and

•	DMS’s unaudited interim consolidated statement of operations for the three months ended March 31, 2020.

The unaudited pro forma condensed combined financial information has been prepared based on the actual withdrawal of $191.8 million from the Trust Account to fund the Leo public stockholders’ exercise of their redemption rights on July 10, 2020 with respect to 18,456,968 Class A ordinary shares, as well as the restoration to capital of the remaining 855,839 Class A Ordinary Shares formerly deemed redeemable at March 31, 2020.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the UE Acquisition or Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination and the completion of related proposed equity commitments are based on certain currently available information at the Closing of the transaction and certain assumptions and methodologies that DMS believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. DMS believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related proposed equity commitments contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the UE Acquisition or the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the historical financial statements and notes thereto of Leo and DMS.

2.	Accounting Policies

Since Leo had substantially no business operations as a special purpose acquisition company, its limited accounting policies were not in conflict with those of DMS. Accordingly, the combined company uses the accounting policies of DMS as described in Note 1 to DMS’s audited consolidated financial statements as of and for the year ended December 31, 2019 included in the Proxy Statement/Prospectus. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2020 are as follows:

a)

Reflects (1) the redemption of 18,456,968 shares of Class A Ordinary Shares and (2) the restoration to capital of the remaining 855,839 Class A Ordinary Shares formerly deemed redeemable at March 31, 2020.

b)

Reflects cash funding as follows: (1) the transfer of approximately $8.9 million from the Trust Account to fund the transaction and (2) the proceeds of $100.0 million from PIPE investors in exchange for combined company Class A Common Stock.

c)

Reflects the consideration for the Business Combination payable as follows (1) approximately $57.3 million in Cash Consideration to Sellers and a pay down of debt of $10.0 million and (2) Equity Consideration consisting of the issuance of approximately 25,857,070 shares of combined company Class B Common Stock and 17,937,954 shares of combined company Class C Common Stock. The Class B Common Stock issued as part of the Equity Consideration is voting, non-economic, Common Stock entitled to ownership interest in the Surviving Company. The Class C Common Stock issued as part of the Equity Consideration is convertible into shares of Class A Common Stock. The Equity Consideration includes approximately 44.5% of the operations of the combined company retained by the Sellers and is treated as a non-controlling interest in the accompanying pro forma balance sheet as it is convertible at the option of the holder. Additionally, (2) reflects adjustments for the renaming of Leo’s Class A Ordinary Shares to combined company Class A Common Stock immediately following the close of the Business Combination (14,355,839 shares of Class A Common Stock).

d)

Reflects the payment of transaction costs associated with the Business Combination which are estimated to be approximately $19.8 million in total for both parties, which includes (1) approximately $11.6 million of Leo transaction expenses and (2) approximately $8.2 million of estimated DMS transaction costs.

e)

Reflects other transaction effects including (1) the reclassification of DMS’s retained earnings out of the members’ deficit and (2) elimination of the residual members’ deficit of DMS, after reflecting the 44.54% non-controlling interest of DMS unitholders.

f)

Reflects the net deferred tax asset of approximately $18.4 million that results from the Section 743(b) step-up of certain assets of DMS created in connection with the Business Combination, along with existing Section 743(b) step-up of certain assets of DMS created prior to the Business Combination, and transaction costs capitalized in connection with the Business Combination. In addition, the adjustment reflects the Tax Receivable Agreement liability of approximately $15.7 million, which represents 85% of the tax benefit from the deferred tax asset New DMS is expected to pay the Sellers. The portion of the Tax Receivable Agreement liability attributable to the Section 743(b) step-up created in connection with the Business Combination is treated as additional purchase price to the Sellers. The tax impacts of the acquisition were estimated based on the applicable law in effect on March 31, 2020.

g)	To adjust non-controlling interests to 44.5%.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma condensed combined statement of operations has been prepared to illustrate the effect of the UE Acquisition and the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined statement of operations to give pro forma effect to events that are (1) directly attributable to the UE Acquisition and the Business Combination, (2) factually supportable, and (3) expected to have a continuing impact on the results of the combined company. DMS and Leo and DMS and UE had no historical relationships prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had New DMS filed consolidated income tax returns during the periods presented.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma basic and diluted earnings (loss) per share amounts presented in the unaudited pro forma condensed combined consolidated statement of operations are based upon the number of New DMS’s shares outstanding, assuming the Business Combination had occurred on January 1, 2019 and related proposed equity commitments.

The UE Acquisition pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 are as follows:

h)	Adjustment to include 10 additional months of depreciation and amortization of the fair value of the acquired UE long-lived tangible and intangible assets

i)	Elimination of costs of the UE Acquisition incurred, approximately $3.2 million

j)	Represents the pro forma adjustment for income taxes, applying a statutory tax rate of 26% for the year ended December 31, 2019

k)	Adjustment to include the interest expense that would have been incurred to finance the UE Acquisition if it had occurred on January 1, 2019

The Business Combination pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 are as follows:

l)	Elimination of costs of the Business Combination, approximately $18 thousand

m)	Elimination of Leo’s Trust account interest income of approximately $4.1 million

n)	Represents the pro forma adjustment for income taxes, applying a statutory tax rate of 26% for the year ended December 31, 2019

o)	Adjustment to exclude interest expense of approximately $680 thousand, related to the paydown of debt, that would not have been incurred if the Business Combination had occurred on January 1, 2019

The Business Combination pro forma adjustments included in the unaudited pro forma interim condensed combined statement of operations for the three months ended March 31, 2020 are as follows:

p)	Adjustment to exclude interest expense of approximately $169 thousand, related to the paydown of debt, that would not have been incurred if the Business Combination had occurred on January 1, 2019

q)	Elimination of costs of the Business Combination, approximately $320 thousand

r)	Elimination of Leo’s Trust account interest income of approximately $633 thousand

s)	Represents the pro forma adjustment for income taxes, applying a statutory tax rate of 26% for the three months ended March 31, 2020

4.	Earnings (Loss) per Share

Represents the unaudited earnings (loss) per share calculated based on the recapitalization resulting from the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net earnings (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. The following tables set forth the computation of pro forma basic and diluted earnings (loss) per share for the year ended December 31, 2019 and the three months ended March 31, 2020; amounts are stated in thousands of United States Dollars, except for share/unit and per share/unit amounts.

	Year ended December 31, 2019				Three months ended March 31, 2020
	DMS (Historical)		Leo (Historical)		DMS (Historical)		Leo (Historical)
	Class A units	Class B units	Class A ordinary shares	Class B ordinary shares	Class A units	Class B units	Class A ordinary shares	Class B ordinary shares
Units or shares outstanding	23,960,000	20,500,000	20,000,000	5,000,000	23,960,000	20,500,000	20,000,000	5,000,000
Basic and diluted income (loss) available for common stockholders per unit or share	$(0.25)	$(0.26)	$0.21	$(1.09)	$0.01	$0.02	$0.03	$(0.28)

Year ended December 31, 2019
Pro Forma Basic Loss per Share
Numerator in total
Net loss	(16,010)
Less: Loss attributable to non-controlling interest (1)	(8,469)

Loss attributable to common stockholders total - Basic EPS	(7,541)

	Class A Common Stock	Class C Common Stock
Numerator by class
Loss attributable to common stockholders by class - Basic EPS	(3,216)	(4,325)

Denominator
Basic historical weighted average shares outstanding	14,355,839	17,937,955
Pro forma adjustment for shares issued for cash used in general corporate purposes	(4,000,000)	—
Pro forma adjustment for shares issued to pay debt of $10 million	1,000,000	—
Pro forma adjustment for distributions made in excess of earnings	1,980,722	—

Basic pro forma weighted average shares outstanding	13,336,561	17,937,955

Basic pro forma loss available for common stockholders per share	(0.24)	(0.24)
Pro Forma Diluted Loss per Share
Numerator
Loss attributable to common stockholders by class - Basic EPS	(3,216)	(4,325)
Undistributed loss reallocated to common stock from Class B Common Stock conversion, including tax effect	(6,267)	—

Loss attributable to common stockholders total - Diluted EPS	(9,483)	(4,325)

Denominator
Basic pro forma weighted average shares outstanding	13,336,561	17,937,955
Assumed conversion of Class B Common Stock	25,857,070	—

Diluted pro forma weighted average shares outstanding	39,193,632	17,937,955

Diluted pro forma loss available for common stockholders per share	(0.24)	(0.24)

Three months ended March 31, 2020
Pro Forma Basic Loss per Share
Numerator in total
Net loss	(96)
Less: Loss attributable to non-controlling interest (1)	(51)

Loss attributable to common stockholders total - Basic EPS	(45)

	Class A Common Stock	Class C Common Stock
Numerator by class
Loss attributable to common stockholders by class - Basic EPS	(19)	(26)

Denominator
Basic historical weighted average shares outstanding	14,355,839	17,937,955
Pro forma adjustment for shares issued for cash used in general corporate purposes	(4,000,000)	—
Pro forma adjustment for shares issued to pay debt of $10 million	1,000,000	—
Pro forma adjustment for distributions made in excess of earnings	1,980,722	—

Basic pro forma weighted average shares outstanding	13,336,561	17,937,955

Basic pro forma loss available for common stockholders per share	(0.00)	(0.00)
Pro Forma Diluted Loss per Share
Numerator
Loss attributable to common stockholders by class - Basic EPS	(19)	(26)
Undistributed loss reallocated to common stock from Class B Common Stock conversion, including tax effect	(38)	—

Loss attributable to common stockholders total - Diluted EPS	(57)	(26)

Denominator
Basic pro forma weighted average shares outstanding	13,336,561	17,937,955
Conversion of Class B Common Stock	25,857,070	—

Diluted pro forma weighted average shares outstanding	39,193,632	17,937,955

Diluted pro forma loss available for common stockholders per share	(0.00)	(0.00)

(1)

The loss attributable to non-controlling interest differs from the one presented in the pro forma statements of operations for the year ended December 31, 2019 and the three months ended March 31, 2020 due to pro forma adjustments to the weighted average shares outstanding used in the earnings per share calculation.

There were 4,000,000 private placement warrants outstanding prior to Closing (of which 2,000,000 were forfeited and surrendered pursuant to the Surrender Agreement and 2,000,000 is the Seller Warrants issued to the Sellers as part of the Business Combination Consideration), which is automatically converted by operation of law into warrants to acquire shares of New DMS Class A Common Stock in the Domestication. Because the exercise price of the Seller Warrants is greater than the average market price of Leo Common Stock for the periods presented above, the Seller Warrants are considered anti-dilutive and any shares that would be issued upon exercise of the Seller Warrants are not included in loss per share.

For the year ended December 31, 2019 and the three months ended March 31, 2020, the approximately 17,937,955 shares of Class A Common Stock that are issuable upon conversion of the Class C Common Stock are not considered in the calculation of loss per share because they are anti-dilutive.